As filed with the Securities and Exchange Commission on October 25, 2006
Registration No. 333-137749

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FLEXTRONICS INTERNATIONAL LTD.
(Exact name of Registrant as specified in its charter)

Singapore	3672	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
One Marina Boulevard, #28-00
Singapore 018989
(65) 6890 7188
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael M. McNamara
Chief Executive Officer
Flextronics International Ltd.
One Marina Boulevard, #28-00
Singapore 018989
(65) 6890-7188
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Jeffrey N. Ostrager, Esq. Curtis, Mallet-Prevost, Colt & Mosle LLP 101 Park Avenue New York, New York 10178 (212) 696-6000	David C. Adams, Esq. Bullivant Houser Bailey, PC 1415 L Street, Suite 1000 Sacramento, CA 95814 (916) 930-2500

     Approximate date of commencement of proposed sale of the securities to the public: Upon completion of the merger described herein.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

To International DisplayWorks, Inc. Stockholders:
     You are cordially invited to attend a special meeting of the stockholders of International DisplayWorks, Inc. (“IDW”) to be held on November 28, 2006, at the Hilton Garden Inn, in Roseville, California at 10:00 a.m., local time. At the special meeting, IDW stockholders will be asked to adopt the Agreement and Plan of Merger that IDW entered into on September 4, 2006, with Flextronics International Ltd. (“Flextronics”) and Granite Acquisition Corp., a wholly-owned subsidiary of Flextronics, and approve a merger that will result in IDW becoming a wholly-owned subsidiary of Flextronics. Upon completion of the merger, each outstanding share of IDW common stock will be converted into a fraction of a Flextronics ordinary share based on an exchange ratio formula. The exchange ratio will be calculated using the average per share closing price of Flextronics’s ordinary shares on the Nasdaq Global Select Market for the 20 consecutive trading days ending on the fifth trading day before the closing of the merger, and will provide the following:

•	If the average Flextronics closing price is equal to or greater than $10.5606 and equal to or less than $12.9074, you will receive a fraction of a Flextronics ordinary share that will range from 0.6202 to 0.5075 for each share of IDW common stock, which would represent an equivalent of $6.55 of value in Flextronics ordinary shares based on the average Flextronics closing price;

•	If the average Flextronics closing price is greater than $12.9074 and equal to or less than $13.4941, you will receive a fraction of a Flextronics ordinary share equal to 0.5075 for each share of IDW common stock, which would represent an equivalent of more than $6.55 and up to $6.85 of value in Flextronics ordinary shares based on the average Flextronics closing price;

•	If the average Flextronics closing price is greater than $13.4941, you will receive a fraction of a Flextronics ordinary share equal to $6.85 divided by the average Flextronics closing price for each share of IDW common stock, which would represent an equivalent of $6.85 of value in Flextronics ordinary shares based on the average Flextronics closing price; and

•	If the average Flextronics closing price is less than $10.5606, you will receive a fraction of a Flextronics ordinary share equal to 0.6202 for each share of IDW common stock, which would represent an equivalent of less than $6.55 of value in Flextronics ordinary shares based on the average Flextronics closing price.
     At an average Flextronics closing price of $9.9739, you would receive a fraction of a Flextronics ordinary share equal to 0.6202 for each share of IDW common stock, which would represent an equivalent of $6.19 of value in Flextronics ordinary shares based on this average Flextronics closing price. If the average Flextronics closing price is less than $9.9739, IDW would have the right to call off the merger, unless Flextronics elects to adjust the exchange ratio in order to provide that you would receive a fraction of a Flextronics ordinary share with an equivalent value, based on the average Flextronics closing price, of $6.19 for each share of IDW common stock. However, IDW might not elect to exercise this right to call off the merger, in which case you would receive a fraction of a Flextronics ordinary share equal to 0.6202 for each share of IDW common stock, which would represent an equivalent of less than $6.19 of value in Flextronics ordinary shares based on the average Flextronics closing price
     Flextronics’s ordinary shares are listed on the Nasdaq Global Select Market under the trading symbol “FLEX.” On October 24, 2006, the last trading day prior to the printing of this document, the closing price for Flextronics’s ordinary shares on the Nasdaq Global Select Market was $12.47 per share. If that closing price was the applicable average Flextronics closing price, you would receive a fraction of a Flextronics ordinary share equal to 0.5253, representing a value, based on this assumed average Flextronics closing price, of $6.55 for each share of IDW common stock. Flextronics and IDW plan to issue a joint press release prior to the date of the IDW special meeting setting forth the anticipated average Flextronics closing price and the exchange ratio calculation.
     IDW’s board of directors has carefully reviewed and considered the terms and conditions of the merger agreement and a number of other factors described more fully in the accompanying proxy statement/ prospectus. After careful consideration, IDW’s board of directors unanimously determined that the merger is fair to, and in the best interests of, IDW and its stockholders and declared the merger to be advisable. Accordingly, the IDW board of directors unanimously approved the merger agreement and the merger and unanimously recommends that you vote “FOR” the adoption of the merger agreement and approval of the merger.
     Your vote is very important. The merger cannot be completed unless IDW’s stockholders adopt the merger agreement and approve the merger. Because adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of IDW common stock entitled to vote at the special meeting, a failure to vote will have the same effect as a vote “AGAINST” the merger. Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope, or submit your proxy by telephone or via the Internet using the instructions on the proxy card, before the meeting so that your shares will be represented at the meeting. Returning the proxy card, or submitting your proxy by telephone or via the Internet does not deprive you of your right to attend the meeting and to vote your shares in person.
     The accompanying proxy statement/ prospectus explains the merger agreement and proposed merger in detail and provides specific information concerning the special meeting. Please review this document carefully. In particular, you should carefully consider the matters discussed under “Risk Factors” beginning on page 19 of the accompanying proxy statement/ prospectus.
     Thank you for you cooperation and continued support.

Sincerely,

Thomas A. Lacey
Chief Executive Officer and
Chairman of the Board of Directors
     Neither the Securities and Exchange Commission nor any state securities commission has approved of the Flextronics ordinary shares to be issued in connection with the merger, or passed upon the adequacy or accuracy of this proxy statement/ prospectus. Any representation to the contrary is a criminal offense.
This proxy statement/ prospectus is dated October 25, 2006, and is first being mailed to IDW’s stockholders on or about October 26, 2006.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On November 28, 2006

Dear International DisplayWorks, Inc. Stockholder:
      You are cordially invited to attend the Special Meeting of Stockholders of International DisplayWorks, Inc., a Delaware corporation. The meeting will be held at 10:00 a.m., local time, on November 28, 2006, at the Hilton Garden Inn located at 1951 Taylor Road, Roseville, California, for the following purposes:

1. To consider and vote upon the approval and adoption of the Agreement and Plan of Merger, dated as of September 4, 2006, by and among Flextronics International Ltd., Granite Acquisition Corp., a wholly-owned subsidiary of Flextronics, and IDW, and the approval of the merger contemplated by the Agreement and Plan of Merger.

2. To grant the persons named as proxies discretionary authority to vote to adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approving and adopting the merger agreement.

3. To transact such other business as may properly come before the special meeting and any adjournment or postponement thereof.
      The board of directors of IDW has fixed October 18, 2006 as the record date for the determination of IDW stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of shares of IDW common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. At the close of business on the record date, IDW had 44,938,704 shares of common stock outstanding and entitled to vote.
      You are invited to attend the special meeting in person. Whether or not you expect to attend the special meeting in person, please submit a proxy by telephone or over the Internet as instructed in the enclosed proxy card, or complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure we receive your proxy with respect to your shares. A return envelope (which is postage pre-paid if mailed in the United States) is enclosed for your convenience. If you sign, date and mail your proxy card without indicating how you wish to have your shares voted, the shares represented by the proxy will be voted in favor of (i) the approval and adoption of the merger agreement and approval of the merger, and (ii) the grant of discretionary authority to the persons named as proxies to vote to adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes to vote in favor of approving and adopting the merger agreement. If you do not vote in person at the special meeting and fail to submit your proxy by telephone or over the Internet or return your proxy card, or if your shares are held in “street name” and you do not instruct your broker how to vote your shares, the effect will be as though you cast a vote “Against” the adoption of the merger agreement and approval of the merger. If you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person prior to the close of voting at the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy issued in your name from that recordholder.
      Your vote is important. The affirmative vote of the holders of a majority of shares of IDW common stock outstanding on the record date for the special meeting is required for approval of Proposal No. 1 regarding the adoption of the merger agreement and approval of the merger. The affirmative vote of the holders of a majority of shares of IDW common stock represented and entitled to vote at the special meeting is required to approve Proposal No. 2 regarding the grant of discretionary authority to the persons named as proxies to vote to adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes to vote in favor of approving and adopting the merger agreement.

By Order of the Board of Directors

Alan M. Lefko
Secretary
Roseville, California
October 25, 2006

REFERENCES TO ADDITIONAL INFORMATION
      Unless the context requires otherwise, when used in this proxy statement/ prospectus, “Flextronics” refers to Flextronics International Ltd. and its subsidiaries, and “IDW” refers to International DisplayWorks, Inc. and its subsidiaries. In this proxy statement/ prospectus, references to “$” are to United States dollars and references to “S$” are to Singapore dollars.
      This proxy statement/ prospectus incorporates important business and financial information about Flextronics and IDW from documents that each company has filed with the Securities and Exchange Commission, which is referred to in this proxy statement/ prospectus as the SEC, under the Securities and Exchange Act of 1934, as amended, or the Exchange Act, but that have not been included in or delivered with this proxy statement/ prospectus. For a list of documents incorporated by reference into this proxy statement/ prospectus, please see the section entitled “Where You Can Find More Information” beginning on page 84.
      This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this proxy statement/ prospectus by accessing the SEC’s website maintained at www.sec.gov.
      Flextronics will provide you with copies of this information relating to Flextronics (excluding all exhibits, unless Flextronics has specifically incorporated by reference an exhibit in this proxy statement/ prospectus), without charge, upon written or oral request to:
Flextronics International Ltd.
2090 Fortune Drive
San Jose, California 95131
Attention: Investor Relations
Telephone: (408) 576-7722
      IDW will provide you with copies of this information relating to IDW (excluding all exhibits, unless IDW has specifically incorporated by reference an exhibit in this proxy statement/ prospectus), without charge, upon written or oral request to:
International DisplayWorks, Inc.
1613 Santa Clara Drive, Suite 100
Roseville, CA 95661-3542
Attention: Corporate Secretary
Telephone: (916) 797-6800
      In order to receive the documents before the special meeting of IDW stockholders, you must make your requests no later than November 20, 2006.
      Flextronics’s website, which is located at www.flextronics.com, contains additional information about Flextronics and provides access to Flextronics’s filings with the SEC. IDW’s website, which is located at www.IDWK.com, contains additional information about IDW and provides access to IDW’s filings with the SEC. Information contained on Flextronics’s website and IDW’s website is not incorporated by reference in, and should not be considered a part of, this proxy statement/ prospectus.
      Flextronics and IDW have both contributed to the information contained in this proxy statement/ prospectus relating to the merger. Any information contained in or incorporated by reference in this proxy statement/ prospectus relating to Flextronics has been supplied by Flextronics, and any information contained in or incorporated by reference in this proxy statement/ prospectus relating to IDW has been supplied by IDW.

ABOUT THIS DOCUMENT
      This document, which forms part of a registration statement on Form S-4 filed with the SEC by Flextronics, constitutes the following:

•	a prospectus of Flextronics under Section 5 of the Securities Act of 1933, as amended, or the Securities Act, with respect to the Flextronics ordinary shares to be issued to the holders of IDW common stock in the merger;

•	a proxy statement of IDW under Section 14(a) of the Exchange Act; and

•	a notice of special meeting of IDW stockholders, at which, among other things, IDW stockholders will consider and vote upon the approval and adoption of the merger agreement and the approval of the merger.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
OF STOCKHOLDERS OF INTERNATIONAL DISPLAYWORKS, INC.

Q:	Why am I receiving this proxy statement/ prospectus?

A:	Flextronics International Ltd. has agreed to acquire International DisplayWorks, Inc. under the terms of a merger agreement that is described in this proxy statement/ prospectus. Please see the section entitled “The Merger Agreement” beginning on page 57 of this proxy statement/ prospectus. A copy of the merger agreement is attached to this proxy statement/ prospectus as Annex A.

In order to complete the merger, IDW stockholders must adopt the merger agreement and approve the merger by the affirmative vote of the holders of a majority of the shares of IDW common stock outstanding on the record date for the special meeting and all other conditions to the merger must be satisfied or waived. IDW will hold a special meeting of its stockholders to obtain the required stockholder approval. You should read this proxy statement/ prospectus carefully, as it contains important information about the merger agreement, the merger and the special meeting. The enclosed voting materials for the special meeting allow you to vote your shares of IDW common stock without attending the special meeting. Shareholders of Flextronics are not required to approve the merger agreement, the merger, the issuance of Flextronics ordinary shares in the merger or any matter relating to the merger, and accordingly, Flextronics will not hold a special meeting of its shareholders in connection with the merger.

Q:	What will I receive in the merger for my IDW common stock?

A:	Upon completion of the merger, each share of IDW common stock that you hold will be converted into a fraction of a Flextronics ordinary share based on an exchange ratio formula that is provided in the merger agreement. The exchange ratio will be calculated using the average per share closing price of Flextronics’s ordinary shares on the Nasdaq Global Select Market for the 20 consecutive trading days ending on the fifth trading day before the closing of the merger, and will provide the following:

• If the average Flextronics closing price is equal to or greater than $10.5606 and equal to or less than $12.9074, you will receive a fraction of a Flextronics ordinary share that will range from 0.6202 to 0.5075 for each share of IDW common stock, which would represent an equivalent of $6.55 of value in Flextronics ordinary shares based on the average Flextronics closing price;

• If the average Flextronics closing price is greater than $12.9074 and equal to or less than $13.4941, you will receive a fraction of a Flextronics ordinary share equal to 0.5075 for each share of IDW common stock, which would represent an equivalent of more than $6.55 and up to $6.85 of value in Flextronics ordinary shares based on the average Flextronics closing price;

• If the average Flextronics closing price is greater than $13.4941, you will receive a fraction of a Flextronics ordinary share equal to $6.85 divided by the average Flextronics closing price for each share of IDW common stock, which would represent an equivalent of $6.85 of value in Flextronics ordinary shares based on the average Flextronics closing price; and

• If the average Flextronics closing price is less than $10.5606, you will receive a fraction of a Flextronics ordinary share equal to 0.6202 for each share of IDW common stock, which would represent an equivalent of less than $6.55 of value in Flextronics ordinary shares based on the average Flextronics closing price.

At an average Flextronics closing price of $9.9739, you would receive a fraction of a Flextronics ordinary share equal to 0.6202 for each share of IDW common stock, which would represent an equivalent of $6.19 of value in Flextronics ordinary shares based on this average Flextronics closing price. If the average Flextronics closing price is less than $9.9739, IDW would have the right to call off the merger, unless Flextronics elects to adjust the exchange ratio in order to provide that you would receive a fraction of a Flextronics ordinary share with an equivalent value, based on the average Flextronics closing price, of $6.19 for each share of IDW common stock. However, IDW might not elect to exercise this right to call off the merger, in which case you would receive a fraction of a Flextronics ordinary share equal to 0.6202 for each share of IDW common stock, which would represent an equivalent of less than $6.19 of value in Flextronics ordinary shares based on the average Flextronics closing price.

On October 24, 2006, the last trading day prior to the printing of this document, the closing price of Flextronics’s ordinary shares on the Nasdaq Global Select Market was $12.47. If that closing price was the applicable average Flextronics closing price, then you would receive a fraction of a Flextronics ordinary share equal to 0.5253, representing a value, based on this assumed average Flextronics closing price, of $6.55 for each share of IDW common stock. Flextronics and IDW plan to issue a joint press release prior to the date of the IDW special meeting setting forth the anticipated average Flextronics closing price and the exchange ratio calculation.

Q:	Are Flextronics ordinary shares traded on any public stock market?

A:	Yes. Flextronics ordinary shares are traded on the Nasdaq Global Select Market under the symbol “FLEX.”

Q:	When and where will the IDW special meeting be held?

A:	The special meeting will take place on November 28, 2006, at the Hilton Garden Inn located at 1951 Taylor Road, Roseville, California, at 10:00 a.m. local time.

Q:	Who is entitled to vote?

A:	You are entitled to vote at the special meeting if you owned shares of IDW common stock at the close of business on October 18, 2006, the record date for the special meeting. You will have one vote at the special meeting for each share of IDW common stock you owned at the close of business on the record date. There are 44,938,704 shares of IDW common stock entitled to be voted at the special meeting.

Q:	How can I vote?

A:	If you are a stockholder of record, you may submit a proxy for the special meeting: (i) by completing, signing, dating and returning the proxy card in the pre-addressed envelope provided; (ii) using the telephone; or (iii) via the Internet. For specific instructions on how to use the telephone or the Internet to submit a proxy for the special meeting, please refer to the instructions on your proxy card.

If you hold your shares of IDW common stock in a stock brokerage account or if your shares are held by a bank or nominee (i.e., in “street name”), you must provide the record holder with instructions on how to vote your shares. Please check the voting instruction card included by your bank, broker or nominee for directions on providing instructions to vote your shares.

If you are a stockholder of record, you may also vote in person at the special meeting. If you hold shares in street name, you may not vote in person at the special meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How will my proxy be exercised with respect to the proposals?

A:	If you properly give your proxy and submit it to IDW by 11:59 p.m. Pacific Time on November 27, 2006, one of the individuals named as your proxy will vote your shares as you have directed. You may direct your shares to be voted “FOR” or “AGAINST” the proposals or abstain from voting. If you submit your proxy but do not make specific choices with respect to the proposals, your proxy will follow the recommendations of the IDW board of directors and vote your shares in favor of the proposals.

Q:	What happens if I do not return a proxy card or vote?

A:	If you do not sign and send in your proxy card or vote in person at the special meeting, or if you mark the “abstain” box on the proxy card or voting instruction card, it will have the same effect as a vote against the proposal to adopt the merger agreement and approve the merger, but will have no effect on the proposal to grant discretionary authority to the persons named as proxies to vote to adjourn or postpone the special meeting.

Q:	If my shares are held in “street name,” will my broker vote my shares for me?

A:	Your broker will vote your shares held in “street name” on the proposal to adopt the merger agreement and approve the merger only if you provide instructions on how to vote. Therefore, you should be sure to provide your broker with instructions on how to vote your shares. Without instructions, your shares will not be voted on the proposal to adopt the merger agreement and approve the merger, which will have the same effect as a vote against the proposal to adopt the merger agreement and approve the merger.

Q:	What should I do if I receive more than one set of voting materials?

A:	Please complete, sign, date and return each proxy card and voting instruction card that you receive. You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If your shares are held in more than one name, you will receive more than one proxy or voting instruction card.

Q:	May I change my vote after I have mailed my signed proxy card or voting instruction card or submitted my proxy using the telephone or Internet?

A:	Yes. If you have submitted a proxy, you may change your vote at any time before your proxy is voted at the IDW special meeting of stockholders. Prior to the special meeting, you may:

• timely submit another properly completed proxy card with a later date;

• timely submit another proxy by telephone or over the Internet; or

• send a written notice that you are revoking your proxy to IDW’s Corporate Secretary at its principal offices located at 1613 Santa Clara Drive, Suite 100, Roseville, CA 95661-3542.

During the special meeting, you may vote in person prior to the close of voting. Simply attending the special meeting will not, by itself, revoke your proxy. If you have instructed a bank, broker or nominee to vote your shares of IDW common stock by executing a voting instruction card or by using the telephone or Internet, you must follow the directions received from your bank, broker or nominee to change your instructions.

Q:	Who will bear the cost of this solicitation?

A:	IDW will pay the expenses of soliciting proxies for the special meeting. IDW has retained Georgeson Inc., a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $10,000 plus out-of-pocket expenses. In addition, IDW may reimburse banks, brokerage houses, fiduciaries and custodians representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. IDW directors, officers and employees may also solicit proxies in-person or by mail, telephone, facsimile, e-mail or by other means of communication. No additional compensation will be paid to IDW directors, officers and employees for these services.

Q:	Do I need to send in my IDW stock certificates now?

A:	No. You should not send in your IDW stock certificates now. Following the merger, the exchange agent selected by Flextronics will send IDW stockholders a letter of transmittal informing them where to deliver their IDW stock certificates in order to receive Flextronics ordinary shares and any cash in lieu of a fractional Flextronics ordinary share. You should not send in your IDW common stock certificates prior to receiving this letter of transmittal.

Q:	When do you expect the merger to be completed?

A:	If IDW stockholders adopt the merger agreement and approve the merger at the special meeting, Flextronics and IDW expect to complete the merger as soon as practicable after the special meeting, assuming all other conditions to the merger have been satisfied or waived, including the receipt of required regulatory approvals.

Q:	Who can answer my questions about the merger or IDW’s special meeting of stockholders?

A:	If you would like additional copies of this proxy statement/ prospectus without charge or if you have questions about the merger or IDW’s special meeting of stockholders, including the procedures for voting your shares, you should contact:
Georgeson Inc.
Toll free from within the United States and Canada: (866) 628-6102
From outside the United States and Canada: (212) 440-9800
Banks and brokers call: (212) 440-9800

SUMMARY
      The following is a summary of the information contained in this proxy statement/ prospectus. This summary may not contain all of the information about the merger that is important to you. For a more complete description of the merger, Flextronics and IDW encourage you to carefully read this entire proxy statement/ prospectus, including the attached annexes. In addition, Flextronics and IDW encourage you to read the information incorporated by reference into this proxy statement/ prospectus, which includes important business and financial information about Flextronics and IDW. You may obtain the information incorporated by reference into this proxy statement/ prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 84 of this proxy statement/ prospectus.
The Merger and the Merger Agreement (see pages 37 and 57)
      Flextronics has agreed to acquire IDW pursuant to the terms of a merger agreement that is described in this proxy statement/ prospectus. Under the terms of the merger agreement, a wholly-owned subsidiary of Flextronics will merge with and into IDW with IDW surviving the merger as a wholly-owned subsidiary of Flextronics. Upon completion of the merger, each share of IDW common stock will be converted into a fraction of a Flextronics ordinary share based on an exchange ratio formula that is provided in the merger agreement. The exchange ratio will be calculated using the average per share closing price of Flextronics’s ordinary shares on the Nasdaq Global Select Market for the 20 consecutive trading days ending on the fifth trading day before the closing of the merger, and will provide the following:

•	If the average Flextronics closing price is equal to or greater than $10.5606 and equal to or less than $12.9074, each share of IDW common stock will be converted into a fraction of a Flextronics ordinary share that will range from 0.6202 to 0.5075, which would represent an equivalent of $6.55 of value in Flextronics ordinary shares based on the average Flextronics closing price;

•	If the average Flextronics closing price is greater than $12.9074 and equal to or less than $13.4941, each share of IDW common stock will be converted into a fraction of a Flextronics ordinary share equal to 0.5075, which would represent an equivalent of more than $6.55 and up to $6.85 of value in Flextronics ordinary shares based on the average Flextronics closing price;

•	If the average Flextronics closing price is greater than $13.4941, each share of IDW common stock will be converted into a fraction of a Flextronics ordinary share equal to $6.85 divided by the average Flextronics closing price, which would represent an equivalent of $6.85 of value in Flextronics ordinary shares based on the average Flextronics closing price; and

•	If the average Flextronics closing price is less than $10.5606, each share of IDW common stock will be converted into a fraction of a Flextronics ordinary share equal to 0.6202, which would represent an equivalent of less than $6.55 of value in Flextronics ordinary shares based on the average Flextronics closing price.
      At an average Flextronics closing price of $9.9739, each share of IDW common stock would be converted into a fraction of a Flextronics ordinary share equal to 0.6202, which would represent an equivalent of $6.19 of value in Flextronics ordinary shares based on this average Flextronics closing price. If the average Flextronics closing price is less than $9.9739, IDW would have the right to call off the merger, unless Flextronics elects to adjust the exchange ratio in order to provide that each share of IDW common stock would be converted into a fraction of a Flextronics ordinary share with an equivalent value, based on the average Flextronics closing price, of $6.19. However, IDW might not elect to exercise this right to call off the merger, in which case each share of IDW common stock would be converted into a fraction of a Flextronics ordinary share equal to 0.6202, which would represent an equivalent of less than $6.19 of value in Flextronics ordinary shares based on the average Flextronics closing price.
      On October 24, 2006, the last trading day prior to the printing of this document, the closing price of Flextronics’s ordinary shares on the Nasdaq Global Select Market was $12.47. If that closing price was the applicable average Flextronics closing price, then each share of IDW common stock would be converted into a fraction of a Flextronics ordinary share equal to 0.5253, representing an equivalent value, based on this assumed average Flextronics closing price, of $6.55. Flextronics and IDW plan to issue a joint press release prior to the date of the IDW special meeting setting forth the anticipated average Flextronics closing price and the exchange ratio calculation.
      A copy of the merger agreement is attached as Annex A to this proxy statement/ prospectus, and Flextronics and IDW encourage you to read the merger agreement in its entirety.
Parties to the Merger

Flextronics International Ltd.
      Flextronics International Ltd., referred to in this proxy statement/ prospectus as Flextronics, is a leading provider of advanced design and electronics manufacturing services (EMS) to original equipment manufacturers (OEMs) in the following markets:

•	computing, which includes products such as desktop, handheld and notebook computers, electronic games and servers;

•	mobile communication devices, which includes GSM, CDMA, and WCDMA handsets;

•	consumer digital devices, which includes products such as set top boxes, home entertainment equipment, printers, copiers and cameras;

•	industrial, semiconductor and white goods, which includes products such as home appliances, industrial meters, bar code readers and test equipment;

•	automotive, marine and aerospace, which includes products such as navigation instruments, radar components, instrument panel and radio components;

•	infrastructure, which includes products such as cable modems, cellular base stations, hubs and switches; and

•	medical devices, which includes products such as drug delivery, diagnostic and telemedicine devices.
      Flextronics is one of the world’s largest EMS providers, with revenues from continuing operations of $15.3 billion in fiscal year 2006. As of March 31, 2006, Flextronics’s total manufacturing capacity was approximately 15.8 million square feet in over 30 countries across four continents. Flextronics has established an extensive network of manufacturing facilities in the world’s major electronics markets (Asia, Europe and the Americas) in order to serve the growing outsourcing needs of both multinational and regional OEMs. In fiscal year 2006, Flextronics’s net sales in the Americas, Europe, and Asia represented 22%, 22% and 56% of its total net sales, respectively.
      Flextronics provides a full range of vertically-integrated global supply chain services through which it designs, builds, and ships a complete packaged product for its OEM customers. Flextronics’s OEM customers leverage its services to meet their requirements throughout their products’ entire product life cycle. Services provided by Flextronics include:

•	printed circuit board and flexible circuit fabrication;

•	systems assembly and manufacturing;

•	logistics;

•	after-sales services;

•	design and engineering services;

•	original design manufacturing (ODM) services; and

•	components design and manufacturing.

      Flextronics believes that these vertically-integrated capabilities provide it with a competitive advantage in the market for designing and manufacturing electronics products for leading multinational and regional OEMs. Through these services and capabilities, Flextronics simplifies the global product development process and provides meaningful time and cost savings for its customers.
      Flextronics’s customers include industry leaders such as Casio, Dell, Ericsson, Hewlett-Packard, Kyocera, Microsoft, Motorola, Nortel, Sony-Ericsson, and Xerox.
      As part of Flextronics’s efforts to focus its resources on its core EMS business, Flextronics divested its network services and semiconductor businesses in fiscal year 2006, and sold its software development and solutions business in September 2006.
      Flextronics was incorporated in the Republic of Singapore in May 1990. Its principal corporate office is located at One Marina Boulevard, #28-00, Singapore 018989, and its U.S. corporate headquarters are located at 2090 Fortune Drive, San Jose, California, 95131. Flextronics’s website is located at www.flextronics.com. Information contained on this website does not constitute part of this proxy statement/ prospectus.

International DisplayWorks, Inc.
      International DisplayWorks, Inc., referred to in this proxy statement/ prospectus as IDW, designs and manufactures liquid crystal display (LCD) products and is a supplier to several Fortune 500 companies, major Japanese and other Asian and European corporations and smaller companies operating in a variety of end-markets. IDW’s product focus is on the small form factor (SFF) LCD market, which includes 7” displays or smaller. IDW’s customers include OEMs, original design manufacturers (ODMs) and EMS companies, serving high growth markets including mobile phones, handheld games, portable media players, medical devices, consumer electronics, and industrial and telecommunications equipment.
      IDW assists its customers in the design and development of their products and provide full turnkey manufacturing services. It offers a broad suite of services and solutions, including outsourced design, component purchasing, electronic subassemblies and finished products assembly, post-assembly testing and post-sales support. IDW provides value-added custom design and manufacturing services, in which it designs and develops products that are sold by IDW’s customers to their end customers and markets using their brand names. IDW supports a broad product portfolio, with offerings in three SFF LCD technologies: monochrome super-twisted nematic (STN), color super-twisted nematic (CSTN) and thin film transistor (TFT). In addition, IDW supports an extensive set of production techniques for manufacturing its SFF LCD modules: surface mount (SMT), chip-on-board (COB), chip-on-glass (COG), chip-on-film (COF) and tape carrier package (TCP).
      IDW was incorporated in the state of Delaware in July of 1999. On October 31, 2001, IDW merged with its parent, Granite Bay Technologies, Inc., a California corporation. IDW’s principal executive offices are located at 1613 Santa Clara Drive, Suite 100, Roseville, California, 95661, and its telephone number is (916) 797-6800. IDW’s website address is www.IDWK.com. Information contained in this website does not constitute part of this proxy statement/ prospectus.

Granite Acquisition Corp.
      Granite Acquisition Corp. is a wholly-owned subsidiary of Flextronics formed on August 30, 2006. Flextronics formed Granite Acquisition Corp. solely to effect the merger, and Granite Acquisition Corp. has not conducted any business during any period of its existence.
Special Meeting of Stockholders of IDW (see page 34)
      Time, Date and Place. IDW will hold a special meeting of its stockholders on November 28, 2006, at 10:00 a.m., local time, at the Hilton Garden Inn located at 1951 Taylor Road, Roseville, California, at which IDW stockholders will be asked to vote to adopt the merger agreement and approve the merger and to grant discretionary authority to the persons named as proxies to vote to adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes for the adoption of the merger agreement and approval of the merger.

      Record Date and Voting Power. You are entitled to vote at the special meeting if you owned shares of IDW common stock at the close of business on October 18, 2006, the record date for the special meeting. You will have one vote at the special meeting for each share of IDW common stock you owned at the close of business on the record date. There are 44,938,704 shares of IDW common stock entitled to be voted at the special meeting.
      Required Vote. The affirmative vote of holders of a majority of the shares of IDW common stock outstanding as of the record date of the special meeting is required to approve the proposal to approve and adopt the merger agreement and approve the merger. The proposal to grant discretionary authority to the persons named as proxies to vote to adjourn or postpone the special meeting requires the affirmative vote of the holders of a majority of shares of IDW common stock represented and entitled to vote at the special meeting.
      Voting Agreements with IDW’s Directors and Executive Officers. IDW’s executive officers and directors have entered into voting agreements with Flextronics under which they agreed (i) to vote all shares of IDW common stock owned by them in favor of the adoption of the merger agreement and approval of the merger and any other actions presented to IDW stockholders for the purpose of facilitating the merger, and (ii) not to dispose of any shares of IDW common stock they own before the earlier of the termination of the merger agreement or the consummation of the merger (other than in connection with the exercise of options that otherwise would terminate or be cancelled upon the merger).
Risk Factors (see page 19)
      The “Risk Factors” section beginning on page 19 of this proxy statement/ prospectus should be considered carefully by IDW stockholders in evaluating whether to approve the proposals. These risk factors should be considered along with any additional risk factors contained in the reports of Flextronics and IDW filed with the SEC, and any other information included in or incorporated by reference into this proxy statement/ prospectus.
Recommendation of the IDW Board of Directors (see page 40)
      After careful consideration, IDW’s board of directors unanimously determined that the merger is fair to, and in the best interests of, IDW and its stockholders and declared the merger to be advisable. Accordingly, the IDW board of directors unanimously approved the merger agreement and the merger and unanimously recommends that stockholders vote “FOR” the adoption of the merger agreement and approval of the merger, and “FOR” the proposal to grant discretionary authority to the persons named as proxies to vote to adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to adopt the merger agreement and approve the merger.
IDW’s Reasons for the Merger (see page 40)
      After careful consideration, the IDW board of directors approved the merger agreement and the merger, and determined that the merger is fair to, and in the best interests of, IDW and its stockholders, based on a number of factors that are described in the section entitled “Proposal No. 1 — The Merger — IDW’s Reasons for the Merger and Recommendation of IDW’s Board.”
Opinion of IDW’s Financial Advisor (see page 43)
      Deutsche Bank Securities Inc., referred to in this proxy statement/ prospectus as Deutsche Bank, has acted as financial advisor to IDW in connection with the merger. At a meeting of the board of directors of IDW on September 4, 2006, Deutsche Bank delivered its oral opinion, subsequently confirmed in writing as of the same date, that, as of the date of such opinion and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank, the exchange ratio was fair, from a financial point of view, to the stockholders of IDW. For purposes of this section and the Deutsche Bank opinion, the term exchange ratio means the ratio under which each share of IDW will be converted into a fraction of a Flextronics ordinary share in accordance with the formula set forth in the merger agreement.
      The full text of Deutsche Bank’s written opinion dated September 4, 2006, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank in connection with its opinion, is attached as Annex C to this proxy statement/ prospectus. You are urged to read the Deutsche Bank opinion in its entirety. Deutsche Bank provided its opinion to inform and assist the board of directors of IDW in connection with its consideration of the transactions contemplated by the merger agreement. The Deutsche Bank opinion is not a recommendation to you as to how you should vote with respect to the merger and merger agreement.
IDW’s Directors and Executive Officers Have Interests in the Merger (see page 50)
      When IDW stockholders consider the recommendation of IDW’s board of directors that stockholders vote in favor of the proposal to adopt the merger agreement and approve the merger, they should be aware that the executive officers of IDW and the members of IDW’s board of directors have interests in the merger that may be different from, or in addition to, the interests of stockholders generally. These interests include, among other things: (i) the merger will accelerate the vesting of options held by the directors and executive officers and the vesting of restricted stock held by executive officers, and (ii) IDW’s directors and officers and other option holders may be entitled to receive a cash payment for their IDW stock options equal to the excess, if any of (a) the final exchange ratio multiplied by the closing price of Flextronic’s ordinary shares on the last trading day immediately prior to the date of closing of the merger, over (b) the applicable exercise price of such stock options. It also is anticipated that Mr. Thomas A. Lacey, IDW’s Chairman and Chief Executive Officer, will hold a senior management position in Flextronics following the merger. In addition, it is anticipated that IDW’s other executive officers will continue to be employed by IDW, which will be a wholly-owned subsidiary of Flextronics, and some or all of IDW’s non-employee directors will furnish consulting services to IDW following the merger.
      Flextronics has also agreed to, and will cause IDW, as the surviving company after the merger, to fulfill IDW’s indemnification obligations as in effect on the date of the merger agreement and maintain directors’ and officers’ liability insurance for six years following the effective time of the merger. IDW’s board of directors was aware of these interests when the directors approved the merger agreement.
What Is Needed to Complete the Merger (see page 66)
      Several conditions must be satisfied or waived before Flextronics and IDW complete the merger, including those summarized below:

•	the adoption of the merger agreement by the IDW stockholders;

•	the absence of any law, regulation or order making the merger illegal or otherwise prohibiting the merger;

•	the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, referred to in this proxy statement/prospectus as the HSR Act, with respect to the merger and the receipt of any consents, waivers or approvals required under foreign merger control regulations;

•	the effectiveness of a registration statement filed in connection with the issuance of Flextronics ordinary shares in the merger and the absence of any stop order proceedings suspending the registration statement or the use of this proxy statement/ prospectus;

•	the delivery of opinions to Flextronics and IDW by their respective tax counsel that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended, referred to in this proxy statement/prospectus as the Code;

•	IDW’s representations and warranties must be true and correct in all material respects as of the date of the merger agreement and as of the closing date (except those representations and warranties which address matters only as of a particular date, which must be true and correct as of that date);

•	Flextronics’s representations and warranties must be true and correct as of the date of the merger agreement and as of the closing date (except those representations and warranties which address matters only as of a particular date, which must be true and correct as of that date), except as does not constitute a material adverse effect on Flextronics on the closing date;

•	the absence of any change, event, development, violation, inaccuracy, circumstance or effect which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on IDW;

•	material compliance by each party with its covenants in the merger agreement; and

•	the absence of any pending or overtly threatened suit, action or proceeding asserted by a governmental entity challenging or threatening to restrain or prohibit the merger or seeking to require one of the parties to make a divestiture.
      If the law permits, either IDW or Flextronics could choose to waive a condition to its obligation to complete the merger even though that condition has not been satisfied. Shareholders of Flextronics are not required to approve the merger, the issuance of Flextronics ordinary shares in the merger or any matter relating to the merger, and, accordingly, Flextronics will not hold a special meeting of its shareholders in connection with the merger.
IDW Is Prohibited from Soliciting Other Offers (see page 62)
      The merger agreement contains detailed provisions that prohibit IDW and its subsidiaries, and their officers and directors, from taking any action to solicit or engage in discussions or participate in negotiations with any person or group with respect to an acquisition proposal, as defined in the merger agreement, including an acquisition that would result in the person or group acquiring more than a 20% interest in IDW’s total outstanding voting securities, a merger or other business combination involving IDW, a sale, lease, exchange, transfer or license of more than 20% of IDW’s assets, or any liquidation or dissolution of IDW. IDW is also required to use all reasonable efforts to cause its advisors to comply with these restrictions. The merger agreement does not, however, prohibit IDW or its board of directors from considering and, in the event of a tender or exchange offer made directly to IDW stockholders, from potentially recommending, an unsolicited bona fide written acquisition proposal from a third party if specified conditions are met.
Change of Board Recommendation (see page 64)
      Subject to specified conditions, the board of directors of IDW may withdraw or modify its recommendation in support of the adoption of the merger agreement and approval of the merger by IDW’s stockholders. In the event that the board of directors of IDW withdraws or modifies its recommendation in a manner adverse to Flextronics, IDW may be required to pay a termination fee of $8.0 million to Flextronics.
Flextronics and IDW May Terminate the Merger Agreement under Specified Circumstances (see page 68)
      Under circumstances specified in the merger agreement, either Flextronics or IDW may terminate the merger agreement. These circumstances generally include if:

•	Flextronics and IDW mutually agree to terminate the merger agreement;

•	the merger is not completed by March 4, 2007 (which date may be extended to June 6, 2007 in certain circumstances), except that this right to terminate is not available to any party whose action or failure to act was a principal cause of or resulted in the failure of, the merger to occur on or before such date and such action or failure to act constitutes a breach of the merger agreement;

•	a final, non-appealable order of a court or other action or inaction of any governmental entity has the effect of permanently prohibiting completion of the merger;

•	the required approval of IDW stockholders has not been obtained at the special meeting, except that this right to terminate is not available to IDW if IDW’s action or failure to act caused the failure to obtain the requisite vote and such action or failure to act constitutes a breach of the merger agreement;

•	there has been, or any event has occurred since the date of the merger agreement that would reasonably be expected to have, a material adverse effect on IDW, which material adverse effect is not cured prior to the earlier of March 4, 2007, and 30 days following receipt of written notice from Flextronics of such material adverse effect (which right to terminate may only be exercised by Flextronics); or

•	the other party breaches its representations, warranties or covenants in the merger agreement such that the conditions to completion of the merger regarding its representations, warranties or covenants would not be satisfied, subject to a 30-day cure period.
      Additionally, prior to the adoption of the merger agreement and approval of the merger by IDW stockholders, Flextronics may terminate the merger agreement if the board of directors of IDW takes any of the actions in opposition to the merger described as a triggering event in the merger agreement. IDW may terminate the merger agreement if (i) it enters into a definitive agreement with respect to an alternative acquisition under specified conditions and pays the termination fee to Flextronics; or (ii) the average Flextronics closing price is less than $9.9739, unless Flextronics has elected to adjust the exchange ratio in order to provide that each share of IDW common stock would be converted into a fraction of a Flextronics ordinary share with an equivalent value, based on the average Flextronics closing price, of $6.19.
IDW May Be Required to Pay a Termination Fee under Specified Circumstances (see page 69)
      If the merger agreement is terminated under specified circumstances, IDW may be required to pay a termination fee of $8.0 million to Flextronics.
Material United States Federal Income Tax Consequences of the Merger (see page 52)
      The merger has been structured to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and it is a condition to closing that each of Flextronics and IDW receive an opinion from legal counsel to the effect that the merger will so qualify. If the merger qualifies as a reorganization, IDW stockholders will not recognize any gain or loss upon the receipt of Flextronics ordinary shares in exchange for IDW common stock in connection with the merger, except with respect to cash received in lieu of a fractional Flextronics ordinary share.
      IDW stockholders are urged to read the discussion in the section entitled “Proposal No. 1 — The Merger — Material United States Federal Income Tax Consequences of the Merger” and to consult their tax advisors as to the United States federal income tax consequences of the merger, as well as the effect of state, local and non-United States tax laws.
Accounting Treatment of the Merger (see page 55)
      In accordance with United States generally accepted accounting principles, Flextronics will account for the merger under the purchase method of accounting for business combinations.
The Merger Is Subject to Antitrust Laws (see page 56)
      Flextronics and IDW are required to make filings under the HSR Act with the Antitrust Division of the United States Department of Justice, or the DOJ, and the United States Federal Trade Commission, or the FTC. Flextronics and IDW filed the required notification and report forms on October 13, 2006 and requested early termination of the required waiting period. In addition, Flextronics and IDW made the necessary filings with competition authorities in China on October 17, 2006, in Brazil on September 26, 2006, in Austria on October 19, 2006, in Germany on October 13, 2006 and in Ukraine on October 16, 2006. Reviewing agencies or governments or private persons may challenge the merger under antitrust or similar laws at any time before or after its completion.
Flextronics Ordinary Shares Received in the Merger Will Be Listed on the Nasdaq Global Select Market (see page 59)
      If Flextronics and IDW complete the merger, IDW stockholders will be able to trade the Flextronics ordinary shares they receive in the merger on the Nasdaq Global Select Market, subject to restrictions on affiliates of IDW. If Flextronics and IDW complete the merger, IDW common stock will no longer be quoted on the Nasdaq Global Market or any other market or exchange.
No Appraisal Rights (see page 57)
      Under Delaware law, IDW stockholders will not have appraisal rights pursuant to the merger and the other transactions contemplated by the merger agreement.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF FLEXTRONICS
      The selected historical consolidated financial data in the table below for the three months ended June 30, 2006 and June 30, 2005, were derived from Flextronics’s unaudited consolidated financial statements for those periods. The data for each year in the five-year period ended March 31, 2006, were derived from Flextronics’s consolidated financial statements for those periods. This information is only a summary and should be read in conjunction with Flextronics’s historical consolidated financial statements and related notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the annual and quarterly reports of Flextronics and in conjunction with the other information that Flextronics has filed with the SEC which have been incorporated by reference into this proxy statement/ prospectus. See the section entitled “Where You Can Find More Information” beginning on page 84 of this proxy statement/ prospectus.

	Three Months Ended
	June 30,		Fiscal Year Ended March 31,

	2006	2005	2006	2005	2004	2003	2002

	(In thousands, except per share amounts)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net sales	$4,059,143	$3,823,055	$15,287,976	$15,730,717	$14,479,262	$13,329,197	$13,034,670
Cost of sales	3,823,147	3,573,142	14,354,461	14,720,532	13,676,855	12,626,105	12,193,476
Restructuring charges(1)	—	27,572	185,631	78,381	474,068	266,244	461,060

Gross profit	235,996	222,341	747,884	931,804	328,339	436,848	380,134
Selling, general and administrative expenses	119,135	129,053	463,946	525,607	469,229	434,615	420,453
Intangible amortization	7,228	8,935	37,160	33,541	34,543	20,058	10,605
Restructuring charges(1)	—	5,117	30,110	16,978	54,785	30,711	65,591
Other (income) charges, net(2)	—	—	(17,200)	(13,491)	—	7,456	44,444
Interest and other expense, net	29,200	23,865	92,951	89,996	77,241	92,774	91,853
Gain on divestiture of operations	—	—	(23,819)	—	—	—	—
Loss on early extinguishment of debt	—	—	—	16,328	103,909	—	—

Income (loss) from continuing operations before income taxes	80,433	55,371	164,736	262,845	(411,368)	(148,766)	(252,812)
Provision for (benefit from) income taxes	4,746	(1,407)	54,218	(68,652)	(64,958)	(64,987)	(92,341)

Income (loss) from continuing operations	75,687	56,778	110,518	331,497	(346,410)	(83,779)	(160,471)
Income (loss) from discontinued operations, net of tax	8,816	1,929	30,644	8,374	(5,968)	326	6,723

Net income (loss)	84,503	58,707	$141,162	$339,871	$(352,378)	$(83,453)	$(153,748)

Diluted earnings (loss) per share:
Continuing operations	$0.13	$0.09	$0.18	$0.57	$(0.66)	$(0.16)	$(0.33)

Discontinued operations	$0.02	$0.00	$0.05	$0.01	$(0.01)	$0.00	$0.01

Total	$0.14	$0.10	$0.24	$0.58	$(0.67)	$(0.16)	$(0.31)

	As of June 30,		As of March 31,

	2006	2005	2006	2005	2004	2003	2002

	( In thousands)
CONSOLIDATED BALANCE SHEET DATA(3):
Working capital	$920,091	$999,956	$938,632	$906,971	$884,816	$897,741	$1,394,883
Total assets	11,886,437	11,097,455	10,958,407	11,009,766	9,583,937	8,394,104	8,644,699
Total long-term debt and capital lease obligations, excluding current portion	1,660,190	1,937,352	1,489,366	1,709,570	1,624,261	1,049,853	863,293
Shareholders’ equity	5,427,262	5,241,044	5,354,647	5,224,048	4,367,213	4,542,020	4,455,496

(1)	Flextronics recognized restructuring charges of $215.7 million, $95.4 million, $540.3 million (including $11.5 million attributable to discontinued operations), $297.0 million, and $530.0 million (including $3.3 million attributable to discontinued operations) in fiscal years 2006, 2005, 2004, 2003, and 2002, respectively, and $32.7 million during the three-months ended June 30, 2005 associated with the consolidation and closure of several manufacturing facilities.

(2)	Flextronics recognized $20.6 million of net gains, and $29.3 million of gains from the liquidation of certain international entities in fiscal years 2006 and 2005, respectively. Flextronics also recognized $7.7 million and $7.6 million in executive separation costs in fiscal years 2006 and 2005, respectively.

Flextronics recognized charges of $8.2 million, $7.4 million and $44.4 million in fiscal years 2005, 2003 and 2002, respectively, for the other than temporary impairment of its investments in certain non-publicly traded companies. In fiscal year 2006, Flextronics recognized a net gain of $4.3 million related to its investments in certain non-publicly traded companies.

(3)	Includes continuing and discontinued operations.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF IDW
      The selected historical consolidated financial data in the table below for the nine months ended July 31, 2006 and July 31, 2005 were derived from IDW’s unaudited consolidated financial statements. The selected historical consolidated financial data for each year in the four-year period ended October 31, 2005 and the ten months ended October 31, 2001, were derived from IDW’s audited consolidated financial statements. This information should be read in conjunction with IDW’s historical consolidated financial statements and related notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the annual and quarterly reports of IDW and in conjunction with the other information that IDW has filed with the SEC which have been incorporated by reference into this proxy statement/ prospectus. See the section entitled “Where You Can Find More Information” beginning on page 84 of this proxy statement/prospectus

							For Ten
	Nine Months Ended		For Twelve Months Ended				Months Ended

	July 31,	July 31,	October 31,	October 31,	October 31,	October 31,	October 31,
	2006	2005	2005	2004	2003	2002	2001

	(In thousands, except per share data)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net sales	$83,103	$64,323	$88,278	$46,234	$22,715	$20,806	$14,658
Cost of goods sold	69,063	52,423	72,618	36,123	17,600	15,730	11,468

Gross profit	14,040	11,900	15,660	10,111	5,115	5,076	3,190

Operating expenses:
General and administrative	7,408	5,532	7,693	5,403	3,487	4,036	4,071
Selling, marketing and customer service	2,112	1,918	2,750	2,096	1,524	1,440	1,231
Engineering, advanced design and product management	827	525	877	625	593	691	901
Litigation settlement(1)	—	—	—	625	—	—	—
Impairment of machinery	—	—	—	—	—	270	—
Impairment of goodwill	—	—	—	—	—	5,287	—

Total operating expenses	10,347	7,975	11,320	8,749	5,604	11,724	6,203

Operating (loss) income	3,693	3,925	4,340	1,362	(489)	(6,648)	(3,013)

Other income (expense):
Interest	(309)	(426)	(681)	(396)	(389)	(464)	(530)
Investment income	1,017	—	9	—	—	—	—
Other (expense) income	39	(27)	—	108	70	170	972

Total other (expense) income	747	(453)	(672)	(288)	(319)	(294)	442

(Loss) income before income taxes	4,440	3,472	3,668	1,074	(808)	(6,942)	(2,571)
Income tax benefit	(438)	—	(99)	—	—	—	—

Net (loss) income	$4,878	$3,472	$3,767	$1,074	$(808)	$(6,942)	$(2,571)

Net (loss) income per share:
Basic	$0.13	$0.11	$0.12	$0.04	$(0.04)	$(0.36)	$(0.14)

Diluted	$0.13	$0.11	$0.12	$0.04	$(0.04)	$(0.36)	$(0.14)

Weighted average number of shares used in computing per share amounts:
Basic	37,873,056	31,282,781	31,388,406	25,647,763	19,448,718	19,207,246	19,192,611

Diluted	38,206,490	32,326,370	32,710,238	27,511,228	19,448,718	19,207,246	19,192,611

(1)	The litigation settlement is related to IDW’s former operations as a manufacturer of snowboards, and was part of a claim arising from a snowboard injury prior to 1999. The last time IDW manufactured snowboards was prior to 1999.

	As of July 31,		As of October 31,

	2006	2005	2005	2004	2003	2002	2001

	(Amounts in thousands)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents	$8,081	$6,079	$9,258	$10,186	$1,178	$1,556	$982
Net current assets	103,168	39,797	41,489	28,504	9,264	6,618	5,950
Property, plant and equipment, net	28,087	27,311	27,031	16,418	4,796	5,197	6,389
Total assets	132,473	67,108	68,782	44,922	14,060	11,815	18,058
Current liabilities	22,625	32,310	33,424	15,718	7,959	6,093	5,861
Long-term debt and capital lease obligations, net of current portion	1,501	5	5	70	1,877	1,280	807
Stockholder’s equity	108,347	34,793	35,353	29,134	4,224	4,442	11,390

MARKET PRICE AND DIVIDEND INFORMATION
Market Price Information
      The following tables set forth, for the periods indicated, the high and low sales prices of Flextronics ordinary shares as reported on the Nasdaq Global Select Market and IDW common stock as reported on the Nasdaq Global Market.
      Flextronics’s fiscal year ends on March 31, and IDW’s fiscal year ends on October 31.
Flextronics Ordinary Shares

Fiscal Year Ended	High	Low

March 31, 2005
First Quarter	$19.12	$14.85
Second Quarter	$15.58	$10.06
Third Quarter	$15.01	$11.02
Fourth Quarter	$14.44	$11.77
March 31, 2006
First Quarter	$13.95	$10.43
Second Quarter	$14.37	$12.19
Third Quarter	$12.95	$8.97
Fourth Quarter	$11.29	$9.63
March 31, 2007
First Quarter	$12.55	$9.62
Second Quarter	$13.10	$9.80
Third Quarter (through October 24, 2006)	$13.26	$12.21
IDW Common Stock

Fiscal Year Ended	High	Low

October 31, 2004
First Quarter	$2.99	$0.49
Second Quarter	$6.94	$2.40
Third Quarter	$6.15	$3.00
Fourth Quarter	$5.75	$2.66
October 31, 2005
First Quarter	$9.85	$5.20
Second Quarter	$10.65	$8.00
Third Quarter	$9.75	$6.65
Fourth Quarter	$7.54	$4.97
October 31, 2006
First Quarter	$6.81	$4.88
Second Quarter	$6.94	$5.32
Third Quarter	$5.99	$4.58
Fourth Quarter (through October 24, 2006)	$6.48	$4.51
Dividend Information
      Flextronics has never paid dividends on its ordinary shares and has no current intentions to do so. IDW has not paid dividends on its common stock since its inception.

COMPARATIVE HISTORICAL PER SHARE DATA
      The following table sets forth certain historical per share data of Flextronics and IDW and certain equivalent IDW per share data. The information set forth below should be read in conjunction with “Selected Historical Consolidated Financial Data of Flextronics” and “Selected Historical Consolidated Financial Data of IDW” on pages 11 and 13 of this proxy statement/ prospectus and the respective audited and unaudited financial statements and related notes of Flextronics and IDW that are incorporated by reference into this proxy statement/ prospectus. Neither Flextronics nor IDW has declared or paid cash dividends in the last five years. Pro forma Flextronics data giving effect to the merger under the purchase method of accounting have not been presented because it is not materially different from historical Flextronics information.

Historical Flextronics:
Income per diluted share from continuing operations:
For the twelve months ended March 31, 2006	$0.18
For the three months ended June 30, 2006	$0.13
Book value per share(1):
As of March 31, 2006	$9.26
As of June 30, 2006	$9.38
Historical IDW:
Net income per diluted share:
For the twelve months ended October 31, 2005	$0.12
For the nine months ended July 31, 2006	$0.13
Book value per share(1):
As of October 31, 2005	$1.11
As of July 31, 2006	$2.42
Equivalent IDW(2):
Income per diluted share from continuing operations:
For the twelve months ended March 31, 2006	$0.09
For the three months ended June 30, 2006	$0.07
Book value per share(1):
As of March 31, 2006	$4.86
As of June 30, 2006	$4.93

(1)	Historical book value per share is computed by dividing total stockholders’ equity by the number of shares outstanding at the end of each period.

(2)	Because the exchange ratio will not be determined until after the date of this proxy statement/ prospectus, the equivalent IDW per share data shown on this table is calculated based on an assumed exchange ratio equal to the quotient of (a) $6.55 divided by (b) $12.47, which is the per share closing price of Flextronics’s ordinary shares on the Nasdaq Global Select Market on October 24, 2006, the last trading day prior to the printing of this document. If the merger is completed, the exchange ratio will be calculated using the average daily closing price for Flextronics’s ordinary shares during the 20 consecutive trading days ending on the fifth trading day immediately preceding the closing of the merger. If the average Flextronics closing price is: (a) equal to or greater than $10.5606 and equal to or less than $12.9074, the exchange ratio will equal $6.55 divided by the average Flextronics closing price; (b) greater than $12.9074 and equal to or less than $13.4941, the exchange ratio will be fixed at 0.5075; (c) greater than $13.4941, the exchange ratio will equal $6.85 divided by the average Flextronics closing price; and (d) less than $10.5606, the exchange ratio will be fixed at 0.6202. If the average Flextronics closing price is less than $9.9739, IDW would have the right to call off the merger, unless Flextronics elects to adjust the exchange ratio in order to provide that each share of IDW common stock will be converted into a fraction of a Flextronics ordinary share with an equivalent value, based on the average Flextronics closing price, of $6.19. However, IDW may elect not to exercise this right to call off the merger, in which case the exchange ratio would remain fixed at 0.6202. See “The Merger Agreement — Conversion of IDW Common Stock in the Merger” beginning on page 58 of this proxy statement/ prospectus.

COMPARATIVE PER SHARE MARKET PRICE DATA
      Flextronics ordinary shares are listed on the Nasdaq Global Select Market under the symbol “FLEX.” IDW common stock is listed on the Nasdaq Global Market under the symbol “IDWK.” The following table sets forth the closing sale prices of Flextronics ordinary shares and IDW common stock as reported on the Nasdaq Global Select Market and the Nasdaq Global Market, respectively, on September 1, 2006, which is the last trading day preceding public announcement of the merger, and on October 24, 2006, which is the last trading day prior to the printing of this document. The following table also shows the equivalent IDW per share price, calculated by multiplying the closing Flextronics sale price by an assumed exchange ratio. These comparisons may not provide meaningful information to IDW stockholders in determining whether to adopt the merger agreement and approve the merger. IDW stockholders are urged to obtain current market quotations for Flextronics ordinary shares and IDW common stock and to review carefully the other information contained in this proxy statement/ prospectus or incorporated by reference into this proxy statement/ prospectus when considering whether to adopt the merger agreement and approve the merger. See the section entitled “Where You Can Find More Information” beginning on page 84 of this proxy statement/ prospectus.

			Equivalent IDW
	Flextronics		per Share
Date	Ordinary Shares	IDW Common Stock	Price (1)

September 1, 2006	$11.77	$5.95	$6.18
October 24, 2006	$12.47	$6.42	$6.55

(1)	Because the exchange ratio will not be determined until after the date of this proxy statement/ prospectus, the equivalent IDW per share price shown on this table is calculated based on an assumed exchange ratio equal to the quotient of (a) $6.55 divided by (b) $12.47, which is the per share closing price of Flextronics’s ordinary shares on the Nasdaq Global Select Market on October 24, 2006 the last trading day prior to the printing of this document. If the merger is completed, the exchange ratio will be calculated using the average daily closing price for Flextronics ordinary shares during the 20 consecutive trading days ending on the fifth trading day immediately preceding the closing of the merger. If the average Flextronics closing price is: (a) equal to or greater than $10.5606 and equal to or less than $12.9074, the exchange ratio will equal $6.55 divided by the average Flextronics closing price; (b) greater than $12.9074 and equal to or less than $13.4941, the exchange ratio will be fixed at 0.5075; (c) greater than $13.4941, the exchange ratio will equal $6.85 divided by the average Flextronics closing price; and (d) less than $10.5606, the exchange ratio will be fixed at 0.6202. If the average Flextronics closing price is less than $9.9739, IDW would have the right to call off the merger, unless Flextronics elects to adjust the exchange ratio in order to provide that each share of IDW common stock will be converted into a fraction of a Flextronics ordinary share with an equivalent value, based on the average Flextronics closing price, of $6.19. However, IDW may elect not to exercise this right to call off the merger, in which case the exchange ratio would remain fixed at 0.6202. See “The Merger Agreement — Conversion of IDW Common Stock in the Merger” beginning on page 58 of this proxy statement/ prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
      This proxy statement/prospectus, including the documents incorporated by reference into this proxy statement/prospectus, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements can be identified by terminology referring to or signifying future events, such as “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “could” and similar expressions. Generally, forward-looking statements include information concerning possible or assumed future actions, events or results of operations of Flextronics, IDW and the combined company. The forward-looking statements in this proxy statement/prospectus are principally contained under the sections titled “Questions and Answers About the Special Meeting,” “Summary,” “Risk Factors” and “Proposal No. 1 — The Merger” in this proxy statement/prospectus, as well as the sections titled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which are incorporated by reference into this proxy statement/prospectus from the Quarterly and Annual Reports of Flextronics and IDW, as the same may be updated or supplemented by future filings with the SEC under the Exchange Act, which are identified in “Where You Can Find More Information” on page 84 of this proxy statement/prospectus. Because these forward-looking statements are also subject to risks and uncertainties, actual results may differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements are those described in the “Risk Factors” section of this proxy statement/prospectus and in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Quarterly and Annual Reports of Flextronics and IDW which are incorporated by reference into this proxy statement prospectus. See “Where You Can Find More Information” on page 84 for information on the documents that are incorporated by reference into this proxy statement/prospectus.
      The forward-looking statements in this proxy statement/prospectus (including information incorporated by reference herein) are based on current expectations and neither Flextronics nor IDW undertakes any obligation (other than as required by law) to update or revise these forward-looking statements to reflect subsequent events or circumstances.

RISK FACTORS
      In addition to the other information included in or incorporated by reference into this proxy statement/ prospectus, you should carefully read and consider the following risk factors before deciding whether to vote in favor of the proposal to approve and adopt the merger agreement and approve the merger. By voting in favor of the proposal to approve and adopt the merger agreement and approve the merger, you will be choosing to invest in Flextronics ordinary shares. An investment in Flextronics ordinary shares involves a high degree of risk and involves different risks than an investment in IDW common stock. Additional risks and uncertainties not presently known to Flextronics and IDW or that are not currently believed to be important to you, if they materialize, also may adversely affect the merger and Flextronics.
Risks Relating to the Merger

Because the market price of Flextronics’s shares may fluctuate, you cannot be certain of the market value of the Flextronics shares that you will receive in the merger.
      If the average closing price of Flextronics ordinary shares during the measurement period shortly before the merger is $10.5606 or more, up to and including $12.9074, then, for each of your shares of IDW common stock, you will receive a fraction of a Flextronics ordinary share ranging from 0.6202 to 0.5075, and having an equivalent value, based on the average Flextronics closing price, of $6.55. The merger agreement defines the average Flextronics closing price as the average of the closing price of a Flextronics ordinary share on the Nasdaq Global Select Market for the 20 consecutive trading days ending on the fifth trading day before the merger. Within this range of average closing prices, the actual fraction of a Flextronics ordinary share that you receive will be calculated by dividing $6.55 by the average Flextronics closing price. However, the market value of that fraction of a Flextronics ordinary share that you would receive may be greater or less than $6.55, because the trading price of Flextronics ordinary shares on the date of the merger may be greater or less than the average Flextronics closing price. Also, because the value of Flextronics shares that you will receive within this range of average closing prices is calculated to provide a value of $6.55 per IDW share, based on the average Flextronics closing price, the equivalent value of the Flextronics shares that you will receive in the merger may not increase if the trading price of Flextronics ordinary shares increases within or above this range.
      If the average Flextronics closing price is less than $10.5606, then you will receive 0.6202 of a Flextronics ordinary share for each of your shares of IDW common stock, which would have an equivalent value, based on the average Flextronics closing price, of less than $6.55 per IDW share. At an average Flextronics closing price of $9.9739, 0.6202 of a Flextronics ordinary share would represent an equivalent value of $6.19 based on this average Flextronics closing price. If the average Flextronics closing price is less than $9.9739, IDW would have the right to call off the merger unless Flextronics elects to adjust the exchange ratio to provide that you would receive a fraction of a Flextronics ordinary share with an equivalent value, based on the average Flextronics closing price, of $6.19 for each share of IDW common stock. However, IDW might not elect to exercise this right to call off the merger, in which case, you would receive 0.6202 of a Flextronics ordinary share for each share of IDW common stock, which would have an equivalent value of less than $6.19 per IDW share based on the average Flextronics closing price.
      If the average Flextronics closing price is greater than $12.9074 up to and including $13.4941, you will receive a fraction of a Flextronics ordinary share equal to 0.5075 for each of your shares of IDW common stock, which would have an equivalent value, based on the average Flextronics closing price, of between $6.55 and $6.85. If the average Flextronics closing price is greater than $13.4941, you will receive a fraction of a Flextronics ordinary share that is less than 0.5075, and having an equivalent value, based on the average Flextronics closing price, of $6.85 per IDW share. As a result, if the trading price of Flextronics ordinary shares increases above $13.4941 during the measurement period shortly before the merger, the equivalent value of the Flextronics ordinary shares that you will receive in the merger may not increase up to or above $6.85 per IDW share.
      Because the actual trading price of Flextronics ordinary shares at the time of the merger or after the merger is likely to be either lower or higher than the average Flextronics closing price during the measurement period, the market value of the Flextronics ordinary shares that you will receive in the merger may be either lower or higher than the equivalent value determined by the exchange ratio formula. As a result, at the time of the special meeting, you will not know the value of the Flextronics shares that you will receive in the merger. In addition, the merger may not be completed until a significant period of time after the special meeting, and therefore, you may not know what the exchange ratio will be on the date of the special meeting. The prices of Flextronics ordinary shares and IDW common stock are subject to the general price fluctuations in the market for publicly traded equity securities, and the prices of both companies’ shares have experienced volatility in the past. Flextronics cannot predict or give any assurances as to the market prices of Flextronics ordinary shares before or after completion of the merger.
      The formula for calculating the exchange ratio is set forth in the section entitled “The Merger Agreement — Conversion of IDW Common Stock in the Merger” beginning on page 58 of this proxy statement/prospectus and you are urged to read it carefully.

The market price of Flextronics ordinary shares may be affected by factors different from those affecting the shares of IDW common stock.
      Upon consummation of the merger, holders of IDW common stock will become holders of Flextronics ordinary shares. Flextronics’s business differs from that of IDW. An investment in Flextronics ordinary shares involves different risks than an investment in IDW common stock. Therefore, upon consummation of the merger, former holders of IDW common stock will be subject to different risks upon exchange of their shares of IDW common stock for Flextronics ordinary shares in the merger, some of which are described below in the section entitled “— Risks Relating to Flextronics” beginning on page 23 of this proxy statement/ prospectus. For a discussion of the businesses of Flextronics and IDW, see the documents incorporated by reference into this proxy statement/ prospectus and referred to in the section entitled “Where You Can Find More Information” beginning on page 84 of this proxy statement/ prospectus.

IDW stockholders will have limited ability to influence Flextronics’s actions and decisions following the merger.
      Upon the consummation of the merger, former IDW stockholders will hold a small percentage of the then-outstanding Flextronics ordinary shares. For example, if the merger was consummated on the record date, and assuming the maximum exchange ratio of 0.6202, former IDW stockholders would hold in the aggregate approximately 4.6% of the outstanding Flextronics ordinary shares. As a result, IDW stockholders will have a limited ability to influence Flextronics’s business. Former IDW stockholders will not have separate approval rights with respect to any actions or decisions of Flextronics.

The directors and executive officers of IDW have interests and arrangements that could affect their decision to support or approve the merger.
      When considering the IDW board of directors’ recommendation that IDW stockholders vote in favor of the proposal to approve and adopt the merger agreement and approve the merger, you should be aware that IDW’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of IDW stockholders generally. These interests create a potential conflict of interest and may be perceived to have affected their decision to support or approve the merger. The IDW board of directors was aware of these potential conflicts of interest during its deliberations on the merits of the merger and in making its decision in approving the merger, the merger agreement and the related transactions. These interests include indemnification rights and continued coverage under existing or new directors’ and officers’ liability insurance policies, and accelerated vesting of stock awards to executive officers and directors upon the consummation of the merger. It is also anticipated that Mr. Thomas A. Lacey, IDW’s Chairman and Chief Executive Officer, will hold a senior management position in Flextronics following the merger. In addition, it is anticipated that IDW’s other executive officers will continue to be employed by IDW, which will be a wholly-owned subsidiary of Flextronics, and some or all of IDW’s non-employee directors will furnish consulting services to IDW following the merger. IDW stockholders should be aware of these interests when considering the IDW board of directors’ recommendation to adopt the merger agreement and merger. See

“Proposal No. 1 — The Merger — Interests of IDW’s Directors and Executive Officers in the Merger” beginning on page 50 of this proxy statement/ prospectus.

If the merger does not qualify as a tax-free reorganization for U.S. federal income tax purposes, you will recognize gain or loss on the exchange of your shares of IDW common stock.
      Although the U.S. Internal Revenue Service, referred to in this proxy statement/ prospectus as the IRS, has not provided a ruling on the merger, Flextronics and IDW will each obtain a legal opinion from their respective counsel that, subject to the assumptions and qualifications included in such opinions, the merger will qualify as a tax-free reorganization under Section 368(a) of the Code. These opinions, however, neither bind the IRS nor prevent the IRS from adopting a contrary position. If the merger fails to qualify as a tax-free reorganization, you would generally recognize gain or loss on each share of IDW common stock surrendered in the merger in the amount of the difference between your basis in such share and the fair market value of the Flextronics ordinary shares you receive in exchange for each share of IDW common stock. You should consult with your own tax advisor regarding the proper reporting of the amount and timing of such gain or loss.

Flextronics and IDW may be unable to obtain the regulatory approvals required to complete the merger.
      Flextronics and IDW may be unable to obtain the regulatory approvals required to complete the transaction. The merger is subject to U.S. antitrust laws and, as such, is subject to review by the DOJ and the FTC under the HSR Act. Flextronics and IDW made filings under the HSR Act on October 13, 2006, and the statutory waiting period thereunder must expire or be terminated prior to completing the merger. Each of Flextronics and IDW may receive a request for additional information and other documentary material from the DOJ or the FTC under the HSR Act in connection with the merger, which would extend the waiting period for the merger under the HSR Act until 30 days after both parties substantially comply with the request for additional information. In addition, Flextronics and IDW made the necessary filings with competition authorities in China on October 17, 2006, in Brazil on September 26, 2006, in Austria on October 19, 2006, in Germany on October 13, 2006 and in Ukraine on October 16, 2006. Reviewing agencies or governments or private persons may challenge the merger under antitrust or similar laws at any time before or after its completion. Any resulting delay in the completion of the merger could diminish the anticipated benefits of the merger or result in additional transaction costs, loss of revenue or other effects associated with uncertainty about the transaction.
      The reviewing authorities may not permit the merger at all or may impose restrictions or conditions on the merger that may seriously harm the combined company if the merger is completed. These conditions could include a complete or partial license, divestiture, spin-off or the holding separate of assets or businesses. Pursuant to the terms of the merger agreement, Flextronics is not required to agree to any divestiture of any shares of capital stock or of any business, assets or properties of Flextronics or its subsidiaries or affiliates (including IDW or its subsidiaries). In addition, Flextronics may refuse to complete the merger if governmental authorities impose any material restrictions or limitations on Flextronics, IDW or their respective subsidiaries and their ability to conduct their respective businesses. Flextronics and IDW also may agree to restrictions or conditions imposed by antitrust authorities in order to obtain regulatory approval, and these restrictions or conditions could harm the combined company’s operations.
      In addition, during or after the statutory waiting periods, and even after completion of the merger, governmental authorities could seek to block or challenge the merger as they deem necessary or desirable in the public interest. In addition, in some jurisdictions, a competitor, customer or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the merger, before or after it is completed. Flextronics and/or IDW may not prevail, or may incur significant costs, in defending or settling any action under the antitrust laws.

Failure to complete the merger with Flextronics could materially and adversely affect IDW’s results of operations and IDW’s stock price.
      Consummation of the merger is subject to customary closing conditions, including antitrust approvals and approval by IDW’s stockholders. There can be no assurance that these conditions will be met or waived, that the necessary approvals will be obtained, or that IDW will be able to successfully consummate the merger as currently contemplated under the merger agreement or at all.
      If the merger is not consummated:

•	IDW will remain liable for significant transaction costs, including legal, accounting, financial advisory and other costs relating to the merger;

•	under specified circumstances, IDW may have to pay a termination fee in the amount of $8.0 million to Flextronics; (see “The Merger Agreement — Payment of Termination Fee” beginning on page 69 of this proxy statement/ prospectus);

•	any operational investments that IDW may delay due to the pending transaction would need to be made, potentially on an accelerated timeframe, which could then prove costly and more difficult to implement; and

•	the market price of IDW’s common stock may decline to the extent that the current market price reflects a belief by investors that the merger will be completed.
      Additionally, the announcement of the pending merger may lead to uncertainty for IDW’s employees and some of IDW’s customers and suppliers.
      This uncertainty may mean:

•	the attention of IDW’s management and IDW’s employees may be diverted from day-to-day operations;

•	IDW’s customers and suppliers may seek to modify or terminate existing agreements, or prospective customers may delay entering into new agreements or purchasing IDW’s products as a result of the announcement of the merger; and

•	IDW’s ability to attract new employees and retain IDW’s existing employees may be harmed by uncertainties associated with the merger.
      The occurrence of any of these events individually or in combination could materially and adversely affect IDW’s results of operations and IDW’s stock price.

The termination fee and the restrictions on solicitation contained in the merger agreement may discourage other companies from trying to acquire IDW.
      Until the completion of the merger (with some exceptions) IDW is prohibited from initiating or engaging in discussions with third parties regarding some types of extraordinary transactions, such as a merger, business combination or sale of a material amount of assets or capital stock. In addition, IDW has agreed to pay a termination fee in the amount of $8.0 million to Flextronics under specified circumstances. These provisions could discourage other companies from trying to acquire IDW even though those other companies might be willing to offer greater value to IDW stockholders than Flextronics has offered in the merger. The payment of the termination fee could also have an adverse effect on IDW’s financial condition.

IDW will be subject to business uncertainties and contractual restrictions while the merger is pending.
      Uncertainty about the effect of the merger on employees and customers may have an adverse effect on IDW and consequently on Flextronics. These uncertainties may impair IDW’s ability to retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with IDW to defer purchases or other decisions concerning IDW, or to seek to change existing business relationships with IDW. If key employees depart because of uncertainty about their future roles and the potential complexities of integration, the combined company’s business following the merger could be harmed. In addition, the merger agreement restricts IDW from making certain acquisitions and taking other specified actions without the consent of Flextronics until the merger occurs. These restrictions may prevent IDW from pursuing attractive business opportunities that may arise prior to the completion of the merger. Please see the section entitled

“The Merger Agreement — IDW’s Conduct of Business Before Completion of the Merger” beginning on page 60 of this proxy statement/ prospectus for a description of these restrictions.

Flextronics may not realize the expected benefits of the merger due to difficulties integrating the businesses, operations and product lines of Flextronics and IDW.
      Flextronics’s ability to achieve the benefits of the merger will depend in part on the integration of technology, operations and personnel of Flextronics and IDW. The integration process will be a complex, time-consuming and expensive process and could disrupt Flextronics’s business if not completed in a timely and efficient manner. The challenges involved in this integration include the following:

•	demonstrating to Flextronics’s and IDW’s customers and suppliers that the merger will not result in adverse changes in client service standards or business focus;

•	persuading Flextronics’s employees that Flextronics’s and IDW’s business cultures are compatible; and

•	addressing any perceived adverse changes in business focus.
      Flextronics may have difficulty successfully integrating the businesses, operations or product lines of Flextronics and IDW, and as a result, Flextronics may not realize any of the anticipated benefits of the merger.
Risks Relating to Flextronics

Flextronics depends on industries that continually produce technologically advanced products with short life cycles and Flextronics’s business would be adversely affected if Flextronics’s customers’ products are not successful or if Flextronics’s customers lose market share.
      Flextronics derives its revenues from the following markets:

•	computing, which includes products such as desktop, handheld and notebook computers, electronic games and servers;

•	mobile communication devices, which includes GSM, CDMA, and WCDMA handsets;

•	consumer digital devices, which includes products such as set top boxes, home entertainment equipment, printers, copiers and cameras;

•	industrial, semiconductor and white goods, which includes products such as home appliances, industrial meters, bar code readers and test equipment;

•	automotive, marine and aerospace, which includes products such as navigation instruments, radar components, instrument panel and radio components;

•	infrastructure, which includes products such as cable modems, cellular base stations, hubs and switches; and

•	medical devices, which includes products such as drug delivery, diagnostic and telemedicine devices.
      Factors affecting any of these industries in general, or Flextronics’s customers in particular, could seriously harm Flextronics. These factors include:

•	rapid changes in technology or evolving industry standards and requirements for continuous improvement in products and services, result in short product life cycles;

•	demand for Flextronics’s customers’ products may be seasonal;

•	Flextronics’s customers may fail to successfully market their products, and Flextronics’s customers’ products may fail to gain widespread commercial acceptance;

•	Flextronics’s customers may experience dramatic market share shifts in demand which may cause them to exit the business; and

•	there may be recessionary periods in Flextronics’s customers’ markets.

Flextronics’s customers may cancel their orders, change production quantities or locations, or delay production, and the inherent difficulties involved in responding to these demands could harm Flextronics’s business.
      As a provider of electronics design and manufacturing services and components, Flextronics must provide increasingly rapid product turnaround time for its customers. Flextronics generally does not obtain firm, long-term purchase commitments from its customers, and Flextronics often experiences reduced lead times in customer orders which may be less than the lead time Flextronics requires to procure necessary components and materials.
      Cancellations, reductions or delays by a significant customer or by a group of customers have harmed, and may continue to harm, Flextronics’s results of operations by reducing the volumes of products Flextronics manufactures and delivers for these customers, by causing a delay in the repayment of Flextronics’s expenditures for inventory in preparation for customer orders and by lowering Flextronics’s asset utilization resulting in lower gross margins.
      The short-term nature of Flextronics’s customers’ commitments and the rapid changes in demand for their products reduce Flextronics’s ability to accurately estimate the future requirements of those customers. This makes it difficult to schedule production and maximize utilization of Flextronics’s manufacturing capacity. In that regard, Flextronics must make significant decisions, including determining the levels of business that Flextronics will seek and accept, setting production schedules, making component procurement commitments, and allocating personnel and other resources, based on Flextronics’s estimates of its customers’ requirements.
      On occasion, customers require rapid increases in production or require that manufacturing of their products be transitioned from one facility to another to achieve cost or other objectives. These demands stress Flextronics’s resources and reduce Flextronics’s margins. Flextronics may not have sufficient capacity at any given time to meet its customers’ demands, and transfers from one facility to another can result in inefficiencies and costs due to excess capacity in one facility and corresponding capacity constraints at another. In addition, because many of Flextronics’s costs and operating expenses are relatively fixed, a reduction in customer demand, or transfer of demand from one facility to another, harms Flextronics’s gross profit and operating income.

Flextronics’s industry is extremely competitive; if Flextronics is not able to continue to provide competitive services, Flextronics may lose business.
      Flextronics competes with a number of different companies, depending on the type of service Flextronics provides or the location of Flextronics’s operations. For example, Flextronics competes with major global EMS providers, other smaller EMS companies that have a regional or product-specific focus, and ODMs with respect to some of the services that Flextronics provide. Flextronics’s industry is extremely competitive and many of Flextronics’s competitors have achieved substantial market share and some may have lower cost structures or greater design, manufacturing, financial or other resources than Flextronics does. Flextronics faces particular competition from suppliers in Asia, including Taiwanese ODM suppliers who have a substantial share of the global market for information technology hardware production, primarily relating to notebook and desktop computers and personal computer motherboards, and who manufacture consumer products and provide other technology manufacturing services. Some of Flextronics’s competitors may have lower cost structures or greater value-added performance, such as in their design or engineering capabilities, which may cause Flextronics to lose business. If Flextronics is unable to provide comparable manufacturing services and improved products at lower cost than the other companies in Flextronics’s industry, Flextronics’s net sales could decline.

Flextronics’s operating results may fluctuate significantly due to a number of factors, many of which are beyond Flextronics’s control.
      Some of the principal factors that contribute to the fluctuations in Flextronics’s annual and quarterly operating results are:

•	changes in demand for Flextronics’s products or services;

•	Flextronics’s effectiveness in managing manufacturing processes and costs;

•	Flextronics’s increased design services and components offerings may reduce profitability as Flextronics continues to make substantial investments in these capabilities;

•	the mix of the types of manufacturing services Flextronics provide, as high-volume and low-complexity manufacturing services typically have lower gross margins than lower volume and more complex services;

•	changes in the cost and availability of labor and components, which often occur in the electronics manufacturing industry and which affect Flextronics’s margins and its ability to meet delivery schedules;

•	Flextronics’s ability to achieve commercially viable production yields and manufacture commercial quantities of Flextronics’s components;

•	the degree to which Flextronics is able to utilize its available manufacturing capacity;

•	Flextronics’s ability to manage the timing of its component purchases so that components are available when needed for production, while avoiding the risk of purchasing inventory in excess of immediate production needs;

•	local conditions and events that may affect Flextronics’s production volumes, such as labor conditions, political instability and local holidays;

•	changes in demand in Flextronics’s customers’ end markets; and

•	adverse changes in general economic or geopolitical conditions.
      Two of Flextronics’s significant end markets are the mobile devices market and the consumer devices market. These markets exhibit particular strength toward the end of the calendar year in connection with the holiday season. As a result, Flextronics has historically experienced stronger revenues in its third fiscal quarter as compared to its other fiscal quarters. Economic or other factors leading to diminished orders in the end of the calendar year could harm Flextronics’s business.

The majority of Flextronics’s sales come from a small number of customers and a decline in sales to any of these customers could adversely affect Flextronics’s business.
      Sales to Flextronics’s ten largest customers represent a significant percentage of Flextronics’s net sales. Flextronics’s ten largest customers accounted for approximately 63% and 62% of net sales from continuing operations in fiscal years 2006 and 2005, respectively. Flextronics’s largest customers during fiscal years 2006 and 2005 were Sony-Ericsson and Hewlett-Packard, which each accounted for more than 10% of net sales from continuing operations. No other customer accounted for more than 10% of net sales from continuing operations in fiscal year 2006 or fiscal year 2005.
      Flextronics’s principal customers have varied from year to year. These customers may experience dramatic declines in their market shares or competitive position, due to economic or other forces, that may cause them to reduce their purchases from Flextronics, or, in some cases, result in the termination of their relationship with Flextronics. Significant reductions in sales to any of these customers, or the loss of major customers, would seriously harm Flextronics’s business. If Flextronics is not able to timely replace expired, canceled or reduced contracts with new business, Flextronics’s revenues could be harmed.

Flextronics may encounter difficulties with acquisitions, which could harm Flextronics’s business.
      Flextronics has completed numerous acquisitions of businesses and Flextronics expects to continue to acquire additional businesses in the future. Flextronics is currently in preliminary discussions with respect to potential acquisitions and strategic customer transactions. Any future acquisitions may require additional debt or equity financing, which could increase Flextronics’s leverage or be dilutive to Flextronics’s existing shareholders. As a result, Flextronics may not be able to complete acquisitions or strategic customer transactions in the future to the same extent as in the past, or at all.
      To integrate acquired businesses, Flextronics must implement its management information systems, operating systems and internal controls, and assimilate and manage the personnel of the acquired operations. The difficulties of this integration may be further complicated by geographic distances. The integration of acquired businesses may not be successful and could result in disruption to other parts of Flextronics’s business.
      In addition, acquisitions involve numerous risks and challenges, including:

•	diversion of management’s attention from the normal operation of Flextronics’s business;

•	potential loss of key employees and customers of the acquired companies, which is a particular concern in the acquisition of companies engaged in product and software design;

•	difficulties managing and integrating operations in geographically dispersed locations;

•	lack of experience operating in the geographic market or industry sector of the acquired business;

•	the potential for deficiencies in internal controls at acquired companies;

•	increases in Flextronics’s expenses and working capital requirements, which reduce Flextronics’s return on invested capital; and

•	exposure to unanticipated liabilities of acquired companies.
      These and other factors have harmed, and in the future could harm, Flextronics’s ability to achieve anticipated levels of profitability at acquired operations or realize other anticipated benefits of an acquisition, and could adversely affect Flextronics’s business and operating results.

Flextronics’s strategic relationships with major customers create risks.
      Over the past several years, Flextronics has completed numerous strategic transactions with OEM customers, including, among others, Casio, Ericsson, Xerox, Kyocera, and Nortel. Under these arrangements, Flextronics generally acquires inventory, equipment and other assets from the OEM, and leases or acquires their manufacturing facilities, while simultaneously entering into multi-year supply agreements for the production of their products. Flextronics intends to continue to pursue these OEM divestiture transactions in the future. There is strong competition among EMS companies for these transactions, and this competition may increase. These transactions have contributed to a significant portion of Flextronics’s revenue growth, and if Flextronics fails to complete similar transactions in the future, Flextronics’s revenue growth could be harmed. The arrangements entered into with divesting OEMs typically involve many risks, including the following:

•	Flextronics may need to pay a purchase price to the divesting OEM that exceeds the value Flextronics may realize from the future business of the OEM;

•	the integration of the acquired assets and facilities into Flextronics’s business may be time-consuming and costly;

•	Flextronics, rather than the divesting OEM, bears the risk of excess capacity at the facility;

•	Flextronics may not achieve anticipated cost reductions and efficiencies at the facility;

•	Flextronics may be unable to meet the expectations of the OEM as to volume, product quality, timeliness and cost reductions;

•	Flextronics’s supply agreements with the OEMs generally do not require any minimum volumes of purchase by the OEMs, and the actual volume of purchases may be less than anticipated; and

•	if demand for the OEM’s products declines, the OEM may reduce its volume of purchases, and Flextronics may not be able to sufficiently reduce the expenses of operating the facility or use the facility to provide services to other OEMs.
      As a result of these and other risks, Flextronics has been, and in the future may be, unable to achieve anticipated levels of profitability under these arrangements. In addition, these strategic arrangements have not, and in the future may not, result in any material revenues or contribute positively to Flextronics’s earnings per share.

If Flextronics does not effectively manage changes in its operations, Flextronics’s business may be harmed; Flextronics has taken substantial restructuring charges in the past and Flextronics may need to take material restructuring charges in the future.
      Flextronics has experienced growth in its business through a combination of internal growth and acquisitions, and Flextronics expects to make additional acquisitions in the future. Flextronics’s global workforce has more than doubled in size since the beginning of fiscal year 2001. During that time, Flextronics has also reduced its workforce at some locations and closed certain facilities in connection with its restructuring activities. These changes have placed considerable strain on Flextronics’s management control systems and resources, including decision support, accounting management, information systems and facilities. If Flextronics does not continue to improve its financial and management controls, reporting systems and procedures to manage its employees effectively and to expand its facilities, Flextronics’s business could be harmed.
      Flextronics plans to continue to transition manufacturing to lower-cost locations and Flextronics may be required to take additional restructuring charges in the future as a result of these activities. Flextronics also intends to increase its manufacturing capacity in its low-cost regions by expanding its facilities and adding new equipment. Acquisitions and expansions involve significant risks, including, but not limited to, the following:

•	Flextronics may not be able to attract and retain the management personnel and skilled employees necessary to support newly-acquired or expanded operations;

•	Flextronics may not efficiently and effectively integrate new operations and information systems, expand its existing operations and manage geographically dispersed operations;

•	Flextronics may incur cost overruns;

•	Flextronics may incur charges related to its expansion activities;

•	Flextronics may encounter construction delays, equipment delays or shortages, labor shortages and disputes and production start-up problems that could harm Flextronics’s growth and its ability to meet customers’ delivery schedules; and

•	Flextronics may not be able to obtain funds for acquisitions and expansions on attractive terms, and Flextronics may not be able to obtain loans or operating leases with attractive terms.
      In addition, Flextronics expects to incur new fixed operating expenses associated with its expansion efforts that will increase its cost of sales, including increases in depreciation expense and rental expense. If Flextronics’s revenues do not increase sufficiently to offset these expenses, Flextronics’s operating results could be seriously harmed. Flextronics’s transition to low-cost manufacturing regions has contributed to significant restructuring and other charges that have resulted from reducing Flextronics’s workforce and capacity at higher-cost locations. Flextronics recognized restructuring charges of approximately $215.7 million, $95.4 million and $540.3 million (including $11.5 million attributable to discontinued operations) in fiscal years 2006, 2005 and 2004, respectively, associated with the consolidation and closure of several manufacturing facilities, and related impairment of certain long-lived assets. Flextronics may be required to take additional charges in the future as a result of these activities. There can be no assurance as to the timing or amount of any future restructuring charges. If Flextronics is required to take additional restructuring charges in the future, it could have a material adverse impact on Flextronics’s operating results, financial position and cash flows.

Flextronics’s substantial investments and start-up and integration costs in Flextronics’s design services business may adversely affect Flextronics’s margins and profitability.
      As part of Flextronics’s strategy to enhance Flextronics’s vertically-integrated end-to-end service offerings, Flextronics is actively pursuing the expansion of its design and engineering capabilities. Providing these services can expose Flextronics to different or greater potential risks than those Flextronics faces when providing its regular manufacturing services.
      Although Flextronics enters into contracts with its design services customers, Flextronics may design and develop products for these customers prior to receiving a purchase order or other firm commitment from them. Flextronics is required to make substantial investments in the resources necessary to design and develop these products, and no revenue may be generated from these efforts if Flextronics’s customers do not approve the designs in a timely manner or at all, or if they do not then purchase anticipated levels of products. Flextronics’s design activities often require that Flextronics purchases inventory for initial production runs before Flextronics has a purchase commitment from a customer. Even after Flextronics has a contract with a customer with respect to a product, these contracts may allow the customer to delay or cancel deliveries and may not obligate the customer to any volume of purchases. These contracts can generally be terminated on short notice. Some of the products Flextronics designs and develops must satisfy safety and regulatory standards and some must receive government certifications. If Flextronics fails to obtain these approvals or certifications on a timely basis, Flextronics would be unable to sell these products, which would harm Flextronics’s sales, profitability and reputation.
      Due to the increased risks associated with Flextronics’s design services offerings, Flextronics may not be able to achieve a high enough level of sales for this business, and the significant investments in research and development, technology licensing, test and tooling equipment, patent applications, facility expansion and recruitment that it requires, to be profitable. The initial costs of investing in the resources necessary to expand Flextronics’s design and engineering capabilities, and in particular to support Flextronics’s design services offerings, have historically adversely affected Flextronics’s profitability, and may continue to do so as Flextronics continues to make investments in these capabilities.

Flextronics’s components business is dependent on Flextronics’s ability to quickly launch world-class components products, and Flextronics’s investment in development, and start-up and integration costs necessary to achieve quick launches of world-class components products may adversely affect Flextronics’s margins and profitability.
      Flextronics’s components business, which primarily includes camera modules and power supplies, is part of Flextronics’s strategy to improve its competitive position and to grow its future margins, profitability and shareholder returns by expanding its vertical integration capabilities. The camera module and power supply industries have experienced, and are expected to continue to experience, rapid technological change. The success of Flextronics’s components business is contingent on Flextronics’s ability to design and introduce world-class components that have performance characteristics that are suitable for a broad market and that offer significant price and/or performance advantages over competitive products.
      To create these world class components offerings, Flextronics must make substantial investments in the development of Flextronics’s components capabilities, in resources such as research and development, technology licensing, test and tooling equipment, facility expansions and personnel requirements. Flextronics may not be able to achieve or maintain market acceptance for any of Flextronics’s components offerings in any of Flextronics’s current or target markets. The success of Flextronics’s components business will also depend upon the level of market acceptance of Flextronics’s customers’ end products, which incorporate Flextronics’s components, and over which Flextronics has no control.

      In addition, OEMs often require unique configurations or custom designs which must be developed and integrated in the OEM’s product well before the product is launched by the OEM. Thus, there is often substantial lead time between the commencement of design efforts for a customized component and the commencement of volume shipments of the component to the OEM. As a result, Flextronics may make substantial investments in the development and customization of products for Flextronics’s customers and no revenue may be generated from these efforts if Flextronics’s customers do not accept the customized component at all, or do not purchase anticipated levels of products.
      Flextronics’s achievement of anticipated levels of profitability in Flextronics’s components business is also dependent on Flextronics’s ability to achieve commercially viable production yields and to manufacture components in commercial quantities to the performance specifications demanded by Flextronics’s OEM customers.
      As a result of these and other risks, Flextronics has been, and in the future may be, unable to achieve anticipated levels of profitability in Flextronics’s components business. In addition, Flextronics’s components business has not, and in the future may not, result in any material revenues or contribute positively to Flextronics’s earnings per share.

Intellectual property infringement claims against Flextronics’s customers or Flextronics could harm Flextronics’s business.
      Flextronics’s design and manufacturing services and components offerings involve the creation and use of intellectual property rights, which subject Flextronics to the risk of claims of intellectual property infringement from third parties, as well as claims arising from the allocation of intellectual property rights among Flextronics and Flextronics’s customers. In addition, Flextronics’s customers may require that Flextronics indemnify them against the risk of intellectual property infringement. If any claims are brought against Flextronics or Flextronics’s customers for such infringement, whether or not these have merit, Flextronics could be required to expend significant resources in defense of such claims. In the event of such an infringement claim, Flextronics may be required to spend a significant amount of money to develop non-infringing alternatives or obtain licenses. Flextronics may not be successful in developing such alternatives or obtaining such licenses on reasonable terms or at all.

The success of certain of Flextronics’s activities depends on Flextronics’s ability to protect its intellectual property rights.
      Flextronics retains certain intellectual property rights to some of the technologies that Flextronics develops as part of Flextronics’s engineering and design activities in Flextronics’s design and manufacturing services and components offerings. As the level of Flextronics’s engineering and design activities increases, the extent to which Flextronics relies on rights to intellectual property incorporated into products is increasing. The measures Flextronics has taken to prevent unauthorized use of Flextronics’s technology may not be successful. If Flextronics is unable to protect its intellectual property rights, this could reduce or eliminate the competitive advantages of Flextronics’s proprietary technology, which would harm Flextronics’s business.

If Flextronics’s products or components contain defects, demand for Flextronics’s services may decline and Flextronics may be exposed to product liability and product warranty liability.
      Defects in the products Flextronics manufactures or designs, whether caused by a design, engineering, manufacturing or component failure or deficiencies in Flextronics’s manufacturing processes, could result in product or component failures, which may damage Flextronics’s business reputation, and expose Flextronics to product liability or product warranty claims.
      Product liability claims may include liability for personal injury or property damage. Product warranty claims may include liability to pay for the recall, repair or replacement of a product or component. Although Flextronics generally allocates liability for these claims in Flextronics’s contracts with its customers, even where Flextronics has allocated liability to its customers, its customers may not, or may not have the resources to, satisfy claims for costs or liabilities arising from a defective product or component for which they have assumed responsibility.

      If Flextronics designs, engineers or manufactures a product or component that is found to cause any personal injury or property damage or is otherwise found to be defective, Flextronics could spend a significant amount of money to resolve the claim. In addition, product liability and product recall insurance coverage are expensive and may not be available with respect to all of Flextronics’s services offerings on acceptable terms, in sufficient amounts, or at all. A successful product liability or product warranty claim in excess of Flextronics’s insurance coverage or any material claim for which insurance coverage is denied, limited or is not available could have a material adverse effect on Flextronics’s business, results of operations and financial condition.

Flextronics may not meet regulatory quality standards applicable to Flextronics’s manufacturing and quality processes for medical devices, which could have an adverse effect on Flextronics’s business, financial condition or results of operations.
      As a medical device manufacturer, Flextronics is required to register with the FDA and is subject to periodic inspection by the FDA for compliance with the FDA’s Quality System Regulation (QSR) requirements, which require manufacturers of medical devices to adhere to certain regulations, including testing, quality control and documentation procedures. Compliance with applicable regulatory requirements is subject to continual review and is rigorously monitored through periodic inspections by the FDA. In the European Community, Flextronics is required to maintain certain ISO certifications in order to sell its products and must undergo periodic inspections by notified bodies to obtain and maintain these certifications. If any FDA inspection reveals that Flextronics is not in compliance with QSRs or other FDA regulations, the FDA may take action against Flextronics, including issuing a letter of inspectional observations on FDA Form 483, issuing a warning letter, imposing fines on Flextronics, requiring a recall of the products Flextronics manufactured for its customers, or shutting down Flextronics’s manufacturing facility. If any of these actions were to occur, it would harm Flextronics’s reputation and cause Flextronics’s business to suffer.

Flextronics is subject to the risk of increased income taxes.
      Flextronics has structured its operations in a manner designed to maximize income in countries where:

•	tax incentives have been extended to encourage foreign investment; or

•	income tax rates are low.
      Flextronics bases its tax position upon the anticipated nature and conduct of its business and upon its understanding of the tax laws of the various countries in which Flextronics has assets or conduct activities. However, Flextronics’s tax position is subject to review and possible challenge by taxing authorities and to possible changes in law, which may have retroactive effect. Flextronics cannot determine in advance the extent to which some jurisdictions may require Flextronics to pay taxes or make payments in lieu of taxes.
      Several countries in which Flextronics is located allow for tax holidays or provide other tax incentives to attract and retain business. These tax incentives expire over various periods through 2020 and are subject to certain conditions with which Flextronics expects to comply. Flextronics has obtained tax holidays or other incentives where available, primarily in China, Hungary, India and Malaysia. In these four countries, Flextronics generated an aggregate of approximately $8.9 billion and $9.1 billion of Flextronics’s total revenues from continuing operations during fiscal years 2006 and 2005, respectively. Flextronics’s taxes could increase if certain tax holidays or incentives are not renewed upon expiration, or tax rates applicable to Flextronics in such jurisdictions are otherwise increased. In addition, further acquisitions or divestitures may cause Flextronics’s effective tax rate to increase.

Flextronics is exposed to intangible asset risk.
      Flextronics has a substantial amount of intangible assets. These intangible assets are attributable to acquisitions and represent the difference between the purchase price paid for the acquired businesses and the fair value of the net tangible assets of the acquired businesses. Flextronics is required to evaluate goodwill and other intangibles for impairment on at least an annual basis, and whenever changes in circumstances indicate that the carrying amount may not be recoverable from estimated future cash flows. As a result of Flextronics’s annual and other periodic evaluations, Flextronics may determine that the intangible asset values need to be written down to their fair values, which could result in material charges that could be adverse to Flextronics’s operating results and financial position.

Flextronics’s exposure to financially troubled customers, particularly in the automotive industry, may adversely affect Flextronics’s financial results.
      Flextronics provides EMS services to the automotive industry, which has been experiencing significant financial difficulty. Flextronics’s largest customer in the automotive industry is Delphi, which filed for bankruptcy on October 8, 2005. There can be no assurance that Flextronics will be able to maintain the same level of business with Delphi as Flextronics did prior to Delphi’s bankruptcy. If other customers in the automotive industry or in other industries file for bankruptcy, Flextronics could have difficulty recovering amounts owed to it from these customers, or demand for Flextronics’s products from these customers could decline, either of which could adversely affect Flextronics’s financial position and results of operations.

If OEMs stop or reduce their manufacturing and supply chain management outsourcing, Flextronics’s business could suffer.
      Future growth in Flextronics’s revenues depends on new outsourcing opportunities in which Flextronics assumes additional manufacturing and supply chain management responsibilities from OEMs. Current and prospective customers continuously evaluate Flextronics’s capabilities against other providers and the merits of manufacturing products themselves. To the extent that outsourcing opportunities are not available, either because OEMs decide to perform these functions internally or because they use other providers of these services, Flextronics’s future growth would be limited.

Flextronics may be adversely affected by shortages of required electronic components.
      From time to time, Flextronics has experienced shortages of some of the electronic components that it uses. These shortages can result from strong demand for those components or from problems experienced by suppliers. These unanticipated component shortages have resulted in curtailed production or delays in production, which prevented Flextronics from making scheduled shipments to customers in the past and may do so in the future. Flextronics’s inability to make scheduled shipments could cause Flextronics to experience a reduction in sales, increase in inventory levels and costs, and could adversely affect relationships with existing and prospective customers. Component shortages may also increase Flextronics’s cost of goods sold because Flextronics may be required to pay higher prices for components in short supply and redesign or reconfigure products to accommodate substitute components. As a result, component shortages could adversely affect Flextronics’s operating results for a particular period due to the resulting revenue shortfall and increased manufacturing or component costs.

Flextronics conducts operations in a number of countries and is subject to risks of international operations.
      The distances between the Americas, Asia and Europe create a number of logistical and communication challenges for Flextronics. These challenges include managing operations across multiple time zones, directing the manufacture and delivery of products across distances, coordinating procurement of components and raw materials and their delivery to multiple locations, and coordinating the activities and decisions of the core management team, which is based in a number of different countries. Facilities in several different locations may be involved at different stages of the production of a single product, leading to additional logistical difficulties.
      Because Flextronics’s manufacturing operations are located in a number of countries throughout the Americas, Asia and Europe, Flextronics is subject to the risks of changes in economic and political conditions in those countries, including:

•	fluctuations in the value of local currencies;

•	labor unrest and difficulties in staffing;

•	longer payment cycles;

•	cultural differences;

•	increases in duties and taxation levied on Flextronics’s products;

•	imposition of restrictions on currency conversion or the transfer of funds;

•	limitations on imports or exports of components or assembled products, or other travel restrictions;

•	expropriation of private enterprises; and

•	a potential reversal of current favorable policies encouraging foreign investment or foreign trade by Flextronics’s host countries.
      The attractiveness of Flextronics’s services to U.S. customers can be affected by changes in U.S. trade policies, such as most favored nation status and trade preferences for some Asian countries. In addition, some countries in which Flextronics operates, such as Brazil, Hungary, Mexico, Malaysia and Poland, have experienced periods of slow or negative growth, high inflation, significant currency devaluations or limited availability of foreign exchange. Furthermore, in countries such as China and Mexico, governmental authorities exercise significant influence over many aspects of the economy, and their actions could have a significant effect on Flextronics. Finally, Flextronics could be seriously harmed by inadequate infrastructure, including lack of adequate power and water supplies, transportation, raw materials and parts in countries in which Flextronics operates.
      Operations in foreign countries also present risks associated with currency exchange and convertibility, inflation and repatriation of earnings. In some countries, economic and monetary conditions and other factors could affect Flextronics’s ability to convert Flextronics’s cash distributions to U.S. dollars or other freely convertible currencies, or to move funds from Flextronics’s accounts in these countries. Furthermore, the central bank of any of these countries may have the authority to suspend, restrict or otherwise impose conditions on foreign exchange transactions or to approve distributions to foreign investors.

Fluctuations in foreign currency exchange rates could increase Flextronics’s operating costs.
      Flextronics’s manufacturing operations and industrial parks are located in lower cost regions of the world, such as Asia, Eastern Europe and Mexico; however, most of Flextronics’s purchase and sale transactions are denominated in U.S. dollars or euros. As a result, Flextronics is exposed to fluctuations in the functional currencies of Flextronics’s fixed cost overhead or Flextronics’s supply base relative to the currencies in which Flextronics conducts transactions.
      Currency exchange rates fluctuate on a daily basis as a result of a number of factors, including changes in a country’s political and economic policies. Volatility in the functional and non-functional currencies of Flextronics’s entities and the U.S. dollar could seriously harm Flextronics’s business, operating results and financial condition. The primary impact of currency exchange fluctuations is on Flextronics’s cash, receivables, and payables of Flextronics’s operating entities. As part of Flextronics’s currency hedging strategy, Flextronics uses financial instruments, primarily forward purchase contracts, to hedge U.S. dollar and other currency commitments in order to reduce the short-term impact of foreign currency fluctuations on current assets and liabilities. If Flextronics’s hedging activities are not successful or if Flextronics changes or reduces these hedging activities in the future, Flextronics may experience significant unexpected expenses from fluctuations in exchange rates.
      Flextronics is also exposed to risks related to the valuation of the Chinese currency relative to other foreign currencies. The Chinese currency is the renminbi yuan (RMB). The Chinese government relaxed its control over the exchange rate of the RMB relative to the U.S. dollar by managing the fluctuation of the RMB within a range of 0.3% per day and pegging its value to the value of a basket of currencies, which currencies have not been identified. The RMB was previously pegged to the value of the U.S. dollar. There is no certainty as to whether the Chinese government will elect to revalue the RMB again in the near future, or at all. A significant increase in the value of the RMB could adversely affect Flextronics’s financial results and cash flows by increasing both Flextronics’s manufacturing costs and the costs of Flextronics’s local supply base.

Flextronics depends on its executive officers and skilled management personnel.
      Flextronics’s success depends to a large extent upon the continued services of Flextronics’s executive officers. Generally, Flextronics’s employees are not bound by employment or non-competition agreements, and there can be no assurance that Flextronics will retain its executive officers and other key employees. Flextronics could be seriously harmed by the loss of any of Flextronics’s executive officers. In order to manage Flextronics’s growth, Flextronics will need to recruit and retain additional skilled management personnel and if Flextronics is not able to do so, Flextronics’s business and Flextronics’s ability to continue to grow could be harmed. In addition, in connection with expanding Flextronics’s design services offerings, Flextronics must attract and retain experienced design engineers. There is substantial competition in Flextronics’s industry for highly skilled employees. Flextronics’s failure to recruit and retain experienced design engineers could limit the growth of Flextronics’s design services offerings, which could adversely affect Flextronics’s business.

Flextronics’s failure to comply with environmental laws could adversely affect Flextronics’s business.
      Flextronics is subject to various federal, state, local and foreign environmental laws and regulations, including regulations governing the use, storage, discharge and disposal of hazardous substances used in Flextronics’s manufacturing processes. Flextronics is also subject to laws and regulations governing the recyclability of products, the materials that may be included in products, and Flextronics’s obligations to dispose of these products after end users have finished with them. Additionally, Flextronics may be exposed to liability to its customers relating to the materials that may be included in the components that Flextronics procures for its customers’ products. Any violation or alleged violation by Flextronics of environmental laws could subject it to significant costs, fines or other penalties.
      In addition, Flextronics is responsible for cleanup of contamination at some of Flextronics’s current and former manufacturing facilities and at some third party sites. If more stringent compliance or cleanup standards under environmental laws or regulations are imposed, or the results of future testing and analyses at Flextronics’s current or former operating facilities indicate that Flextronics is responsible for the release of hazardous substances, Flextronics may be subject to additional liability. Additional environmental matters may arise in the future at sites where no problem is currently known or at sites that Flextronics may acquire in the future. Flextronics’s failure to comply with environmental laws and regulations or adequately address contaminated sites could limit Flextronics’s ability to expand Flextronics’s facilities or could require Flextronics to incur significant expenses, which would harm Flextronics’s business.

The market price of Flextronics’s ordinary shares is volatile.
      The stock market in recent years has experienced significant price and volume fluctuations that have affected the market prices of technology companies. These fluctuations have often been unrelated to or disproportionately impacted by the operating performance of these companies. The market for Flextronics’s ordinary shares may be subject to similar fluctuations. Factors such as fluctuations in Flextronics’s operating results, announcements of technological innovations or events affecting other companies in the electronics industry, currency fluctuations and general market conditions may cause the market price of Flextronics’s ordinary shares to decline.

It may be difficult for investors to effect service of process on Flextronics within the United States or to enforce civil liabilities under the federal securities laws of the United States against Flextronics.
      Flextronics is incorporated in Singapore under the Companies Act, Chapter 50 of Singapore. Some of Flextronics’s officers reside outside the United States, and a substantial portion of Flextronics’s assets is located outside the United States. As a result, it may not be possible for investors to effect service of process upon Flextronics within the United States. Additionally, judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws may not be enforceable against Flextronics. Judgments of U.S. courts based on the civil liability provisions of the federal securities laws of the United States are not directly enforceable in Singapore courts, and Singapore courts may not enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States.

THE SPECIAL MEETING OF IDW STOCKHOLDERS
      The IDW board of directors is using this document to solicit proxies from the holders of IDW common stock for use at the special meeting of IDW’s stockholders. IDW is first mailing this proxy statement/ prospectus and accompanying form of proxy to IDW stockholders on or about October 26, 2006.
Matters Relating to the Special Meeting

Time and Place:	November 28, 2006, at the Hilton Garden Inn located at 1951 Taylor Road, Roseville, California, at 10:00 a.m., local time.

Purpose of Special Meeting Is to Vote on the Following Items:	1. To consider and vote upon the approval and adoption of the merger agreement and the approval of the merger, as described in the section titled “Proposal No. 1 — The Merger” on page 37.
2. To grant the persons named as proxies discretionary authority to vote to adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approving and adopting the merger agreement.
3. To transact such other business as may properly come before the special meeting and any adjournment or postponement thereof.

Record Date:	The board of directors of IDW has fixed October 18, 2006 as the record date for the determination of IDW stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of shares of IDW common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting.

Outstanding Shares Held on Record Date:	On the record date, there were an aggregate of 44,938,704 shares of IDW common stock outstanding and entitled to vote.

Shares Entitled to Vote:	Only shares of IDW common stock are entitled to vote at the special meeting. Each share of IDW common stock is entitled to one vote.

Quorum Requirement:	A quorum is necessary to hold a valid special meeting. A majority of shares of IDW common stock outstanding as of the record date, represented by proxy or present in person, constitutes a quorum for the special meeting. Based on the aggregate of 44,938,704 shares of IDW common stock outstanding on the record date, 22,469,353 shares must be represented by proxy or present in person at the special meeting to have a quorum. The inspector of elections will determine whether or not a quorum is present.
Abstentions and broker non-votes count towards the quorum requirement. If there is no quorum, a majority of the shares present in person or by proxy at the special meeting may vote to adjourn the special meeting to another date.

Shares Owned by IDW Directors and Executive Officers as of the Record Date:	On the record date, IDW directors and executive officers owned 303,648 shares of IDW common stock and vested options that if exercised would represent an additional 627,500 shares. In the aggregate, these 931,148 shares represented approximately 2.1% of the total voting power of IDW’s common stock on the record date. These shares and options are subject to the provisions of voting agreements that IDW’s directors and executive officers have entered into with Flextronics. See “The Voting Agreements” beginning on page 71 of this proxy statement/prospectus.
Votes Necessary to Approve Proposals

Proposal	Vote Necessary

Merger Proposal	Adoption of the merger agreement and approval of the merger requires the affirmative vote of a majority of the shares of IDW common stock outstanding on the record date. Abstentions and broker non-votes have the same effect as a vote against the merger proposal.

Proposal to Grant Discretionary Authority to the Persons Named as Proxies	Approval of the proposal to grant discretionary authority to vote to adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approving and adopting the merger agreement, requires the affirmative vote of the holders of a majority of shares of IDW common stock represented and entitled to vote at the special meeting.
Proxies
      Submitting Your Proxy. You may vote in person by ballot at the IDW special meeting or by submitting a proxy. Please submit your proxy even if you plan to attend the IDW special meeting. If you attend the special meeting in person, you may cancel any proxy previously given and vote by ballot.
      Voting instructions are included on your proxy card. If you properly give your proxy and submit it to IDW by 11:59 p.m. Pacific Time on November 27, 2006, one of the individuals named as your proxy will vote your shares as you have directed. You may direct your shares to be voted “FOR” or “AGAINST” the proposals or abstain from voting.

How to Vote by Proxy

By telephone:	You may submit your proxy by telephone by following the instructions included on your proxy card. Telephone voting will be accessible until 11:59 p.m. Pacific Time on November 27, 2006. If you submit your proxy by telephone, you do not need to return your proxy card.

By Internet:	You may also choose to submit your proxy on the Internet. The website for Internet voting is listed on your proxy card. Internet voting will be accessible until 11:59 p.m. Pacific Time on November 27, 2006. If you submit your proxy on the Internet, you do not need to return your proxy card.

By mail:	To submit your proxy by mail, simply complete, date and sign your proxy and return it in the return envelope provided. Postage will be pre-paid if mailed in the United States.

      If you submit your proxy but do not make specific choices with respect to the proposals, your proxy will follow the IDW board of directors’ recommendations and vote your shares:

•	“FOR” adoption of the merger agreement and approval of the merger; and

•	“FOR” the proposal to grant the persons named as proxies discretionary authority to vote to adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approving and adopting the merger agreement.
Changing or Revoking Your Proxy
      You can revoke your proxy at any time before the close of voting at the special meeting. To revoke your proxy prior to the special meeting, you may:

•	timely submit another properly completed proxy card with a later date;

•	timely submit another proxy by telephone or over the Internet; or

•	send a written notice that you are revoking your proxy to IDW’s Corporate Secretary at IDW’s principal offices at 1613 Santa Clara Drive, Suite 100, Roseville, CA 95661-3542.
      During the special meeting, you may vote in person prior to the close of voting. Simply attending the special meeting will not, by itself, revoke your proxy. If you have instructed a bank, broker or nominee to vote your shares of IDW common stock by executing a voting instruction card or by using the telephone or Internet, you must follow the directions received from your bank, broker or nominee to change your instructions.
Voting in Person
      If you are a stockholder of record and you wish to vote in person at the special meeting, a ballot will be provided at the special meeting. However, if your shares are held in the name of your bank, broker, custodian or other record holder, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.
Proxy Solicitation
      IDW will pay its own costs of soliciting proxies. In addition to the IDW proxy materials, IDW directors, officers, employees and any other solicitors that IDW may retain may also solicit proxies in person or by mail, telephone, facsimile, email or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. IDW will provide copies of its solicitation materials to banks, brokerage houses, fiduciaries and custodians that hold beneficially owned shares of IDW common stock for distribution to such beneficial owners. IDW may reimburse banks, brokerage houses, fiduciaries and custodians for their expenses in forwarding soliciting materials to beneficial owners. IDW has retained Georgeson Inc. to assist in IDW’s proxy solicitation process. IDW estimates that its proxy solicitor fees will be approximately $10,000 plus out-of-pocket expenses.
      Do not send in any stock certificates with your proxy cards. The exchange agent selected by Flextronics will mail transmittal forms with instructions for the surrender of stock certificates for IDW common stock to former IDW stockholders as soon as practicable after the completion of the merger.
Other Business
      IDW is not currently aware of any other business to be acted upon at the special meeting. If, however, other matters are properly brought before the special meeting, or any adjourned meeting, your proxies include discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment.

Stockholder Account Maintenance
      IDW’s transfer agent is Computershare Trust Co. N.A., or Computershare. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common stock, and similar issues, should be made by contacting Computershare by telephone at (303) 262-0600 or by facsimile at (303) 262-0700.
PROPOSAL NO. 1 — THE MERGER
      The following is a description of the material aspects of the merger, including the merger agreement. While Flextronics and IDW believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. Flextronics and IDW encourage you to read carefully this entire proxy statement/ prospectus, including the merger agreement attached to this proxy statement/ prospectus as Annex A, for a more complete understanding of the merger.
General
      IDW’s board of directors is using this document to solicit proxies from the holders of IDW common stock for use at the special meeting.
Proposals
      At the special meeting, holders of IDW common stock will be asked to vote upon a proposal to approve and adopt the merger agreement and a proposal to grant the persons named as proxies discretionary authority to vote to adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approving and adopting the merger agreement.
      The IDW merger will not be completed unless its stockholders approve and adopt the merger agreement. The vote of the Flextronics stockholders will not be required under applicable law to adopt the merger agreement, which has been approved by its board of directors.
Background of the Merger
      Flextronics has been a significant IDW customer for several years, accounting for between 3.0 to 15.2 percent of IDW’s annual revenues during fiscal years 2003 through 2005. Over the past several years, IDW has from time to time considered a diverse range of strategic opportunities, including potential joint ventures with OEMs, investments in new technologies, strategic alliances with customers, and acquisitions focused on vertical integration of key components used in the manufacture of IDW’s products. IDW’s board of directors determined that scaling the revenue and business of IDW was a critical strategic goal, and that such growth should be made both through organic sales growth and such strategic transactions. These strategic opportunities were considered regularly by management in the course of IDW’s business and discussed with IDW’s board of directors. To assist in evaluating certain of these opportunities, IDW engaged outside financial advisors and legal counsel.
      From October 2005 through July 2006, IDW held numerous meetings and discussions with Flextronics to explore new business opportunities, potential joint ventures and other possible transactions, and a mutual non-disclosure agreement was executed on December 7, 2005. Among the proposals considered during these meetings and discussions was a transaction in which Flextronics’s camera module unit would be combined with IDW, with Flextronics becoming the majority stockholder of IDW and with IDW being consolidated into the financial statements of Flextronics. IDW and Flextronics each conducted extensive due diligence of the other party in connection with that proposed transaction. In addition, Deutsche Bank was engaged by IDW as its exclusive financial advisor with respect to this proposed transaction.
      On July 27, 2006, Michael M. McNamara, Flextronics’s Chief Executive Officer, and Thomas J. Smach, Flextronics’s Chief Financial Officer, met with Deutsche Bank and Thomas A. Lacey, IDW’s Chairman and Chief Executive Officer, to discuss the proposed transaction involving the combination of IDW and

Flextronics’s camera module business. During that meeting, Mr. McNamara suggested for the first time that IDW consider a transaction in which Flextronics would acquire IDW. The meeting ended without further discussion of the terms of such an acquisition.
      On August 1, 2006, Mr. Smach made an oral offer to Mr. Lacey that Flextronics acquire 100% of IDW at a proposed price of $6.00 per share of IDW common stock. Mr. Lacey responded by suggesting that the parties continue their prior discussions regarding the proposed combination of IDW and Flextronics’s camera module business. During ensuing discussions, Flextronics’s management indicated that such a proposal was unlikely to move forward.
      On August 2, 2006, IDW’s board of directors held a meeting, which also was attended by representatives of Deutsche Bank. During this meeting, Mr. Lacey briefed IDW’s board of directors on Flextronics’s decision not to proceed with the proposed combination of IDW and Flextronics’s camera module business and Flextronics’s expressed interest in acquiring IDW at a proposed valuation of $6.00 per IDW share. After being briefed on its fiduciary obligations and duties by IDW’s legal counsel, Bullivant Houser Bailey, PC, or Bullivant, IDW’s board of directors evaluated and discussed the possibility of continuing to pursue the combination of IDW and Flextronics’s camera module business. The IDW board authorized Mr. Lacey to contact Flextronics to pursue further discussions regarding the combination of IDW and Flextronics’s camera module business. In addition, the IDW board instructed Mr. Lacey to advise Flextronics that before IDW’s board of directors would consider an offer to acquire IDW, a higher premium to market would be required, as well as sufficient definitive terms to permit a meaningful evaluation of the proposed transaction. The IDW board also discussed the possibility of exploring the potential interest of other possible acquirors, but decided for a number of reasons that it was in the best interests of IDW and its stockholders to focus exclusively on pursuing the merger discussions with Flextronics to their potential successful conclusion. Among the reasons discussed by the IDW board were the fact that IDW had received no expression of interest at any time from any potential acquiror other than Flextronics, the board’s view that the terms proposed by Flextronics offered the potential opportunity for an attractive transaction with further negotiations, and the board’s view that pursuing alternatives might jeopardize that opportunity. The board determined that a preferable course was to seek to negotiate with Flextronics the right for IDW to entertain competing offers and to terminate the merger agreement after it was signed in order to accept a superior offer upon payment of a termination fee amount that would not be likely to deter any alternative acquiror that was seriously interested in pursuing an acquisition of IDW.
      On August 3, 2006, Mr. Lacey spoke by telephone with Mr. McNamara and Mr. Smach, at which time he again proposed that IDW and Flextronics pursue a combination of IDW and Flextronics’s camera module business. Mr. Smach advised Mr. Lacey that Flextronics was no longer interested in pursuing such a transaction. After further discussion and negotiation, Mr. Smach proposed that Flextronics acquire IDW in a stock-for-stock merger at a share exchange value of $6.55 per IDW share. Immediately following the call, Mr. Lacey briefed IDW’s board of directors on his discussions with Mr. McNamara and Mr. Smach. IDW’s board of directors then evaluated and discussed the market volatility and price risk associated with Flextronics’s offer. Based on the price and terms proposed by Flextronics, IDW’s board of directors instructed Mr. Lacey to pursue further negotiations with Flextronics on the terms of a definitive merger agreement.
      On August 4, 2006, Mr. Lacey, Ronald Cohan, an independent director on IDW’s board of directors, and representatives of Deutsche Bank discussed and evaluated a proposed structure for the merger that would help assure a share exchange value of $6.55 per IDW share throughout a range of potential market prices for Flextronics’s ordinary shares, subject to further adjustments and provisions. Following that discussion, Mr. Lacey and Deutsche Bank representatives conveyed to Mr. Smach a proposal regarding an exchange ratio on the basis of which IDW would have the authority of IDW’s board of directors to proceed with negotiations. Under this proposal, IDW stockholders would receive an exchange ratio based on an average Flextronics closing price providing a share exchange value of $6.55 per IDW share within a 10% collar above or below a referenced Flextronics share price, a fixed exchange ratio inside a 10% and 15% collar above or below the referenced price, a floating exchange ratio based on a share exchange value of $6.85 per share if the average Flextronics closing price was 15% or more above the reference price, and the right of IDW to terminate the merger if the average Flextronics closing price fell below a specified price.

      On August 7, 2006, Flextronics’s legal counsel, Curtis, Mallet-Prevost, Colt & Mosle LLP, or CM-P, furnished IDW and Bullivant with a preliminary due diligence request list, and on August 9, 2006, Flextronics furnished IDW with additional business and financial diligence requests.
      On August 8, 2006, Mr. Smach responded to IDW’s proposal and agreed to the proposed exchange ratio formula, subject to Flextronics having a “top-up” right to increase the exchange ratio if the average Flextronics closing price fell below a specified price and IDW exercised its right to terminate. Mr. Smach also proposed that the reference price would be based on the 10-day average closing price of Flextronics’s ordinary shares ending one day prior to the signing of the merger agreement, and proposed that IDW’s right to terminate would be triggered only if the average Flextronics closing price would result in a share exchange value of less than $6.00 per IDW share.
      Following further negotiations on August 8, 2006, Mr. Lacey and Mr. Smach agreed that Flextronics would have a “top-up” right, the reference price would be based on the 10-day average closing price of Flextronics’s ordinary shares ending one day prior to the signing of the merger agreement, and that IDW’s right to terminate would be triggered if the average Flextronics closing price fell more than 15% below the agreed-upon reference price.
      During the period August 10, 2006 through September 4, 2006, Flextronics and representatives of CM-P conducted business, legal and financial diligence of IDW, and IDW and representatives of Bullivant conducted business, legal and financial diligence of Flextronics.
      On August 14, 2006, CM-P distributed an initial draft of the proposed merger agreement to Bullivant.
      During the period August 15, 2006 through September 4, 2006, Mr. Smach and representatives of CM-P negotiated the provisions of the merger agreement and the voting agreements with Mr. Lacey, representatives of Bullivant, and representatives of Deutsche Bank.
      On August 16, 2006, IDW and Deutsche Bank executed an engagement agreement, under which IDW engaged Deutsche Bank as its exclusive financial advisor with respect to a possible acquisition of IDW.
      On August 17, 2006, IDW’s board of directors met to discuss the proposed terms and conditions of the merger, the draft merger agreement, the proposed timeline for concluding the merger, and related matters. The directors were briefed on their fiduciary duties and responsibilities under Delaware law by Bullivant. After further discussions and financial briefings, including discussions of the rationale of the proposed merger, IDW’s board of directors authorized IDW’s management and legal counsel to proceed to negotiate definitive agreements with Flextronics, with provisions that would allow IDW’s board of directors to entertain unsolicited competing offers, and to allow for termination of the proposed merger in the event IDW’s board of directors determined that a competing proposal was a superior offer. The board also considered again the possibility of exploring the potential interest of possible acquirors other than Flextronics and reconfirmed its August 2, 2006 decision that it was in the best interests of IDW and its stockholders to focus exclusively on pursuing the merger discussions with Flextronics to their potential successful conclusion, including the negotiation of IDW’s right to accept a superior offer in consideration for a termination fee that would not be likely to deter any serious alternative acquiror.
      On August 18, 2006, IDW’s management, financial advisors, and legal counsel spoke by telephone with Mr. Smach and Patricia Doherty, an attorney in Flextronics’s legal department, to conduct further legal and business due diligence of Flextronics.
      On August 31, 2006, IDW’s board of directors met to discuss further the proposed merger, review the proposed definitive merger agreement, and evaluate further IDW’s due diligence and financial analysis. During this meeting, Bullivant outlined and discussed with the IDW board the terms and conditions of the merger agreement. In addition, Deutsche Bank made a preliminary presentation to the IDW board regarding its financial analysis of the proposed exchange ratio, which analysis was subject to confirmation at such time as Deutsche Bank was requested to render a fairness opinion regarding the exchange ratio. IDW’s board of directors discussed with Deutsche Bank the market data and the analyses presented by Deutsche Bank.

      On August 31, 2006, Flextronics’s board of directors held a telephonic meeting at which Mr. Smach presented an overview of the proposed transaction, including IDW’s business and capabilities, potential synergies arising from the integration of IDW’s business into that of Flextronics, and opportunities to enhance Flextronics’s vertical integration strategy as a result of the proposed merger, as well as the pricing terms of the transaction. After discussion, Flextronics’s board of directors approved the acquisition of IDW and authorized management to complete the negotiation of the merger agreement.
      On September 3, 2006, Mr. Lacey contacted Mr. Smach to express IDW’s interest in seeking to alter the exchange ratio provisions that had been under discussion in light of a recent increase in the trading price of IDW’s stock and a corresponding decrease in the premium implied by the $6.55 share exchange value that had been agreed in early August as the basis for negotiating the definitive merger agreement. Mr. Smach advised Mr. Lacey that Flextronics would not consider changing the proposed exchange ratio since, in its view, the inherent value of IDW had not changed in the intervening month.
      On September 4, 2006, IDW’s board of directors held a special meeting, during which IDW’s board of directors considered a detailed review and summary of the terms and conditions of the proposed transaction. Representatives of Deutsche Bank presented their financial analysis of the fairness of the proposed exchange ratio, from a financial point of view, to IDW’s stockholders and delivered Deutsche Bank’s oral opinion to IDW’s board of directors, and subsequently confirmed such opinion in writing as of the same date, that, as of the date of such opinion, and based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank, the exchange ratio contained in the proposed merger agreement was fair, from a financial point of view, to IDW’s stockholders (the full text of Deutsche Bank’s written opinion, dated September 4, 2006, is attached as Annex C to this proxy statement/ prospectus, and IDW stockholders are urged to read in their entirety both the opinion and the description of the opinion contained under the caption “— Opinion of IDW’s Financial Advisor” beginning on page 43 of this proxy statement/ prospectus). Following these discussions and presentations, the IDW board of directors unanimously determined that the merger was fair to, and in the best interests of IDW and its stockholders, and declared the merger to be advisable. Accordingly, IDW’s board of directors unanimously approved the merger agreement and the merger and unanimously recommended that the IDW stockholders vote “FOR” the adoption of the merger agreement and approval of the merger.
      In the evening of September 4, 2006, IDW and Flextronics executed the merger agreement. IDW and Flextronics issued a joint press release announcing the execution of the merger agreement before the opening of trading on September 5, 2006.
IDW’s Reasons for the Merger and Recommendation of IDW’s Board
      IDW’s board of directors has unanimously determined that the merger is fair to, and in the best interests of, IDW and its stockholders and declared the merger to be advisable. Accordingly, IDW’s board of directors unanimously approved the merger agreement and the merger and unanimously recommends that IDW stockholders vote “FOR” adoption of the merger agreement and approval of the merger.
      In reaching its decision to approve the merger and recommend the merger to IDW’s stockholders, IDW’s board of directors consulted with IDW’s management, as well as with IDW’s legal counsel and financial advisors, and considered a number of factors, including the following factors, all of which it viewed as generally supporting its decision:

•	historical information concerning IDW’s and Flextronics’s respective businesses, prospects, financial performance and condition, operations, management, competitive positions and pro forma assumptions on synergies from the combination of the companies;

•	IDW management’s view of the financial condition, results of operations and business of IDW and Flextronics before and after giving effect to the proposed merger;

•	current financial market conditions and historical stock prices, volatility and trading information with respect to both IDW and Flextronics;

•	the relationship between the market value of the merger consideration implied by the exchange ratio, and a comparison of comparable merger transactions, including the premium to market at the time the merger agreement was reached and the trading averages of each company’s respective stock price for the 30-, 60-, and 90-day periods preceding such date;

•	potential synergistic opportunities through a larger international footprint for sales, and increased access to larger customers and working capital by the combined company;

•	the significant vertical integration opportunities arising from the combination, which should allow rapid scaling in the use of IDW’s manufacturing capacity with resulting cost savings;

•	the expectation that the combined company would utilize the skills and resources of an expanded employee base in developing new products;

•	the risks associated with IDW continuing to operate independently and continuing with its strategy of scaling and aggressive growth;

•	the risk that IDW’s customers, including Flextronics, would develop or acquire capabilities and solutions that compete with IDW’s products and services;

•	the increased liquidity that IDW stockholders, including employees who hold stock options, would realize from the proposed merger;

•	the potential to achieve future growth in additional markets from an improved integrated platform resulting from the merger;

•	the structure of the merger, including the fact that the exchange ratio formula provides a share exchange value of $6.55 per IDW share within a 10% collar based on the average Flextronics closing price, which would limit the risk of a decrease in the trading price of Flextronics’s shares prior to the completion of the merger;

•	the structure of the exchange ratio formula in providing IDW with a right to terminate the merger if the average Flextronics closing price falls more than 15% below the reference price;

•	the written opinion of Deutsche Bank dated September 4, 2006, that, as of the date of such opinion, and based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank, the exchange ratio contained in the merger agreement was fair, from a financial point of view, to IDW’s stockholders (the full text of Deutsche Bank’s written opinion is attached as Annex C to this proxy statement/prospectus, and IDW stockholders are urged to read in their entirety both the opinion and the description of the opinion contained under the caption “Opinion of IDW’s Financial Advisor” beginning on page 43 of this proxy statement/prospectus) and the related financial analysis of Deutsche Bank with respect to such opinion;

•	the inclusion of a “fiduciary out” in the merger agreement that permits IDW, subject to the payment of a termination fee, to terminate the merger agreement in order to accept a superior acquisition proposal made by a third party;

•	the ability to consummate the merger, including the conditions to the merger requiring receipt of necessary regulatory approvals, and the likelihood of the merger being approved by the appropriate regulatory authorities; and

•	the fact that the merger is expected to be tax-free to IDW stockholders for U.S. federal income tax purposes, except to the extent that IDW stockholders recognize gain on cash received for any fractional shares.

      In addition, IDW’s board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the proposed merger, including, but not limited to:

•	the risk that the potential synergies sought in the proposed merger might not be fully realized;

•	the possibility that the proposed merger might not be consummated, or that consummation might be unduly delayed, and the potential adverse consequences resulting therefrom;

•	the risk that the expected benefits from the merger will not be achieved;

•	the potential financial expenses that would be incurred, and the impact of those expenses on operating results, in the event the proposed merger is not consummated;

•	the risks associated with the exchange ratio formula, which provides a share exchange value of $6.55 per IDW share within a 10% collar based on the average Flextronics closing price, which would limit IDW stockholders from benefitting from any increase in the trading price of Flextronics’s shares prior to the completion of the merger;

•	the risk that the exchange ratio formula would result in a share exchange value of less than $6.55 per IDW share if the average Flextronics closing price fell more than 10% below the reference price;

•	the potential loss of customers and suppliers and the termination of contracts of either company as a result of a customer’s, supplier’s, or other counterparty’s unwillingness to do business with the combined company;

•	the challenges and costs of integrating the assets, operations, management teams, strategies, cultures and organizations of the companies;

•	the interests of IDW’s executive officers with respect to the merger may be different from, or in addition to, the interests of IDW’s stockholders, as described in the section entitled “— Interests of IDW’s Directors and Executive Officers in the Merger” beginning on page 50 of this proxy statement/prospectus;

•	the decision of IDW’S board of directors to pursue the proposed merger without soliciting third party offers based on the IDW board’s determination that it was preferable not to risk the loss of the proposed transaction with Flextronics and that it was unlikely that another party would propose a more favorable transaction, and based on the structure of the merger agreement allowing IDW’s board of director to consider unsolicited acquisition proposals if IDW’s board of directors determined in good faith that an acquisition proposal was or was reasonably likely to result in an acquisition proposal that was more favorable to the IDW stockholders; and

•	various other risks associated with the merger and the business of Flextronics and the combined company, including some of those described in the section entitled “Risk Factors” beginning on page 19 of this proxy statement/prospectus.
      IDW’s board of directors concluded that the potential benefits of the merger to the IDW stockholders outweighed these potentially negative factors.
      The discussion of factors considered by IDW’s board of directors is not intended to be exhaustive, but sets forth the principal factors considered during its deliberations. The members of IDW’s board of directors collectively reached the conclusion to approve the merger agreement and transactions contemplated by the merger agreement. After taking into account all of the factors set forth above, IDW’s board of directors unanimously determined that the proposed merger is fair to, and in the best interests of, IDW and its stockholders, and declared the merger to be advisable. Accordingly, IDW’s board of directors unanimously approved the merger agreement and the merger and unanimously recommended that IDW stockholders vote “FOR” the proposal to adopt the merger agreement and approve the merger. In view of the complexity of the matters discussed and evaluated, and the wide variety of the factors considered, IDW’s board of directors did not consider it practical, and did not attempt to quantify, rank, or otherwise assign relative weights to any of the factors considered, and made its determination based on the totality of information presented to the board, the investigations conducted on its behalf, and the advice of its legal counsel and financial advisors.
      When considering the recommendation of IDW’s board of directors to vote “FOR” the proposal to adopt the merger agreement, IDW’s stockholders should be aware that the executive officers and directors of IDW have certain interests in the merger that may be different from, or in addition to, the interests of IDW’s stockholders generally. IDW’s board of directors was aware of these interests and considered them when approving the merger agreement and recommending that IDW’s stockholders vote to adopt the merger agreement and approve the merger. See “— Interests of IDW’s Directors and Executive Officers in the Merger” beginning on page 50 of this proxy statement/prospectus.
      This discussion of IDW’s reasons for the merger and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Information” beginning on page 18 of this proxy statement/prospectus.
Opinion of IDW’s Financial Advisor
      Deutsche Bank has acted as financial advisor to IDW in connection with the merger. At the September 4, 2006 meeting of IDW’s board of directors, Deutsche Bank delivered its oral opinion, subsequently confirmed in writing as of the same date, to IDW’s board of directors to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank, the exchange ratio was fair, from a financial point of view, to the stockholders of IDW. For purposes of this section and the Deutsche Bank opinion, the term exchange ratio means the ratio under which each share of IDW common stock will be converted into a fraction of a Flextronics ordinary share in accordance with the formula set forth in the merger agreement.
      The full text of Deutsche Bank’s written opinion, dated September 4, 2006, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank in connection with the opinion, is attached as Annex C to this proxy statement/ prospectus and is incorporated herein by reference. IDW stockholders are urged to read the Deutsche Bank opinion in its entirety. The summary of the Deutsche Bank opinion set forth in this proxy statement/ prospectus is qualified in its entirety by reference to the full text of the Deutsche Bank opinion. The Deutsche Bank opinion is not a recommendation to you as to how you should vote with respect to the merger and the merger agreement.
      For purposes of Deutsche Bank’s written opinion, dated September 4, 2006, and the analyses described in this section, Deutsche Bank used an implied exchange ratio of 0.5582 which equals $6.55 divided by $11.734 (the ten consecutive day average market value of Flextronics ordinary shares for the period ended September 1, 2006, the last business day prior to announcement of the merger). $6.55 and $11.734 represent, respectively, the reference purchase price per IDW share and the reference Flextronics share price established by the parties in the merger agreement as the basis for the exchange ratio formula. As set forth more fully in Section 1.6(a) of the merger agreement attached to this proxy statement/ prospectus as Annex A, the exchange ratio will depend upon the average daily closing price for Flextronics ordinary shares for the 20 consecutive trading days ending on the fifth trading day before the closing of the merger and the dollar value of the exchange ratio will vary accordingly.
      In using these metrics as a reference point for the analyses, Deutsche Bank was not expressing any opinion regarding the exchange ratio that will be determined at closing based on the formula set forth in the merger agreement nor the dollar value of that exchange ratio at or following closing.
      In connection with Deutsche Bank’s role as financial advisor to IDW, and in arriving at its opinion, Deutsche Bank reviewed certain publicly available financial information and other information concerning IDW and Flextronics and certain financial and other information furnished to it by IDW and Flextronics. Deutsche Bank also held discussions with the members of the senior managements of IDW and Flextronics regarding the businesses and prospects of their respective companies.

      In addition, Deutsche Bank:

•	reviewed the reported prices and trading activity for the common stock of IDW and the ordinary shares of Flextronics;

•	compared certain financial and stock market information for IDW and Flextronics with similar information for selected companies whose securities are publicly traded;

•	reviewed the financial terms of certain recent business combinations which it deemed comparable to the merger;

•	reviewed the terms of the September 3 draft merger agreement (the “latest draft merger agreement”); and

•	performed such other studies and analyses and considered such other factors as it deemed appropriate.
      In preparing its opinion, Deutsche Bank did not assume responsibility for the independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning IDW or Flextronics, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of IDW or Flextronics.
      With respect to the financial forecasts and projections made available to Deutsche Bank by IDW and used in Deutsche Bank’s analysis, Deutsche Bank assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of IDW as to the matters covered thereby. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which they were based. The Deutsche Bank opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to Deutsche Bank as of, the date of such opinion.
      For purposes of rendering its opinion, Deutsche Bank assumed that, in all respects material to its analysis:

•	the executed version of the merger agreement would, in no respect material to its analysis, differ from the latest draft merger agreement (which IDW has confirmed to Deutsche Bank);

•	the representations and warranties of IDW, Flextronics and the Flextronics merger subsidiary that will be merged into IDW (“merger subsidiary”) contained in the merger agreement were true and correct;

•	Flextronics, merger subsidiary and IDW would each perform all of the covenants and agreements to be performed by it under the merger agreement;

•	all conditions to the obligation of each of Flextronics, merger subsidiary and IDW to consummate the merger would be satisfied without any waiver of any of them;

•	all material governmental, regulatory, judicial or other approvals and consents required in connection with the consummation of the merger would be obtained; and

•	in connection with obtaining any necessary governmental, regulatory, judicial or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Flextronics or IDW was a party or subject or by which it was bound, no limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have a material adverse effect on Flextronics or IDW or materially reduce the contemplated benefits of the merger to IDW.
      In addition, IDW informed Deutsche Bank, and Deutsche Bank assumed, that the merger would be tax-free to each of IDW and Flextronics and their respective stockholders.
      The Deutsche Bank opinion was limited to the fairness of the exchange ratio, from a financial point of view, to the stockholders of IDW and Deutsche Bank expressed no opinion as to the merits of the underlying decision by IDW to engage in the merger or as to any other terms of the merger. The Deutsche Bank opinion did not in any manner address the prices at which Flextronics ordinary shares would trade after the announcement or consummation of the merger.
* * * * * * * * *
      The following is a summary of the material financial analyses performed by Deutsche Bank in connection with its opinion and reviewed with the IDW board of directors at its meeting on September 4, 2006. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Deutsche Bank, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the analyses underlying the Deutsche Bank opinion.
      Historical Trading Analysis. Deutsche Bank reviewed the range of historical daily per share market closing prices of IDW common stock over the 30-day, 60-day and 52-week periods prior to September 1, 2006 (the last full trading day preceding the delivery of the Deutsche Bank opinion). The maximum closing prices for these time periods were $5.95, $5.95 and $6.72, respectively. The minimum closing price for each of the three time periods was $4.56.
      Deutsche Bank noted that the transaction value per share used for purposes of its analysis, $6.55, was within or above the trading range of IDW common stock based on the 30-day, 60-day and 52-week periods prior to September 1, 2006.
      Selected Publicly Traded Companies Analysis. Deutsche Bank compared certain financial information and commonly used valuation measurements for IDW to corresponding information and measurements for a group of sixteen publicly traded companies in the electronics manufacturing services (“EMS”) industry, the U.S. components and modules industry and the U.S. high growth electronics industry (collectively, the “Selected Companies”). The Selected Companies are listed below:

EMS

•	Benchmark Electronics, Inc.

•	Celestica Inc.

•	Flextronics International, Ltd.

•	Hon Hai Precision Industry Co., Ltd.

•	Jabil Circuit, Inc.

•	Plexus Corp.

•	Sanmina-SCI Corporation

•	Solectron Corporation

U.S. components and modules

•	Amphenol Corporation

•	Anaren, Inc.

•	Molex Incorporated

•	SMART Modular Technologies (WWH), Inc.

U.S. high growth electronics

•	Diodes Incorporated

•	Genesis Microchip Incorporated

•	Microsemi Corporation

•	RF Micro Devices, Inc.
      Such financial information and valuation measurements included, among other things: (i) common equity market valuation; (ii) revenue growth rates; (iii) operating performance; (iv) ratios of common equity market value as adjusted for debt and cash (“Enterprise Value”) to earnings before interest expense, income taxes and depreciation and amortization (“EBITDA”), and earnings before interest expense and income taxes (“EBIT”); and (v) ratios of common equity market prices per share to earnings per share (“P/ E”).
      To calculate the trading multiples for IDW and the Selected Companies, Deutsche Bank used publicly available information concerning historical and projected financial performance, including published historical financial information and earnings estimates reported by the Institutional Brokers Estimate System (“IBES”) and equity research analysts. IBES is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors. Financial data for IDW were based on internal estimates of IDW management.
      Based on stock prices as of the close of business on September 1, 2006, the results of Deutsche Bank’s calculations were as follows:

	Range of
	Implied Share
	Prices of IDW
	Common Stock

Financial Metric	Low	High

EBITDA
Trailing twelve months	$2.57	$3.13
CY 2006 E	3.46	5.33
CY 2007 E	4.85	6.89
EBIT
Trailing twelve months	$2.31	$2.73
CY 2006 E	3.60	4.69
CY 2007 E	5.54	6.92
EPS
Trailing twelve months	$1.90	$2.30
CY 2006 E	3.44	4.77
CY 2007 E	4.92	6.64
      None of the Selected Companies is identical to IDW. Accordingly, Deutsche Bank did not view its Selected Companies analysis as solely mathematical. Rather, the analysis involved complex considerations and qualitative judgments, reflected in Deutsche Bank’s opinion, concerning differences in financial and operating characteristics of the Selected Companies and other factors that could affect the public trading value of the Selected Companies.
      Deutsche Bank noted that the transaction value per share used for purposes of its analysis, $6.55, was within or above the range of implied share prices of IDW common stock based upon trailing twelve-month, calendar year 2006 and calendar year 2007 Enterprise Value/ EBITDA multiples, Enterprise Value/ EBIT multiples and P/ E multiples of the Selected Companies.
      Discounted Cash Flow Analysis. Deutsche Bank performed a discounted cash flow analysis for IDW. Deutsche Bank calculated the discounted cash flow values for IDW as the sum of the net present values of

(i) the estimated future cash flow that IDW would generate for fiscal year 2006 through fiscal year 2011 plus (ii) the value of IDW at the end of such period. The estimated future cash flows were based on the financial projections for fiscal year 2006 through fiscal year 2012 prepared by IDW management. The terminal value was calculated based on projected EBITDA for fiscal year 2012 and a range of multiples from 6.0x to 8.0x. Deutsche Bank used a discount rate of 16%, based on its judgment of the estimated weighted average cost of capital of IDW, and used such multiples based on its review of the trading characteristics of the common stock of the Selected Companies. This analysis indicated a range of values of $5.94 to $7.15 per share for IDW common stock.
      Deutsche Bank noted that the transaction value per share used for purposes of its analysis, $6.55, was within the range of implied share prices of IDW common stock based upon the discounted cash flow analysis.
      Analysis of Selected Precedent Transactions. Deutsche Bank reviewed the financial terms, to the extent publicly available, of three completed merger and acquisition transactions involving acquired companies in the components and modules industry or the display industry (the “Selected Transactions”). Deutsche Bank calculated various financial multiples based on certain publicly available information for each of the Selected Transactions and compared them to corresponding financial multiples for the merger, based on the exchange ratio. All multiples for the Selected Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market or other conditions during the periods during which the Selected Transactions occurred. The Selected Transactions were (with announcement dates of such transactions in parentheses):

•	SMART Modular/ Francisco Partners, Shah Capital, Texas Pacific Group (2/12/04)

•	Philips Display Business/ Toppoly (11/10/05)

•	Quanta Display/ AU Optronics (4/7/06)
      Deutsche Bank calculated that:

•	the range of implied share prices of IDW common stock based upon multiples of enterprise value to forward twelve-month EBITDA for the target companies in the Selected Transactions was $2.38 to $3.91 per share; and

•	the range of implied share prices of IDW common stock based upon forward twelve-month P/ E multiples for the target companies in the Selected Transactions was $1.41 to $5.21 per share.
      Because the reasons for, and circumstances surrounding, each of the Selected Transactions analyzed were diverse, and due to the inherent differences between the operations and financial conditions of IDW and the companies involved in the Selected Transactions, Deutsche Bank did not view its Selected Transactions analysis as solely mathematical. Rather, the analysis involved complex considerations and qualitative judgments, reflected in Deutsche Bank’s opinion, concerning differences between the characteristics of the Selected Transactions and the merger that could affect the value of the acquired companies and businesses, on the one hand, and IDW and its business, on the other hand.
      Deutsche Bank noted that the transaction value per share used for purposes of its analysis, $6.55, was above the range of implied share prices of IDW common stock based upon multiples of enterprise value to forward twelve-month EBITDA and forward twelve-month P/ E multiples for the Selected Transactions.
      Premiums Paid Analysis. Deutsche Bank examined the premiums paid for historical stock-for-stock business combinations in the U.S. and historical stock-for-stock business combinations in the U.S. involving technology companies.

•	U.S. Transactions: the group included sixteen selected completed merger and acquisition transactions valued at between $200 million and $600 million and publicly announced since January 1, 2002 (the “Selected (All) Transactions”). All premiums for the Selected (All) Transactions were based on public information available at the time of announcement of such transactions, without taking into account differing market or other conditions during the periods during which such transactions occurred.

•	U.S. Technology Transactions: the group included seven selected completed merger and acquisition transactions valued at between $200 million and $600 million and publicly announced since January 1, 2002 (the “Selected (Technology) Transactions”). All premiums for the Selected (Technology) Transactions were based on public information available at the time of announcement of such transactions, without taking into account differing market or other conditions during the periods during which such transactions occurred.
      Based on stock prices as of the close of business on September 1, 2006, the results of Deutsche Bank’s calculations were as follows:

	Range of
	Implied Share
	Prices of IDW
	Common Stock

Metric	Low	High

Selected (All) Transactions
1 day prior to announcement	$7.38	$7.68
20 days prior to announcement	5.82	6.11
Selected (Technology) Transactions
1 day prior to announcement	$7.44	$7.74
20 days prior to announcement	5.96	6.44
      Because the reasons for, and circumstances surrounding, each of the Selected (All) Transactions and Selected (Technology) Transactions were diverse, and due to the inherent differences between the operations and financial conditions of IDW and the companies involved in the Selected (All) Transactions and the Selected (Technology) Transactions, Deutsche Bank did not view its Premiums Paid analysis as solely mathematical. Rather, the analysis involved complex considerations and qualitative judgments, reflected in Deutsche Bank’s opinion, concerning differences between the characteristics of these transactions and the merger that could affect the value of the acquired companies and businesses, on the one hand, and IDW and its business, on the other hand.
      Deutsche Bank noted that: (i) the transaction value per share used for purposes of its analysis, $6.55, was above the range of implied share prices on the date twenty trading days prior to announcement for both the Selected (Technology) Transactions and the Selected (All) Transactions; and (ii) the transaction value per share used for purposes of its analysis, $6.55, was below the ranges of premiums paid on the date one day prior to announcement for both the Selected (All) Transactions and the Selected (Technology) Transactions.
      Other Analyses. In addition to performing the analyses summarized above to reach its conclusion with respect to the fairness of the exchange ratio, from a financial point of view, to the stockholders of IDW, Deutsche Bank also presented to the board of directors of IDW, for the board’s information in evaluating the merger’s financial terms and not as part of Deutsche Bank’s fairness analysis:

•	an historical exchange ratio analysis, and

•	a combination analysis
each of which is summarized below.

Historical Exchange Ratio Analysis. Deutsche Bank reviewed the historical ratio of the daily per share market closing prices of IDW common stock divided by the corresponding prices of Flextronics ordinary shares over the 90-day, 60-day and 30-day periods prior to September 1, 2006. The average exchange ratios for these time periods were 0.4762x, 0.4736x, and 0.4466x, respectively. Deutsche Bank then calculated the respective premiums over such average daily exchange ratios represented by the exchange ratio used for purposes of its analysis, 0.5582x, which were 17.2%, 17.9%, and 25.0%, respectively. In addition, Deutsche Bank reviewed the historical exchange ratios as of August 7, 2006 (20 business days, or four weeks, prior to announcement of the merger) and as of September 1, 2006 (the last business day prior to announcement of the merger). The exchange ratios for these dates were 0.4148x and

0.5055x, respectively. Deutsche Bank then calculated the respective premiums over such daily exchange ratios represented by the exchange ratio used for purposes of its analysis, 0.5582x, which were 34.6% and 10.4%, respectively.

Combination Analysis. Deutsche Bank calculated certain pro forma impacts of the merger on the combined Flextronics/ IDW company in the second half of Flextronics’s fiscal 2007 and Flextronics’s fiscal 2008. To prepare this analysis, Deutsche Bank utilized projections of net income, earnings per share and weighted average number of outstanding shares for each of those years furnished by the management of IDW for IDW and analyst estimates published by another investment banking firm for Flextronics, without making any assumptions regarding synergies that the combined company might realize from, or any costs related to, the merger. From this analysis, Deutsche Bank estimated that the merger would be approximately 1.3% dilutive to earnings per share of the combined company for the second half of Flextronics’s fiscal 2007 and approximately 0.8% dilutive to earnings per share of the combined company for Flextronics’s fiscal 2008.

* * * * * * * * *
      In reaching its opinion, Deutsche Bank did not assign any particular weight to any one analysis, or the results yielded by that analysis. Rather, having reviewed these results in the aggregate, Deutsche Bank exercised its professional judgment in determining that, based on the aggregate of the analyses used and the results they yielded, the exchange ratio was fair, from a financial point of view, to IDW’s stockholders. Deutsche Bank believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analyses and, accordingly, also made qualitative judgments concerning differences between the characteristics of IDW and the merger and the data selected for use in its analyses, as further discussed in this section.
      The foregoing summary describes all analyses and factors that Deutsche Bank deemed material in its presentation to the IDW board of directors, but is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion.
      In conducting its analyses and arriving at its opinion, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to the IDW board of directors as to the fairness of the exchange ratio, from a financial point of view, to the stockholders of IDW and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, Deutsche Bank made, and was provided by IDW management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond IDW’s control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of IDW, Flextronics or their respective advisors, neither IDW, Flextronics nor Deutsche Bank nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.
      The terms of the merger were determined through negotiations between Flextronics and IDW. Although Deutsche Bank provided advice to IDW during the course of these negotiations, the decision to enter into the merger was solely that of IDW’s board of directors. The opinion and presentation of Deutsche Bank to IDW’s board of directors were only one of a number of factors taken into consideration by IDW’s board of directors in making its determination to approve the merger.

      IDW selected Deutsche Bank as financial advisor in connection with the merger based on Deutsche Bank’s qualifications, expertise, reputation and experience in mergers and acquisitions, and related transactions. IDW retained Deutsche Bank as exclusive financial advisor to IDW with respect to the exploration of strategic alternatives that might lead to specified types of transactions, such as the merger, pursuant to a letter agreement dated August 16, 2006. As compensation for Deutsche Bank’s services in connection with the merger, Deutsche Bank will receive a cash fee of $3,250,000, a portion of which is creditable against the fee paid to Deutsche Bank for the delivery of its opinion and the balance of which is contingent upon the consummation of the merger. Regardless of whether the merger is consummated, IDW has agreed to reimburse Deutsche Bank for reasonable fees and disbursements of Deutsche Bank’s counsel and all of Deutsche Bank’s reasonable travel and other out-of-pocket expenses incurred in connection with the merger or otherwise arising out of the retention of Deutsche Bank under its engagement letter. IDW has also agreed to indemnify Deutsche Bank and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the merger.
      Deutsche Bank is an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided investment banking services to IDW, comprising serving as managing underwriter/bookrunner for IDW’s follow-on public offering of common stock in January 2006, for which the DB Group received customary commissions, and serving as exclusive financial advisor to IDW in connection with a possible acquisition of Flextronics’ camera module unit which was under consideration prior to the negotiations between IDW and Flextronics that culminated in the execution of the merger agreement and for which no fee became payable to Deutsche Bank under the terms of its engagement for that assignment. One or more members of the DB Group have also, from time to time, provided investment banking, commercial banking (including extension of credit) and other financial services to Flextronics or its affiliates, for which the DB Group has received customary fees or commissions (as the case may be), including services as: financial advisor with respect to a merger of a subsidiary of Flextronics with a third party in 2005; co-documentation agent for a revolving credit facility in 2005; and joint bookrunning manager in connection with an offering of debt securities in 2004. In addition, one or more members of the DB Group, for customary compensation, have from time to time performed, and continue to perform, a variety of services for Flextronics and its affiliates in connection with corporate treasury matters such as foreign exchange transactions, cash management and repurchases of debt securities. The board of directors of IDW was aware of the DB Group’s services for Flextronics when the company engaged Deutsche Bank. In the ordinary course of business, members of the DB Group may actively trade securities of IDW or Flextronics for their own account or the account of their customers and, accordingly, may from time to time hold a long or short position in such securities, instruments and obligations.
Flextronics’s Reasons for the Merger
      Flextronics believes that its proposed acquisition of IDW is a strategic addition to Flextronics’s product offering and capabilities. Flextronics is acquiring IDW for a variety of reasons, including the following:

•	Flextronics believes that adding IDW’s LCD design and manufacturing capabilities to Flextronics’s product offering and capabilities will augment Flextronics’s vertically integrated solutions capabilities;

•	Flextronics expects to benefit from a number of synergies by combining IDW’s LCD operations with Flextronics’s Camera Module Group, and TV tuner and Wifi and TFT module assembly operations; and

•	Flextronics expects to add to its customer base by having access to IDW’s portable media player market.
Interests of IDW’s Directors and Executive Officers in the Merger
      In considering the recommendation of IDW’s board of directors with respect to adopting the merger agreement and approving the merger, IDW stockholders should be aware that certain IDW directors and executive officers have interests in the merger that are different from, or in addition to, their interests as IDW stockholders. These interests create a potential conflict of interest. IDW’s board of directors was aware of these potential conflicts of interest during its deliberations on the merits of the merger and in making its decision in approving the merger, the merger agreement and the related transactions.

Indemnification and Insurance
      The merger agreement provides that IDW, as the surviving corporation in the merger, will observe, to the fullest extent permitted by Delaware law, all rights of persons who were present or former directors, officers, employees or agents of IDW before the effective time of the merger to indemnification, advancement of expenses and exculpation for acts and omissions as directors, officers, employees or agents of IDW occurring before the effective time of the merger, as provided in the IDW certificate of incorporation and bylaws (as in effect on September 4, 2006) and in indemnification agreements (as in effect on September 4, 2006 and identified in the merger agreement).
      The merger agreement further provides that IDW, as the surviving corporation in the merger, will fulfill any obligations pursuant to the IDW certificate of incorporation, bylaws and any indemnification agreement in effect on September 4, 2006, and will indemnify and hold harmless, to the fullest extent permitted by Delaware law, persons who were present or former directors, officers, employees and agents of IDW before the effective time of the merger.
      In addition, the merger agreement provides that, for a period of six years after the effective time of the merger, IDW, as the surviving corporation in the merger, will maintain in effect its existing directors’ and officers’ liability insurance policy as of September 4, 2006, or a policy of comparable coverage, for the benefit of the persons who were present or former directors, officers, employees or agents of IDW before the effective time of the merger with respect to their acts or omissions as directors, officers, employees or agents of IDW prior to the effective time of the merger. If the annual premiums payable for such insurance coverage exceed 200% of the annual premium paid by IDW for the existing policy in effect as of September 4, 2006, the surviving corporation may reduce the amount of coverage to the maximum coverage reasonably procurable for a premium equal to that amount.

IDW Options and Restricted Stock Held by Directors and Executive Officers
      IDW’s equity incentive plans provide for the acceleration of all unvested options and unvested shares of restricted stock in connection with the merger. In accordance with the terms of IDW’s 2000 equity incentive plan, IDW will cancel all options granted under the 2000 plan that are unexpired, unexercised and outstanding at the effective time of the merger. Further, and under Mr. Lacey’s option agreement in accordance with IDW’s 2005 equity incentive plan and Mr. Lacey’s option agreement, IDW will cancel all options granted under the 2005 plan that are unexpired, unexercised and outstanding at the effective time of the merger and IDW will pay to the holder of each such option an amount of cash equal to the excess, if any, of (a) the final exchange ratio multiplied by the closing price of Flextronics’s ordinary shares on the Nasdaq Global Select Market on the last trading day immediately prior to the date of closing of the merger, over (b) the applicable exercise price of such stock option. Immediately prior to the effective time of the merger, IDW’s equity incentive plans will be terminated.
      The members of IDW’s board of directors are: Ronald A. Cohan, Mark A. Christensen, Glenn E. Neland, D. Paul Regan and Thomas A. Lacey. Mr. Lacey, who is Chairman of the Board, is also IDW’s Chief Executive Officer. As of September 4, 2006, Mr. Cohan held 35,000 options, all of which were vested, and Messrs. Christensen, Neland and Regan each held 30,000 options, all of which were vested.
      IDW’s executive officers are Thomas A. Lacey, Jeffrey G. Winzeler, IDW’s Chief Operating Officer, Joseph Bedewi, IDW’s Chief Financial Officer and Alan M. Lefko, IDW’s Vice President of Finance and Corporate Secretary. As of September 4, 2006, Mr. Lacey held 1,000,000 options, of which 750,000 were unvested; Mr. Winzeler held 150,000 options, of which 125,000 were unvested; Mr. Bedewi held 75,000 options, of which 75,000 were unvested; and Mr. Lefko held 45,000 options, of which 17,500 were unvested.
      Mr. Winzeler held 36,250 shares of IDW restricted stock as of September 4, 2006, all of which were unvested.

Positions with Surviving Corporation
      Following the merger, it is anticipated that Mr. Lacy will hold a senior management position in Flextronics and that IDW’s other executive officers will continue to be employed by IDW, which will be a wholly-owned subsidiary of Flextronics. In addition, it is anticipated that Flextronics will engage some or all of IDW’s non-employee directors to furnish consulting services to IDW following the merger, including consulting services relating to the integration of IDW with Flextronics’s components offerings, and to provide on-going consultation regarding the operation of the business. Although the terms have not been negotiated, it is anticipated that IDW’s non-employee directors would each receive cash compensation less than or equal to the cash compensation they received as members of IDW’s board of directors (not to exceed $35,000 per year).

Voting Agreements
      On September 4, 2006, each of Joseph Bedewi, Mark A. Christensen, Ronald A. Cohan, Thomas A. Lacey, Alan M. Lefko, Glenn E. Neland, D. Paul Regan and Jeffrey G. Winzeler, representing all of IDW’s executive officers and directors, entered into voting agreements with Flextronics. As of the record date, IDW’s executive officers and directors owned in the aggregate 303,648 shares of IDW common stock and vested options that if exercised would represent an additional 627,500 shares of IDW common stock.
      Pursuant to the voting agreements, IDW’s executive officers and directors agreed: (i) to vote their shares of IDW common stock in favor of the adoption of the merger agreement and approval of the merger; and (ii) to not dispose of any shares of IDW common stock they hold before the earlier of the termination of the merger agreement or the consummation of the merger (other than in connection with the exercise of options that otherwise would terminate or be cancelled upon the merger). See “The Voting Agreements” beginning on page 70 of this proxy statement/ prospectus.
Material United States Federal Income Tax Consequences of the Merger
      The following is a summary of the material United States federal income tax consequences of the merger applicable to a holder of shares of IDW common stock that receives Flextronics ordinary shares in the merger. This discussion is based upon the Code, Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service, and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to United States persons that hold their shares of IDW common stock as capital assets for United States federal income tax purposes (generally, assets held for investment). As used in this section, a “United States person” is a citizen or resident of the United States, a corporation (or other entity treated as a corporation for United States federal income tax purposes) organized under the laws of the United States or any State or the District of Columbia, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust (other than a grantor trust) if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States persons have the authority to control all substantial decisions of the trust.
      This discussion does not address all of the tax consequences that may be relevant to particular IDW stockholders in light of their individual investment circumstances, including persons receiving payment for terminated options, or persons who have acquired IDW stock upon the exercise of stock options or pursuant to other compensatory arrangements, and other IDW stockholders that are subject to special treatment under United States federal income tax laws. Such stockholders would also include, for example, stockholders who are not United States persons, insurance companies, tax-exempt organizations, financial institutions, investment companies, broker-dealers, domestic shareholders whose “functional” currency is not the U.S. dollar, and stockholders who hold IDW stock as part of a hedge, straddle, constructive sale or conversion transaction. This discussion does not discuss the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger, whether or not in connection with the merger. In addition, this discussion does not address the tax consequences of the merger under state, local, or foreign tax laws. No ruling has been or will be sought from the Internal Revenue Service regarding the tax consequences of the merger, and no assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.
      Flextronics’s obligation to complete the merger is conditioned upon its receipt at closing of a tax opinion from Curtis, Mallet-Prevost, Colt & Mosle LLP that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. IDW’s obligation to complete the merger is conditioned upon its receipt at closing of a tax opinion from Bullivant Houser Bailey, PC that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; provided that if Bullivant Houser Bailey, PC fails to render such opinion, the condition to IDW’s obligation to complete the merger nonetheless will be deemed satisfied if Curtis, Mallet-Prevost, Colt & Mosle LLP renders such opinion to IDW. These opinions will be based on the truth and accuracy of certain factual representations and covenants made by Flextronics and IDW (including those contained in tax representation letters to be provided by Flextronics and IDW at the time of closing), and on customary factual assumptions, limitations and qualifications. The tax opinions are not binding on the Internal Revenue Service or any court and do not preclude the Internal Revenue Service from asserting, or a court from sustaining, a contrary conclusion.
      The following material United States federal income tax consequences will result from qualification of the merger as a “reorganization” within the meaning of Section 368(a) of the Code:

•	an IDW stockholder will not recognize any gain or loss upon the receipt of Flextronics ordinary shares in exchange for IDW common stock in connection with the merger, except with respect to cash received in lieu of a fractional Flextronics ordinary share;

•	an IDW stockholder will have an aggregate tax basis in the Flextronics ordinary shares received in the merger (including a fractional share deemed received and redeemed as described below) equal to the stockholder’s aggregate tax basis in its shares surrendered pursuant to the merger, reduced by the portion of the stockholder’s tax basis in its shares surrendered in the merger that is allocable to a fractional Flextronics ordinary share. If an IDW stockholder acquired any of its shares of IDW common stock at different prices or at different times, Treasury Regulations provide guidance on how such stockholder may allocate its tax basis to Flextronics ordinary shares received in the merger. IDW stockholders that hold multiple blocks of IDW common stock are urged to consult their tax advisors regarding the proper allocation of their basis among shares of Flextronics ordinary shares received under the Treasury Regulations;

•	the holding period of the Flextronics ordinary shares received by an IDW stockholder in connection with the merger (including a fractional Flextronics ordinary share deemed received and redeemed) will include the holding period of the IDW common stock surrendered in connection with the merger; and

•	cash received by an IDW stockholder in lieu of a fractional Flextronics ordinary share in the merger will be treated as if such fractional share had been issued in connection with the merger and then redeemed by Flextronics, and an IDW stockholder will generally recognize capital gain or loss with respect to such cash payment, measured by the difference between the amount of cash received and the tax basis in such fractional share. Any capital gain will be long-term capital gain if, as of the date of the merger, the shareholder’s holding period in IDW stock is greater than one year.
      Any IDW stockholder who will own 5% or more of either the total voting power or total value of Flextronics’s ordinary shares after the merger (taking into account ownership under applicable attribution rules) is subject to additional requirements to avoid recognizing gain on the merger. Any such stockholder should consult its tax advisor.
      Treatment of Flextronics, Granite and IDW. No gain or loss will be recognized by Flextronics, Granite or IDW as a result of the merger.
      Neither Flextronics nor IDW will request a ruling from the Internal Revenue Service regarding the tax consequences of the merger to IDW stockholders. The closing tax opinions do not bind the Internal Revenue Service and do not prevent the Internal Revenue Service from successfully asserting a contrary opinion. In addition, if any of the representations or assumptions upon which the closing tax opinions are based are inconsistent with the actual facts, the tax consequences of the merger could be adversely affected.
      Backup Withholding. Any cash payments to IDW stockholders in connection with the merger may be subject to backup withholding at a rate of 28% on a holder’s receipt of cash, unless such holder furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding. Any amount withheld under the backup withholding rules will generally be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.
      HOLDERS OF SHARES OF IDW COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AS WELL AS THE EFFECTS OF STATE, LOCAL, AND FOREIGN TAX LAWS.
Singapore Tax Considerations
      This summary is of a general nature and is included herein solely for informational purposes. It is not intended to be, nor should it be construed as being, legal or tax advice. No representation regarding the consequences to any particular holder of ordinary shares is made. This summary of Singapore tax considerations is based on current law, which is subject to change, possibly on a retroactive basis, and is provided for general information. These discussions do not purport to deal with all aspects of taxation that may be relevant to particular stockholders in light of their investment or tax circumstances, or to certain types of stockholders (including insurance companies, tax-exempt organizations, U.S. stockholders who actually or constructively own 10% or more of the total combined voting power of all of Flextronics’s outstanding shares, regulated investment companies, partnerships or other pass through entities or investors in such entities, financial institutions or broker-dealers, expatriates and shareholders that are not U.S. stockholders subject to special treatment under the U.S. federal income tax laws). Stockholders should consult their own tax advisors regarding the particular tax consequences to such stockholders of any investment in Flextronics’s ordinary shares. In this summary, references to “S$” are to Singapore dollars.

Income Taxation Under Singapore Law
      Under current provisions of the Income Tax Act, Chapter 134 of Singapore, corporate profits are taxed at a rate equal to 20% with effect from the year of assessment 2005. In addition, 75% of up to the first S$10,000, and 50% of up to the next S$90,000 of a company’s chargeable income (other than Singapore dividends received by the company) will be exempt from corporate tax.
      Singapore does not impose withholding tax on dividends. Prior to January 1, 2003, Singapore applied a full imputation system to all dividends (other than exempt dividends) paid by a Singapore resident company. With effect from January 1, 2003, tax on corporate profits is final and dividends paid by a Singapore resident company will be tax exempt in the hands of a stockholder, whether or not the stockholder is a company or an individual and whether or not the stockholder is a Singapore resident. However, if the resident company was previously under the imputation system and has unutilized dividend franking credits as at December 31, 2002, there will be a 5-year transition period from January 1, 2003 to December 31, 2007, during which a company may remain on the imputation system. Dividends declared by non-resident companies are not subject to the imputation system.
      Under current Singapore tax law there is no tax on capital gains, and, thus, any profits from the disposal of shares are not taxable in Singapore unless the gains arising from the disposal of ordinary shares is construed to be of an income nature and subject to tax, especially if they arise from activities which Inland Revenue Authority of Singapore regards as the carrying on of a trade or business in Singapore (in which case, the disposal profits would be taxable as trade profits rather than capital gains).
      There is no stamp duty payable in respect of the holding of ordinary shares. No duty is payable on the acquisition of new ordinary shares. Where existing shares are acquired in Singapore, stamp duty is payable on the instrument of transfer of the ordinary shares at the rate of S$2 for every S$1,000 of the market value of the ordinary shares. The stamp duty is borne by the purchaser unless there is an agreement to the contrary. Where the instrument of transfer is executed outside of Singapore, stamp duty must be paid if the instrument of transfer is received in Singapore. Under Article 22(iii) of Flextronics’s Articles of Association, Flextronics’s directors are authorized to refuse to register a transfer unless the amount of stamp duty (if any) required by applicable law is paid.

Singapore Estate Taxation
      In the case of an individual who is not domiciled in Singapore and who died before January 1, 2002, a Singapore estate tax is imposed on the value of all movable and immovable properties situated in Singapore. Flextronics’s ordinary shares are considered to be movable property situated in Singapore. Thus, an individual stockholder who is not domiciled in Singapore at the time of his or her death before January 1, 2002 will be subject to Singapore estate tax on the value of any such ordinary shares held by the individual upon the individual’s death. Such a stockholder will be required to pay Singapore estate tax to the extent that the value of the ordinary shares (or in aggregate with any other assets subject to Singapore estate tax) exceeds S$600,000. Any such excess will be taxed at a rate equal to 5% on the first S$12,000,000 of the individual’s Singapore chargeable assets and thereafter at a rate equal to 10%. If an individual who is not domiciled in Singapore dies on or after January 1, 2002, no estate duty is payable on his moveable property in Singapore.

Tax Treaties Regarding Withholding Taxes
      There is no reciprocal income tax treaty between the United States and Singapore regarding withholding taxes on dividends and capital gains.
Accounting Treatment of the Merger
      In accordance with United States generally accepted accounting principles, Flextronics will account for the merger using the purchase method of accounting. Under this method of accounting, Flextronics will record the market value (based on an average of the closing prices of Flextronics’s ordinary shares for a range of trading days from a few days before and after September 5, 2006, the announcement date) of its ordinary shares issued in connection with the merger, the amount of cash consideration to be paid to holders of IDW common stock, and the amount of direct transaction costs associated with the merger as the estimated purchase price of acquiring IDW. Flextronics will allocate the estimated purchase price to the net tangible and amortizable intangible assets acquired (including developed and core technology and patents, advertiser contracts and lists, and affiliate agreements), based on their respective fair values at the date of the completion of the merger. Any excess of the estimated purchase price over those fair values will be accounted for as goodwill.
      Intangible assets, other than goodwill and indefinite-lived intangible assets, if any, will be amortized over their estimated useful lives. Goodwill resulting from the business combination will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present).
      In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.
Effect of the Merger on IDW Stock Option Plans
      IDW’s equity incentive plans provide for the acceleration of all unvested options and unvested shares of restricted stock in connection with the merger. In accordance with the terms of IDW’s 2000 equity incentive plan, IDW will cancel all options granted under the 2000 plan that are unexpired, unexercised and outstanding at the effective time of the merger. Further, in accordance with IDW’s 2005 equity incentive plan and Mr. Lacey’s option agreement, IDW will cancel all options granted under the 2005 plan and under Mr. Lacey’s option agreement that are unexpired, unexercised and outstanding at the effective time of the merger and IDW will pay to the holder of each such option an amount of cash equal to the excess, if any, of (a) the final exchange ratio multiplied by the closing price of Flextronics’s ordinary shares on the Nasdaq

Global Select Market on the last trading day immediately prior to the date of closing of the merger, over (b) the applicable exercise price of such stock option. Immediately prior to the effective time of the merger, IDW’s equity incentive plans will be terminated. See “— Interests of IDW’s Directors and Executive Officers in the Merger” beginning on page 50.
Regulatory Filings and Approvals Required to Complete the Merger
      Under the HSR Act and related rules, Flextronics and IDW may not complete the merger until the expiration of a 30-day waiting period following the filing of notification reports with the DOJ and the FTC by Flextronics and IDW, which each party made on October 13, 2006, unless a request for additional information or documents is received from the FTC or the DOJ or unless early termination of the waiting period is granted. If, within the initial 30-day waiting period, either the DOJ or the FTC requests additional information or documents concerning the merger, then the waiting period will be extended until the 30th calendar day after the date of substantial compliance with the request by both parties, unless earlier terminated by the FTC or the DOJ.
      Flextronics and IDW made the necessary filings with competition authorities in China on October 17, 2006, in Brazil on September 26, 2006, in Austria on October 19, 2006, in Germany on October 13, 2006 and in Ukraine on October 16, 2006.
      Although Flextronics and IDW expect to obtain all of these regulatory approvals, there can be no assurance that Flextronics and IDW will obtain the regulatory approvals necessary or that the granting of these regulatory approvals will not involve the imposition of conditions on the completion of the merger or require changes to the terms of the merger. These conditions or changes could require the grant of a complete or partial license, a divestiture or spin-off, or the holding separate of assets or businesses and, if such required actions are not immaterial, could result in the conditions to Flextronics’s obligation to complete the merger not being satisfied.
      In addition, at any time before or after the completion of the merger, the DOJ, the FTC or others could take action under the antitrust laws, including seeking to prevent the merger, to rescind the merger or to conditionally approve the merger upon the divestiture by IDW or Flextronics of substantial assets. In addition, in some jurisdictions, a competitor, customer or other third party could initiate a private action under the antitrust or other laws challenging or seeking to enjoin the merger, before or after it is completed.
Delisting and Deregistration of IDW Common Stock After the Merger
      When the merger is completed, IDW common stock will be delisted from the Nasdaq Global Market and deregistered under the Exchange Act. In addition, IDW will cease to be a reporting company under the Exchange Act.
Restrictions on Sales of Flextronics Ordinary Shares Received in the Merger
      The Flextronics ordinary shares to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable, except for Flextronics ordinary shares issued to any person who is deemed to be an “affiliate” of IDW prior to the merger. Persons who may be deemed to be “affiliates” of IDW prior to the merger include individuals or entities that control, are controlled by, or are under common control of IDW, prior to the merger, and may include officers and directors, as well as principal stockholders of IDW, prior to the merger. Affiliates of IDW will be notified separately of their affiliate status.
      Persons who may be deemed to be affiliates of IDW prior to the merger may not sell any Flextronics ordinary shares received by them in connection with the merger except pursuant to:

•	an effective registration statement under the Securities Act covering the resale of those shares;

•	an exemption under paragraph (d) of Rule 145 under the Securities Act; or

•	any other applicable exemption under the Securities Act.

      Flextronics’s registration statement on Form S-4, of which this proxy statement/ prospectus forms a part, does not cover the resale of shares of Flextronics ordinary shares to be received in connection with the merger by persons who may be deemed to be affiliates of IDW prior to the merger.
No Appraisal Rights
      Under Delaware law, IDW stockholders will not have appraisal rights pursuant to the merger and the other transactions contemplated by the merger agreement because IDW common stock was listed on the Nasdaq Global Market on the record date for the determination of IDW stockholders entitled to notice of, and to vote at the special meeting of IDW’s stockholders.
THE MERGER AGREEMENT
      The following is a summary of the material terms of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified by reference to the complete merger agreement which is attached as Annex A to this proxy statement/ prospectus and incorporated herein by reference. We urge you to read carefully the full text of the merger agreement.
Explanatory Note Regarding Summary of Merger Agreement and Representations and Warranties in the Merger Agreement
      The summary of the terms of the merger agreement is intended to provide information about the terms of the merger. Except for its status as a legal document governing the contractual rights among the parties thereto in relation to the proposed merger and the other transactions contemplated thereby, the merger agreement is not intended to be a source of factual or operational information about Flextronics, IDW or their respective businesses. The representations and warranties contained in the merger agreement are not necessarily accurate or complete as made and may be subject to exceptions set forth in the disclosure schedules provided in accordance with the merger agreement. Such representations, warranties and covenants have been negotiated by IDW and Flextronics for the purpose of allocating contractual risk between the parties, including where the parties do not have complete knowledge of all the facts, and not for the purpose of establishing matters as facts. In particular, the representations and warranties made by the parties to each other in the merger agreement have been negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the merger should events or circumstances change or be different from those stated in the representations and warranties. Matters may change from the state of affairs contemplated by the representations and warranties. The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable to investors. Flextronics and IDW will provide additional disclosure in their public reports to the extent that they are aware of the existence of any material facts that are required to be disclosed under U.S. federal securities law and that might otherwise contradict the terms and information contained in the merger agreement and will update such disclosure as required by federal securities laws. Investors are not third-party beneficiaries under the merger agreement and any stockholder of IDW or shareholder of Flextronics or any potential investor should not rely on the representations, warranties and covenants therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.
Structure of the Merger
      Under the merger agreement, Granite Acquisition Corp., a wholly-owned subsidiary of Flextronics, will merge with and into IDW, with IDW continuing as the surviving corporation. As a result of the merger, IDW will become a wholly-owned subsidiary of Flextronics. The merger agreement also provides that the directors of Granite Acquisition Corp. at the effective time of the merger will be the directors of the surviving corporation, and the officers of Granite Acquisition Corp. will be the officers of the surviving corporation, until, in each case, their respective successors are duly elected or appointed and qualified in accordance with applicable law.

Completion and Effectiveness of the Merger
      Flextronics and IDW will complete the merger when all of the conditions to completion of the merger contained in the merger agreement described in the section entitled “— Conditions to Completion of the Merger” beginning on page 66 of this proxy statement/ prospectus are satisfied or waived, including adoption of the merger agreement and approval of the merger by the stockholders of IDW. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware.
      Flextronics and IDW are working to complete the merger as quickly as possible. Flextronics and IDW currently plan to complete the merger during the fourth calendar quarter of 2006. However, because completion of the merger is subject to various conditions, Flextronics and IDW cannot predict the exact timing of the merger or whether the merger will occur at all.
Conversion of IDW Common Stock in the Merger
      Upon completion of the merger, each share of IDW common stock outstanding immediately prior to the effective time of the merger will be canceled and extinguished and automatically converted into the right to receive a fraction of a Flextronics ordinary share (such fraction is referred to as the exchange ratio) upon surrender of the certificate representing such share of IDW common stock in the manner provided in the merger agreement. The exchange ratio will be calculated using the average daily closing price for Flextronics’s ordinary shares during the 20 consecutive trading days ending on the fifth trading day immediately preceding the closing of the merger, which is referred to in this description as the average Flextronics closing price. If the average Flextronics closing price is:

•	equal to or greater than $10.5606 and equal to or less than $12.9074, the exchange ratio will be equal to $6.55 divided by the average Flextronics closing price;

•	greater than $12.9074 and equal to or less than $13.4941, the exchange ratio will be fixed at 0.5075;

•	greater than $13.4941, the exchange ratio will be equal to $6.85 divided by the average Flextronics closing price; or

•	less than $10.5606, the exchange ratio will be fixed at 0.6202.
If the average Flextronics closing price is less than $9.9739, IDW may elect to terminate the merger agreement by delivering a walk-away notice to Flextronics. However, such termination will not be effective if Flextronics, upon receipt of a walk-away notice, elects to increase the exchange ratio to equal $6.19 divided by the average Flextronics closing price. Flextronics and IDW plan to issue a joint press release one day prior to the IDW special meeting setting forth the anticipated average Flextronics closing price and the exchange ratio calculation.
      The exchange ratio also will be adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Flextronics ordinary shares or IDW common stock), reorganization, recapitalization, reclassification or other like change with respect to Flextronics ordinary shares or IDW common stock having a record date on or after September 4, 2006, and prior to completion of the merger.
      Based on an assumed exchange ratio of 0.5253 (calculated by using an average Flextronics closing price of $12.47, which was the closing price for Flextronic’s ordinary shares on October 24, 2006, the last trading day prior to the printing of this proxy statement/prospectus) and the number of shares of IDW common stock outstanding as of the record date, a total of approximately 23.6 million Flextronics ordinary shares would be issued in connection with the merger to holders of IDW common stock. Please note that this number may change based on the actual average Flextronics closing price, which will determine the exchange ratio in accordance with the formula set forth above.

Fractional Shares
      Flextronics will not issue any fractional shares in connection with the merger. Instead, each holder of IDW common stock exchanged in connection with the merger who would otherwise be entitled to receive a fraction of an ordinary share of Flextronics will receive cash, without interest, in an amount equal to the fraction multiplied by the average Flextronics closing price.
Exchange of IDW Common Stock; Distributions on Flextronics Shares
      Prior to the effective time of the merger, Flextronics will appoint an exchange agent to handle the exchange of IDW stock certificates or uncertificated shares of IDW common stock for ordinary shares of Flextronics (which shares will be in uncertificated form unless a physical certificate is requested by such holder) and the payment of cash for fractional shares. Promptly after the effective time of the merger, the exchange agent will send a letter of transmittal, which is to be used to exchange IDW stock certificates or uncertificated shares of IDW common stock for ordinary shares of Flextronics, to each former IDW stockholder. The letter of transmittal will contain instructions explaining the procedure for surrendering IDW stock certificates or transferring uncertificated IDW common stock.
      IDW stockholders who surrender their stock certificates, together with a properly completed letter of transmittal, or transfer their uncertificated shares of IDW common stock, will receive (1) ordinary shares of Flextronics (which shares will be in uncertificated book-entry form unless a physical certificate is requested by such holder) into which the shares of IDW common stock were converted in the merger, and (2) cash in lieu of any fractional shares. After the effective date of the merger, each certificate or uncertificated share that previously represented shares of IDW common stock will only represent the right to receive the ordinary shares of Flextronics (and cash in lieu of fractions thereof) into which those shares of IDW common stock have been converted.
      After the completion of the merger, Flextronics will not pay any dividends or other distributions with a record date after the effective time of the merger to any holder of any IDW stock certificates or uncertificated shares of IDW common stock until the holder surrenders the IDW stock certificates or transfers the uncertificated shares of IDW common stock. However, once those certificates are surrendered or those uncertificated shares are transferred, Flextronics will pay to the holder, without interest, (1) the amount of any dividends or other distributions with a record date after the effective date of the merger previously paid or payable on the date of such surrender with respect to such securities, and (2) at the appropriate payment date, the amount of dividends or other distributions with a record date after the effective time of the merger and prior to surrender or transfer and with a payment date subsequent to surrender or transfer payable with respect to such securities.
      Holders of IDW common stock should not send in their IDW stock certificates until they receive a letter of transmittal from the exchange agent for the merger, with instructions for the surrender of IDW stock certificates.
Transfers of Ownership and Lost Stock Certificates
      Flextronics will issue (i) Flextronics ordinary shares, (ii) cash in lieu of fractional shares, and (iii) any dividends or distributions that may be payable in a name other than the name in which a surrendered IDW stock certificate is registered only if the person requesting such exchange presents to the exchange agent all documents required to show and effect the unrecorded transfer of ownership and to show that such person paid any applicable stock transfer taxes. If an IDW stock certificate is lost, stolen or destroyed, the holder of such certificate may need to deliver an affidavit or bond prior to receiving the merger consideration payable with respect to such stock.

Representations and Warranties
      The merger agreement contains a number of representations and warranties with respect to IDW and Flextronics. The representations and warranties are subject, in some cases, to specified exceptions and qualifications.
      Flextronics and IDW have made similar representations and warranties relating to the following matters:

•	corporate organization, power and authority;

•	corporate authority to enter into, and complete the transactions under, the merger agreement; and enforceability of the merger agreement;

•	absence of any conflict or violation of the charter documents, legal requirements or contracts as a result of the merger;

•	regulatory approvals required to complete the merger;

•	outstanding shares, options, warrants and convertible securities;

•	information supplied for inclusion in this proxy statement/ prospectus;

•	filings with the SEC, financial statements, internal controls over financial reporting and disclosure controls and procedures;

•	brokers’ and finders’ fees owed in connection with the merger;

•	compliance with laws; and

•	the absence of certain legal proceedings.
      IDW has made additional representations and warranties relating to the following matters:

•	corporate organization, power and capitalization of its subsidiaries;

•	the unanimous approval by its board of directors of the merger agreement and the transactions contemplated by the merger agreement;

•	the absence of undisclosed material liabilities;

•	the absence of certain changes to IDW or its subsidiaries or events not in the ordinary course consistent with past practices since October 31, 2005 through the date of the merger agreement;

•	the filing of required tax returns, payment of taxes, the absence of tax audits and certain other tax matters;

•	title to the assets it owns and validity of its leases;

•	its intellectual property and the non-infringement of the intellectual property of others;

•	governmental authorizations;

•	its compliance with environmental laws, its hazardous materials activities and its environmental liabilities;

•	the absence of related party transactions;

•	its employee benefit plans and related matters;

•	material contracts to which IDW or any of its subsidiaries is a party;

•	its insurance;

•	its customers, suppliers, warranties and product returns;

•	the opinion received from its financial advisor as to fairness to the IDW stockholders, from a financial point of view, of the exchange ratio; and

•	actions related to anti-takeover statutes.
IDW’s Conduct of Business Before Completion of the Merger
      Under the merger agreement, IDW has agreed that, until the earlier of the completion of the merger or termination of the merger agreement, IDW and each of its subsidiaries will carry on their business in the usual, regular and ordinary course, in substantially the same manner as previously conducted, and in compliance with all applicable laws and regulations, pay their debts and obligations when due, subject to good faith disputes over such debts and obligations, and use all reasonable efforts consistent with past practice to preserve intact their present business organization and employee base and preserve their relationships with customers, suppliers, licensors, licensees and others with which they have business dealings. Under the merger agreement, IDW also has agreed that, until the earlier of the completion of the merger or termination of the merger agreement, or unless Flextronics consents in writing, it will not (and will not permit its subsidiaries to), subject to specified exceptions:

•	enter into a new line of business;

•	adopt or propose any change to its certificate of incorporation or bylaws;

•	declare or pay dividends or make any other distributions in respect of any capital stock, or effect any stock splits, combinations or reclassifications or authorize the issuance of any other securities in respect of its capital stock;

•	purchase, redeem or otherwise acquire any shares of IDW capital stock or the capital stock of any subsidiary;

•	issue, sell, transfer, pledge, redeem, accelerate rights under, dispose of or encumber any shares of IDW capital stock or any options, warrants, convertible securities or other rights of any kind to acquire any shares of IDW capital stock, or any other ownership interest in IDW or any of its subsidiaries, other than the issuances of shares pursuant to the exercise of outstanding stock options;

•	acquire or agree to acquire by merging or consolidating with, or by purchasing any equity or voting interest in or all or substantially all the assets of, or by any other manner, any business or other entity or division;

•	except for purchases of inventory in the ordinary course of business consistent with past practice, acquire or agree to acquire any assets that are material, individually or in the aggregate, to the business of IDW and its subsidiaries, or in any event, for consideration in excess of $250,000;

•	enter into any agreement with respect to the formation of any joint ventures, strategic partnerships or alliance;

•	sell, lease, license, encumber or otherwise dispose of any properties or assets that are material, individually or in the aggregate, to the business of IDW and its subsidiaries, for consideration in excess of $500,000, except for the sale or license of current IDW products in the ordinary course of business consistent with past practice;

•	effect any material restructuring activities by IDW or any of its subsidiaries with respect to their employees;

•	make any loans, financings or investments in any other person or entity, other than loans or investments by IDW or a wholly-owned subsidiary to or in IDW or a wholly-owned subsidiary, employee loans or advances for expenses in the ordinary course of business consistent with past practice and in accordance with applicable law, or extensions of credit or financing to customers made in the ordinary course of business consistent with past practice;

•	except as required by generally accepted accounting principles, as concurred by IDW’s independent auditors, make any change in accounting methods or principles of accounting or revalue any of its assets;

•	amend any material tax returns, make or change any material election relating to taxes, adopt or change any material accounting method relating to taxes, or settle, consent or enter into any closing agreement relating to any audit or consent to any waiver of the statutory period of limitations of any audit;

•	cancel, terminate or materially amend any material insurance policy other than the renewal of existing policies;

•	commence or settle any lawsuit, proceeding or other investigation, other than settlements entered into in the ordinary course of business and only requiring IDW and its subsidiaries to pay monetary damages not exceeding $250,000 or involving ordinary course collection claims for accounts receivable due and payable to IDW and its subsidiaries;

•	except as required by legal requirements or pursuant to contracts binding on IDW or its subsidiaries on the date of the merger agreement:

•	increase in any manner the compensation or benefits of, or pay or grant any bonus, change of control, severance or termination pay to, any employees, service providers or directors of IDW or its subsidiaries, other than increases or payments to non-officer employees in the ordinary course and consistent with past practice;

•	adopt or amend any employee benefit plan or make any contributions, other than regularly scheduled contributions, to any employee benefit plan;

•	except as provided in the merger agreement, accelerate, amend or change the vesting or exercisability of options, reprice options or authorize cash payments in exchange for options;

•	subject to certain exceptions, enter into, modify or amend any management, employment, severance, separation, settlement, consulting, contractor, change of control or other agreement or contract with any employees or service providers; or

•	enter into any collective bargaining agreement;

•	enter into any agreement that would subject Flextronics or the surviving company or their businesses to any non-compete, most-favored nation, unpaid future deliverables rights, exclusivity or other material restrictions;

•	provide any material refund, credit or rebate to any customer, reseller or distributor other than in the ordinary course of business consistent with past practice;

•	incur or guarantee any indebtedness in excess of $250,000, issue or sell any debt securities or options, warrants or other rights to acquire debt securities, enter into any “keep well” or other agreement to maintain any financial statement condition of another person, other than (i) in connection with the financing of ordinary course trade payables consistent with past practice, (ii) pursuant to existing credit facilities as in effect on the date of the merger agreement, or (iii) loans, investments, or guarantees by IDW or any of its subsidiaries to, in or of its subsidiaries;

•	create or incur any lien on any material asset of IDW or any of its subsidiaries;

•	enter into, modify or amend or terminate any material contract or waive, release or assign any material rights under such material contracts other than in the ordinary course of business consistent with past practice; or

•	take or commit or agree to any of the foregoing actions.

IDW’s Covenant Against Soliciting Other Offers
      Under the terms of the merger agreement, subject to limited exceptions described below, IDW has agreed that none of it, any of its subsidiaries or any of its or its subsidiaries’ officers or directors will, and IDW will use all reasonable efforts to cause IDW’s affiliates, subsidiaries, agents and representatives, including their investment bankers, attorneys and accountants not to, directly or indirectly:

•	solicit, initiate, or take any action that could reasonably be expected to facilitate or encourage, the making, submission or announcement of, any acquisition proposal, as described below;

•	enter into or participate in any discussions or negotiations with any third party regarding any acquisition proposal;

•	furnish any non-public information to any third party regarding any acquisition proposal;

•	cooperate in any manner with, or assist, participate in, facilitate or encourage any effort by any third party concerning the making of any proposal that constitutes or would reasonably be expected to lead to, any acquisition proposal;

•	approve, endorse or recommend or make or authorize any public statement, recommendation or solicitation in support of any acquisition proposal; or

•	execute or enter into, or agree to execute or enter into, any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any acquisition proposal or any transaction contemplated by such an acquisition proposal.
An “acquisition proposal” is any offer or proposal relating to any transaction or series of related transactions involving:

•	any purchase from IDW or acquisition by any person or group of more than a 20% interest in the total outstanding voting securities of IDW or any of its subsidiaries;

•	any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 20% or more of the total outstanding voting securities of IDW or any of its subsidiaries;

•	any merger, consolidation, business combination or similar transaction involving IDW or any of its subsidiaries;

•	any sale, lease outside the ordinary course of business, exchange, transfer, license outside the ordinary course of business, acquisition or disposition of more than 20% of the assets of IDW (including its subsidiaries taken as a whole); or

•	any liquidation or dissolution of IDW.
      Under the merger agreement, IDW agreed to cease, as of the date of the merger agreement, all existing activities, discussions or negotiations by IDW and its subsidiaries conducted to such date with any third parties with respect to the consideration of any acquisition proposal.
      IDW is obligated to promptly, and in any event within 24 hours, notify Flextronics upon receipt of any acquisition proposal or any request for non-public information or inquiry that would reasonably be expected to lead to an acquisition proposal or from any third party seeking to have discussions or negotiations with IDW relating to a possible acquisition proposal. Among other things, IDW must notify Flextronics of the identity of the person or group making the acquisition proposal, request or inquiry and the material terms and conditions of the acquisition proposal, request or inquiry, and must keep Flextronics informed as to the status of the acquisition proposal, request or inquiry.
      Notwithstanding the prohibitions contained in the merger agreement with respect to acquisition proposals, if IDW receives an unsolicited, bona fide written acquisition proposal that its board of directors concludes in good faith, after consultation with its outside legal counsel and its financial advisor, is, or is reasonably likely to result in, an acquisition proposal that constitutes a superior offer, as described below, then

IDW may furnish non-public information to, and engage in negotiations with, the third party making the acquisition proposal, provided that:

•	IDW complies with the terms of the merger agreement relating to acquisition proposals;

•	prior to furnishing non-public information or entering into any negotiations or discussions with such third party, IDW enters into a confidentiality agreement with the third party that contains customary limitations on the use and disclosure of such information and also contemporaneously furnishes Flextronics with a copy of the information furnished to the potential third party acquirer to the extent not previously furnished to Flextronics; and

•	IDW’s board of directors reasonably determines in good faith, after consultation with its outside legal counsel, that failure to do so would reasonably likely be expected to result in a breach of its fiduciary duties to IDW stockholders under applicable law.
      An acquisition proposal will constitute a “superior offer” if each of the following conditions is met:

•	the acquisition proposal is an unsolicited bona fide acquisition proposal (with the “20%” thresholds in the definition of “acquisition proposal” replaced with “50%”) made by a third party; and

•	the acquisition proposal is on terms that the IDW board of directors has in good faith concluded, after consultation with its outside legal counsel and financial advisor, taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the third party making the offer, to be more favorable to IDW’s stockholders (in their capacities as stockholders) than the terms of the merger and is reasonably capable of being completed.
IDW’s Covenant that its Board of Directors Recommend the Merger and Hold a Stockholders Meeting
      IDW has agreed to take all action necessary to call, hold and convene a meeting of its stockholders to consider the approval of the merger, and to use reasonable efforts to solicit from its stockholders proxies in favor of adopting and approving the merger agreement and approving the merger, and to take all other action necessary or advisable to secure the vote or consent of its stockholders required by the Delaware General Corporation Law to obtain such approvals. The IDW board of directors agreed to recommend that IDW stockholders vote in favor of adopting the merger agreement and approve the merger at the special meeting.
      Notwithstanding IDW’s board of directors’ obligations described in the preceding paragraph, in response to a superior offer, (i) the board of directors of IDW may withhold, withdraw, amend or modify its recommendation to its stockholders in favor of the merger and, in the case of a superior offer that is a tender or exchange offer made directly to its stockholders, may recommend that IDW’s stockholders accept the tender or exchange offer, (ii) the board of directors of IDW may approve, endorse or recommend a superior offer, and (iii) IDW or its subsidiaries may execute or enter into or propose to execute or enter into any letter of intent or agreement contemplating or relating to a superior offer, if all of the following conditions are met:

•	the board of directors of IDW has determined in good faith, after consultation with its financial advisor and its outside legal counsel, that a superior offer has been made and has not been withdrawn;

•	the stockholders of IDW have not approved the merger agreement in accordance with applicable law;

•	IDW has provided Flextronics, at least four business days prior to publicly changing its recommendation, written notice of its receipt of a superior offer and has disclosed in the notice the most recent terms and conditions of the superior offer, the identity of the third party or group making the superior offer, and its intent to change its recommendation to its stockholders;

•	during the four business day period described above, IDW has provided Flextronics with a reasonable opportunity to make adjustments to the terms and conditions of the merger agreement proposed by Flextronics and negotiated in good faith with respect to such adjustments, to enable IDW to proceed with its recommendation to the IDW stockholders in favor of the adoption of the merger agreement and approval of the merger;

•	the board of directors of IDW has determined in good faith, after consultation with its financial advisor, that the terms of the superior offer are more favorable to the stockholders of IDW than the merger (as it may be adjusted during the four day period described above) and after consultation with its outside legal counsel, that the failure of the board of directors to change its recommendation would reasonably be expected to result in a breach of its fiduciary duties to its stockholders under applicable law; and

•	IDW has not breached any of the provisions in the merger agreement relating to the special meeting of stockholders, the recommendation of the board of directors and non-solicitation of other acquisition proposals.
      Regardless of whether the board of directors of IDW has received an acquisition proposal or has withheld, withdrawn, amended or modified its recommendation to its stockholders to vote “FOR” the proposal to adopt the merger agreement and approve the merger, IDW is obligated under the terms of the merger agreement to call, give notice of, convene and hold a special meeting of its stockholders to consider and vote upon the proposal to adopt the merger agreement and approve the merger unless IDW has entered into a definitive binding agreement with respect to a superior offer in compliance with its obligations described above in the section entitled “— IDW’s Covenant Against Soliciting Other Offers” beginning on page 62 of this proxy statement/ prospectus and IDW has paid Flextronics the termination fee described below in the section entitled “— Payment of Termination Fee” beginning on page 69 of this proxy statement/ prospectus.
      Notwithstanding the obligations described in the preceding paragraphs, IDW and its board of directors may take and disclose to its stockholders a position contemplated by Rules 14a-9, 14d-9 and 14e-2(a) under the Exchange Act. Without limiting the preceding sentence, the IDW board of directors may not change its recommendation to stockholders to vote in favor of adoption of the merger agreement and approval of the merger except in accordance with the procedures described in the preceding paragraphs.
Treatment of IDW Stock Options
      IDW’s equity incentive plans provide for the acceleration of all unvested options and unvested shares of restricted stock in connection with the merger. In accordance with the terms of IDW’s 2000 equity incentive plan, IDW will cancel all options granted under the 2000 plan that are unexpired, unexercised and outstanding at the effective time of the merger. Further, in accordance with IDW’s 2005 equity incentive plan and Mr. Lacey’s option agreement, IDW will cancel all options granted under the 2005 plan and under Mr. Lacey’s option agreement that are unexpired, unexercised and outstanding at the effective time of the merger and IDW will pay to the holder of each such option an amount of cash equal to the excess, if any, of (a) the final exchange ratio multiplied by the closing price of Flextronics’s ordinary shares on the Nasdaq Global Select Market on the last trading day immediately prior to the date of closing of the merger, over (b) the applicable exercise price of such stock option. Immediately prior to the effective time of the merger, IDW’s equity incentive plans will be terminated.
Director and Officer Indemnification and Insurance
      The merger agreement provides that Flextronics will and will cause the surviving company in the merger to fulfill and honor IDW’s obligations under any indemnification agreements with its present and former directors and officers that existed on the date of the merger agreement. In addition, Flextronics has agreed to cause the surviving corporation to maintain in the certificate of incorporation and bylaws of the surviving company provisions relating to exculpation, indemnification and the advancement of expenses that are at least as favorable to the indemnified directors, officers, employees and agents as those contained in IDW’s organizational documents that were in effect on the date of the merger agreement. Flextronics also has agreed to indemnify present and former directors and officers of IDW to the fullest extent permitted by applicable law for a period of six years after the effective time of the merger and to provide officers’ and directors’ liability insurance covering such persons for acts and omissions occurring prior to the effective time of the merger (subject to limitations on increases in the premium).

Tax Matters
      Each of Flextronics, Granite Acquisition Corp. and IDW agreed that it will not, and will not permit any of its subsidiaries to, take, or fail to take, any action prior to the closing of the merger that would reasonably be expected to cause the merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.
Regulatory Filings
      Flextronics and IDW have agreed to make all filings and submissions required by any governmental entity in connection with the merger and the other transactions contemplated by the merger agreement including those filings or submissions required under the HSR Act, as well as any other comparable merger notification or control laws of any applicable jurisdiction, as agreed by the parties.
Reasonable Efforts and Further Actions
      Subject to the provisions of the merger agreement, Flextronics and IDW have agreed to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the merger and the other transactions contemplated by the merger agreement. Notwithstanding the foregoing, Flextronics shall not be required to divest any business or agree to any material limitation on the conduct of its business in order to effect the merger.
Conditions to Completion of the Merger
      The obligations of Flextronics and IDW to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	the adoption of the merger agreement and approval of the merger by IDW stockholders;

•	no statute, rule, regulation or other order having been enacted or issued by a governmental entity of competent jurisdiction which is in effect and has the effect of making the merger illegal or otherwise prohibiting completion of the merger;

•	the effectiveness of a registration statement filed in connection with the issuance of Flextronics ordinary shares in the merger and no stop order proceedings suspending the registration statement or this prospectus/proxy statement;

•	the expiration or termination of any applicable waiting periods under the HSR Act with respect to the merger and the receipt of any consents, waivers or approvals required under foreign merger control regulations; and

•	Flextronics and IDW having each received from their respective tax counsel an opinion to the effect that the merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code.
      Flextronics’s obligation to complete the merger is also subject to the satisfaction or waiver by Flextronics of the following additional conditions:

•	IDW’s representations and warranties being true and correct in all material respects as of the date of the merger agreement and as of the closing date (except those representations and warranties which address matters only as of a particular date, which must be true and correct as of that date);

•	the performance and compliance by IDW in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by it before completion of the merger;

•	the absence of any change, event, development, violation, inaccuracy, circumstance or effect which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on IDW; and

•	there being no pending or overtly threatened suit, action or proceeding asserted by any governmental authority challenging or seeking to restrain or prohibit the completion of the merger or seeking to require Flextronics or IDW to divest any business or agree to any material limitation on the conduct of its business in order to effect the merger.
      IDW’s obligation to complete the merger is also subject to the satisfaction or waiver by IDW of the following additional conditions:

•	Flextronics’s representations and warranties being true and correct as of the date of the merger agreement and as of the closing date (except those representations and warranties which address matters only as of a particular date, which must be true and correct as of that date), except as does not constitute a material adverse effect on Flextronics on the closing date;

•	the performance and compliance by Flextronics in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by it before completion of the merger; and

•	there being no pending or overtly threatened suit, action or proceeding asserted by any governmental authority challenging or seeking to restrain or prohibit the completion of the merger.
Definition of Material Adverse Effect
      Under the terms of the merger agreement, a material adverse effect on either Flextronics or IDW is defined to mean any change, event, violation, inaccuracy, circumstance or effect (any such item, an Effect), individually or when taken together with all other Effects that have occurred during the applicable measurement period, that is or is reasonably likely to (i) be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity taken as a whole with its subsidiaries or (ii) materially impede the authority of such entity to consummate the transactions contemplated by the merger agreement. However, under the terms of the merger agreement, with respect to clause (i), any Effect primarily and proximately resulting from the following will not be taken into account in determining whether there has been or will be, a material adverse effect on Flextronics or IDW, as the case may be:

•	changes in general economic or market conditions or Effects affecting the industry generally in which such entity and its subsidiaries operates, which changes do not disproportionately affect such entity taken as a whole with its subsidiaries as compared to other similarly situated participants in the industry in which such entity and its subsidiaries operate;

•	changes in applicable law, United States generally accepted accounting principles or international accounting standards;

•	acts of terrorism or war which do not disproportionately affect such entity taken as a whole with its subsidiaries;

•	with respect to IDW, compliance with the express terms of the merger agreement which require that IDW take actions in furtherance of the transactions contemplated by the merger agreement;

•	a failure to meet securities analysts’ published revenue or earnings projections, which failure occurred in the absence of a material deterioration in the business or financial condition of such entity that would otherwise constitute a material adverse effect;

•	the announcement or pendency of the merger agreement or the proposed merger; or

•	any legal claims made or brought by any IDW stockholders or other legal proceedings primarily and proximately arising out of or related to the merger agreement or the proposed merger.
In the case of IDW, there shall be deemed to have occurred a material adverse effect in relation to IDW if IDW shall have breached any representation, warranty, covenant or agreement or if any of its representations and warranties shall have become untrue that, individually or when taken together with all other such breaches or such representations or warranties becoming untrue, is or is reasonably likely to result in an adverse financial impact of $2 million or more.
Termination of the Merger Agreement
      The merger agreement may be terminated in accordance with its terms at any time prior to completion of the merger and, except as provided below, whether before or after the requisite approvals of the merger by IDW stockholders:

•	by mutual written consent duly authorized by the boards of directors of Flextronics and IDW;

•	by IDW or Flextronics:

•	if the merger is not completed by the date that is six months from the date of the merger agreement, provided that either party may extend such date by three months if the condition requiring the obtaining of requisite regulatory approvals and consents shall not have been satisfied, provided that this right to terminate is not available to any party whose action or failure to act was a principal cause of, or resulted in the failure of, the merger to occur on or before such date and such action or failure to act constitutes a breach of the merger agreement (we refer to such six month anniversary date, as may be extended to nine months, as the termination date of the merger agreement);

•	if any governmental entity issues any order or takes any other action having the effect of permanently restraining, enjoining or prohibiting the completion of the merger; or

•	if the required vote of IDW stockholders is not obtained at a duly convened meeting of stockholders, except that this right to terminate is not available to IDW if IDW’s action or failure to act caused the failure to obtain the requisite vote and such action or failure to act constitutes a breach of the merger agreement;

•	by Flextronics, at any time prior to the adoption of the merger agreement and approval of the merger by the required vote of IDW stockholders, if any of the following triggering events occur with respect to IDW:

•	its board of directors withdraws, amends or modifies, in a manner adverse to Flextronics, its unanimous recommendation in favor of the adoption of the merger agreement and approval of the merger;

•	it fails to include in this proxy statement/ prospectus the unanimous recommendation of its board of directors in favor of the adoption of the merger agreement and approval of the merger;

•	its board of directors fails to reaffirm (publicly, if Flextronics requests) its unanimous recommendation in favor of adoption of the merger agreement and approval of the merger within 10 business days after being requested in writing by Flextronics to reaffirm such recommendation;

•	its board of directors fails to reject, or approves or recommends any acquisition proposal described in the section entitled “— IDW’s Covenant Against Soliciting Other Offers” beginning on page 62 of this proxy statement/ prospectus;

•	it enters into any letter of intent or similar document or any agreement, contract or commitment accepting any superior offer, following notice of such superior offer to Flextronics no later than 24 hours after IDW’s board of directors determined, in good faith, after consultation with its outside legal counsel and its financial advisors that the failure to take such action with respect to the superior offer would reasonably be expected to result in a breach of the board of directors’ fiduciary duties to the stockholders of IDW under applicable law, and during the five business days following such notice, IDW provided Flextronics a reasonable opportunity to make adjustments in the terms and conditions of the merger agreement and negotiate in good faith to enable IDW to proceed with the merger;

•	a tender or exchange offer relating to its securities is initiated by a third party, and it does not send to its security holders, pursuant to Rule 14e-2 promulgated under the Securities and Exchange Act, within 10 business days after the tender or exchange offer is first published, sent or given, a statement disclosing that its board of directors recommends rejection of the tender or exchange offer;

•	it materially breaches its non-solicitation obligations under the merger agreement;

•	it breaches its obligations with respect to the recommendation of its board of directors and holding a meeting of its stockholders; or

•	its board of directors has resolved to do any of the above;

•	by IDW upon a breach of any representation, warranty, covenant or agreement on the part of Flextronics in the merger agreement or if any representation or warranty of Flextronics has become untrue so that the condition to completion of the merger regarding Flextronics’s representations and warranties or covenants would not be met, except if the breach or inaccuracy is curable by Flextronics prior to the termination date of the merger agreement, then IDW may not terminate the merger agreement for 30 days after delivery of written notice from IDW to Flextronics of the breach if such breach is cured during those 30 days, or if IDW is otherwise in material breach of the merger agreement;

•	by Flextronics upon a breach of any representation, warranty, covenant or agreement on the part of IDW in the merger agreement or if any representation or warranty of IDW has become untrue so that the condition to completion of the merger regarding IDW’s representations and warranties or covenants would not be met, except if the breach or inaccuracy is curable by IDW prior to the termination date of the merger agreement, then Flextronics may not terminate the merger agreement for 30 days after delivery of written notice from Flextronics to IDW of the breach if such breach is cured during those 30 days, or if Flextronics is otherwise in material breach of the merger agreement;

•	by IDW, if IDW enters into a binding definitive agreement with respect to a superior offer in compliance with the rules described in the section entitled “— IDW’s Covenant that its Board of Directors Recommend the Merger and Hold a Stockholders Meeting” beginning on page 64 of this proxy statement/ prospectus and IDW has paid to Flextronics the termination fee described below;

•	by Flextronics, if there has been, or any event has occurred since the date of the merger agreement that would reasonably be expected to have, a material adverse effect on IDW, and (i) the material adverse effect is not reasonably capable of being cured prior to the termination date of the merger agreement, or (ii) the material adverse effect is not cured prior to the earlier of the termination date and 30 days following the receipt of written notice from Flextronics to IDW of the material adverse effect, provided that Flextronics may not exercise this termination right if it is in material breach of the merger agreement or if the material adverse effect is cured; or

•	by IDW, if the average Flextronics closing price is less than $9.9739 and IDW exercises its right to notify Flextronics of its election to terminate the merger agreement and Flextronics does not exercise its right to increase the exchange ratio to the quotient obtained by dividing $6.19 by the average Flextronics closing price.
Payment of Termination Fee
      Under the terms of the merger agreement, IDW has agreed to pay to Flextronics a termination fee of $8.0 million prior to the termination of the merger agreement if the merger agreement is terminated by IDW and IDW enters into a definitive binding agreement with respect to a superior offer as described in the section entitled “— IDW’s Covenant that its Board of Directors Recommend the Merger and Hold a Stockholders Meeting” beginning on page 64 of this proxy statement/ prospectus.
      In addition, IDW must pay the termination fee of $8.0 million to Flextronics if the merger agreement is terminated by Flextronics upon the occurrence of a triggering event with respect to IDW as described in the section entitled “— Termination of the Merger Agreement” beginning on page 68 of this proxy statement/ prospectus.
      In addition, IDW must pay the termination fee of $8.0 million to Flextronics if the merger agreement is terminated by Flextronics as a result of IDW’s breach of the merger agreement or if the merger agreement is terminated either by Flextronics or IDW as a result of the merger not being completed by the termination date or due to the failure to obtain IDW stockholder approval, if in any of such cases,

•	prior to the termination of the merger agreement, there has been a public disclosure of an acquisition proposal with respect to IDW; and

•	within 12 months following termination of the merger agreement, an acquisition involving IDW is consummated or IDW enters into a definitive agreement or letter of intent with respect to an acquisition.
      The termination fee must be paid within two business days following the acquisition of IDW.
      Under the terms of the merger agreement, an acquisition of IDW, for the purposes of these termination provisions, is any of the following:

•	a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving IDW, pursuant to which its stockholders immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, or any direct or indirect parent of such entity;

•	a sale or other disposition by the party of assets representing in excess of 40% of the aggregate fair market value of IDW’s business immediately prior to such sale; or

•	the acquisition by any person or group, including by way of a tender offer or an exchange offer or issuance by it, directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 40% of the voting power of the then outstanding shares of IDW’s capital stock.
      If IDW fails to pay when due the termination fee and Flextronics must make a claim against IDW and such claim results in a judgment against IDW, IDW will pay Flextronics’s reasonable costs and expenses in connection with the suit together with interest on the unpaid termination fee. Except in the case of a willful breach of the merger agreement by IDW, payment of the termination fee by IDW will be the sole and exclusive remedy of Flextronics.
THE VOTING AGREEMENTS
      Contemporaneously with the execution and delivery of the merger agreement, Joseph Bedewi, Mark A. Christensen, Ronald A. Cohan, Thomas A. Lacey, Alan M. Lefko, Glenn E. Neland, D. Paul Regan and Jeffrey G. Winzeler, representing all of IDW’s executive officers and directors, entered into voting agreements with Flextronics. As of the record date, IDW’s executive officers and directors owned in the aggregate 303,648 shares of IDW common stock and vested options that if exercised would represent an additional 627,500 shares of IDW common stock. In the aggregate, these 931,148 shares represent approximately 2.1% of the shares of IDW common stock outstanding on the record date.
      The following is a summary description of the voting agreements. The form of voting agreement is attached as Annex B to this proxy statement/ prospectus and is incorporated by reference into this proxy statement/ prospectus.
Agreement to Vote and Irrevocable Proxy
      Each IDW stockholder who has entered into a voting agreement has granted to Flextronics an irrevocable proxy and irrevocably appointed Flextronics and any designee of Flextronics as such stockholder’s sole and exclusive attorney-in-fact and proxy to vote such stockholder’s IDW shares at every annual, special, adjourned or postponed meeting of stockholders of IDW and in every written consent in lieu of such meeting, as follows:

•	in favor of the adoption of the merger agreement and approval of the merger, including all other actions and transactions contemplated by the merger agreement or the proxy and any other actions presented to IDW stockholders that would reasonably be expected to facilitate the merger agreement, the merger and the other actions and transactions contemplated by the merger agreement or the proxy;

•	against approval of any proposal made in opposition to, or in competition with, the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement; and

•	against any acquisition proposal or any other action that is intended, or would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the merger or any of the other transactions contemplated by the merger agreement.
      Each such stockholder has agreed not to enter into any agreement or understanding with any person to vote or make any public announcement that is inconsistent with the preceding paragraph. In addition, to the extent not voted by the person(s) appointed by the irrevocable proxy, each such stockholder has agreed to vote their IDW shares as set forth above at every meeting of the stockholders of IDW, however called, at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of IDW.
      Nothing in the voting agreement limits or restricts the stockholder from acting in his or her capacity as an officer or director of IDW or from fulfilling the obligations of such office (including the performance of obligations required by the fiduciary obligations of such stockholder acting solely in his or her capacity as an officer or director).
      In addition, the above IDW stockholders may not transfer any of their shares without the prior written consent of Flextronics (other than in connection with the exercise of options that otherwise would terminate or be cancelled upon the merger) during the period commencing on September 4, 2006, and ending the earlier of (i) the date on which the merger agreement is validly terminated; or (ii) the date on which a final vote is taken by the stockholders of IDW to approve the merger, except that each such stockholder may transfer such shares to any member of the stockholder’s immediate family or to a trust for the benefit of the stockholder or any member of the stockholder’s immediate family, provided, that any such transferee agrees to assume the obligations of the stockholder with respect to any shares so transferred. These IDW stockholders may also not transfer (including by entering into a voting agreement or depositing their shares into a voting trust) the voting rights which accompany their shares of IDW common stock.
      The voting agreements will terminate upon the earlier to occur of the termination of the merger agreement and the completion of the merger. The form of voting agreement entered into by each of the parties to the voting agreements is attached as Annex B to this proxy statement/ prospectus, and you are urged to read it in its entirety.
DESCRIPTION OF FLEXTRONICS SHARE CAPITAL
      The following statements are brief summaries of Flextronics’s capital structure and important rights and privileges of shareholders conferred by applicable Singapore law and Flextronics’s Memorandum of Association and Articles of Association, in each case as currently in effect. These statements summarize the material provisions of applicable Singapore law governing the rights of Flextronics shareholders and Flextronics’s Memorandum of Association and Articles of Association, in each case as currently in effect, but are qualified in their entirety by reference to applicable Singapore law and Flextronics’s Memorandum of Association, a copy of which has been filed as Exhibit 3.01 to Flextronics’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000, and Flextronics’s Articles of Association, a copy of which has been filed as Exhibit 3.01 to Flextronics’s Report on Form 8-K filed on October 11, 2006. Copies of Flextronics’s

Memorandum of Association and Articles of Association are also available for inspection at Flextronics’s registered office in Singapore.
Ordinary Shares
      Flextronics’s share capital consists of ordinary shares, with no par value per ordinary share. As a result of amendments to the Singapore Companies Act effected by the Singapore Companies (Amendment) Act 2005, which became effective on January 30, 2006, companies no longer have an authorized share capital. There is a provision in Flextronics’s Articles of Association to enable it in specified circumstances to issue shares with preferential, deferred or other special rights or restrictions as Flextronics’s directors may determine, subject to the provisions of the Singapore Companies Act and Flextronics’s Articles of Association. All ordinary shares presently issued are fully paid and existing shareholders are not subject to any calls on ordinary shares. All ordinary shares are in registered form. Flextronics cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of Flextronics’s own ordinary shares.
New Shares
      Under applicable Singapore law, new shares may be issued only with the prior approval from Flextronics’s shareholders in a general meeting. General approval may be sought from Flextronics’s shareholders in a general meeting for the issue of shares. Approval, if granted, will lapse at the earlier to occur of:

(i) the conclusion of the next annual general meeting; or

(ii) the expiration of the period within which the next annual general meeting is required by law to be held.
      Subject to this approval, the provisions of the Singapore Companies Act and Flextronics’s Articles of Association, all new shares are under the control of the directors who may allot and issue new shares to such persons on such terms and conditions and with the rights and restrictions as they may think fit to impose.
Shareholders
      Only persons who are registered in Flextronics’s books are recognized as shareholders and absolute owners of the ordinary shares. Flextronics may, on giving not less than fourteen days’ notice, close the register of members for any time or times, but the register may not be closed for more than thirty days in any calendar year. Closure is normally made for the purpose of determining shareholders’ entitlement to receive dividends and other distributions and would, in the usual case, not exceed ten days.
Transfer of Ordinary Shares
      Subject to applicable securities laws and Flextronics’s Articles of Association, Flextronics’s ordinary shares are freely transferable. The directors may decline to register any transfer of ordinary shares on which Flextronics has a lien and, for shares not fully paid up, may refuse to register a transfer to a transferee of whom they do not approve. Shares may be transferred by a duly signed instrument of transfer in a form approved by the directors. The directors may decline to register any transfer unless, among other things, it is presented for registration together with a certificate of payment of stamp duty (if any), the share certificate and other evidence of title as they may require. Flextronics will replace lost or destroyed certificates for shares upon notice to it and upon, among other things, the applicant furnishing evidence and indemnity as the directors may require.
Re-election of Directors
      Under Article 95 of Flextronics’s Articles of Association, at each annual general meeting, one-third of the directors, or, if their number is not a multiple of three, then the number nearest to but not more than one-third of the directors, are required to retire by rotation from office. Under Article 96 of Flextronics’s Articles of Association, the directors required to retire in each year are those who have been in office longest since their last re-election or appointment. As between persons who became or were last re-elected directors on the same day, those required to retire are (unless they otherwise agree among themselves) determined by lot. Retiring directors are eligible for re-election. Under Article 91 of Flextronics’s Articles of Association, any director holding office as a Chief Executive Officer (or a person holding an equivalent position) shall not, unless Flextronics’s board of directors determines otherwise, be subject to retirement by rotation or be taken into account in determining the number of directors to retire by rotation. Under Article 101 of Flextronics’s Articles of Association, any director appointed by Flextronics’s board of directors is subject to re-election at the next annual meeting, but shall not be taken into account in determining the number of directors required to retire by rotation at that annual general meeting.
Shareholders’ Meetings
      Flextronics is required to hold an annual general meeting in each year. Under Flextronics’s Articles of Association, any general meeting other than the annual general meeting is called an “extraordinary general meeting.” The directors may convene an extraordinary general meeting whenever they think fit, and they must also do so upon the written request of shareholders representing not less than one-tenth of the paid-up capital as at the date of the deposit of the written request (disregarding paid-up capital held as treasury shares) carries the right of voting at general meetings. In addition, two or more shareholders holding not less than one-tenth of the total number of issued shares of Flextronics (excluding treasury shares) may call a meeting of Flextronics’s shareholders.
      Unless otherwise required by law or by Flextronics’s Articles of Association, voting at general meetings is by ordinary resolution, requiring the affirmative vote of a simple majority of the votes cast at a meeting of which at least fourteen days’ written notice is given. An ordinary resolution suffices, for example, for appointments of directors. A special resolution, requiring an affirmative vote of a majority of not less than 75% of the votes cast at a general meeting of which not less than 21 days’ written notice specifying the intention to propose the resolution as a special resolution has been duly given, is necessary for certain matters under Singapore law, such as an alteration of Flextronics’s Articles of Association.
Voting Rights
      Voting at any meeting of shareholders is by a show of hands unless a poll is duly demanded before or on the declaration of the result of the show of hands. If voting is by a show of hands, every shareholder who is present in person or by proxy at the meeting has one vote. On a poll, every shareholder who is present in person or by proxy or by attorney, or in the case of a corporation, by a representative, has one vote for every share held by him. A poll may be demanded by any of:

(i) the chairman of the meeting;

(ii) not less than three shareholders who are entitled to vote at the meeting and who are present in person or by proxy or by attorney, or in the case of a corporation, by a representative;

(iii) any shareholder or shareholders present in person or by proxy or by attorney, or in the case of a corporation, by a representative, and representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; or

(iv) any shareholder or shareholders present in person or by proxy or by attorney, or in the case of a corporation, by a representative, and holding not less than one-tenth of the total number of paid-up shares of Flextronics (excluding treasury shares).
Dividends
      In an annual general meeting, Flextronics’s shareholders may declare dividends, but no dividend will be payable in excess of the amount recommended by the directors. The directors may also declare an interim dividend. No dividend may be paid except out of Flextronics’s profits. Except as otherwise may be provided in special rights as to dividends specified in the terms of issue of any ordinary shares (no such ordinary shares currently being in issue), all dividends are paid pro rata among the shareholders. To date, Flextronics has not declared any cash dividends on Flextronics’s ordinary shares and has no current plans to pay cash dividends in the foreseeable future.
Bonus and Rights Issues
      In a general meeting, Flextronics’s shareholders may, upon the recommendation of the directors,

•	issue bonus shares for which no consideration is payable to Flextronics to the shareholders in proportion to their shareholdings or

•	capitalize any reserves or profits and distribute them as bonus shares to the shareholders in proportion to their shareholdings.
      The directors may also issue to shareholders rights to take up additional shares, in proportion to their shareholdings. These rights are subject to any conditions attached to the issue and the regulations of any stock exchange on which the ordinary shares are listed.
Takeovers
      The acquisition of Flextronics’s ordinary shares is regulated by the Securities and Futures Act and the Singapore Code on Take-overs and Mergers.
      Under the Singapore Code on Take-overs and Mergers, where:

(i) any person acquires whether by a series of transactions over a period of time or not, shares which (taken together with shares held or acquired by persons acting in concert with him) carry 30% or more of the voting rights of a company, or

(ii) any person who, together with persons acting in concert with him, holds not less than 30% but not more than 50% of the voting rights and such person, or any person acting in concert with him, acquires in any period of six months additional shares carrying more than 1% of the voting rights, such person is required to extend a mandatory take-over offer for the remaining voting shares of the company. The Securities Industry Council is empowered to waive compliance with this requirement.
      Subject to certain exceptions, a mandatory offer made must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or any person acting in concert with him for voting rights of the offeree company during the offer period and within six months prior to its commencement.
Liquidation or Other Return of Capital
      On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.
Indemnity
      As permitted by the laws of Singapore, Flextronics’s Articles of Association provide that, subject to the Singapore Companies Act, Flextronics’s directors and officers will be indemnified by Flextronics against any liability incurred by them in defending any proceedings, whether civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by them as officers, directors or employees of Flextronics and in which judgment is given in their favor (or where the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on their part) or in which they are acquitted, or in connection with any application under any statute for relief from liability in respect thereof in which relief is granted by the court. Directors and officers may not be indemnified by Flextronics against any liability which by law would otherwise attach to them relating to any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to Flextronics.

Limitations on Rights to Hold or Vote Ordinary Shares
      Except as discussed above under “Takeovers,” there are no limitations imposed by the laws of Singapore or by Flextronics’s Articles of Association on the right of non-resident shareholders to hold or vote ordinary shares.
Transfer Agent
      Flextronics’s transfer agent is Computershare Trust Company, N.A., 250 Royall Street, Canton MA, 02021.
COMPARISON OF RIGHTS OF HOLDERS OF IDW COMMON STOCK
AND HOLDERS OF FLEXTRONICS ORDINARY SHARES
      Upon consummation of the merger, the former stockholders of IDW, a Delaware corporation, will become shareholders of Flextronics, a company incorporated under the laws of Singapore, and applicable Singapore law and Flextronics’s Articles of Association will govern the rights of former IDW stockholders as holders of Flextronics ordinary shares. The following is a summary of certain material differences between (i) the rights of IDW stockholders under applicable Delaware law and IDW’s Certificate of Incorporation and Bylaws, in each case as currently in effect and (ii) the rights of Flextronics shareholders under applicable Singapore law and Flextronics’s Articles of Association, in each case as currently in effect. The following summary does not purport to be a complete statement of the provisions affecting, and the differences between, the rights of IDW stockholders and the rights of Flextronics shareholders. The following summary is qualified in its entirety by reference to applicable Delaware law, IDW’s Certificate of Incorporation and Bylaws, applicable Singapore law and Flextronics’s Articles of Association. Flextronics has filed its Articles of Association with the SEC, and IDW has filed its Certificate of Incorporation and Bylaws with the SEC. See the section entitled “Where You Can Find More Information”, beginning on page 84 of this proxy statement/ prospectus. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist.
Capital Stock
      IDW — IDW’s Certificate of Incorporation authorizes IDW to issue (i) 100,000,000 shares of IDW common stock, $0.001 par value per share and (ii) 10,000,000 shares of preferred stock, $0.001 par value per share.
      Flextronics — Flextronics’s share capital consists of ordinary shares, with no par value per ordinary share. As a result of amendments to the Singapore Companies Act effected by the Singapore Companies (Amendment) Act 2005, which became effective on January 30, 2006, companies no longer have an authorized share capital. There is a provision in Flextronics’s Articles of Association to enable it in specified circumstances to issue shares with preferential, deferred or other special rights or restrictions as Flextronics’s directors may determine, subject to the provisions of the Singapore Companies Act and Flextronics’s Articles of Association.
Board Authority to Issue Shares
      IDW — Under applicable Delaware law, IDW’s directors may, if all of the shares of stock authorized by IDW’s Certificate of Incorporation have not been issued, subscribed for or otherwise committed to be issued, issue or take subscriptions for additional shares of stock up to the amount authorized in IDW’s Certificate of Incorporation.
      Flextronics — Under applicable Singapore law, new shares may be issued only with the prior approval from Flextronics’s shareholders in a general meeting. General approval may be sought from Flextronics’s shareholders in a general meeting for the issue of shares. Approval, if granted, will lapse at the earlier to occur of:

•	the conclusion of the next annual general meeting; or

•	the expiration of the period within which the next annual general meeting is required by law to be held.
      Subject to this approval, the provisions of the Singapore Companies Act and Flextronics’s Articles of Association, all new shares are under the control of the directors who may allot and issue new shares to such persons on such terms and conditions and with the rights and restrictions as they may think fit to impose.
Number and Qualification of Directors
      IDW — IDW’s Bylaws provide that the number of directors which shall constitute the whole board of directors shall be fixed by resolution of the board. IDW’s board of directors currently has five directors.
      Flextronics — Under Flextronics’s Articles of Association and subject to the provisions of the Singapore Companies Act, the number of directors may not be less than two nor, unless otherwise determined by the shareholders at a general meeting, more than eleven. Flextronics’s board of directors currently has eight directors.
Classification of Board of Directors
      IDW — Under applicable Delaware law, all directors of a Delaware corporation generally are elected annually; however, a corporation may designate a classified board in its initial certificate of incorporation or bylaws or by adopting amendments to its certificate of incorporation and/or bylaws, which amendments must be approved by the corporation’s stockholders. IDW’s Certificate of Incorporation and Bylaws do not provide for a classified board of directors. IDW’s Bylaws provide that directors are elected at each annual meeting of stockholders to hold office for a term of one year until the next annual meeting.
      Flextronics — Under Article 95 of Flextronics’s Articles of Association, at each annual general meeting, one-third of the directors, or, if their number is not a multiple of three, then the number nearest to but not less than one-third of the directors, are required to retire by rotation from office. If the proposed amendments to Flextronics’s Articles of Association are approved at Flextronics’s 2006 annual general meeting of shareholders, Article 95 will be modified to provide that the number of directors required to retire by rotation from office at each annual general meeting, if the number is not a multiple of three, shall be rounded to the number closest to, but not more than, one-third of the directors. Under Article 96 of Flextronics’s Articles of Association, the directors required to retire in each year are those who have been in office longest since their last re-election or appointment. As between persons who became or were last re-elected directors on the same day, those required to retire are (unless they otherwise agree among themselves) determined by lot. Retiring directors are eligible for re-election. Under Article 101 of Flextronics’s Articles of Association, any director appointed by Flextronics’s board of directors is subject to re-election at the next annual meeting, but shall not be taken into account in determining the number of directors required to retire by rotation at that annual general meeting.
Filling Vacancies on the Board of Directors
      IDW — IDW’s Bylaws provide that vacancies in the board of directors are deemed to exist in case of the death, resignation or removal of any director or if the authorized number of directors is increased or if the stockholders fail, at any annual or special meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting. IDW’s Bylaws provide that vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.
      Flextronics — Under Flextronics’s Articles of Association, shareholders may in any general meeting appoint another person in place of a director removed from office. Any director so appointed shall be treated for the purpose of determining the time at which he or any other director is to retire by rotation as if he had become a director on the day on which the director in whose place he is appointed was last elected as a director. In addition, under Flextronics’s Articles of Association, the board of directors has the power, at any time, to appoint any person to be a director either to fill a casual vacancy or as an additional director, provided that the total number of directors does not at any time exceed the maximum number of directors fixed by Flextronics’s Articles of Association. Any person so appointed will only hold office until the next annual general meeting, and will then be eligible for re-election.
Removal of Directors
      IDW — IDW’s Bylaws provide that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided that (i) if the board of directors is classified (which is currently not the case with IDW), directors may be removed only for cause and (ii) if the corporation has cumulative voting (which is currently not the case with IDW) and less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or if there be classes, at an election of the class of directors of which he is a part.
      Flextronics — Under Flextronics’s Articles of Association, shareholders may, in accordance with the provisions of the Singapore Companies Act and by ordinary resolution of which special notice has been given, remove any director before the expiration of his period of office.
Action by Written Consent of Shareholders or Stockholders
      IDW — IDW’s Bylaws provide that any action that is required to or may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted, consent in writing. If action taken without a meeting is approved by less than unanimous written consent, prompt notice of the action must be given to those stockholders who have not consented in writing.
      Flextronics — Under Flextronics’s Articles of Association and subject to the provisions of the Singapore Companies Act, a written resolution signed by every registered shareholder has the same effect and validity as an ordinary resolution passed at a duly convened, held and constituted general meeting of shareholders.
Special or Extraordinary General Meetings
      IDW — IDW’s Bylaws provide that special meetings of the stockholders may be called at any time by the President or by the board of directors or the Chairman of the Board or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting.
      Flextronics — Flextronics is required to hold an annual general meeting in each year. Under Flextronics’s Articles of Association, any general meeting other than the annual general meeting is called an “extraordinary general meeting.” The directors may convene an extraordinary general meeting whenever they think fit, and they must also do so upon the written request of shareholders representing not less than one-tenth of the paid-up capital as at the date of the deposit of the written request (disregarding paid-up capital held as treasury shares) carries the right of voting at general meetings. In addition, two or more shareholders holding not less than one-tenth of the total number of issued shares of Flextronics (excluding treasury shares) may call a meeting of Flextronics’s shareholders.
Inspections of Shareholders List
      IDW — Delaware General Corporation Law, or the DGCL, provides any stockholder of a Delaware corporation with the right to inspect the corporation’s stock ledger, stockholder lists and other books and records for a purpose reasonably related to the person’s interest as a stockholder.

      Flextronics — Under the Singapore Companies Act, a Singapore company’s register of members and index is required to be open to the inspection of any member without charge and of any other person on payment for each inspection of one Singapore dollar or a lower amount as determined by the company.
Dividends, Distributions and Repurchase of Shares
      IDW — Under applicable Delaware law, a Delaware corporation generally may declare and pay dividends out of surplus, or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. IDW’s Bylaws provide that the board of directors may declare and pay dividends upon the shares of its capital stock at any regular or special meeting. Dividends may be paid in cash, property, or in shares of the capital stock, subject to any preferential dividend rights of any then outstanding preferred stock. IDW has paid no dividend on its common stock since its inception.
      Under applicable Delaware law, any Delaware corporation may redeem or repurchase its own shares, except that generally it may not redeem or repurchase these shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption. A Delaware corporation may redeem or repurchase shares having a preference, or if no share entitled to such a preference are outstanding, any of its shares, upon the distribution of any of its assets if such shares will be retired upon acquisition, and provided that, after the reduction in capital made in connection with such retirement of shares, the corporation’s remaining assets are sufficient to pay any debts not otherwise provided for.
      Flextronics — In an annual general meeting, Flextronics’s shareholders may declare dividends, but no dividend will be payable in excess of the amount recommended by the directors. The directors may also declare an interim dividend. No dividend may be paid except out of Flextronics’s profits. Except as otherwise may be provided in special rights as to dividends specified in the terms of issue of any ordinary shares (no such ordinary shares currently being in issue), all dividends are paid pro rata among the shareholders. To date, Flextronics has not declared any cash dividends on Flextronics’s ordinary shares and has no current plans to pay cash dividends in the foreseeable future.
      Flextronics’s Articles of Association provide that subject to the provisions of the Singapore Companies Act, Flextronics may purchase or otherwise acquire its ordinary shares on such terms and in such manner as Flextronics may think fit. If the proposed amendments to Flextronics’s Articles of Association are approved at Flextronics’s 2006 annual general meeting of shareholders, Flextronics’s Articles of Association will be modified to provide that these shares so purchased or acquired by Flextronics may be (i) held as treasury shares in accordance with the Singapore Companies Act or cancelled and (ii) held or dealt with by Flextronics in such manner as may be permitted by, and in accordance with, the Singapore Companies Act. On any cancellation of the shares, the rights and privileges attached to those shares will expire. Flextronics may not, except as provided in the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of its own ordinary shares.
Indemnification and Limitation on Personal Liability
      IDW — Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
      A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s bylaw, agreement, vote or otherwise. IDW’s Certificate of Incorporation and Bylaws provide that IDW shall indemnify to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer or is or was serving at the request of IDW as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.
      IDW’s Bylaws provide that IDW may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of IDW, or is or was serving at the request of IDW as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liabilities incurred by that person in any such capacity or arising out of that person’s status as such.
      Flextronics — As permitted by the laws of Singapore, Flextronics’s Articles of Association provide that, subject to the Singapore Companies Act, Flextronics’s directors and officers will be indemnified by Flextronics against any liability incurred by them in defending any proceedings, whether civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by them as officers, directors or employees of Flextronics and in which judgment is given in their favor (or where the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on their part) or in which they are acquitted, or in connection with any application under any statute for relief from liability in respect thereof in which relief is granted by the court. Directors and officers may not be indemnified by Flextronics against any liability which by law would otherwise attach to them relating to any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to Flextronics.
Amendments to Governing Documents
      Flextronics — Under applicable Singapore law, Flextronics’s Articles of Association may be altered, amended or repealed and new articles may be adopted by the affirmative vote by a show of hands of at least 75% of the shareholders present and voting at an extraordinary general meeting or annual general meeting of shareholders, or, if a poll is duly demanded as previously described, at least 75% of the shares voting at the meeting. Flextronics’s board of directors has no right to amend Flextronics’s Articles of Association.
      IDW — Under the DGCL, a majority vote of the outstanding shares of common stock is required to amend a Delaware corporation’s certificate of incorporation. IDW’s Certificate of Incorporation contains no provisions requiring a vote greater than that required by the DGCL to amend its Certificate of Incorporation. IDW’s Certificate of Incorporation authorizes the board of directors to make, alter or repeal IDW’s Bylaws, subject to the power of the stockholders of IDW to alter or repeal any Bylaws made by the board. New bylaws may be adopted or IDW’s Bylaws may be amended or repealed by the vote or written consent of IDW stockholders entitled to exercise a majority of the voting power of IDW.

Transactions with Officers and Directors
      IDW — Under the DGCL, some contracts or transactions in which one or more of a Delaware corporation’s directors has an interest are not void or voidable because of such interest provided that some conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the DGCL, either (i) the stockholders or the board of directors must approve in good faith any such contract or transaction after full disclosure of the material facts or (ii) the contract or transaction must have been “fair” as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved in good faith by a majority of disinterested directors after full disclosure of material facts, even though less than a majority of a quorum.
      Flextronics — Under the Singapore Companies Act, directors are not prohibited from dealing with the company, but where they have an interest in a transaction with the company, that interest must be disclosed to the board of directors. In particular, every director who is in any way, whether directly or indirectly, interested in a transaction or proposed transaction with the company must, as soon as practicable after the relevant facts have come to his knowledge, declare the nature of his interest at a board of directors’ meeting.
      In addition, a director who holds any office or possesses any property which directly or indirectly might create interests in conflict with his duties as director is required to declare the fact and the nature, character and extent of the conflict at a meeting of directors.
      The Singapore Companies Act extends the scope of this statutory duty of a director to disclose any interests by pronouncing that an interest of a member of a director’s family (including his spouse, son, adopted son, step-son, daughter, adopted daughter and step-daughter) will be treated as an interest of the director.
      There is however no requirement for disclosure where the interest of the director consists only of being a member or creditor of a corporation which is interested in the proposed transaction with the company and that the interest may properly be regarded as immaterial. Where the proposed transaction relates to any loan to the company, no disclosure need be made where the director has only guaranteed the repayment of such loan, unless the articles of association provide otherwise.
      Further, where the proposed transaction pertains to a related corporation (i.e. the holding company, subsidiary or subsidiary owned by a common holding company) no disclosure need be made of the fact that the director is also a director of that corporation, unless the articles of association provide otherwise.
      Subject to specified exceptions, the Singapore Companies Act prohibits a Singapore company from making a loan to its directors or to directors of a related corporation, or giving a guarantee or security in connection with such a loan. Companies are also prohibited from making loans to its directors’ spouse or children (whether adopted or naturally or step-children), or giving a guarantee or security in connection with such a loan.
Stockholder or Shareholder Suits
      IDW — Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under the DGCL have been met. Generally, a person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction which is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. The DGCL also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.
      Flextronics — The Singapore Companies Act has a provision, which is limited in its scope to companies that are not listed on the securities exchange in Singapore, which provides a mechanism enabling shareholders to apply to the court for leave to bring a derivative action on behalf of the company.
      Applications are generally made by shareholders of the company or individual directors, but courts are given the discretion to allow such persons as they deem proper to apply (e.g., beneficial owner of shares).

      This section of the Singapore Companies Act is primarily used by minority shareholders to bring an action in the name and on behalf of the company or intervene in an action to which the company is a party for the purpose of prosecuting, defending or discontinuing the action on behalf of the company.
      The concept of class action suits in the sense which allows individual shareholders to bring an action on behalf of the class of shareholders, does not exist in Singapore. Although there have been suggestions that shareholders may bring a representative action under the Singapore court’s procedural rules, there is no reported case in Singapore where such an action has been pursued. The representative action is merely a procedural device which generally allows a person to act in a representative capacity for the other parties to the action. Accordingly, it is doubtful whether such a procedural provision would be of much applicability in relation to class actions.
      Although there is the possibility of common law derivative actions under Section 216A of the Singapore Companies Act, doubts have arisen as to whether the common law derivative action is still available for a Singapore company that is not listed on a securities exchange in Singapore, and in practice, resort is commonly made to Section 216A of the Singapore Companies Act. A Singapore court may also order derivative actions to proceed when hearing an action based on unfair prejudice or oppression under Section 216 of the Singapore Companies Act.
Takeovers
      IDW — Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in specified corporate transactions (such as mergers, stock and asset sales, and loans) with an “interested stockholder” for three years following the time that the stockholder becomes an interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person or group that owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock at any time within the previous three years.
      A Delaware corporation may elect to “opt out” of, and not be governed by, Section 203 through a provision in either its original certificate of incorporation or its bylaws, or an amendment to its original certificate or bylaws that was approved by majority stockholder vote. IDW has not made this election.
      Flextronics — The acquisition of Flextronics’s ordinary shares is regulated by the Securities and Futures Act and the Singapore Code on Take-overs and Mergers.
      Under the Singapore Code on Take-overs and Mergers, where:

•	any person acquires whether by a series of transactions over a period of time or not, shares which (taken together with shares held or acquired by persons acting in concert with him) carry 30% or more of the voting rights of a company, or

•	any person who, together with persons acting in concert with him, holds not less than 30% but not more than 50% of the voting rights and such person, or any person acting in concert with him, acquires in any period of six months additional shares carrying more than 1% of the voting rights, such person is required to extend a mandatory take-over offer for the remaining voting shares of the company. The Securities Industry Council is empowered to waive compliance with this requirement.
      Subject to certain exceptions, a mandatory offer made must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or any person acting in concert with him for voting rights of the offeree company during the offer period and within six months prior to its commencement.
Shareholder or Stockholder Approval of Business Combinations
      IDW — Generally, under the DGCL, completion of a merger, consolidation, or the sale, lease or exchange of substantially all of a Delaware corporation’s assets or dissolution requires approval by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote.
      The DGCL also requires a special vote of stockholders in connection with a business combination with an “interested stockholder” as defined in section 203 of the DGCL. See “— Takeovers” above.
      Flextronics — The Singapore Companies Act mandates that specified business combinations require approval by the shareholders in a general meeting, notably:

•	notwithstanding anything in the company’s memorandum or articles of association, directors are not permitted to carry into effect any proposals for disposing of the whole or substantially the whole of the company’s undertaking or property unless those proposals have been approved by shareholders in a general meeting;

•	subject to the memorandum of each amalgamating company, an amalgamation proposal must be approved by the shareholders of each amalgamating company via special resolution at a general meeting; and

•	notwithstanding anything in the company’s memorandum or articles of association, the directors may not, without the prior approval of shareholders, issue shares.
Appraisal or Dissenters’ Rights
      IDW — Under the DGCL, a stockholder of a Delaware corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. No appraisal rights are available to holders of shares of any class of stock which is either: (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or (ii) held by more than 2,000 stockholders of record, with respect to a merger or consolidation if the terms of the merger or consolidation allow the stockholders to receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or held of record by more than 2,000 holders, plus cash in lieu of fractional shares.
      Flextronics — There are no equivalent provisions in Singapore under the Singapore Companies Act.
Dissolution
      IDW — Under applicable Delaware law, the dissolution of a Delaware corporation may be authorized by the corporation’s board of directors and by the holders of a majority of the corporation’s outstanding stock, or by all the corporation’s stockholders entitled to vote on the dissolution.
      Flextronics — Under applicable Singapore law, a Singapore company can be dissolved if it is liquidated, voluntarily by its shareholders or creditors, or otherwise by an order of a court on the petition of various interested parties. A defunct company which has ceased to carry on business may be struck off the Singapore Register of Companies. On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.
Transferability of Shares
      IDW — Under applicable Delaware law, as a general matter, and subject to applicable securities laws and restrictions on transfer as may be imposed by a Delaware corporation’s certificate of incorporation, bylaws or by agreement, shares and share certificates are freely transferable, provided that the necessary steps are taken to have the transfer properly recorded in the records of the corporation.

      Flextronics — Subject to applicable securities laws and Flextronics’s Articles of Association, Flextronics’s ordinary shares are freely transferable. The directors may decline to register any transfer of ordinary shares on which Flextronics has a lien and, for shares not fully paid up, may refuse to register a transfer to a transferee of whom they do not approve. Shares may be transferred by a duly signed instrument of transfer in a form approved by the directors. The directors may decline to register any transfer unless, among other things, it has been duly stamped and is presented for registration together with the share certificate and other evidence of title as they may require. Flextronics will replace lost or destroyed certificates for shares upon notice to it and upon, among other things, the applicant furnishing evidence and indemnity as the directors may require.
Shareholder Rights Plan
      IDW — IDW has not adopted a shareholder rights plan.
      Flextronics — Flextronics has not adopted a shareholder rights plan.
PROPOSAL NO. 2 — ADJOURNMENT OF THE SPECIAL MEETING
      If IDW fails to receive a sufficient number of votes to approve Proposal No. 1, IDW may propose to grant the persons named as proxies discretionary authority to vote to adjourn or postpone the special meeting to solicit additional proxies to approve and adopt the merger agreement. IDW currently does not intend to grant such authority to vote to adjourn or postpone the special meeting if there are sufficient votes in favor of approving and adopting the merger agreement. If approval of the proposal to grant the persons named as proxies discretionary authority to vote to adjourn or postpone the special meeting to solicit additional proxies is submitted to stockholders for approval at the special meeting, such approval requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the special meeting.
      IDW’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO GRANT THE PERSONS NAMED AS PROXIES DISCRETIONARY AUTHORITY TO VOTE TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF APPROVING AND ADOPTING THE MERGER AGREEMENT.
FUTURE IDW STOCKHOLDER PROPOSALS
      If the merger occurs, there will be no IDW annual meeting of stockholders in 2007. In the event the merger is not completed, proposals by stockholders intended to be presented at the IDW Annual Meeting of stockholders to be held in 2007 must be received by IDW no later than November 1, 2006, for consideration for possible inclusion in the proxy statement relating to that meeting. All proposals must meet the requirements of Rule 14a-8 of the Exchange Act. For any proposal that is not submitted for inclusion in IDW’s 2007 proxy statement, but is instead intended to be presented directly at the IDW annual meeting of stockholders to be held during 2007, SEC rules permit management to vote proxies in its discretion if IDW (a) receives notice of the proposal before the close of business on January 16, 2007 and advises stockholders in the proxy statement for that meeting about the nature of the matter and how management intends to vote on such matter or (b) does not receive notice of the proposal prior to the close of business on January 16, 2007. Notices of intention to present a proposal at the IDW annual stockholders meeting in 2007 should be addressed to Corporate Secretary, International DisplayWorks, Inc., 1613 Santa Clara Drive, Suite 100, Roseville, California 95661-3542. IDW reserves the right to reject, rule out of order or to take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
LEGAL MATTERS
      Allen & Gledhill will pass upon the validity of the Flextronics ordinary shares offered under this proxy statement/ prospectus.

      Curtis, Mallet-Prevost, Colt & Mosle LLP will pass upon certain United States federal income tax consequences of the merger for Flextronics.
      Bullivant Houser Bailey, PC will pass upon certain United States federal income tax consequences of the merger for IDW.
EXPERTS
      The financial statements, the related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this proxy statement/ prospectus by reference from the Annual Report on Form 10-K of Flextronics International Ltd. for the year ended March 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
      With respect to the unaudited interim financial information of Flextronics International Ltd. for the quarters ended June 30, 2006 and 2005 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the Quarterly Report on Form 10-Q of Flextronics International Ltd. for the quarter ended June 30, 2006 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.
      The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this proxy statement/ prospectus by reference to the Annual Report on Form 10-K of International DisplayWorks, Inc. for the fiscal year ended October 31, 2005 have been so incorporated in reliance on the report of Grant Thornton LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
      This proxy statement/ prospectus incorporates documents by reference which are not presented in or delivered with this proxy statement/ prospectus. You should rely only on the information contained in this proxy statement/ prospectus and in the documents that are incorporated by reference into this proxy statement/ prospectus. Flextronics and IDW have not authorized anyone to provide you with information that is different from or in addition to the information contained in this document and incorporated by reference into this proxy statement/ prospectus.
      The following documents, which were filed by Flextronics with the SEC, are incorporated by reference into this proxy statement/ prospectus:

•	Flextronics’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, filed with the SEC on May 31, 2006;

•	Flextronics’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2005 and June 30, 2006, filed with the SEC on August 10, 2005 and August 8, 2006, respectively;

•	Flextronics’s Current Reports on Form 8-K filed on April 19, 2006, April 21, 2006, July 7, 2006, July 18, 2006, August 24, 2006, September 5, 2006, September 6, 2006, September 8, 2006, September 18, 2006 and October 11, 2006; and

•	the description of Flextronics’s ordinary shares contained in Flextronics’s registration statement on Form 8-A, declared effective by the SEC on January 31, 1994, including any amendments or reports filed for the purpose of updating such description.
      The following documents, which were filed by IDW with the SEC, are incorporated by reference into this proxy statement/ prospectus:

•	IDW’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005, filed with the SEC on January 10, 2006; and

•	IDW’s Quarterly Reports on Form 10-Q for the quarters ended January 31, 2006, April 30, 2006 and July 31, 2006, filed with the SEC on March 13, 2006, June 8, 2006, and September 7, 2006, respectively.

•	IDW’s Current Reports on Form 8-K filed on November 18, 2005, December 13, 2005, January 10, 2006, January 27, 2006, February 1, 2006, March 13, 2006, June 8, 2006, September 5, 2006, September 6, 2006, and September 7, 2006 and Form 8-K/A on July 28, 2005; and

•	The description of IDW’s common stock contained in IDW’s registration statement on Form 8-A filed with the SEC on October 17, 1995 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
      In addition, all documents filed by Flextronics and IDW pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/ prospectus and before the date of the IDW special meeting are deemed to be incorporated by reference into, and to be a part of, this proxy statement/ prospectus from the date of filing of those documents, except for any disclosures furnished pursuant to Item 2.02 or Item 7.01 (and in each case, the corresponding exhibits under Item 9.01) of any Current Report on Form 8-K, unless otherwise expressly stated in that Current Report on Form 8-K.
      Any statement contained in this proxy statement/ prospectus or in a document incorporated or deemed to be incorporated by reference into this proxy statement/ prospectus will be deemed to be modified or superseded for purposes of this proxy statement/ prospectus to the extent that a statement contained in this proxy statement/ prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement/ prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/ prospectus.
      Flextronics has supplied all information contained or incorporated by reference in this proxy statement/ prospectus about Flextronics, and IDW has supplied all information contained or incorporated by reference in this proxy statement/ prospectus about IDW.
      The documents incorporated by reference into this proxy statement/ prospectus are available upon request. Flextronics or IDW, as appropriate, will provide a copy of any and all of the information that is incorporated by reference in this proxy statement/ prospectus (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this proxy statement/ prospectus) to any person, without charge, upon written or oral request.
      IDW stockholders may request a copy of information incorporated by reference into this proxy statement/ prospectus by contacting each of Flextronics and IDW at:

For information relating to Flextronics:	For information relating to IDW:
Flextronics International Ltd.	International DisplayWorks, Inc.
2090 Fortune Drive	1613 Santa Clara Drive, Suite 100
San Jose, California 95131	Roseville, CA 95661-3542
Attention: Investor Relations	Attention: Corporate Secretary
Telephone: (408) 576-7722	(916) 797-6800
      Flextronics and IDW file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy and information statements and other information filed by Flextronics and IDW with the SEC may be read and copied by the public at the Public Reference Room maintained by the SEC at:
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
      Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. The SEC maintains a website that contains reports, proxy and information statements and other information regarding Flextronics and IDW. The address of the SEC website is www.sec.gov.
      Flextronics has filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to Flextronics’s ordinary shares to be issued to IDW stockholders in connection with the merger. This proxy statement/ prospectus constitutes the prospectus of Flextronics filed as part of the registration statement. This proxy statement/ prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.
      IDW stockholders with questions about the merger should contact:
Georgeson Inc.
Toll Free from within the United States and Canada: (866) 628-6102
From outside the United States and Canada: (212) 440-9800
Banks and Brokers call collect: (212) 440-9800
      Any IDW stockholder who needs additional copies of this proxy statement/ prospectus or voting materials should contact Georgeson Inc.
      This proxy statement/ prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/ prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement/ prospectus nor any distribution of securities pursuant to this proxy statement/ prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement/ prospectus by reference or in the affairs of Flextronics or IDW since the date of this proxy statement/ prospectus.

Annex A
CAUTIONARY STATEMENT
      This copy of the Merger Agreement is intended to provide information about the terms of the merger. Except for its status as a legal document governing the contractual rights among the parties thereto in relation to the proposed merger and the other transactions contemplated thereby, the merger agreement is not intended to be a source of factual, business or operational information about Flextronics, IDW or their respective businesses.
      The representations and warranties contained in the merger agreement are not necessarily accurate or complete as made and may be subject to exceptions set forth in the disclosure schedules provided in accordance with the merger agreement. Such representations, warranties and covenants have been negotiated by IDW and Flextronics for the purpose of allocating contractual risk between the parties, including where the parties do not have complete knowledge of all the facts, and not for the purpose of establishing matters as facts. In particular, the representations and warranties made by the parties to each other in the merger agreement have been negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the merger should events or circumstances change or be different from those stated in the representations and warranties. Matters may change from the state of affairs contemplated by the representations and warranties. The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable to investors. Flextronics and IDW will provide additional disclosure in their public reports to the extent that they are aware of the existence of any material facts that are required to be disclosed under U.S. federal securities law and that might otherwise contradict the terms and information contained in the merger agreement and will update such disclosure as required by federal securities laws. Investors are not third-party beneficiaries under the merger agreement and any stockholder of IDW or shareholder of Flextronics or any potential investor should not rely on the representations, warranties and covenants therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
FLEXTRONICS INTERNATIONAL LTD.
GRANITE ACQUISITION CORP.
AND
INTERNATIONAL DISPLAYWORKS, INC.
Dated as of September 4, 2006

A-i

A-ii

INDEX OF DEFINED TERMS

Defined Term	Section

401(k) Plan	5.9(c)
Acquisition	7.3(b)(iii)
Acquisition Proposal	5.3(h)(i)
Action of Divestiture	5.6(d)
Agreement	Preamble
Audit	2.6(a)
Average Parent Share Price	1.6(a)
Business Day	1.2
Certificate of Merger	1.2
Certificates	1.7(c)
Change of Recommendation	5.3(d)
Change of Recommendation Notice	5.3(d)(iii)
Closing	1.2
Closing Date	1.2
COBRA	2.16(a)
Code	Recitals
Company	Preamble
Company Balance Sheet	2.4(b)
Company Charter Documents	2.1(b)
Company Common Stock	1.6(a)
Company Disclosure Schedule	Article II
Company Employee Plan	2.16(a)
Company Financials	2.4(b)
Company Intellectual Property	2.8
Company Material Contract	2.17(a)
Company Options	2.2(b)
Company Preferred Stock	2.2(a)
Company Products	2.8
Company Registered Intellectual Property	2.8
Company SEC Reports	2.4(a)
Company Significant Customer	2.19(a)
Confidentiality Agreements	5.4(a)
Contaminants	2.8(j)
Continuing Employees	5.9(d)
Contract	2.1(a)
Delaware Law	1.1
Deutsche Bank	2.14
DOJ	2.3(d)
DOL	2.16(a)
Effect	8.3(d)
Effective Time	1.2
Employee/ Service Provider	2.16(a)

A-iii

Defined Term	Section

Employee Agreement	2.16(a)
End Date	7.1(b)
Environmental Claim	2.13(a)
Environmental Laws	2.13(a)
ERISA	2.16(a)
ERISA Affiliate	2.16(a)
Exchange Act	2.3(d)
Exchange Agent	1.7(a)
Exchange Fund	1.7(b)
Exchange Ratio	1.6(a)
FCPA	2.20
FTC	2.3(d)
GAAP	2.4(b)
Governmental Authorizations	2.10
Governmental Entity	2.3(d)
HSR Act	2.3(d)
HIPAA	2.16(a)
Include, Includes, Including	8.3(a)
Indemnified Parties	5.10(a)
Intellectual Property	2.8
Intellectual Property Contracts	2.8(a)
Intellectual Property Rights	2.8
International Employee Plan	2.16(a)
IRS	2.16(a)
Knowledge	8.3(b)
Lease Documents	2.7(b)
Leased Real Property	2.7(a)
Legal Requirements	1.7(f)
Liens	2.1(c)
Made Available	8.3(c)
Material Adverse Effect	8.3(d)
Materials of Environmental Concern	2.13(a)
Measurement End Date	1.6(a)
Merger Sub	Preamble
Merger Sub Charter Documents	3.1
Merger Sub Common Stock	1.6(d)
Merger	1.1
Necessary Consents	2.3(d)
Open Source Code	2.8
Option Plans	2.2(b)
Parent	Preamble
Parent Benefit Plan	5.9(d)
Parent Charter Documents	3.1
Parent Ordinary Shares	1.6(a)

A-iv

Defined Term	Section

Parent Disclosure Schedule	Article III
Parent Financials	3.5(b)
Parent Options	3.3(a)
Parent SEC Reports	3.5
Parent’s 401(k) Plan	5.9(c)
Pension Plan	2.16(a)
Per Share Merger Consideration	1.6(e)
Permitted Liens	2.7(c)
Person	8.3(e)
Prospectus/ Proxy Statement	2.21
Registered Intellectual Property	2.8
Registration Statement	2.21
SEC	2.3(d)
Securities Act	2.4(a)
Shrink-Wrapped Code	2.8
Significant Subsidiary	2.1(b)
Significant Supplier	2.19(b)
Source Code	2.8
Stockholders’ Meeting	5.2(a)
Subsidiary	2.1(a)
Subsidiary Charter Documents	2.1(b)
Superior Offer	5.3(h)(ii)
Surviving Corporation	1.1
Tax	2.6(a)
Tax Authority	2.6(a)
Tax Opinions	5.12
Tax Return	2.6(a)
Taxes	2.6(a)
Termination Fee	7.3(b)(i)
Top-up Notice	1.6(a)
Trade Secret	2.8
Triggering Event	7.1
Voting Agreements	Recitals
Voting Debt	2.2(c)
Walk-Away Notice	1.6(a)
Walk-Away Price	1.6(a)
WARN	2.16(a)

A-v

AGREEMENT AND PLAN OF MERGER
      This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of September 4, 2006, by and among Flextronics International Ltd., a Singapore company (“Parent”), Granite Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and International DisplayWorks, Inc., a Delaware corporation (the “Company”).
RECITALS
      A. The respective Boards of Directors of Parent, Merger Sub and the Company have deemed it advisable and in the best interests of their respective companies and stockholders that Parent and the Company consummate the business combination and other transactions provided for herein.
      B. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, all current executive officers and members of the Board of Directors of the Company are entering into Voting Agreements and irrevocable proxies in substantially the form attached hereto as Exhibit A (the “Voting Agreements”).
      C. The Board of Directors of the Company has resolved to recommend to its stockholders the adoption and approval of this Agreement and the approval of the Merger.
      D. Parent, as the sole stockholder of Merger Sub, has approved and adopted this Agreement and approved the Merger.
      E. Parent, Merger Sub and the Company each desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.
      F. For United States federal income tax purposes, the parties intend that the Merger qualify as a “reorganization” under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), and this Agreement will be, and hereby is, adopted as a “plan of reorganization” for purposes of Section 368(a) of the Code.
      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:
ARTICLE I
THE MERGER
      1.1     The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law (“Delaware Law”), Merger Sub shall be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation.”
      1.2     Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the “Certificate of Merger”) (the time of such filing with the Secretary of State of the State of Delaware (or such later time as may be agreed in writing by the Company and Parent and specified in the Certificate of Merger) being the “Effective Time”) as soon as practicable on the Closing Date. The closing of the Merger (the “Closing”) shall take place at the offices of Curtis, Mallet-Prevost, Colt & Mosle LLP, located at 101 Park Avenue, New York, New York, or such other place as agreed to by the parties, at a time and date to be specified by the parties, which shall be no later than the third Business Day after the satisfaction or waiver of the conditions set forth in Article VI (other than those that by their terms are to be satisfied or waived at the Closing), or at such other time, date and location as the parties hereto agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date.” “Business Day” shall mean each day that is not a Saturday, Sunday or other day on which banking institutions located in San Jose, California are authorized or obligated by law or executive order to close.
      1.3     Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
      1.4     Certificate of Incorporation and Bylaws. At the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with Delaware Law and as provided in such certificate of incorporation; provided, however, that at the Effective Time, Article I of the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: “The name of the corporation is International DisplayWorks, Inc.” At the Effective Time, the bylaws of the Company shall be amended and restated in their entirety to be identical to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with Delaware Law and as provided in such bylaws.
      1.5     Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed. In addition, unless otherwise determined by Parent prior to the Effective Time, Parent, the Company and the Surviving Corporation shall take such action as reasonably requested by Parent to cause the directors and officers of Merger Sub immediately prior to the Effective Time to be the directors and officers, respectively of each of the Company’s Subsidiaries immediately after the Effective Time, each to hold office as a director or officer of each such Subsidiary in accordance with the provisions of the laws of the respective jurisdiction of organization and the respective bylaws or equivalent organizational documents of each such Subsidiary.
      1.6     Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of capital stock of the Company, the following shall occur:

(a) Company Common Stock. Each share of the common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(c), will be canceled and extinguished and automatically converted (subject to Section 1.6(f)) into the right to receive a fraction (rounded to the nearest ten thousandth or carried out to five one-hundred thousandths if the fraction ends in 0.00005) of a validly issued, fully paid and nonassessable ordinary share, no par value, of Parent (“Parent Ordinary Shares”), such fraction to be in the ratio hereinafter provided (the “Exchange Ratio”). If the Average Parent Share Price is

(i) equal to or greater than $10.5606 and equal to or less than $12.9074, the Exchange Ratio shall be equal to the quotient obtained by dividing $6.55 by the Average Parent Share Price;

(ii) greater than $12.9074 and equal to or less than $13.4941, the Exchange Ratio shall be fixed at 0.5075;

(iii) greater than $13.4941, the Exchange Ratio shall be equal to the quotient obtained by dividing $6.85 by the Average Parent Share Price; or

(iv) less than $10.5606, the Exchange Ratio shall be fixed at 0.6202;

provided, that if the Average Parent Share Price is less than $9.9739 (the “Walk-Away Price”), the Company shall have the right to give telephonic notice to Parent (a “Walk-Away Notice”), followed promptly by written notice, that the Company elects to terminate this Agreement in accordance with Section 7.1(j) hereof. Any Walk-Away Notice shall be delivered to Parent no later than 5:00 p.m., New York City time on the first Business Day following the Measurement End Date. If the Company delivers a timely Walk-Away Notice, Parent shall have the right to give telephonic notice to the Company (the “Top-Up Notice”), followed promptly by written notice, that Parent elects to increase the Exchange Ratio to equal the quotient obtained by dividing $6.19 by the Average Parent Share Price. Any Top-Up Notice shall be delivered to the Company no later than 5:00 p.m., New York City time on the second Business Day following the Measurement End Date. As used herein, the “Average Parent Share Price” shall mean the average of the per share closing prices of the Parent Ordinary Shares reported on the Nasdaq Global Market during the twenty consecutive trading days ending on the fifth trading day immediately preceding, but not including, the Closing Date (the “Measurement End Date”).

(b) Repurchase Rights. If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition (including, without limitation, restrictions on transferability) under any applicable restricted stock purchase agreement or other agreement or arrangement with the Company that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon consummation of the Merger, then the Parent Ordinary Shares issued in exchange for such shares of Company Common Stock will, to the extent permitted by applicable law, also be unvested and subject to the same repurchase option, risk of forfeiture or other condition (including, without limitation, restrictions on transferability), and the certificates representing such Parent Ordinary Shares may accordingly be marked with appropriate legends. The Company shall use reasonable best efforts to provide that, from and after the Effective Time, the Surviving Corporation is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

(c) Cancellation of Treasury and Parent Owned Stock. Each share of Company Common Stock held by the Company or Parent or any direct or indirect wholly-owned subsidiary of the Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(d) Capital Stock of Merger Sub. Each share of common stock, par value $0.001 per share, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

(e) Stock Options. At the Effective Time, each Company Option that is unexpired, unexercised and outstanding immediately prior to the Effective Time shall, on the terms and subject to the conditions set forth in this Agreement, terminate in its entirety at the Effective Time, and the holder of each Company Option shall to the extent permitted under the Option Plans be entitled to receive therefor an amount of cash (rounded down to the nearest whole cent) equal to the product of (i) the number of shares of Company Common Stock that are subject to such Company Option and that are unexpired, unexercised and outstanding immediately prior to the Effective Time, and (ii) the excess, if any of the Per Share Merger Consideration over the per share exercise price of such Company Option immediately prior to the Effective Time. As used herein, “Per Share Merger Consideration” shall mean the product of the Exchange Ratio and the Average Parent Share Price, rounded down to the nearest whole cent. The Company shall keep Parent apprised of all actions taken to terminate the Company Options in accordance with this Section 1.6(e), and in connection with such termination, the Company shall take such actions as may be necessary to allow for the net share settlement of the Company Options upon their exercise, if such action may be taken without any adverse effect to the Company and otherwise is effected in a manner approved by Parent.

(f) Fractional Shares. No fraction of a Parent Ordinary Shares will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a Parent Ordinary Shares (after aggregating all fractional shares of Parent Ordinary Shares that otherwise would be received by such holder) shall, upon surrender of such holder’s Certificate(s), receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, less the amount of any withholding taxes as contemplated by Section 1.7(f), which are required to be withheld with respect thereto, equal to the product of: (i) such fraction, multiplied by (ii) the Average Parent Share Price.

(g) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Ordinary Shares or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Ordinary Shares or Company Common Stock having a record date on or after the date hereof and prior to the Effective Time.

      1.7     Surrender of Certificates.
      (a) Exchange Agent. Parent shall designate a bank or trust company reasonably satisfactory to the Company to act as the exchange agent (the “Exchange Agent”) for the Merger.
      (b) Parent to Provide Common Stock. Prior to the Effective Time, Parent shall enter into an agreement with the Exchange Agent, reasonably satisfactory to the Company, which shall provide that Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the Parent Ordinary Shares issuable pursuant to Section 1.6(a) in exchange for outstanding shares of Company Common Stock. In addition, Parent shall make available as necessary, cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d). Any cash and Parent Ordinary Shares deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.”
      (c) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the “Certificates”) which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Parent Ordinary Shares pursuant to Section 1.6(a), cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in customary form and have such other provisions as Parent may reasonably specify and the Company shall reasonably approve prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing whole Parent Ordinary Shares, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent (with appropriate notice of such appointment having been provided to such holders of record), together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificates shall be entitled to receive in exchange therefor the number of whole Parent Ordinary Shares (after taking into account all Certificates surrendered by such holder) to which such holder is entitled pursuant to Section 1.6(a) (which shall be in uncertificated book entry form unless a physical certificate is requested or is otherwise required by applicable law or regulation), payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full Parent Ordinary Shares into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d).

      (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date hereof with respect to Parent Ordinary Shares with a record date after the Effective Time and no payment in lieu of fractional shares pursuant to Section 1.6(f) will be paid to the holders of any unsurrendered Certificates with respect to the Parent Ordinary Shares represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest (i) promptly after such surrender, the number of whole Parent Ordinary Shares issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(f) and the amount of any such dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Ordinary Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such whole Parent Ordinary Shares.
      (e) Transfers of Ownership. If shares of Parent Ordinary Shares are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the issuance of Parent Ordinary Shares in any name other than that of the registered holder of the Certificates surrendered, or established to the reasonable satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.
      (f) Required Withholding. Each of the Exchange Agent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign Tax law or under any other applicable Legal Requirements. To the extent such amounts are so deducted or withheld, the amount of such consideration shall be treated for all purposes under this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid. For purposes of this Agreement, “Legal Requirements” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, directive, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.
      (g) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Legal Requirements.
      (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis; provided that no such investment or loss thereon shall affect the amounts payable to Company stockholders pursuant to this Article I. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable to Company stockholders pursuant to this Article I shall be paid to Parent as soon as practicable at the end of each calendar month.
      (i) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates six (6) months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not surrendered such Certificates in compliance with this Section 1.7 shall after such delivery to Parent look only to Parent for Parent Ordinary Shares pursuant to Section 1.6(a), cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d) with respect to the shares of Company Common Stock formerly represented thereby.
      1.8     No Further Ownership Rights in Company Common Stock. All Parent Ordinary Shares issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.
      1.9     Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Parent Ordinary Shares, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Company or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
      1.10     Amendment to Agreement. Upon the written request of Parent, Merger Sub and the Company shall enter into an amendment to this Agreement providing that in lieu of the Merger of Merger Sub with and into Company as contemplated by this Article I, the structure of the transactions contemplated by this Agreement would be modified so that Parent may effect an acquisition of all of the outstanding Company Common Stock directly, or by an affiliate of Parent or a trust established by Parent or an affiliate thereof, or may effect a merger of the Company with or into any other subsidiary or affiliate of Parent, in each case on the terms specified in such written request of Parent; provided that (a) the holders of Company Common Stock are not and will not be adversely affected in any way thereby; (b) the transaction provided for in such amendment qualifies as a tax free reorganization pursuant to Section 368(a) of the Code and that the Company’s stockholders shall not incur any income tax liability as a result thereof or with respect thereto; and (c) the transaction does not impose any additional material requirements or obligations upon the Company (other than obligations arising after the Effective Time) or adversely affect the ability of any of the Company, Parent or Merger Sub to satisfy the conditions to Closing by the scheduled Closing Date set forth in this Agreement.
      1.11     Further Action. At and after the Effective Time, the officers and directors of Parent and the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company and Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company and Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
      The Company represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure schedule (referencing the appropriate section or subsection; provided, however, that any information set forth in one section of the disclosure schedule shall be deemed to apply to each other section or subsection thereof to which its relevance is reasonably apparent on its face) supplied by the Company to Parent dated as of the date hereof (the “Company Disclosure Schedule”), as follows:
      2.1     Organization; Standing and Power; Charter Documents; Subsidiaries.
      (a) Organization; Standing and Power. The Company and each of its Subsidiaries (i) are each a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and (ii) are each duly qualified to do business as a foreign corporation in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to be material to the Company. The Company and each of its Subsidiaries each has the requisite power and authority and all necessary governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and to carry on its business as currently conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which, individually or in the aggregate, would not reasonably be expected to be material to the Company. For purposes of this Agreement, “Subsidiary,” when used with respect to any party, shall mean any corporation, association, business entity, partnership, limited liability company or other Person of which such party, either alone or together with one or more Subsidiaries or through one or more Subsidiaries (A) directly or indirectly owns or controls securities or other interests representing more than 50% of the voting power of such Person or (B) is entitled, by Contract or otherwise, to elect, appoint or designate directors or other Persons constituting a majority of the members of such Person’s board of directors or other governing body. For purposes of this Agreement, “Contract” shall mean any written or oral contract, agreement, lease, license, subcontract, binding understanding, binding instrument, indenture, note, bond, loan, binding commitment or other arrangement or undertaking, including any and all amendments, exhibits and schedules thereto.
      (b) Charter Documents. The Company has Made Available to Parent a true and correct copy of (i) the certificate of incorporation and bylaws of the Company, each as amended to date and as in full force and effect (collectively, the “Company Charter Documents”) and (ii) the certificate of incorporation and bylaws, or like organizational documents (collectively, “Subsidiary Charter Documents”), of each of its Subsidiaries that is a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC (a “Significant Subsidiary”), each as amended to date and as in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents and none of its Subsidiaries is in material violation of its respective Subsidiary Charter Documents.
      (c) Subsidiaries. Section 2.1(c) of the Company Disclosure Schedule sets forth each Subsidiary of the Company. The Company is the direct or indirect owner of all of the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary and all such shares or interests have been duly authorized, validly issued and are fully paid and nonassessable, free and clear of all pledges, claims, liens, charges, encumbrances, options, restrictions and security interests of any kind or nature whatsoever (collectively, “Liens”), except for restrictions imposed by applicable securities laws. Other than the Subsidiaries of the Company, neither the Company nor any of its Subsidiaries owns any capital stock of, or other equity or voting interests of any nature in, or any interest convertible, exchangeable or exercisable for, capital stock of, or other equity or voting interests of any nature in, any other Person.
      2.2     Capital Structure.
      (a) Capital Stock. The authorized capital stock of the Company consists of: (i) 100,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of undesignated preferred stock, par value $0.001 per share (the “Company Preferred Stock”). As of the close of business on September 1, 2006: (i) 44,831,829 shares of Company Common Stock were issued and outstanding, and (ii) no shares of Company Common Stock were held by the Company in its treasury; and, as of the date hereof, no shares of Company Preferred Stock were issued or outstanding. No shares of Company Common Stock are owned or held by any Subsidiary of the Company. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Company Charter Documents, or any agreement to which the Company is a party or by which it is bound.
      (b) Company Options. As of the close of business on September 1, 2006: (i) 2,867,800 shares of Company Common Stock are issuable upon the exercise of outstanding options to purchase Company Common Stock under the Company’s 2000 Equity Incentive Plan, 2005 Equity Incentive Plan, and under an option granted to Thomas Lacey dated September 7, 2004 (collectively, the “Option Plans”) (such options, whether payable in cash, shares or otherwise granted under or pursuant to the Option Plans are referred to in this Agreement as “Company Options”); and (ii) there are no shares of Company Common Stock issuable upon the exercise of outstanding options to purchase Company Common Stock that were not issued under the

Option Plans. Section 2.2(b)(i) of the Company Disclosure Schedule sets forth a list of each outstanding Company Option, including (a) the name of the holder of such Company Option; (b) the number of shares of Company Common Stock subject to such Company Option; (c) the exercise price of such Company Option; (d) the date on which such Company Option was granted or issued; (e) the Option Plan under which such Company Option was issued and whether such Company Option is an “incentive stock option” (as defined in Section 422 of the Code) or a nonqualified stock option; (f) for each Company Option, whether such Company Option is held by a Person who is not an employee of the Company or any of its Subsidiaries; (g) the applicable vesting schedule, if any, and the extent to which such Company Option is vested and exercisable as of the date hereof; and (h) the date on which such Company Option expires. All shares of Company Common Stock subject to issuance under the Option Plans have been duly authorized, and upon issuance in accordance with the terms and conditions specified in the Option Plans, will be validly issued, fully paid and nonassessable. Except as set forth in Section 2.2(b)(ii) of the Company Disclosure Schedule, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting or exercisability of any Company Option as a result of the Merger (whether alone or upon the occurrence of any additional or subsequent events). There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. Each outstanding Company Option has been granted with an exercise price no less than the fair market value of the shares of Company Common stock subject to such Company Options on the date of grant.
      (c) Voting Debt. Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other indebtedness which carries or possesses the right to vote on any matters on which stockholders may vote or which is convertible into, or exchangeable for, securities having such right (collectively, “Voting Debt”).
      (d) Other Securities. Except as otherwise set forth in Section 2.2(b) or Section 2.2(d) of the Company Disclosure Schedule, as of the date hereof, there are no securities, options, warrants, calls, rights, contracts, commitments, agreements, instruments, arrangements, understandings, obligations or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating (or purporting to obligate) the Company or any of its Subsidiaries to (including on a deferred basis) issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Voting Debt, other voting securities or any securities convertible into shares of capital stock, Voting Debt or other voting securities of the Company or any of its Subsidiaries, or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking. There are no outstanding Contracts to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (ii) dispose of any shares of the capital stock of, or other equity or voting interests in, any of its Subsidiaries. The Company is not a party to any voting agreement with respect to shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries and, to the Company’s Knowledge, other than the Voting Agreements and the irrevocable proxies granted pursuant to the Voting Agreements, there are no irrevocable proxies, voting agreements, or voting trusts with respect to any Company Common Stock. There are no rights plans, anti-takeover plans or registration rights agreements with respect to any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Significant Subsidiaries to which the Company or any of its Subsidiaries is a party or by which any of them are bound.
      (e) No Changes. Since the close of business on September 1, 2006 and through the date hereof, other than pursuant to the exercise of Company Options outstanding as of the close of business on September 1, 2006 issued pursuant to the Option Plans, there has been no change in (A) the outstanding capital stock of the Company, (B) the number of Company Options outstanding, or (C) the number of other options, warrants or other rights to purchase capital stock of the Company.

      2.3     Authority; No Conflict; Necessary Consents.
      (a) Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject, in the case of consummation of the Merger, to obtaining the adoption of this Agreement by the Company’s stockholders as contemplated in Section 5.2. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required on the part of the Company to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the adoption of this Agreement by the Company’s stockholders as contemplated by Section 5.2 and the filing of the Certificate of Merger pursuant to Delaware Law. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of Company capital stock necessary to adopt this Agreement and consummate the Merger. This Agreement has been duly executed and delivered by the Company and assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity.
      (b) The Board of Directors of the Company has, by resolution duly adopted by unanimous vote at a meeting of all Directors duly called and held (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and declared the Merger to be advisable, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) recommended that the stockholders of the Company adopt this Agreement and directed that such matter be submitted to the Company’s stockholders at the Stockholders’ Meeting. As of the date hereof, the Board of Directors of the Company has not subsequently rescinded or modified in any way the foregoing resolutions.
      (c) No Conflict. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company Charter Documents or any Subsidiary Charter Documents of any Subsidiary of the Company, (ii) subject to obtaining the adoption of this Agreement by the Company’s stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.3(d), conflict with or violate any Legal Requirements applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective properties or assets (whether tangible or intangible) is bound or affected, (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Company Material Contract or any other Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective assets or properties are bound or affected, or (iv) result in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries. Section 2.3(c) of the Company Disclosure Schedule lists all consents, waivers and approvals required to be obtained in connection with the consummation of the transactions contemplated hereby under any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or any of their properties or assets is bound or affected, which if individually or in the aggregate not obtained, could reasonably be expected to result in a material loss of benefits to the Company, Parent or the Surviving Corporation as a result of the Merger.
      (d) Necessary Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation of the Merger by the Company and other transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) the filing and effectiveness of the Prospectus/ Proxy Statement with the United States Securities and Exchange Commission (the “SEC”) in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (iii) the filing of the Notification and Report Forms with the United States Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”) required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) and the expiration or termination of the applicable waiting period under the HSR Act, and such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under the foreign merger control regulations identified in Section 2.3(d) of the Company Disclosure Schedule, (iv) such other filings and notifications as may be required to be made by the Company under federal, state or foreign securities laws or the rules and regulations of The Nasdaq Stock Market, and (v) such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made would not, individually or in the aggregate, reasonably be expected to materially affect the ability of the Company to consummate the Merger or have a Material Adverse Effect on the Company. The consents, approvals, orders, authorizations, registrations, declarations and filings set forth in (i) through (iv) are referred to herein as the “Necessary Consents.”
      2.4     SEC Filings; Financial Statements; Internal Controls.
      (a) SEC Filings. The Company has timely filed or furnished all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since November 1, 2002. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents, as each of the foregoing have been amended since the time of their filing (including those that the Company may file subsequent to the date hereof) are referred to herein as the “Company SEC Reports.” As of their respective dates, the Company SEC Reports (i) were prepared in accordance with, and complied in all material respects with, the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as the case may be, and, in each case, the rules and regulations promulgated thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed or furnished contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected: (A) in the case of Company SEC Reports filed on or prior to the date of this Agreement that were amended or superseded on or prior to the date of this Agreement, by the filing of the applicable amending or superseding Company SEC Report; and (B) in the case of Company SEC Reports filed after the date of this Agreement that are amended or superseded prior to the Closing, by the filing of the applicable amending or superseding Company SEC Report. None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC. The Company has Made Available to Parent complete and correct copies of all amendments and modifications to the Company SEC Reports effected prior to the date of this Agreement that have not yet been filed by the Company with the SEC but which are required to be filed. The Company has Made Available to Parent true, correct and complete copies of all correspondence, other than transmittal correspondence, between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other, since November 1, 2002, including all SEC comment letters and responses to such comment letters by or on behalf of the Company. To the Company’s Knowledge, as of the date hereof, none of the Company SEC Reports is the subject of ongoing SEC review or outstanding SEC comment. Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or Rule 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to the Company SEC Reports. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act of 2002.

      (b) Financial Statements. Each of the consolidated financial statements (including, in each case, any accompanying notes thereto) contained in the Company SEC Reports (including each Company SEC Report filed after the date hereof until the Closing), including the consolidated statement of operations, consolidated statement of cash flows and consolidated balance sheet for the year ended, and as of, October 31, 2005 (the “Company Financials”): (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the rules of the SEC and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) and (iii) fairly presented the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). The Company does not intend to correct or restate, and there is not any basis to correct or restate any of the Company Financials. The consolidated balance sheet of the Company and its consolidated subsidiaries as of October 31, 2005 contained in the Company SEC Reports is hereinafter referred to as the “Company Balance Sheet.” Except as disclosed in the Company Financials, neither the Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except for (i) liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice, (ii) liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and (iii) liabilities that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company has not had any disagreement with Grant Thornton, its independent public accountants, regarding material accounting matters or policies during any of its past three full fiscal years or during the current fiscal year-to-date. The books and records of the Company and each Subsidiary have been, and are being, maintained in accordance with applicable legal and accounting requirements and the Company Financials are consistent with such books and records. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC).
      (c) Internal Controls. The Company has established and maintains a system of internal controls over financial reporting required by Rules 13a-15(f) or 15d-15(f) under the Exchange Act designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its consolidated financial statements in accordance with GAAP and including those policies and procedures that: (i) require the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that material information relating to the Company and its Subsidiaries is promptly made known to the officers responsible for establishing and maintaining the system of internal controls; (iii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with authorizations of management and the Board of Directors of the Company; (iv) provide reasonable assurance that the reporting of assets is compared with existing assets at regular intervals and appropriate action is taken with respect to any differences; and (v) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. There are no “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls, and there is no series of multiple “significant deficiencies” (as defined by the Public Company Accounting Oversight Board) that collectively represents a “material weakness” in the design or operation of the Company’s internal controls. Since October 31, 2005, neither the Company nor any of its Subsidiaries (including any current Employee/ Service Provider thereof) nor, to the Company’s Knowledge, the Company’s independent auditors have identified or been made aware of (A) any significant deficiency or material weakness in the system of internal controls utilized by the Company and its Subsidiaries, (B) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal controls utilized by the Company and its Subsidiaries, or (C) any material claim or allegation regarding any of the foregoing.
      (d) Disclosure Controls. The Company has established and maintains disclosure controls and procedures required by Rules 13a-15(e) or 15d-15(e) under the Exchange Act to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management to allow timely decisions regarding required disclosure.
      (e) Other Controls and Procedures. The Company has established and maintains a system of controls and procedures sufficient to (i) provide assurance that any significant deficiencies or material weaknesses in the design or operation of internal controls which are reasonably likely to materially and adversely affect the ability to record, process, summarize and report financial information, and any fraud that is detected by the Company, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal controls utilized by the Company and its Subsidiaries, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s Board of Directors and (ii) provide reasonable assurance that access to assets is permitted only in accordance with management’s general or specific authorization.
      2.5     Absence of Certain Changes or Events. Except as otherwise set forth in Section 2.5 of the Company Disclosure Schedule, since the date of the Company Balance Sheet through the date hereof, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been, accrued or arisen:

(a) any event, change or development that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

(b) any merger or consolidation involving the Company or any of its Subsidiaries, or any acquisition by the Company or any of its Subsidiaries of any business, whether by purchasing all or substantially all of the assets of or equity securities of, or otherwise acquiring, any business or corporation, partnership, association or other business organization or a division thereof;

(c) any material Contract entered into by the Company or any of its Subsidiaries, other than in the ordinary course of business and as provided to Parent, or any material amendment or termination of, or default under, any material Contract to which the Company or any of its Subsidiaries is a party or by which it or any of them is bound;

(d) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s or any of its Subsidiaries’ capital stock (other than any distribution, payment or dividend by any of the Company’s Subsidiaries to the Company or to any of the other Company’s Subsidiaries), or any purchase, redemption or other acquisition by the Company or any of its Subsidiaries of any of the Company’s or any of its Subsidiaries’ capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities (except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option agreements and other than transactions among the Company and its Subsidiaries);

(e) any split, combination, recapitalization, exchange, readjustment or reclassification of any of the Company’s or any of its Subsidiaries’ capital stock;

(f) any granting by the Company or any of its Subsidiaries, whether orally or in writing, of any (i) increase in compensation or fringe benefits payable or otherwise due to officers of the Company or any Subsidiary or (ii) material increase in compensation or fringe benefits payable or otherwise due to any non-officer employees of the Company or any Subsidiary whose annual base salary is in excess of $100,000 other than in the ordinary course of business consistent with past practice;

(g) (i) any change by the Company or any of its Subsidiaries of severance, termination or bonus policies and practices (excluding sales commissions), (ii) any change in the policy of the Company relating to the granting of stock options to its employees, directors and consultants; (iii) any entry by the Company or any of its Subsidiaries into, or amendment of, (A) any employment, severance, deferred compensation, termination, change of control or indemnification agreement or (B) any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby (either alone or upon the occurrence of additional or subsequent events), or (iv) the establishment, adoption or amendment (except as required by law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement or other similar benefit plan or arrangement covering any director, officer or employee of the Company or any of its Subsidiaries;

(h) any material amendment or termination of any Company Material Contract;

(i) any Contract entered into by the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets or property) or any relinquishment by the Company or any of its Subsidiaries of any Contract or other right, in each case having a stated contract amount or involving obligations or entitlements with a value of more than $500,000 in each individual case (other than Contracts with customers, suppliers, distributors and representatives entered into in the ordinary course of business, consistent with past practice);

(j) any change in any method of accounting principles or practices by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the Exchange Act;

(k) any debt, capital lease or other debt or equity financing transaction by the Company or any of its Subsidiaries or entry into any agreement by the Company or any of its Subsidiaries in connection with any such transaction, except for capital leases entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole;

(l) any grants of any material refunds, credits, rebates or other allowances by the Company or any of its Subsidiaries to any customer, reseller or distributor, in each case, other than in the ordinary course of business consistent with past practice;

(m) any material change in the level of product returns, bad debts or reserves relating to accounts receivable experienced by the Company or any of its Subsidiaries;

(n) any material restructuring activities by the Company or any of its Subsidiaries, including any material reductions in force, or any lease terminations or restructuring of contracts;

(o) any license of or Lien on any properties or assets, except licenses and Liens which are not material, individually or in the aggregate, to the business of the Company or any of its Subsidiaries;

(p) any loan, advance or capital contribution by the Company or any of its Subsidiaries to, or investment in, any Person other than (i) loans or advances to Employees/ Service Providers in connection with business related travel and expenses, in each case in the ordinary course of business consistent with past practice; (ii) loans, advances or capital contributions or investments by the Company to or in any wholly-owned Subsidiary, by any wholly-owned Subsidiary in the Company, or by a wholly-owned Subsidiary of the Company in any other wholly-owned Subsidiary of the Company; or (iii) loans or advances to vendors consistent with past practice that are not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole;

(q) any material purchases of fixed assets or other long term assets other than in the ordinary course of business and in a manner consistent with past practice;

(r) any amendment of any material Tax Returns, any adoption of or change in any material election in respect of Taxes, adoption or change in any accounting method in respect of Taxes, agreement or settlement of any closing agreement relating to an Audit, or consent to any waiver of the statutory period of limitations in respect of any Audit;

(s) any material revaluation, or any indication that such a revaluation is required under GAAP, by the Company or any of its Subsidiaries of any of their respective assets, including, without limitation, writing down the value of long-term or short-term investments, fixed assets, goodwill, intangible assets, deferred tax assets, or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

(t) any significant deficiency or material weakness identified in the system of internal controls utilized by the Company and its Subsidiaries;

(u) any settlement of any lawsuit or other proceeding by the Company or any Subsidiary;

(v) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of the Company or any of its Subsidiaries; or

(w) any material recall, field notification or field correction with respect to products manufactured by on or behalf of the Company or any of its Subsidiaries.

      2.6     Taxes.
      (a) Definitions. “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (i) all foreign, federal, state and local, income, profits, franchise, gross receipts, payroll, transfer, sales, employment, use, property, excise, value added, ad valorem, estimated, stamp, alternative or add-on minimum, recapture, withholding and any other taxes, together with all interest, penalties and additions imposed on or with respect to such amounts and (ii) any liability for payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group. “Tax Authority” means the IRS and any other domestic or foreign governmental authority responsible for the administration of any Taxes. “Tax Return” means any return, declaration, report, claim for refund, or information return or statement filed or required to be filed with any Tax Authority in connection with the determination, assessment, collection or imposition of any Taxes. “Audit” means any audit, assessment, examination, written claim, or other written inquiry relating to Taxes by any Tax Authority or any judicial or administrative proceeding relating to Taxes.
      (b) Tax Returns and Audits.

(i) All Tax Returns required to be filed by or with respect to the Company and each of its Subsidiaries have been timely filed and in the manner prescribed by law. All such Tax Returns are true, correct and complete in all material respects, and all Taxes owed by the Company and its Subsidiaries, whether or not shown on any Tax Return (including all withholding and payroll Taxes), have been paid. None of the Company or any of its Subsidiaries has received written notice of any claim by any Tax Authority in any jurisdiction other than in which it has filed Tax Returns that the Company or any of its Subsidiaries are or may be subject to taxation by that jurisdiction.

(ii) No material adjustment relating to any Tax Return of the Company or any of its Subsidiaries by any Tax Authority has been proposed in writing formally or informally by any Tax Authority to the Company or any of its Subsidiaries.

(iii) There are no Liens or other encumbrances with respect to Taxes upon any of the assets or properties of the Company or any of its Subsidiaries, other than with respect to Taxes not yet due and payable.

(iv) No Audit is currently pending with respect to any Tax Return of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written communication from any Tax Authority that an Audit is forthcoming. Neither the Company nor any of its Subsidiaries has been delinquent in the payment of any material Tax, and there is no deficiency for any Taxes that is outstanding, assessed or proposed against the Company or any of its Subsidiaries, which deficiency has not been paid in full when due and payable.

(v) There are no outstanding written agreements or waivers extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company or any of its Subsidiaries for any taxable period. No power of attorney granted by or with respect to the Company or any of its Subsidiaries relating to Taxes is currently in force, and no extension of time for filing any Tax Return required to be filed by or on behalf of the Company or any of its Subsidiaries is in force. The Company has delivered or made available to Parent complete and correct copies of all foreign, federal and state income Tax Returns, audit reports and statements of deficiencies for the Company and each of its Subsidiaries filed by or issued to or with respect to the Company and each of its Subsidiaries for all periods which have been requested by Parent.

(vi) With respect to Taxes not yet due or owing, the Company and its Subsidiaries have made such accruals for such Taxes in the Company Financials as are required by GAAP. The Company and its Subsidiaries have no liability for unpaid Taxes which have not been accrued for or reserved in the most recent Company Financials, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since the date of the most recent Company Financials in connection with the operation of the business of the Company and its Subsidiaries in the ordinary course, including, without limitation, as a result of acquisitions.

(vii) Neither the Company nor any of its Subsidiaries is a party to or bound by, or has any obligation under, any Tax sharing agreement or similar contract or arrangement. Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated, combined, or unitary income Tax Return (other than a group the common parent of which was the Company). Neither the Company nor any of its Subsidiaries has liability for the Taxes of any person (other than the Company and such Subsidiary) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(viii) Neither the Company nor any of its Subsidiaries has agreed to, or is required to, make any adjustments under Section 481(a) or Section 263A of the Code or any comparable provision under state or foreign Tax laws by reason of a change in accounting method or otherwise.

(ix) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement or in a distribution which could otherwise constitute part of a “plan” or “series of related transaction” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(x) There are no outstanding options, warrants, securities convertible into stock or other contractual obligations that might reasonably be treated for Federal income tax purposes as stock or another equity interest in the Company or any of its Subsidiaries.

(xi) All transactions among the Company and any of its Subsidiaries (and all other inter-company transactions) comply with the transfer pricing rules contained in Section 482 of the Code (and similar provisions of applicable state, local or foreign law); the Company and its Subsidiaries have complied with all Tax reporting, filing and documentation required under the Code (and similar provisions of applicable state, local or foreign law) relating to such intercompany transactions; and neither the Company nor any of its Subsidiaries has entered into any advance pricing agreement or similar agreement or received written notice from a Tax Authority regarding any transfer pricing inquiry under Section 482 of the Code (or a similar provision of state, local or foreign law) that remains unresolved.

(xii) The Company and its Subsidiaries have not “participated” in a “reportable transaction” (as defined in Section 1.6011-4 of the United States Treasury Regulations promulgated under the Code).

(xiii) The Company and each of its Subsidiaries is not, and during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code has not been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(xiv) Section 2.6 of the Company Disclosure Schedule sets forth the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or its Subsidiaries as of the Closing Date.

(xv) None of Company’s nor any of its Subsidiaries’ assets are tax exempt use property within the meaning of Section 168(h) of the Code.

(xvi) Neither the Company nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.
      2.7     Title to Properties.
      (a) Properties. Neither the Company nor any of its Subsidiaries owns any real property. Section 2.7(a) of the Company Disclosure Schedule sets forth a true and complete list of all real property currently leased, licensed or subleased by the Company or any of its Subsidiaries or otherwise used or occupied by the Company or any of its Subsidiaries (the “Leased Real Property”). All Lease Documents are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of the Lease Documents, any material existing breach, default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or its Subsidiaries or, to the Company’s Knowledge, any third party under any of the Lease Documents, in each case subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity. Except as set forth on Section 2.7(a) of the Company Disclosure Schedule, (i) no parties other than the Company or any of its Subsidiaries have a right to occupy any material Leased Real Property, (ii) the Leased Real Property is used only for the operation of the business of the Company and its Subsidiaries, (iii) the Leased Real Property and the physical assets of the Company and the Subsidiaries are, in all material respects, in good condition and repair and regularly maintained in accordance with standard industry practice, (iv) to the Company’s Knowledge, the Leased Real Property is in compliance, in all material respects, with Legal Requirements and (v) neither the Company nor any of its Subsidiaries will be required to incur any material cost or expense for any restoration or surrender obligations, or any other material costs otherwise qualifying as asset retirement obligations under Financial Accounting Standards Board Statement of Financial Accounting Standard No. 143 “Accounting for Asset Retirement Obligations,” upon the expiration or earlier termination of any leases or other occupancy agreements for the Leased Real Property.
      (b) Documents. The Company has Made Available to Parent true, correct and complete copies of all Contracts under which the Leased Real Property is currently leased, licensed, subleased used or occupied by the Company or any of its Subsidiaries (“Lease Documents”).
      (c) Valid Title. The Company and each of its Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their material tangible properties and assets, real, personal and mixed, reflected in the latest Company Financials included in the Company SEC Reports (except for personal property sold since the date of the latest Company Financials in the ordinary course of business consistent with past practice), free and clear of any Liens except (i) with respect to Liens securing obligations reflected in the Company Balance Sheet, (ii) (A) statutory liens for Taxes or other payments that are not yet due and payable; (B) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (C) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Legal Requirements; (D) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; and (E) statutory purchase money liens (clauses (A), (B), (C), (D) and (E) collectively, the “Permitted Liens”) and (iii) such imperfections of title which do not materially impair the continued use of the properties or assets subject thereto or affected thereby, or otherwise materially impair business operations at such properties. The rights, properties and assets presently owned, leased or licensed by the Company and its Subsidiaries include all rights, properties and assets necessary to permit the Company and its Subsidiaries to conduct their business in all material respects in the same manner as their businesses have been conducted prior to the date hereof.

      2.8     Intellectual Property. Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

“Company Intellectual Property” shall mean any and all Intellectual Property and Intellectual Property Rights that are owned by, or exclusively licensed to, the Company or its Subsidiaries.

“Company Products” shall mean all products and services developed or under development by or on behalf of the Company or any of its Subsidiaries and owned, made, provided, distributed, imported, sold or licensed by or on behalf of the Company or any of its Subsidiaries.

“Intellectual Property” shall mean any or all of the following (i) original works of authorship including computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files and records, (ii) inventions (whether or not patentable), discoveries, improvements and technology, (iii) trademarks and service marks, logos, trade names, trade dress, (iv) Trade Secrets, (v) domain names, web addresses and sites, (vi) tools, methods and processes and (vii) schematics.

“Intellectual Property Contract” shall mean any Contract that is material to the business of the Company and that provides for the license or other use of Company Intellectual Property or the license or other use by the Company or its Subsidiaries of Intellectual Property or Intellectual Property Rights of a third party.

“Intellectual Property Rights” shall mean all statutory or common law rights in Intellectual Property, together with the right to enforce and recover remedies for infringement thereof.

“Open Source Code” shall mean Source Code that is subject, in whole or in part, to open source, public source or freeware license provisions, including without limitation any GNU general public license or GNU lesser general public license, or other software license whose terms require the distribution of or access to Source Code or restrict the ability of the licensee to charge for distribution of or to use software for commercial purposes.

“Registered Intellectual Property” shall mean any Intellectual Property Rights which have been registered, filed, or issued by or under the authority of any Governmental Entity responsible for issuing or registering Intellectual Property or Intellectual Property Rights, including, without limitation, (i) patents and patent applications, (ii) copyright registrations and copyright applications and “moral rights,” (iii) trademark and service mark registrations, and applications therefor, (iv) trade name and domain name registrations, (v) designs registrations, and (vi) divisions, continuations, renewals, reissuances and extensions of any of the foregoing (as applicable).

“Shrink-Wrapped Code” shall mean generally commercially available off-the-shelf software code or programs where available for a cost of not more than $10,000 for a perpetual license for a single user or work station (or $75,000 in the aggregate for all users and work stations).

“Source Code” shall mean computer software and code in a human-readable computer programming language, which may include related programmer comments and annotations.

“Trade Secret” shall mean any proprietary and confidential information or know-how, databases, data compilations or collections of technical data or business data including, to the extent kept confidential, customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers.
      (a) No Default/ No Conflict. The consummation of the transactions contemplated by this Agreement will neither violate nor by their terms result in the breach, modification, cancellation, termination, suspension of, or acceleration of any payments with respect to any Intellectual Property Contract. Each of the Company and its Subsidiaries is in material compliance with, and has not materially breached any term of any Intellectual Property Contract and, to the Company’s Knowledge, all other parties to such Intellectual Property Contracts are in compliance with, and have not materially breached any term thereof. The Surviving Corporation will be permitted to exercise all of the Company’s and its Subsidiaries’ material rights under

Intellectual Property Contracts to the same extent the Company and its Subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and, except as set forth in Section 2.8(a) of the Company Disclosure Schedule, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company or any of its Subsidiaries would otherwise be required to pay.
      (b) No Infringement. To the Company’s Knowledge, the operation of the business of the Company and its Subsidiaries as currently conducted, including the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the Company Products does not infringe or misappropriate, any Intellectual Property Rights of any third party, or violate any right to privacy or publicity of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction in which the Company or any of its Subsidiaries are currently doing business.
      (c) Notice. Neither the Company nor any of its Subsidiaries has received written notice or, to the Company’s Knowledge, any oral notice, from any third party claiming that the Company, any of its Subsidiaries, or any Company Product infringes or misappropriates any Intellectual Property Rights of any third party, violates any rights to privacy or publicity or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have Knowledge of any basis therefor).
      (d) No Third Party Infringers. To the Company’s Knowledge, no Person is infringing, misappropriating or otherwise violating the Company’s rights in any Company Intellectual Property. Neither the Company nor any of its Subsidiaries have asserted or threatened in writing or, to the Company’s Knowledge, orally any claim against any Person alleging any infringement, misappropriation or violation of any of the Company’s rights in Company Intellectual Property.
      (e) Transaction. Neither this Agreement nor the consummation of the transactions contemplated hereby, will result in the Surviving Corporation or, to the Company’s Knowledge, Parent or any of Parent’s Subsidiaries which are Subsidiaries as of the date hereof: (i) granting to any third party any incremental right to or with respect to any material Intellectual Property Rights owned by, or licensed to, any of them, (ii) being bound by, or subject to, any incremental non-compete or other incremental material restriction on the operation or scope of their respective businesses or (iii) being obligated to pay any incremental royalties or other material amounts, or offer any incremental discounts, to any third party. As used in Sections 2.8(e) and 2.8(i), an “incremental” right, non-compete, restriction, royalty or discount refers to a right, non-compete, restriction, royalty or discount, as applicable, in excess of the rights, non-competes, restrictions, royalties or discounts payable that would have been required to be offered or granted, as applicable, had the parties not entered into this Agreement or consummated the transactions contemplated hereby.
      (f) Intellectual Property. The Company and its Subsidiaries have taken commercially reasonable steps to obtain, maintain and protect the Company Intellectual Property. Without limiting the foregoing, each of the Company and its Subsidiaries has executed with each current and former employee, consultant and contractor who created any material Company Intellectual Property sufficient proprietary information and confidentiality agreements which (i) assign or obligate the employee, consultant or contractor to assign to the Company and its Subsidiaries all right, title and interest (including the sole right to enforce) in any Intellectual Property or Intellectual Property Rights arising therefrom and (ii) provide reasonable protection for Trade Secrets of the Company and its Subsidiaries.
      (g) No Order. There are no consents, settlements, judgments, injunctions, decrees, awards, stipulations, orders or similar litigation-related, inter partes or adversarial-related, or government-imposed obligations to which the Company or a Subsidiary is a party or are otherwise bound, that do or, to the Company’s Knowledge, may: (i) restrict the rights of the Company or any of its Subsidiaries to use, transfer, license or enforce any of its Intellectual Property Rights, (ii) restrict the conduct of the business of the Company or any of its Subsidiaries in order to accommodate a third party’s Intellectual Property Rights or (iii) grant any third party any right with respect to any Company Intellectual Property.

      (h) Open Source Code. To the Company’s Knowledge, no Open Source Code has been used in, incorporated into, integrated or bundled with, any current Company Product, and no Open Source Code development tools have been used in the development or compilation of, any current Company Product.
      (i) Source Code. Section 2.8(i) of the Company Disclosure Schedule identifies each Intellectual Property Contract pursuant to which the Company has deposited with an escrow agent or any other Person, any of its Source Code. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a release of any Source Code owned by the Company or any of its Subsidiaries or the grant of incremental rights to a Person with regard to such Source Code. The Company and its Subsidiaries have not taken any action that will, or would reasonably be expected to, result in the disclosure or delivery of any Source Code owned by the Company or any of its Subsidiaries under any Contract. To the Company’s Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure or delivery by the Company, any of its Subsidiaries or any Person acting on their behalf to any Person of any Source Code owned by the Company or any of its Subsidiaries under any Contract, and no such Source Code has been disclosed, delivered or licensed to a third party.
      (j) Software. To the Knowledge of the Company, all Company Products and Company Intellectual Property (and all parts thereof) are free of: (i) any disabling codes or instructions and any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components that permit unauthorized access or the unauthorized disruption, impairment, disablement or erasure of such Company Product or Company Intellectual Property (or all parts thereof) or data or other software of users (“Contaminants”); and (ii) any critical defects, including without limitation any critical error or omission in the processing of any transactions.
      (k) Information Technology. The Company and its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable procedures intended to ensure that information technology systems used in connection with the operation of the Company and its Subsidiaries are free from Contaminants. The Company and its Subsidiaries have appropriate disaster recovery plans, procedures and facilities for their businesses and have taken commercially reasonable steps to safeguard the information technology systems utilized in the operation of the business of the Company and its Subsidiaries as it is currently conducted. To the Company’s Knowledge, there have been no unauthorized intrusions or breaches of the security of the information technology systems, other than insignificant breaches which did not compromise in any material respect the security of the information technology systems. The Company and its Subsidiaries have implemented security patches or upgrades that are generally available for the Company’s information technology systems where, in the Company’s reasonable judgment, such patches or upgrades are required.
      (l) Licenses-In. Other than (i) licenses to the Company of third party Shrink-Wrapped Code and (ii) non-disclosure agreements entered into in the ordinary course of business, Section 2.8(l) of the Company Disclosure Schedule lists all Intellectual Property Contracts under which the Company or any of its Subsidiaries has been granted or provided any rights to Intellectual Property or Intellectual Property Rights by a third party.
      (m) Licenses-Out. Section 2.8(m) of the Company Disclosure Schedule lists all Intellectual Property Contracts under which the Company or any of its Subsidiaries has granted or provided to any third party any rights to use Company Intellectual Property.
      (n) Trade Secrets. (i) The Company and its Subsidiaries have taken commercially reasonable steps to protect their Trade Secrets, and any Trade Secrets of third parties provided under written agreement obligating the Company or its Subsidiaries to protect the same, according to the laws of the applicable jurisdictions where such Trade Secrets are developed, practiced or disclosed, (ii) the Company and its Subsidiaries have used commercially reasonable efforts to enforce a policy requiring all personnel and third parties having access to such Trade Secrets to execute a written agreement which provides reasonable protection for such Trade Secrets, (iii) except pursuant to such agreements, there has been no disclosure by the Company or any of its Subsidiaries of any such Trade Secrets, and (iv) to the Company’s Knowledge, no party to any such agreement is in breach thereof.
      (o) Privacy. To the Company’s Knowledge, the Company and its Subsidiaries have complied with all applicable laws relating to privacy, data protection, and the collection and use of personal information, and the Company and its Subsidiaries have complied with their respective internal privacy policies and guidelines, if any, relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company and its Subsidiaries in the conduct of their business. To the Company’s Knowledge, the Company and its Subsidiaries take reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse. To the Company’s Knowledge, the execution, delivery and performance of this Agreement complies with all applicable laws relating to privacy and the Company’s and its Subsidiaries’ applicable privacy policies. True copies of the Company’s privacy policies and guidelines have been Made Available to Parent, and to the Company’s Knowledge, the Company and its Subsidiaries have at all times made all disclosure to users or customers required by applicable laws and none of such disclosures have been inaccurate in any material respect or materially misleading or deceptive or in violation of any applicable laws.
      (p) Ownership of Intellectual Property. Section 2.8(p) of the Company Disclosure Schedule lists all Registered Intellectual Property owned by the Company, identifying in each case the inventors/authors, status, filing/grant dates, issuance/registration/application number, maintenance and other fees and deadlines falling within the next six months, as applicable. Except with respect to third party Intellectual Property licensed exclusively to the Company under Intellectual Property Contracts identified on Section 2.8(m) of the Company Disclosure Schedule or as otherwise set forth on Section 2.8(p) of the Company Disclosure Schedule, the Company owns all right, title, and interest (including the sole right to enforce) free and clear of all Liens, in and to all Company Intellectual Property, and with respect to the Company Registered Intellectual Property, are listed in the records of the Governmental Entity as the sole owner for each item thereof.
      (q) Validity and Enforceability. To the Company’s Knowledge: (i) the Company Intellectual Property is subsisting, in full force and effect, is valid and enforceable, and has not expired or been cancelled or abandoned; and (ii) with respect to all Registered Intellectual Property owned by the Company, all necessary prosecution, registration, maintenance and renewal fees due on or before the Closing Date have been made, and all documents, recordations and certificates, required as of the Closing Date for the purposes of maintaining such Registered Intellectual Property have been filed.
      2.9     Restrictions on Business Activities. Except as set forth in Section 2.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is party to or bound by any Contract containing any covenant (a) limiting in any material respect the right of the Company or any of its Subsidiaries to engage or compete in any line of business, to make use of any material Company Intellectual Property or to compete with any Person, (b) granting any exclusive distribution rights, (c) providing “most favored nations” terms for Company Products, or (d) which otherwise adversely affects or would reasonably be expected to adversely affect the right of the Company and its Subsidiaries to sell, distribute or manufacture any Company Products or material Company Intellectual Property or to purchase or otherwise obtain any material software, components, parts or subassemblies.
      2.10     Governmental Authorizations. Each material consent, license, permit, grant or other authorization (i) pursuant to which the Company or any of its Subsidiaries currently operates or holds any material interest in any of their respective properties or (ii) which is required for the operation of the Company’s or any of its Subsidiaries’ business as currently conducted or the holding of any such interest (“Governmental Authorizations”) has been issued or granted to the Company or any of its Subsidiaries, as the case may be, and is in full force and effect in all material respects. As of the date hereof, neither the Company nor any of its Subsidiaries has received any written notification from a Governmental Entity regarding any pending or threatened suspension or cancellation of any of the Governmental Authorizations. To the Company’s Knowledge, there is no threatened action to change the Company’s or any of its Subsidiaries’ customs rating or grade with or by any Governmental Entity, nor is there any basis that could reasonably be expected to result in any such change or downgrading.
      2.11     Litigation. Except as set forth in Section 2.11 of the Company Disclosure Schedule, there is no action, suit, claim or proceeding pending or, to the Company’s Knowledge, threatened against the Company, any of its Subsidiaries or any of their respective properties or assets (tangible or intangible). There is no investigation or other proceeding pending or, to the Company’s Knowledge, threatened against the Company, any of its Subsidiaries or any of their respective properties or assets (tangible or intangible) by or before any Governmental Entity. There is no action, suit, claim, investigation or proceeding pending, or to the Company’s Knowledge, threatened against any present or former officer, director or employee of the Company or any of its Subsidiaries or any other Person for which the Company or any of its Subsidiaries may be subject to a claim for indemnification. There are not currently, nor, to the Company’s Knowledge, have there been since January 1, 2003, any internal investigations or inquiries being conducted by the Company, the Company’s Board of Directors (or any committee thereof) or any third party at the request of any of the foregoing concerning any financial, accounting, Tax, conflict of interest, illegal activity, fraudulent or deceptive conduct or other misfeasance or malfeasance issues. There is no action, suit, proceeding, arbitration or, to the Company’s Knowledge, investigation involving the Company, which the Company presently intends to initiate.
      2.12     Compliance with Law. Neither the Company nor any of its Subsidiaries is in violation or default in any material respect of any Legal Requirements applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is bound or any of their respective properties is bound or affected. There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries in such a way as to be material and adverse to the Company and its Subsidiaries, taken as a whole, nor, to the Knowledge of the Company, is there any pending investigation or inquiry relating thereto.
      2.13     Environmental Matters.
      (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

“Environmental Claim” means any claim, action, cause of action, suit, proceeding, investigation, order, demand or notice (in each instance in writing) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of, or exposure to, any Material of Environmental Concern at any location, whether or not owned or operated by the Company or any of its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Laws” mean all applicable federal, state, local and foreign laws, regulations, ordinances, treaties and common law relating to pollution or protection of human health (to the extent relating to exposure to Materials of Environmental Concern) or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of, or exposure to, Materials of Environmental Concern.

“Materials of Environmental Concern” means hazardous chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products, asbestos or asbestos-containing materials or products, polychlorinated biphenyls, lead or lead-based paints or materials, radon, toxic fungus, toxic mold, mycotoxins or other hazardous substances that would reasonably be expected to have an adverse effect on human health or the environment.
      (b) Environmental Compliance. The Company and its Subsidiaries are in compliance in all material respects with applicable Environmental Laws, which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all material permits and other governmental authorizations required under the Environmental Laws, and compliance with the terms and conditions thereof. Neither the Company nor any of its Subsidiaries has received any written communication, whether from a Governmental Entity, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries are not in such compliance.
      (c) Environmental Liabilities. There is no material Environmental Claim pending or, to the Company’s Knowledge, threatened against the Company, any of its Subsidiaries or against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries have contractually retained or assumed. In addition, there has been no past or present release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would reasonably be expected to form the basis of any material Environmental Claim against the Company, any of its Subsidiaries or against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries have contractually retained or assumed, or otherwise result in any material costs or liabilities under Environmental Law.
      (d) Environmental Information. The Company has provided to Parent all nonprivileged and material assessments, reports, data, results of investigations or audits that are in the possession or control of the Company or its Subsidiaries regarding environmental matters pertaining to the environmental condition of the business of the Company and its Subsidiaries, or the compliance (or noncompliance) by the Company and its Subsidiaries with any Environmental Laws.
      (e) Environmental Obligations. Neither the Company nor any of its Subsidiaries is required under any Environmental Law by virtue of the transactions set forth herein and contemplated hereby or as a condition to the effectiveness of any transactions contemplated hereby, (i) to perform a site assessment for Materials of Environmental Concern, (ii) to remove or remediate Materials of Environmental Concern, (iii) to give notice to or receive approval from any Governmental Entity or (iv) to record or deliver to any Person any disclosure document or statement pertaining to environmental matters.
      2.14     Brokers’ and Finders’ Fees. Except for fees payable to Deutsche Bank Securities Inc. (“Deutsche Bank”) pursuant to an engagement letter dated August 16, 2006 and fees payable to UBS Securities pursuant to a letter dated July 7, 2006, copies of which have been provided to Parent, neither the Company nor any of its Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with this Agreement or any transaction contemplated hereby, nor has the Company or any of its Subsidiaries entered into any indemnification agreement or arrangement with any Person specifically in connection with this Agreement and the transactions contemplated hereby.
      2.15     Transactions with Affiliates. Except as set forth in the Company’s definitive proxy statement filed with the SEC on Schedule 14A on April 10, 2006, there has not been since November 1, 2004, nor is there proposed, any transaction or relationship which is or would be required to be disclosed pursuant Item 404 of Regulation S-K promulgated by the SEC, provided that for purposes of this Section 2.15, no effect shall be given to Instruction 8 to paragraph (a) of Item 404 of Regulation S-K.
      2.16     Employee Benefit Plans and Compensation.
      (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

“Company Employee Plan” shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or equity-related awards, welfare benefits, retirement benefits, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is maintained, contributed to, or required to be contributed to, by the Company, any of its Subsidiaries or any ERISA Affiliate for the benefit of any Employee/ Service Provider, or with respect to which the Company, any of its Subsidiaries or any ERISA Affiliate has or may have any liability or obligation and any International Employee Plan.

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“DOL” shall mean the United States Department of Labor.

“Employee/ Service Provider” shall mean any current or former employee, including officers, consultants, independent contractors or directors of the Company, any of its Subsidiaries or any ERISA Affiliate, excluding consultants and independent contractors who are not individuals.

“Employee Agreement” shall mean each management, employment, severance, separation, settlement, consulting, contractor, change of control, relocation, repatriation, expatriation, loan, visa, work permit or other agreement, or contract (including, any offer letter which provides for any term of employment (other than employment at will) or any agreement providing for acceleration of Company Options or any other agreement providing for compensation or benefits) between the Company, any of its Subsidiaries or any ERISA Affiliate and any director or any Employee/ Service Provider pursuant to which the Company or any of its Subsidiaries has or may have any current or future liabilities or obligations.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any other Person under common control with the Company or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

“International Employee Plan” shall mean any plan, program, policy, practice, contract, agreement or other arrangement that is described in the definition of Company Employee Plan or Employee Agreement that has been adopted or maintained by the Company, any of its Subsidiaries or any ERISA Affiliate, whether formally or informally, or with respect to which the Company, any of its Subsidiaries or any ERISA Affiliate will or may have any liability, for the benefit of Employees/ Service Providers who perform services outside the United States.

“IRS” shall mean the United States Internal Revenue Service.

“Pension Plan” shall mean each Company Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

“WARN” shall mean the Worker Adjustment and Retraining Notification Act of 1989.
      (b) Schedule. Section 2.16(b)(i) of the Company Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement (except for offer letters or employment agreements to non-U.S. employees to the extent any such letter or agreement provides solely statutorily mandated severance or notice periods). Section 2.16(b)(ii) of the Company Disclosure Schedule sets forth a table setting forth the name and annual base salary of each employee of the Company and each of its Subsidiaries whose base salary currently exceeds $100,000 per year as of the date hereof. To the Company’s Knowledge, no employee listed on Section 2.16(b)(ii) of the Company Disclosure Schedule intends to terminate his or her employment for any reason. Section 2.16(b)(iii) of the Company Disclosure Schedule contains an accurate and complete list of all Persons that have a consulting or advisory relationship with the Company or any of its Subsidiaries that is subject to ongoing obligations that would reasonably be expected to exceed $100,000 per year.
      (c) Documents. The Company and each of its Subsidiaries have Made Available to Parent (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including all amendments thereto and all related trust documents, (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts, (vi) all communications material to any Employee/ Service Provider or Employees/ Service Providers relating to any Company Employee Plan or any proposed Company Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which could result in any liability to the Company or any of its Subsidiaries, (vii) all material correspondence to or from any Governmental Entity relating to any Company Employee Plan, (viii) forms of COBRA notices and related outsourcing contracts, (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) all discrimination tests for each Company Employee Plan for the three most recent plan years, (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan, (xii) forms of HIPAA Privacy Notices and forms of Business Associate Agreements to the extent required under HIPAA and (xiii) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan.
      (d) Employee Plan Compliance. The Company Employee Plans are in, and have been administered in, material compliance with all applicable requirements of ERISA, the Code, and other applicable laws in all material respects and have been administered in accordance with their terms. Each Company Employee Plan that is intended to be qualified within the meaning of Section 401 of the Code has received a current favorable determination letter as to its qualification, and nothing has occurred that would reasonably be expected to adversely affect such qualification. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. The Company and each of its Subsidiaries have timely made all contributions and other payments required by and due under the terms of each Company Employee Plan.
      (e) Claims.

(i) There are no pending or, to the Company’s Knowledge, threatened actions, suits, charges, complaints, claims or investigations against, concerning or with respect to any Company Employee Plans, other than ordinary and usual claims for benefits by participants and beneficiaries. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company, any of its Subsidiaries or any ERISA Affiliate (other than ordinary administration expenses or with respect to benefits previously earned, vested or accrued thereunder).

(ii) There are no audits, inquiries, investigations or other proceedings of any nature pending or to the Company’s Knowledge, threatened by the IRS, DOL, or any other Governmental Entity with respect to any Company Employee Plan. Neither the Company, any of its Subsidiaries nor any ERISA Affiliate is subject to any penalty or Tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 (including 4980B) of the Code.
      (f) No Pension Plan. Neither the Company, nor any of its Subsidiaries nor any current or former ERISA Affiliate has ever maintained, established, sponsored, participated in or contributed to, any Pension Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.
      (g) No Self-Insured Plan. Neither the Company, nor any of its Subsidiaries nor any ERISA Affiliate has ever maintained, established, sponsored, participated in or contributed to any self-insured plan that provides benefits to Employees/ Service Providers (including any such plan pursuant to which a stop-loss policy or contract applies).
      (h) Effect of Transaction; Executive Compensation Tax. No Company Employee Plan or Employee Agreement exists that, as a result of the execution of this Agreement, stockholder approval of this Agreement, or the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)), will entitle any Employee/ Service Provider to (i) compensation or benefits or any increase in compensation or benefits upon any termination of employment after the date of this Agreement, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Company Employee Plans or Employee Agreements, (iii) limit or restrict the right of the Company to merge, amend or terminate any of the Company Employee Plans or Employee Agreements, or (iv) cause the Company to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award.
      (i) Parachute Payments. There is no agreement, plan, arrangement or other contract covering any Employee/ Service Provider that, considered individually or considered collectively with any other such agreements, plans, arrangements or other contracts, will, or would reasonably be expected to, give rise directly or indirectly to the payment of any amount that would be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code. No Company Employee Plan or Employee Agreement exists that, as a result of the execution of this Agreement, stockholder approval of this Agreement, or the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)), will result in payments under any Company Employee Plan or Employee Agreement that would not be deductible under Section 280G of the Code or would be subject to excise tax under Section 4999 of the Code.
      (j) Sections 162(m) and 409A of the Code. There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party, including the provisions of this Agreement, covering any Employee/ Service Provider of the Company or any of its Subsidiaries, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 404 or 162(m) of the Code. Neither the Company nor any of its Subsidiaries is party to any Contract that, in accordance with current published guidance from the IRS, could be determined as constituting a “non-qualified deferred compensation plan” subject to Section 409A of the Code or that otherwise would trigger taxation under Section 409A of the Code.
      (k) Employment Matters. The Company and each of its Subsidiaries are in compliance in all material respects with all applicable Legal Requirements respecting employment, employment practices, terms, conditions and classifications of employment, employee safety and health, immigration status and wages and hours, and in each case, with respect to Employees/ Service Providers (i) are not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing and (ii) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees/ Service Providers (other than routine payments to be made in the normal course of business and consistent with past practice), except as would not reasonably be expected to result in material liability. There are no actions, grievances, investigations, suits, claims, charges or administrative matters pending, or, to the Company’s Knowledge, threatened or reasonably anticipated against the Company, any of its Subsidiaries, or any of their Employees/ Service Providers relating to any Employee/ Service Provider, Employee Agreement or Company Employee Plan. There are no pending or, to the Company’s Knowledge, threatened or reasonably anticipated claims or actions against the Company, any of its Subsidiaries, any Company trustee or any trustee of any Subsidiary under any workers’ compensation policy or long term disability policy. The services provided by each of the Company’s, each of the Company’s Subsidiaries’ and each of their ERISA Affiliates’ current employees based in the United States are terminable at the will of the Company, the Company’s Subsidiaries and their ERISA Affiliates.
      (l) No Post-Employment Obligations. No Company Employee Plan or Employee Agreement provides post-termination or retiree life insurance, health or other employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and neither the Company nor any of its Subsidiaries has ever represented, promised or contracted (whether in oral or written form) to any Employee/ Service Provider (either individually or to Employees/ Service Providers as a group) or any other Person that such Employee(s)/ Service Provider(s) or other Person would be provided with post-termination or retiree life insurance, health or other employee welfare benefits, except to the extent required by statute.
      (m) Labor. No work stoppage, slowdown, lockout or labor strike against the Company or any of its Subsidiaries is pending as of the date of this Agreement, or to the Company’s Knowledge threatened nor has there been any such occurrence for the past three years. The Company has no Knowledge of any activities or proceedings of any labor union to organize any Employees/ Service Providers. Except as would not reasonably be expected to result in a material liability or obligation, there are no actions, suits, claims, labor disputes or grievances pending or, to the Company’s Knowledge, threatened by or on behalf of any Employee/ Service Provider against the Company or its Subsidiaries, including charges of unfair labor practices. Neither the Company nor any of its Subsidiaries is presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees/ Service Providers and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries. Within the past year, neither the Company nor any of its Subsidiaries has incurred any liability or obligation under WARN or any similar state or local law that remains unsatisfied, and no terminations prior to the Closing Date shall result in unsatisfied liability or obligation under WARN or any similar state or local law. No Employee/ Service Provider of the Company or any of its Subsidiaries has experienced an employment loss, as defined by the WARN Act or any similar applicable state or local law requiring notice to employees in the event of a closing or layoff, within ninety days prior to the date of this Agreement.
      (n) Works Council. Section 2.16(n) of the Company Disclosure Schedule sets forth a complete and accurate list of all foreign works’ councils to which the Company or any of its Subsidiaries are subject and the jurisdictions of each such works’ council or similar labor body and any collective bargaining agreement or other labor agreement to which employees of located outside the United States are subject. The consummation of the Merger and the other transactions contemplated by this Agreement will not entitle any third party (including any labor union or labor organization) to any payments under any collective bargaining agreement or any labor agreement or require the Company or any of its Subsidiaries to consult with any works’ council or similar labor relations body.
      (o) International Employee Plan. Each International Employee Plan has been established, maintained and administered in compliance with its terms and conditions in all material respects and in material compliance with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. No International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company or Parent from terminating or amending any International Employee Plan at any time for any reason.
      2.17     Contracts.
      (a) Material Contracts. For purposes of this Agreement, “Company Material Contract” shall mean any of the following to which the Company or any of its Subsidiaries is a party or by which it or its assets are bound:

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries;

(ii) any employment, contractor or consulting Contract with any executive officer or other Employee/ Service Provider of the Company or any of its Subsidiaries providing for annual base salary in excess of $150,000 or with any member of the Company’s Board of Directors, in each case other than those that are terminable by the Company or any of its Subsidiaries on no more than 30 days’ notice without liability or financial obligation to the Company or any of its Subsidiaries, or any collective bargaining agreement or contract with any labor union or other employee organization;

(iii) any Contract or plan, including, without limitation, any Company Employee Plan or Employee Agreement, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement (either alone or upon the occurrence of additional or subsequent events) or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (either alone or upon the occurrence of additional or subsequent events);

(iv) any agreement of indemnification or any guaranty (other than indemnities of banks and other financial institutions, financial advisers or underwriters, indemnification provisions in any acquisition or disposition agreements, or any agreement of indemnification entered into in connection with the sale, license, maintenance, support or service of Company Products in the ordinary course of business);

(v) any Contract relating to the disposition or acquisition by the Company or any of its Subsidiaries of assets for consideration in excess of $500,000 or any interest in any other Person or business enterprise, in each case, other than in the ordinary course of business, and in each case entered into within the past two years or which contains any continuing obligations or responsibilities on the part of the Company or any of its Subsidiaries;

(vi) any Lease Document;

(vii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit in excess of $250,000, other than accounts receivable and accounts payable arising in the ordinary course of business;

(viii) any Contract containing any manufacturing, supply, purchase, design, support, maintenance or service obligations on the part of the Company or any of its Subsidiaries involving total payments in excess of $500,000, other than those obligations that are terminable by the Company or any of its Subsidiaries on no more than 30 days notice without liability or financial obligation to the Company or its Subsidiaries;

(ix) any settlement agreement which contains continuing material obligations of the Company or any of its Subsidiaries;

(x) any dealer, distributor, joint marketing or development agreement under which the Company or any of its Subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty to the Company or any of its Subsidiaries upon notice of 30 days or less, or any material agreement pursuant to which the Company or any of its Subsidiaries have continuing material obligations to jointly develop any Intellectual Property or Intellectual Property Rights which may not be terminated without penalty to the Company or any of its Subsidiaries upon notice of 30 days or less;

(xi) any Intellectual Property Contract; or

(xii) any Contract imposing payment obligations on the Company and its Subsidiaries that by its terms will not terminate within twelve months from the date hereof and involves aggregate payments by the Company and its Subsidiaries in excess of $100,000 in any single year or aggregate payments by the Company and its Subsidiaries in excess of $250,000 during the entire term, other than purchase orders entered into in the ordinary course of business consistent with past practice.

      (b) Schedule. Section 2.17(b) of the Company Disclosure Schedule sets forth a list of all Company Material Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties is bound or affected as of the date hereof.
      (c) No Breach. All Company Material Contracts are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries and, to the Company’s Knowledge, none of the other parties to any Company Material Contract, have violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Company Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under any of the provisions of any Company Material Contract.

      2.18     Insurance. Section 2.18 of the Company Disclosure Schedule sets forth a list of all insurance policies and fidelity bonds carried by the Company or any of its Subsidiaries involving annual premiums in excess of $50,000 and the amounts of coverage provided, and premiums payable, thereunder. Such policies and bonds are written by insurers of recognized financial responsibility against such risks and losses and in such amounts as is reasonably sufficient for the conduct of the business of the Company and its Subsidiaries, including to cover the replacement cost of the fixed assets used in the Company’s and its Subsidiaries’ businesses. There is no material claim pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. To the Knowledge of the Company, there has been no threatened termination of, or material premium increase with respect to, any of such policies.
      2.19     Customers and Suppliers.
      (a) Customers. Neither the Company nor any of its Subsidiaries has any outstanding material disputes concerning its goods and/or services with any customer which, in the nine months ended July 31, 2006, was one of the twenty (20) largest sources of revenues for the Company and its Subsidiaries, based on amounts paid (a “Company Significant Customer”) and, to the Knowledge of the Company, there is no material dissatisfaction on the part of any Company Significant Customer with any of the Company’s and its Subsidiaries’ products and services. No current Company Significant Customer has notified the Company or any of its Subsidiaries that it does not intend to continue as a customer of the Company or its Subsidiaries after the Closing or that such customer intends to terminate or materially modify existing contracts or arrangements with the Company and its Subsidiaries. Section 2.19(a) of the Company Disclosure Schedule lists each Company Significant Customer.
      (b) Suppliers. Neither the Company nor any of its Subsidiaries has any outstanding material disputes concerning goods or services provided by any supplier which, in the nine months ended July 31, 2006, was one of the twenty (20) largest suppliers of goods and services to the Company and its Subsidiaries, based on amounts paid (a “Significant Supplier”). Neither the Company nor any of its Subsidiaries has received any written notice of a termination or interruption of any existing contracts or arrangements with any Significant Suppliers. The Company and its Subsidiaries have access, on reasonable terms, to all goods and services reasonably necessary to them to carry on their business as currently conducted and, to the Company’s Knowledge, there is no reason why the Company and its Subsidiaries will not continue to have such access on reasonable terms subject to general industry conditions relating to availability of components. No Significant Supplier has notified the Company or any of its Subsidiaries that it will stop or materially decrease the rate of supplying materials, products or services to the Company and its Subsidiaries. Section 2.19(b) of the Company Disclosure Schedule lists each Significant Supplier.
      (c) Warranties and Product Returns. The Company’s and its Subsidiaries’ obligations to their customers with respect to defects in materials or workmanship are limited to an obligation to repair or replace the product in question. Since November 1, 2005, neither the Company nor any of its Subsidiaries has had any of its products returned by a customer, other than for normal warranty returns consistent with past history and those returns that would not result in a reversal of any revenue by the Company or its Subsidiaries.
      2.20     Foreign Corrupt Practices Act. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries (including any of their officers, directors, agents, distributors, employees or other Person acting on behalf of the Company or its Subsidiaries) have, directly or indirectly, taken any action which would cause them to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder or any similar anti-corruption or anti-bribery Legal Requirements applicable to the Company or any of its Subsidiaries in any jurisdiction other than the United States (collectively, the “FCPA”), or, to the Company’s Knowledge, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, whether directly or indirectly, or made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, whether directly or indirectly. The Company has established reasonable internal controls and procedures intended to ensure compliance with the FCPA.
      2.21     Information in Registration Statement and Prospectus/ Proxy Statement. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the registration statement on Form S-4 (or similar successor form) to be filed with the SEC by Parent in connection with the issuance of Parent Ordinary Shares in the Merger (including amendments or supplements thereto) (the “Registration Statement”) will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Prospectus/ Proxy Statement to be filed with the SEC as part of the Registration Statement (the “Prospectus/ Proxy Statement”), will, at the time the Prospectus/ Proxy Statement is mailed to the stockholders of the Company or at the time of the Stockholders’ Meeting or as of the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/ Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein about Parent or Merger Sub supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Registration Statement or the Prospectus/ Proxy Statement.
      2.22     Fairness Opinion. The Company has received the written opinion of Deutsche Bank dated September 4, 2006, to the effect that, as of such date and subject to the assumptions, qualifications and limitations set forth therein, the Exchange Ratio was fair to the Company’s stockholders from a financial point of view and will deliver to Parent solely for informational purposes a copy of such opinion as soon as practicable after a written copy thereof is executed. The Company has been authorized by Deutsche Bank to permit the inclusion of such opinion, but only in its entirety, in the Registration Statement and the Prospectus/ Proxy Statement.
      2.23     Takeover Statutes and Rights Plans. The Board of Directors of the Company has taken all actions so that the restrictions contained in Section 203 of Delaware Law applicable to a “business combination” (as defined in such Section 203), and any other similar Legal Requirements, will not apply to Parent, including the execution, delivery or performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
      Parent and Merger Sub represent and warrant to the Company, subject to the exceptions specifically disclosed in writing in the disclosure schedule (referencing the appropriate section or subsection; provided, however, that any information set forth in one section of the disclosure schedule shall be deemed to apply to each other section or subsection thereof to which its relevance is reasonably apparent on its face) supplied by Parent to the Company dated as of the date hereof (the “Parent Disclosure Schedule”), as follows:

3.1 Organization. Each of Parent and Merger Sub (i) is a company duly organized, validly existing and in good standing (where the concept of good standing is recognized under the laws of such jurisdiction) under the laws of the jurisdiction in which it is organized; and (ii) has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as currently conducted. Parent has Made Available to the Company a true and correct copy of (i) the memorandum and articles of association of Parent, each as amended to date (collectively, the “Parent Charter Documents”) and (ii) the certificate of incorporation and bylaws of Merger Sub, each as amended to date (collectively, the “Merger Sub Charter Documents”). Parent is not in material violation of any of the provisions of the Parent Charter Documents and Merger Sub is not in material violation of any of the provisions of the Merger Sub Charter Documents.

3.2 Authority; No Conflict; Necessary Consents.

(a) Authority. Each of Parent and Merger Sub has all requisite corporate or other power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by each of Parent and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of Parent and Merger Sub and no further action is required on the part of Parent and Merger Sub to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the filing of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes the valid and binding obligations of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity.

(b) No Conflict. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or violate any provision of their respective Charter Documents, (ii) subject to compliance with the requirements set forth in Section 3.2(c), conflict with or violate any Legal Requirements applicable to Parent or Merger Sub or by which Parent or Merger Sub or any of their respective properties or assets (whether tangible or intangible) is bound or affected, except for such conflicts or violations that would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or materially impair Parent’s or Merger Sub’s rights or, to the Knowledge of Parent or Merger Sub, alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of any Contract that is material to Parent or Merger Sub.

(c) Necessary Consents. No consent, waiver, approval, order or authorization of, registration, declaration or filing with any Governmental Entity, is required to be made or obtained by Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or Parent are qualified to do business, (ii) the filing and effectiveness of the Registration Statement with the SEC in accordance with the requirements of the Securities Act, and the rules and regulations promulgated thereunder, (iii) the filing of the Notification and Report Forms with the FTC and the Antitrust Division of the United States DOJ required by the HSR Act and the expiration or termination of the applicable waiting period under the HSR Act and such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under the foreign merger control regulations identified in Section 3.2(c) of the Parent Disclosure Schedule, (iv) such other filings and notifications as may be required to be made by Parent under federal, state or foreign securities laws or the rules and regulations of The Nasdaq Stock Market, and (v) such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made would not, individually or in the aggregate, reasonably be expected to materially affect the ability of Parent and Merger Sub to consummate the Merger or have a Material Adverse Effect on Parent.

3.3 Capital Structure. As of the close of business on September 1, 2006: (i) 579,233,683 Parent Ordinary Shares were issued and outstanding, and (ii) no Parent Ordinary Shares were issued and held by Parent in its treasury. All outstanding Parent Ordinary Shares are, and all Parent Ordinary Shares which may be issued pursuant to this Agreement will, when issued in accordance with the terms hereof, be, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Parent Charter Documents, or any agreement to which Parent is a party or by which it is bound. As of the close of business on March 31, 2006, 55,042,556 Parent Ordinary Shares were issuable upon the exercise of outstanding options to purchase Parent Ordinary Shares (such options, whether payable in cash, shares or otherwise are referred to in this Agreement as “Parent Options”). Other than Parent’s Convertible Junior Subordinated Notes due 2009 and Convertible Subordinated Notes due 2010, there is not outstanding any debt securities of Parent that is convertible or exchangeable into Parent Ordinary Shares.

3.4 Information in Registration Statement and Prospectus/ Proxy Statement. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Prospectus/ Proxy Statement will, at the time the Prospectus/ Proxy Statement is mailed to the stockholders of the Company or at the time of the Stockholders’ Meeting or as of the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/ Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein about the Company supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Prospectus/ Proxy Statement.

3.5 SEC Filings; Financial Statements.

(a) SEC Filings. Parent has timely filed or furnished all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since April 1, 2003. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents, as each of the foregoing have been amended since the time of their filing (including those that Parent may file subsequent to the date hereof) are referred to herein as the “Parent SEC Reports.” As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with, and complied in all material respects with, the requirements of the Securities Act or the Exchange Act, as the case may be, and, in each case, the rules and regulations promulgated thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed or furnished contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent revised: (A) in the case of Parent SEC Reports filed on or prior to the date of this Agreement that were amended or superseded on or prior to the date of this Agreement, by the filing of the applicable amending or superseding Parent SEC Report; and (B) in the case of Parent SEC Reports filed after the date of this Agreement that are amended or superseded prior to the Effective Time, by the filing of the applicable amending or superseding Parent SEC Report. Parent has Made Available to the Company true, correct and complete copies of all material correspondence between the SEC, on the one hand, and Parent and any of its Subsidiaries, on the other, since January 1, 2005, including all SEC comment letters and responses to such comment letters by or on behalf of Parent. To Parent’s Knowledge, as of the date hereof, none of the Parent SEC Reports is the subject of ongoing SEC review or outstanding SEC comment. Each of the principal executive officer of Parent and the principal financial officer of Parent (or each former principal executive officer or former chief financial officer, as applicable) has made all certifications required by Rule 13a-14 or Rule 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to Parent SEC Reports. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act of 2002.

(b) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the “Parent Financials”) including each Parent SEC Report filed after the date hereof until the Closing: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the rules of the SEC and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) and (iii) fairly presented the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of Parent’s operations and cash flows for the periods indicated (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

(c) Internal Controls. Parent has established and maintains a system of internal controls over financial reporting required by Rules 13a-15(f) or 15d-15(f) under the Exchange Act designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its consolidated financial statements in accordance with GAAP and including those policies and procedures that: (i) require the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Parent and its Subsidiaries; (ii) provide reasonable assurance that material information relating to Parent and its Subsidiaries is promptly made known to the officers responsible for establishing and maintaining the system of internal controls; (iii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Parent and its Subsidiaries are being made only in accordance with authorizations of management and the Board of Directors of Parent; (iv) provide reasonable assurance that access to assets is permitted only in accordance with management’s general or specific authorization; (v) provide reasonable assurance that the reporting of assets is compared with existing assets at regular intervals and appropriate action is taken with respect to any differences; and (vi) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Parent and its Subsidiaries. There are no “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls, and there is no series of multiple “significant deficiencies” (as defined by the Public Company Accounting Oversight Board) that collectively represent a “material weakness” in the design or operation of the Company’s internal controls. Since March 31, 2006, neither Parent nor any of its Subsidiaries (including any current employee or service provider thereof) nor, to Parent’s Knowledge, Parent’s independent auditors have identified or been made aware of (A) any significant deficiency or material weakness in the system of internal controls utilized by Parent and its Subsidiaries, (B) any fraud, whether or not material, that involves Parent’s management or other employees who have a role in the preparation of financial statements or the internal controls utilized by Parent and its Subsidiaries or (C) any material claim or allegation regarding any of the foregoing.

(d) Disclosure Controls. Parent has established and maintains disclosure controls and procedures required by Rules 13a-15(e) or 15d-15(e) under the Exchange Act to ensure that information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Parent’s management to allow timely decisions regarding required disclosure.

3.6 Brokers’ and Finders’ Fees. Neither Parent nor any of its Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.7 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of consummating the Merger pursuant to Section 1.1 hereof and has not conducted and will not conduct any activities other than the execution of this Agreement and the consummation of the Merger.

3.8 Foreign Corrupt Practices Act. To Parent’s Knowledge, neither Parent nor any of its Subsidiaries (including any of their officers, directors, agents, distributors, employees or other Person acting on behalf of Parent or its Subsidiaries) have, directly or indirectly, taken any action which would cause them to be in violation of the FCPA, or, to Parent’s Knowledge, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, whether directly or indirectly, or made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, whether directly or indirectly. Parent has established reasonable internal controls and procedures intended to ensure compliance with the FCPA.

3.9 Legal Proceedings. No claim, action, proceeding or investigation is pending before any court, arbitrator or administrative, governmental or regulatory authority or body which seeks to delay or prevent the consummation of the transactions contemplated hereby or which would reasonably be likely to materially and adversely affect or restrict Parent’s or Merger Sub’s ability to consummate the transactions contemplated hereby.

ARTICLE IV
CONDUCT BY THE COMPANY PRIOR TO THE EFFECTIVE TIME
      4.1     Conduct of Business by the Company.
      (a) Ordinary Course. The Company agrees that, during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company and each of its Subsidiaries shall (i) carry on their business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, (ii) pay their debts and obligations when due, subject to good faith disputes over such debts and obligations, and (iii) use all reasonable efforts consistent with past practice to (x) preserve intact their present business organization and employee base and (y) preserve their relationships with customers, suppliers, licensors, licensees, and others with which they have business dealings. In addition, the Company shall promptly notify Parent in writing of any material event involving its or its Subsidiaries’ business or operations, and or any event that reasonably could be expected to have a Material Adverse Effect.
      (b) Required Consent. Without limiting the generality of Section 4.1(a), except as expressly permitted by this Agreement or as described in Section 4.1(b) of the Company Disclosure Schedule, without the prior written consent of Parent, during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following, and shall not permit any of its Subsidiaries to do any of the following:

(i) Enter into any new line of business;

(ii) Adopt or propose to adopt any change to the Company’s Charter Documents;

(iii) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(iv) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or the capital stock of its Subsidiaries;

(v) Issue, sell, transfer, pledge, redeem, accelerate rights under, dispose of or encumber, or authorize the issuance, sale, transfer, pledge, redemption, acceleration of rights under, disposition or encumbrance of, any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its capital stock, or any other ownership interest in the Company or any of its Subsidiaries, except in each case for the issuance of shares of Company Common Stock upon the exercise of the Company Options outstanding as of the date of this Agreement in accordance with their terms;

(vi) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity or voting interest in or all or substantially all the assets of, or by any other manner, any business or any Person or division thereof;

(vii) Except for purchases of inventory in the ordinary course of business consistent with past practice, acquire or agree to acquire any assets that are material, individually or in the aggregate, to the business of the Company and its Subsidiaries, or in any event, for consideration in excess of $250,000 in any one case or in the aggregate or solicit or participate in any negotiations with respect to the foregoing;

(viii) Enter into any agreement with respect to the formation of any joint venture, strategic partnership or alliance;

(ix) Sell, lease, license, encumber or otherwise dispose of any properties or assets that are material, individually or in the aggregate, to the business of the Company and its Subsidiaries, for consideration in excess of $500,000 in any one case or in the aggregate, except the sale or licenses of current Company Products in the ordinary course of business and in a manner consistent with past practice;

(x) Effect any material restructuring activities by the Company or any of its Subsidiaries with respect to their respective employees, including any material reductions in force;

(xi) Make any loans, extensions of credit or financing, advances or capital contributions to, or investments in, or grant extended payment terms to any other Person, other than: (a) loans or investments by the Company or a wholly-owned Subsidiary of the Company to or in the Company or any wholly-owned Subsidiary of the Company, (b) subject to applicable law, employee loans or advances for travel and entertainment expenses made in the ordinary course of business consistent with past practice, or (c) extensions of credit or financing to, or extended payment terms for, customers made in the ordinary course of business consistent with past practice;

(xii) Except as required by GAAP, as concurred in by its independent auditors, make any change in its methods or principles of accounting or revalue any of its assets;

(xiii) (A) Amend any material Tax Returns, make any material election relating to Taxes, change any material election relating to Taxes already made, adopt any material accounting method relating to Taxes, change any material accounting method relating to Taxes unless required by a change in the Code, or (B) settle, consent, or enter into any closing agreement relating to any Audit or consent to any waiver of the statutory period of limitations in respect of any Audit;

(xiv) Cancel or terminate without reasonable substitute policy therefor, or amend in any material respect or enter into, any material insurance policy, other than the renewal of existing insurance policies;

(xv) Commence or settle any lawsuit or proceeding or other investigation, other than settlements entered into in the ordinary course of business and requiring of the Company and its Subsidiaries only the payment of monetary damages not exceeding $250,000 or involving ordinary course collection claims for accounts receivable due and payable to the Company and its Subsidiaries; provided, that this provision shall not prevent the taking of any action against Parent, Merger Sub or any of their Affiliates;

(xvi) Except as required by Legal Requirements or Contracts currently binding on the Company or its Subsidiaries, (1) increase in any manner the amount of compensation or fringe benefits of, or pay or grant any bonus, change of control, severance or termination pay to, any Employee/ Service Provider or director of the Company or any Subsidiary of the Company, other than increases or payments to employees that are not officers of the Company in the ordinary course of business, consistent with past practice, (2) adopt or amend any Company Employee Plan or make any contribution, other than regularly scheduled contributions, to any Company Employee Plan, (3) waive any stock repurchase rights, accelerate, amend or change the period of vesting or exercisability of Company Options, or reprice any Company Options or authorize cash payments in exchange for any Company Options, or (4) enter into, modify or amend any Employee Agreement or indemnification agreement with any Employee/ Service Provider (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will,” or modifications whereby an Employee/ Service Provider waives the right to acceleration, or agrees to the cancellation of, any Company Option or other award) or (5) enter into any collective bargaining agreement;

(xvii) Enter into any Contracts containing, or otherwise subject the Surviving Corporation or Parent to, any (A) non-competition, “most favored nations,” or unpaid future deliverables rights or provisions of any type or scope, or (B) exclusivity or other material restrictions on the Company or the Surviving Corporation or Parent, or any of their respective businesses, following the Closing;

(xviii) Provide any material refund, credit or rebate to any customer, reseller or distributor, in each case, other than in the ordinary course of business consistent with past practice;

(xix) Incur any indebtedness for borrowed money or guarantee any indebtedness of another Person in excess of $250,000, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of any other Person or enter into any arrangement having the economic effect of any of the foregoing, other than (A) in connection with the financing of ordinary course trade payables consistent with past practice, (B) pursuant to existing credit facilities as in effect on the date hereof, or (C) loans, investments or guarantees by the Company or any of its Subsidiaries to, in or of its Subsidiaries;

(xx) Create or otherwise incur any Lien on any material asset of the Company or any of its Subsidiaries;

(xxi) Enter into, modify or amend, or terminate any Company Material Contract, or waive, release or assign any material rights or claims thereunder, in each case other than in the ordinary course of business consistent with past practice; or

(xxii) Take, commit, or agree (in writing or otherwise) or announce the intention to take, any of the actions described in Sections 4.1(b) hereof, or take any other action that would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not to be satisfied.

ARTICLE V
ADDITIONAL AGREEMENTS
      5.1     Prospectus/ Proxy Statement; Registration Statement. As promptly as reasonably practicable after the execution of this Agreement, Parent and the Company will prepare and file with the SEC the Prospectus/ Proxy Statement, and Parent will prepare and file with the SEC the Registration Statement in which the Prospectus/ Proxy Statement is to be included as a prospectus. Parent and the Company will provide each other with any information which may be required in order to effectuate the preparation and filing of the Prospectus/ Proxy Statement and the Registration Statement pursuant to this Section 5.1. Each of Parent and the Company will respond to any comments from the SEC, will use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of Parent and the Company will notify the other promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Registration Statement and/or the Prospectus/ Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the

Prospectus/ Proxy Statement and/or the Registration Statement, Parent or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of the Company, such amendment or supplement. Each party shall cooperate and provide the other (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement and Prospectus/ Proxy Statement prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. The Company will cause the Prospectus/ Proxy Statement to be mailed to its stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. Parent shall also use all reasonable efforts to take any action required to be taken by it under any applicable state securities laws in connection with the issuance of Parent Ordinary Shares in the Merger, and the Company shall furnish any information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action.
      5.2     Meeting of Company Stockholders; Board Recommendation.
      (a) Meeting of Company Stockholders. Promptly after the Registration Statement is declared effective under the Securities Act, the Company will take all action necessary in accordance with the Delaware Law and its certificate of incorporation and bylaws to call, hold and convene a meeting of its stockholders to consider adoption and approval of this Agreement and approval of the Merger (the “Stockholders’ Meeting”) to be held as promptly as reasonably practicable, and in any event (to the extent permissible under applicable law) within 45 days after the mailing of the Proxy Statement to the Company’s stockholders. Subject to Section 5.3(d), the Company will use reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Stockholders’ Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/ Proxy Statement is provided to its stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Stockholders’ Meeting is scheduled (as set forth in the Prospectus/ Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders’ Meeting. The Company shall ensure that the Stockholders’ Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with the Stockholders’ Meeting are solicited in compliance with Delaware Law, its certificate of incorporation and bylaws and all other applicable Legal Requirements.
      (b) Board Recommendation. Except to the extent expressly permitted by Section 5.3(d): (i) the Board of Directors of the Company shall recommend that the Company’s stockholders vote in favor of the adoption of this Agreement at the Stockholders’ Meeting; (ii) the Prospectus/ Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company’s stockholders vote in favor of the adoption and approval of this Agreement and the approval of the Merger at the Stockholders’ Meeting; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the unanimous recommendation of its Board of Directors that the Company’s stockholders vote in favor of the adoption and approval of this Agreement and the approval of the Merger.
      5.3     Acquisition Proposals.
      (a) No Solicitation. The Company agrees that none of the Company, any of its Subsidiaries or any of the Company’s or any of its Subsidiaries’ officers or directors shall, and that it shall use all reasonable efforts to cause the Company’s and its affiliates’ and Subsidiaries’ agents and representatives (including any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries) not to (and shall not authorize or permit any of them to), directly or indirectly: (i) solicit, initiate, or take any action that could reasonably be expected to facilitate or encourage, the making, submission or announcement of any Acquisition Proposal; (ii) enter into or participate in any discussions or negotiations with, furnish any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any manner with, or assist, participate in, facilitate or encourage any effort by, any Person concerning the making of any proposal that constitutes or would reasonably be expected to lead to, any Acquisition Proposal; (iii) approve, endorse, recommend or make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal; or (iv) execute or enter into, or agree to execute or enter into, any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby, except in the case of clauses (ii), (iii) or (iv) to the extent specifically permitted pursuant to Sections 5.3(c) or 5.3(d). The Company and its Subsidiaries will immediately cease and cause to be terminated any and all existing activities, discussions or negotiations (including, without limitation, any such activities, discussions or negotiations conducted by affiliates, directors, officers, employees, agents and representatives (including any investment banker, financial advisor, attorney, accountant or other representative) of the Company or any of its Subsidiaries) with any third parties conducted heretofore with respect to the consideration of any Acquisition Proposal. The Company will exercise any rights under any confidentiality or non-disclosure agreements with any such third parties in connection with the consideration of any Acquisition Proposal to require the return or destruction of non-public information provided prior to the date of this Agreement by the Company, its Subsidiaries or their agents and representatives to any such third parties.
      (b) Notification of Unsolicited Acquisition Proposals. As promptly as practicable (and in any event no later than 24 hours) after receipt of any Acquisition Proposal or any request for nonpublic information or inquiry that would reasonably be expected to lead to an Acquisition Proposal or from any Person seeking to have discussions or negotiations with the Company relating to a possible Acquisition Proposal, the Company shall provide Parent with notice of such Acquisition Proposal, request or inquiry, including: (i) the material terms and conditions of such Acquisition Proposal, request or inquiry; (ii) the identity of the Person or group making any such Acquisition Proposal, request or inquiry; and (iii) a copy of all written materials provided by or on behalf of such Person or group in connection with such Acquisition Proposal, request or inquiry. The Company shall provide Parent with 48 hours prior notice (or such lesser prior notice as is provided to the members of its Board of Directors) of any meeting of its Board of Directors at which its Board of Directors is expected to consider any Acquisition Proposal or any such inquiry or to consider providing nonpublic information to any Person. The Company shall notify Parent, in writing, of any decision of its Board of Directors as to whether to consider such Acquisition Proposal, request or inquiry or to enter into discussions or negotiations concerning any Acquisition Proposal or to provide nonpublic information or data to any Person concerning any Acquisition Proposal, which notice shall be given as promptly as practicable after such meeting (and in any event no later than 24 hours after such determination was reached and 24 hours prior to entering into any discussions or negotiations or providing any nonpublic information or data to any Person concerning any Acquisition Proposal). The Company agrees that it shall promptly provide Parent with oral and written notice setting forth all such information as is reasonably necessary to keep Parent currently informed in all material respects of the status and material terms of any such Acquisition Proposal, request or inquiry (including any negotiations contemplated by Section 5.3(c)) and shall promptly provide Parent a copy of all written materials subsequently provided to, by or on behalf of such Person or group in connection with such Acquisition Proposal, request or inquiry. Any notification or materials provided under this Section 5.3(b) shall be subject to the terms of the Confidentiality Agreements.
      (c) Superior Offers. Notwithstanding anything to the contrary contained in Section 5.3(a), in the event that the Company receives prior to the adoption of this Agreement by the stockholders of the Company in accordance with applicable law an unsolicited, bona fide written Acquisition Proposal from a third party and that the Company’s Board of Directors has in good faith concluded, after consultation with its outside legal counsel and its financial advisor, that such Acquisition Proposal is, or is reasonably likely to result in, a Superior Offer, the Company may then (1) furnish nonpublic information to the third party making such

Acquisition Proposal and (2) engage in negotiations with the third party with respect to such Acquisition Proposal; provided that:

(i) the Company complies with all of the terms of this Section 5.3;

(ii) prior to furnishing any nonpublic information or entering into any negotiations or discussions with such third party, (A) the Company receives from such third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party on the Company’s behalf (a copy of which confidentiality agreement shall be provided to Parent) and (B) contemporaneously with furnishing any such nonpublic information to such third party, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously so furnished); and

(iii) the Board of Directors of the Company reasonably determines in good faith, after consultation with outside legal counsel, that the failure to provide such information or enter into such discussion or negotiations would reasonably be expected to result in a breach of the Board of Directors’ fiduciary duties to the stockholders of the Company under applicable law.
      (d) Change of Recommendation. Notwithstanding anything to the contrary contained in Section 5.3(a), in response to the receipt of a Superior Offer, (x) the Board of Directors of the Company may withhold, withdraw, amend or modify its recommendation in favor of the Merger, and, in the case of a Superior Offer that is a tender or exchange offer made directly to the stockholders of the Company, may recommend that the stockholders of the Company accept the tender or exchange offer (any of the foregoing actions, whether by the Board of Directors of the Company or a committee thereof, a “Change of Recommendation”), (y) the Board of Directors of the Company, the Company or its Subsidiaries (including each of their respective directors, officers, employees, agents or other representatives) may approve, endorse, or recommend a Superior Offer, or (z) the Company or any of its Subsidiaries may execute or enter into or propose to execute or enter into any letter of intent or similar document or any contract, agreement or commitment (which may be conditioned on the termination of this Agreement) contemplating or otherwise relating to any Superior Offer or transaction contemplated thereby, if all of the following conditions in clauses (i) through (vi) are met:

(i) the Board of Directors of the Company determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that a Superior Offer has been made and not withdrawn;

(ii) the stockholders of the Company have not approved this Agreement in accordance with applicable law;

(iii) the Company shall have delivered to Parent written notice (a “Change of Recommendation Notice”) at least four Business Days prior to publicly effecting such Change of Recommendation which shall state expressly (A) that the Company has received a Superior Offer, (B) the most recent terms and conditions of the Superior Offer and the identity of the Person or group making the Superior Offer (and in the event the Company exercises its right to terminate this Agreement pursuant to Section 7.1(h), the Company shall provide to Parent a copy of the final agreement to be entered into in connection with the Superior Offer) and (C) that the Company intends to effect a Change of Recommendation;

(iv) after delivering the Change of Recommendation Notice, the Company shall provide Parent with a reasonable opportunity to make such adjustments in the terms and conditions of this Agreement during such four-Business Day period, and negotiate in good faith with respect thereto during such four-Business Day period, as would enable the Company to proceed with its recommendation to stockholders in favor of adoption of this Agreement without making a Change of Recommendation;

(v) the Board of Directors of the Company shall have determined in good faith (A) after consultation with its financial advisor, that the terms of the Superior Offer are more favorable to the stockholders of the Company than the Merger (as it may be adjusted pursuant to subsection (iv) above) and (B) after consultation with outside legal counsel, the failure to effect a Change of Recommendation would reasonably be expected to result in a breach of the Board of Directors’ fiduciary duties to the stockholders of the Company under applicable law; and

(vi) the Company shall not have materially breached any of the provisions set forth in Section 5.2 or this Section 5.3.

      (e) Compliance with Disclosure Obligations. Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from complying with Rules 14a-9, 14d-9 and 14e-2(a) promulgated under the Exchange Act. Without limiting the foregoing, the Company shall not effect a Change of Recommendation unless specifically permitted pursuant to the terms of Section 5.3(d).
      (f) State Takeover Statute. The Board of Directors of the Company shall not, in connection with any Change of Recommendation, take any action to change the approval of the Board of Directors of the Company for purposes of causing any state takeover statute or other state law to be applicable to the transactions contemplated hereby. For the avoidance of doubt, this Section 5.3(f) shall not prohibit the Company from effecting a Change of Recommendation under the circumstances and subject to the conditions set forth in this Section 5.3.
      (g) Continuing Obligation to Call, Hold and Convene Stockholders’ Meeting; No Other Vote. Notwithstanding anything to the contrary contained in this Agreement, but subject to the provisions of Section 7.1(h), the obligation of the Company to call, give notice of, convene and hold the Stockholders’ Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal, or by any Change of Recommendation. The Company shall not submit to the vote of its stockholders any Acquisition Proposal, or propose to do so.
      (h) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Acquisition Proposal,” with respect to the Company, shall mean any offer or proposal relating to any transaction or series of related transactions involving: (a) any purchase from the Company or acquisition by any Person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 20% interest in the total outstanding voting securities of the Company or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or group beneficially owning 20% or more of the total outstanding voting securities of the Company or any of its Subsidiaries, (b) any merger, consolidation, business combination or similar transaction involving the Company or any of its Subsidiaries, other than any such transaction effected by the Company in which the only parties to such transaction are any of the Company and/or one or more of its Subsidiaries, provided that no such transaction may be effected without obtaining Parent’s prior written consent, (c) any sale, lease (other than in the ordinary course of business consistent with past practice), exchange, transfer, license (other than in the ordinary course of business consistent with past practice), acquisition or disposition of more than 20% of the assets of the Company (including its Subsidiaries taken as a whole) or (d) any liquidation or dissolution of the Company (provided, however, that the transactions between Parent and the Company contemplated by this Agreement shall not be deemed an Acquisition Proposal); and

(ii) “Superior Offer,” with respect to the Company, shall mean an unsolicited, bona fide Acquisition Proposal by a third party on terms that the Board of Directors of the Company has in good faith concluded, after consultation with its outside legal counsel and financial advisor, taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the Person making the offer, to be more favorable to the Company’s stockholders (in their capacities as stockholders) than the terms of the Merger and is reasonably capable of being consummated, provided that each reference to 20% in the definition of “Acquisition Proposal” shall be replaced with “50%” for purposes hereof.
      (i) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 5.3 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this Section 5.3 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity. Without limiting the foregoing, it is understood that any violation of the restrictions set forth above by any officer, director, agent, representative or affiliate of the Company shall be deemed to be a breach of this Agreement by the Company.
      5.4     Confidentiality; Access to Information; No Modification of Representations, Warranties or Covenants.
      (a) Confidentiality. The parties acknowledge that the Company and Parent have previously executed mutual Confidentiality Agreements dated December 7, 2005 and June 12, 2006 (the “Confidentiality Agreements”), which Confidentiality Agreements will continue in full force and effect in accordance with their terms and each of Parent and the Company will hold, and will cause its respective directors, officers, employees, agents, affiliates and advisors (including attorneys, accountants, consultants, bankers and financial advisors) to hold and keep confidential, any proprietary information (as provided in the Confidentiality Agreements) confidential in accordance with the terms of the Confidentiality Agreements.
      (b) Access to Information. Subject to the Confidentiality Agreements and applicable law, the Company shall afford Parent and its accountants, counsel and other representatives, reasonable access and upon reasonable prior notice during normal business hours to the properties, books, analysis, projections, plans, systems, contracts, commitments, records, personnel offices and other facilities of the Company and its Subsidiaries during the period prior to the earlier of the Effective Time or the termination of this Agreement to obtain all information concerning the business of the Company and its Subsidiaries, including the status of product development efforts, properties, results of operations and personnel of the Company and its Subsidiaries and use commercially reasonable efforts to make available at reasonable times during normal business hours to Parent and its representatives, the appropriate individuals (including management, personnel, attorneys, accountants and other professionals) for discussion of the Company’s and its Subsidiaries’ business, properties, prospects and personnel as Parent may reasonably request. During such period, the Company shall (and shall cause its Subsidiaries to), subject to any limitations imposed by law with respect to records of employees, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Notwithstanding the foregoing, the Company may restrict such access to the extent that (i) any law, treaty, rule or regulation of any Governmental Entity applicable to the Company or its Subsidiaries may reasonably require the Company or its Subsidiaries to restrict or prohibit access to any such properties, personnel or information and (ii) such access would be in breach of any confidentiality obligation, commitment or provision by which the Company or any of its Subsidiaries is bound or affected, which confidentiality obligation, commitment or provision or the inability to furnish such access shall then be disclosed to Parent to the maximum extent permitted without resulting in such breach. Any information obtained from the Company or any of its Subsidiaries pursuant to the access contemplated by this Section 5.4 shall be subject to the Confidentiality Agreements.
      (c) No Modification of Representations and Warranties or Covenants. No information or knowledge obtained in any investigation or notification pursuant to this Section 5.4 or Section 5.6, or otherwise shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement.
      5.5     Public Disclosure. Without limiting any other provision of this Agreement, Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon and use reasonable efforts to agree on any press release or public statement with respect to this Agreement and the transactions contemplated hereby, including the Merger, and any Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation and (to the extent practicable) agreement, except as may be required by law or any requirement of The Nasdaq Stock Market. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

      5.6     Regulatory Filings; Reasonable Efforts.
      (a) Regulatory Filings. Each of Parent, Merger Sub and the Company shall coordinate and cooperate with one another and shall each use all reasonable efforts to comply with, and shall each refrain from taking any action that would impede compliance with, all Legal Requirements, and as promptly as practicable after the date hereof, each of Parent, Merger Sub and the Company shall make all filings, notices, petitions, statements, registrations, submissions of information, applications or submissions of other documents required by any Governmental Entity in connection with the Merger and the transactions contemplated hereby, including, without limitation: (i) Notification and Report Forms with the FTC and the DOJ as required by the HSR Act; (ii) filings under any other comparable pre-merger notification forms reasonably determined by Parent and the Company to be required by the merger notification or control laws of any applicable jurisdiction, as agreed by the parties hereto; and (iii) any filings required under the Securities Act, the Exchange Act, any applicable state or securities or “blue sky” laws and the securities laws of any foreign country, or any other Legal Requirement relating to the Merger. Each of Parent and the Company will cause all documents that it is responsible for filing with any Governmental Entity under this Section 5.6(a) to comply in all material respects with all applicable Legal Requirements. Parent, Merger Sub and the Company each shall promptly supply the other with any information that may be required in order to effectuate any filings or application pursuant to this Section 5.6(a).
      (b) Notification. Each of Parent, Merger Sub and the Company will notify the other promptly upon the receipt of (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.6(a), Parent, Merger Sub or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.
      (c) Reasonable Efforts. Subject to the express provisions of Section 5.2 and Section 5.3 hereof and upon the terms and subject to the conditions set forth herein, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, as promptly as practicable, the Merger and the other transactions contemplated by this Agreement, including the following: (i) the taking of reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied; (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations, submissions and filings (including registrations, declarations, and filings with Governmental Entities, if any) and the taking of reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity; (iii) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby; and (iv) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any takeover statute or similar Legal Requirement is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Legal Requirement on the Merger, this Agreement and the transactions contemplated hereby.
      (d) No Divestiture. Notwithstanding anything in this Agreement to the contrary and except as set forth below, nothing contained in this Agreement shall be deemed to require Parent or any Subsidiary or affiliate thereof to agree to any Action of Divestiture. The Company shall not, without the prior written consent of Parent, take or agree to take any Action of Divestiture. For purposes of this Agreement, an “Action of Divestiture” shall mean (i) any license, sale or other disposition or holding separate (through establishment of a trust or otherwise) of any shares of capital stock or of any business, assets or properties of Parent, its subsidiaries or affiliates, or of the Company or its Subsidiaries that are material to Parent or the Company, (ii) the imposition of any material limitation on the ability of Parent, its Subsidiaries or affiliates, or the Company or its Subsidiaries to conduct their respective businesses or own any capital stock or assets or to acquire, hold or exercise full rights of ownership of their respective businesses and, in the case of Parent, the businesses of the Company and its Subsidiaries or (iii) the imposition of any material impediment on Parent, its Subsidiaries or affiliates, or the Company or its Subsidiaries under any statute, rule, regulation, executive order, decree, order or other legal restraint governing competition, monopolies or restrictive trade practices.
      5.7     Notification of Certain Matters.
      (a) By the Company. The Company shall give prompt notice to Parent and Merger Sub of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, (ii) any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would reasonably be expected to cause the failure of any conditions to the obligations of Parent and Merger Sub under Section 6.2; provided, however, that no such notification shall affect the representations or warranties of the Company or the conditions to the obligations of the parties under this Agreement; provided, further, that the delivery of any notice pursuant to this Section 5.7(a) shall not limit or otherwise affect the remedies available hereunder.
      (b) By Parent. Parent and Merger Sub shall give prompt notice to the Company of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, (ii) any failure of Parent to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would reasonably be expected to cause the failure of any conditions to the obligations of the Company under Section 6.3; provided, however, that no such notification shall affect the representations, warranties of Parent and Merger Sub or the conditions to the obligations of the parties under this Agreement; provided, further, that the delivery of any notice pursuant to this Section 5.7(b) shall not limit or otherwise affect the remedies available hereunder.
      5.8     Third-Party Consents. As soon as practicable following the date hereof, the Company will use commercially reasonable efforts to obtain such material consents, waivers and approvals under any of its or its Subsidiaries’ respective Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby as may be reasonably requested by Parent after consultation with the Company, including all consents, waivers and approvals set forth in Section 2.3(c) of the Company Disclosure Schedule. In connection with seeking such consents, waivers and approvals, the Company shall keep Parent informed of all material developments and shall, at Parent’s request, include Parent in any discussions or communications with any parties whose consent, waiver or approval is sought hereunder. Such consents, waivers and approvals shall be in a form reasonably acceptable to Parent. In the event the Merger does not close for any reason, Parent shall not have any liability to the Company, its stockholders or any other Person for any costs, claims, liabilities or damages resulting from the Company seeking to obtain such consents, waivers and approvals.
      5.9     Equity Awards and Employee Matters.
      (a) Termination of Company Options. At the Effective Time, each then outstanding Company Option shall be terminated by the Company as of the Effective Time pursuant to Section 1.6(e). The Company shall take all actions, including sending any required notices under the Option Plans to the option holders, as are necessary to effectuate the termination of the Company Options as provided in Section 1.6(e).
      (b) Notices. With respect to matters described in Section 5.9(a) above, the Company will use reasonable efforts to consult with Parent (and consider in good faith the advice of Parent) prior to sending any notices or other communication materials to its Employees/ Service Providers.
      (c) Termination of 401(k) Plans. Effective as of no later than the day immediately preceding the Closing Date, each of the Company, its Subsidiaries and any ERISA Affiliate shall terminate any and all Company Employee Plans intended to include a Code Section 401(k) arrangement (each a “401(k) Plan”)

unless Parent provides written notice to the Company that any such 401(k) plan shall not be terminated. Unless, no later than ten (10) Business Days prior to the Closing Date, Parent provides such written notice to the Company, then the Company shall provide Parent with evidence that such 401(k) Plan(s) have been terminated (effective as of no later than the day immediately preceding the Closing Date) pursuant to resolutions of the Board of Directors of the Company, its Subsidiaries or such ERISA Affiliate, as the case may be. Parent shall take all steps necessary to permit each Employee/ Service Provider who has received an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) from each 401(k) Plan, if any, to roll such eligible rollover distribution as part of any lump sum distribution to the extent permitted by each 401(k) Plan into an account under Parent’s 401(k) plan (the “Parent’s 401(k) Plan”), to the extent permitted by Parent’s 401(k) Plan.
      (d) Service Credit. Following the Effective Time, solely to the extent that Continuing Employees (as defined below) are covered under Parent Benefit Plans (as defined below), Parent will use all reasonable efforts to give each Continuing Employee credit for prior service with the Company or its Subsidiaries for purposes of (i) eligibility and vesting under any applicable Parent benefit plan or written policy or arrangement (“Parent Benefit Plan”) in which such Continuing Employee becomes eligible to participate at or following the Effective Time and (ii) determination of benefits levels under any vacation or severance Parent Benefit Plan in which such Continuing Employee becomes eligible to participate at or following the Effective Time; provided that in each case under clauses (i) and (ii) above, if the Company or any of its Subsidiaries maintains a comparable Company Employee Plan, service shall be credited solely to the extent that such service was or would have been credited for such purposes under such comparable plans and no such crediting will be required to the extent it results in the duplication of benefits, or under any bonus or other incentive compensation, or sabbatical or similar plan, program, agreement or arrangement. Solely to the extent that Continuing Employees are covered under Parent Benefit Plans, Parent shall give credit under those of its applicable Parent Benefit Plans that are welfare benefit plans and in which Continuing Employees become eligible to participate at or following the Effective Time, for all co-payments made, amounts credited toward deductibles and out-of-pocket maximums, and time accrued against applicable waiting periods, by Continuing Employees (including their eligible dependents), in respect of the plan year in which the Effective Time occurs, and Parent shall waive all requirements for evidence of insurability and pre-existing conditions otherwise applicable to the Continuing Employees under the Parent Benefit Plans in which the Continuing Employees become eligible to participate at or following the Effective Time, but if the Company or any of its Subsidiaries maintains a comparable Company Employee Plan, solely to the extent such requirements and conditions were not applicable to the particular Continuing Employee under a comparable Company Employee Plan. For purposes of this Agreement, “Continuing Employees” shall mean those employees of Parent and employees of the Surviving Corporation as of the Effective Time who shall have been employees of the Company immediately prior to the Effective Time.
      5.10     Indemnification.
      (a) Indemnity. From and after the Effective Time, Parent will and will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers in effect as of the date hereof and listed in Section 5.10(a) of the Company Disclosure Schedule (including, to the extent indemnifiable thereunder, for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) and to any directors, officers, employees, or agents under any indemnification provisions under the Company Charter Documents (collectively the “Indemnified Parties”), subject to applicable law. The certificate of incorporation and bylaws of the Surviving Corporation will contain provisions with respect to exculpation, indemnification and the advancement of expenses that are at least as favorable to the Indemnified Parties as those contained in the certificate of incorporation and bylaws of the Company as in effect on the date hereof, which provisions will not, except as required by law, be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of Indemnified Parties.
      (b) Insurance. For a period of six years after the Effective Time, Parent will or will cause the Surviving Corporation to maintain directors’ and officers’ liability insurance with one or more reputable unaffiliated third-party insurers covering those persons who are covered by the Company’s directors’ and officers’ liability insurance policy as of the date hereof for events occurring prior to the Effective Time containing terms and conditions that are, in the aggregate, no less favorable to the insured than those applicable to the current directors and officers of the Company under policies maintained by the Company; provided, however, that in no event will the Surviving Corporation be required to expend in any one year in excess of 200% of the annual premium currently paid by the Company for such coverage (and to the extent the annual premium would exceed 200% of the annual premium currently paid by the Company for such coverage, the Surviving Corporation shall use reasonable efforts to cause to be maintained the maximum amount of coverage as is available for such 200% of such annual premium); and provided further, however, that notwithstanding the foregoing, Parent may satisfy its obligations under this Section 5.10(b) by purchasing a “tail” policy under the Company’s existing directors’ and officers’ insurance policy which (i) has an effective term of six years from the Effective Time, (ii) covers those persons who are currently covered by the Company’s directors’ and officers’ insurance policy in effect as of the date hereof for actions and omissions occurring on or prior to the Effective Time and (iii) contains terms and conditions that are, in the aggregate, no less favorable to the insured than those of the Company’s directors’ and officers’ insurance policy in effect as of the date hereof. At Parent’s direction, the Company shall purchase such “tail” policy consistent with the provisions of this Section 5.10(b).
      (c) Third-Party Beneficiaries. This Section 5.10 is intended to be for the benefit of, and shall be enforceable by the Indemnified Parties and their heirs and personal representatives and shall be binding on Parent and the Surviving Corporation and their respective successors and assigns, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. On and after the Closing, the obligations of Parent under this Section 5.10 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party under this Section 5.10 without the written consent of such affected Indemnified Party. In the event Parent or the Surviving Corporation or its successor or assign (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successor and assign of Parent or the Surviving Corporation, as the case may be, honor the obligations set forth with respect to Parent or the Surviving Corporation, as the case may be, in this Section 5.10.
      5.11     Section 16 Matters. On or after the date of this Agreement and prior to the Effective Time, the Company shall take actions consistent with all current applicable interpretation and guidance of the SEC to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each director or officer who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt from the short-swing profit liability rules of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.
      5.12     Tax Matters. From and after the date of this Agreement, neither the Company, Parent nor any of their respective affiliates shall take any action, or fail to take any necessary action, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Unless otherwise required by applicable law, the Company, Parent and their respective affiliates shall treat the Merger as having qualified as a reorganization within the meaning of Section 368(a) of the Code on all Tax Returns filed by them, and shall not take any position contrary thereto for any Tax purposes. Parent and its affiliates shall cause the Company to comply with the reporting requirements of Treas. Reg. 1.367(a)-3(c)(6). Parent and the Company shall use their respective reasonable best efforts to obtain the tax opinions set forth in Section 6.1(e) hereof (collectively, the “Tax Opinions”). Officers of the Parent and the Company shall execute and deliver to Curtis, Mallet-Prevost, Colt & Mosle LLP, counsel to Parent, and Bullivant Houser Bailey PC, counsel to the Company, certificates containing appropriate representations at such time or times as may reasonably be requested by such law firms, including the Closing Date, in connection with their respective deliveries of opinions with respect to the Tax treatment of the Merger.

      5.13     145 Affiliates. As soon as practicable after the date hereof, and in no event more than ten (10) days prior to the Closing Date, the Company shall deliver to Parent a letter identifying all Persons who are, at the time this Agreement is submitted for adoption by the stockholders of the Company, “affiliates” of the Company for purposes of Rule 145 under the Securities Act. The Company shall use reasonable efforts to cause each such Person to deliver to Parent at least ten (10) days prior to the Closing Date a written agreement substantially in the form attached as Exhibit B hereto.
ARTICLE VI
CONDITIONS TO THE MERGER
      6.1     Conditions to the Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) Company Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been approved, each by the requisite vote under applicable law by the stockholders of the Company.

(b) Registration Statement Effective; Proxy Statement. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Prospectus/ Proxy Statement, shall have been initiated or threatened in writing by the SEC.

(c) No Order. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which (i) is in effect and (ii) has the effect of making the Merger illegal or otherwise prohibiting or preventing consummation of the Merger.

(d) HSR Act and Foreign Approvals. All waiting periods (and any extension thereof) under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and the parties shall have obtained or received any material consents, waivers, approvals, orders, authorizations, registrations, declaration and filings required (or any applicable waiting period shall have been terminated or shall have expired) under the foreign merger control regulations set forth in Section 2.3(d) of the Company Disclosure Schedule.

(e) Tax Opinions. Parent and the Company shall have received an opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP and Bullivant Houser Bailey PC, respectively, dated as of the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that if Bullivant Houser Bailey PC fails to render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to the Company if Curtis, Mallet-Prevost, Colt & Mosle LLP renders such opinion to the Company. The issuance of such opinions shall be conditioned upon the receipt by such counsel of customary representation letters from each of Parent, Merger Sub, and the Company, in each case, in form and substance reasonably satisfactory to such counsel. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.
      6.2     Additional Conditions to the Obligations of Parent. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Merger Sub:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects as of the date hereof (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only on such date) and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made on the Closing Date (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only on such date), it being understood that, for purposes of determining the accuracy of such representations and warranties, (1) all “Material Adverse Effect” qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties shall be disregarded, and (2) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

(c) Material Adverse Effect. There shall not have occurred or otherwise arisen and be continuing any Effect which, either individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

(d) No Governmental Restriction. There shall not be any pending or overtly threatened suit, action or proceeding asserted by any Governmental Entity (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement, the effect of which restraint or prohibition if obtained would cause the condition set forth in Section 6.1(c) to not be satisfied or (ii) seeking to require Parent or the Company or any Subsidiary or affiliate thereof to effect an Action of Divestiture.

(e) Officer’s Certificate. Parent and Merger Sub shall have received a certificate, dated as of the Closing Date, to the effect that conditions set forth in Sections 6.2(a) and (b) have been satisfied signed on behalf of the Company by an authorized executive officer of the Company.

      6.3     Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been true and correct as of the date hereof (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only on such date) and shall be true and correct as of the Closing Date with the same force and effect as if made on the Closing Date (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only on such date), except, in each case or in the aggregate, as does not constitute a Material Adverse Effect on Parent at the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded). The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent, with respect to the representations and warranties of Parent, by an authorized executive officer of Parent and a certificate with respect to the foregoing signed on behalf of Merger Sub, with respect to the representations and warranties of Merger Sub, by an authorized executive officer of Merger Sub.

(b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Company shall have received a certificate with respect to the foregoing signed on behalf of Parent, with respect to the covenants of Parent, by an authorized executive officer of Parent and a certificate with respect to the foregoing signed on behalf of Merger Sub, with respect to the covenants of Merger Sub, by an authorized executive officer of Merger Sub.

(c) No Governmental Restriction. There shall not be any pending or overtly threatened suit, action or proceeding asserted by any Governmental Entity challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement, the effect of which restraint or prohibition if obtained would cause the condition set forth in Section 6.1(c) to not be satisfied.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER
      7.1     Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken by the terminating party or parties, and except as provided below, whether before or after the requisite approvals of the stockholders of the Company:

(a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

(b) by either the Company or Parent if the Merger shall not have been consummated by the date that is six (6) months after the date of this Agreement (the “End Date”); provided, however, that the End Date shall be extended to the date that is nine (9) months after the date of this Agreement upon written notice of either the Company to Parent and Merger Sub or Parent to the Company, which notice shall be delivered on or within ten (10) days before the date that is six (6) months after the date of this Agreement if any of the conditions specified in Section 6.1(d) have not been satisfied on the date of such notice; and provided, further, that the right to terminate or extend this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by either the Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

(d) by either the Company or Parent if the required approval of the stockholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of the Company stockholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Company where the failure to obtain such stockholder approval shall have been caused by the action or failure to act of the Company, and such action or failure to act constitutes a breach by the Company of this Agreement;

(e) by Parent (at any time prior to the adoption of this Agreement by the required vote of the stockholders of the Company) if a Triggering Event with respect to the Company shall have occurred;

(f) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that if such inaccuracy in Parent’s representations and warranties or breach by Parent is curable by Parent prior to the End Date, then the Company may not terminate this Agreement under this Section 7.1(f) prior to 30 days following Parent’s receipt of written notice from the Company of such breach, provided Parent continues to exercise all reasonable efforts to cure such breach through such 30-day period (it being understood that the Company may not terminate this Agreement pursuant to this subsection (f) if it shall have materially breached this Agreement or if such breach by Parent is cured);

(g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that if such inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the Company prior to the End Date, then Parent may not terminate this Agreement under this Section 7.1(g) prior to 30 days following the Company’s receipt of written notice from Parent of such breach, provided the Company continues to exercise all reasonable efforts to cure such breach through such 30-day period (it being understood that Parent may not terminate this Agreement pursuant to this subsection (g) if it shall have materially breached this Agreement or if such breach by the Company is cured);

(h) by the Company, if, the Company shall have entered into a definitive binding agreement with respect to a Superior Offer pursuant to and in compliance with Section 5.3(d), and the Company shall have paid Parent the Termination Fee described in Section 7.3(b);

(i) by Parent, if any Effect, either individually or in the aggregate, shall have occurred or otherwise arisen since the date hereof that has had, or would reasonably be expected to have, a Material Adverse Effect on the Company and (x) such Material Adverse Effect is not capable of being cured prior to the End Date or (y) such Material Adverse Effect is not cured prior to the earlier of the End Date and 30 days following the receipt of written notice from Parent to the Company of such Material Adverse Effect (it being understood that Parent may not terminate this Agreement pursuant to this subsection (i) if it shall have materially breached this Agreement or if such Material Adverse Effect is cured); and

(j) by the Company, pursuant to Section 1.6(a), if under the circumstances set forth in such Section, the Company has delivered a timely Walk-Away Notice, provided that termination in accordance with this subsection (j) shall not be effective unless and until Parent has failed to deliver a timely Top-Up Notice in accordance with Section 1.6(a).

      For the purposes of this Agreement, a “Triggering Event,” with respect to the Company, shall be deemed to have occurred if: (i) its Board of Directors or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of the adoption and approval of the Agreement or the approval of the Merger by the stockholders of the Company; (ii) it shall have failed to include in the Prospectus/ Proxy Statement the unanimous recommendation of its Board of Directors in favor of the adoption and approval of the Agreement and the approval of the Merger by the stockholders of the Company; (iii) its Board of Directors fails to reaffirm (publicly, if so requested) its unanimous recommendation in favor of the adoption and approval of this Agreement and the approval of the Merger by the stockholders of the Company within 10 Business Days after Parent requests in writing that such recommendation be affirmed; (iv) its Board of Directors or any committee thereof fails to reject or shall have approved or recommended any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Superior Offer, following notice of such Superior Offer to Parent as promptly as practicable (and in any event no later than 24 hours) after the Company’s Board of Directors has determined, in good faith, after consultation with its outside legal counsel and its financial advisors that the failure to take such action with respect to the Superior Offer would reasonably be expected to result in a breach of the Board of Directors’ fiduciary duties to the stockholders of the Company under applicable law, and a reasonable opportunity to make such adjustments in the terms and conditions of this Agreement during the five-Business Day period following such notice, as would enable the Company to proceed with the Merger; (vi) a tender or exchange offer relating to its securities shall have been commenced by a Person unaffiliated with Parent, and the Company shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within 10 Business Days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Board of Directors of the Company recommends rejection of such tender or exchange offer; (vii) the Company materially breaches any of its obligations set forth in Section 5.2 or Section 5.3; or (viii) the Board of Directors of the Company shall have resolved to do any of the foregoing.
      7.2     Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of a valid written notice of the terminating party to the other party hereto; provided, however, that nothing in this sentence shall give a terminating party the right to terminate the Agreement at a time inconsistent with the provisions of Sections 7.1(f), 7.1(g), 7.1(i) and 7.1(j) above. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect and there shall be no liability or obligation on the part of Parent or the

Company or their respective Subsidiaries, officers or directors, except (i) as set forth in Section 5.4(a), this Section 7.2, Section 7.3 and Article VIII, each of which shall survive the termination of this Agreement and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreements, all of which obligations shall survive termination of this Agreement in accordance with their terms.
      7.3     Fees and Expenses.
      (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally the fees in connection with (i) the filing of the Notification and Report Forms filed with the FTC and DOJ under the HSR Act, and all premerger notification and reports forms under similar applicable laws of other jurisdictions, in each case pursuant to Section 5.6(a), and (ii) the filing, printing and mailing of the Prospectus/ Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.
      (b) Company Payment.

(i) Payment. The Company shall promptly, but in no event later than two Business Days after the date of termination pursuant to the sections of this Agreement as set forth below, pay Parent a fee equal to $8.0 million in immediately available funds (the “Termination Fee”) in the event that this Agreement is (i) terminated by Parent pursuant to Section 7.1(e), (ii) terminated by the Company pursuant to Section 7.1(h), provided, however, in the case of termination under Section 7.1(h), payment of the Termination Fee by the Company shall be made concurrent with such termination, or (iii) terminated by Parent or the Company, as applicable, pursuant to Section 7.1(b), Section 7.1(d) or Section 7.1(g); provided that in the case of termination pursuant to Section 7.1(b), Section 7.1(d), or Section 7.1(g), (a) such payment shall be made only if prior to the termination of this Agreement, there has been disclosure publicly of an Acquisition Proposal with respect to the Company and within 12 months following the termination of this Agreement, an Acquisition of the Company is consummated or the Company enters into a definitive agreement or letter of intent with respect to an Acquisition of the Company and (b) such payment shall be made promptly, but in no event later than two Business Days after the consummation of such Acquisition of the Company or the entry by the Company into such agreement or letter of intent.

(ii) Interest and Costs; Other Remedies. The Company acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this Section 7.3(b), the Company shall pay to Parent the reasonable costs and expenses of Parent (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts due pursuant to this Section 7.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Except in the case of willful breach of this Agreement by the Company, payment of the Termination Fee by the Company shall be the sole and exclusive remedy of Parent and Merger Sub under this Agreement for any breaches or events that result in the payment of the Termination Fee.

(iii) Certain Definitions. For the purposes of this Section 7.3(b) only, “Acquisition,” with respect to a party hereto, shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the party pursuant to which the equity interests held in such party and retained following such transaction or issued to or otherwise received in such transaction by the stockholders of the party immediately preceding such transaction constitute less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (ii) a sale or other disposition by the party of assets representing in excess of 40% of the aggregate fair market value of the party’s business immediately prior to such sale or (iii) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or issuance by the party or such Person or group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 40% of the voting power of the then outstanding shares of capital stock of the party.

      7.4     Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption and approval of this Agreement by the stockholders of the Company; provided, however, that after adoption and approval of this Agreement by the stockholders of the Company, no amendment shall be made which by law requires further approval by the stockholders of the Company without such further stockholder approval. This Agreement may not be amended except by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company.
      7.5     Extension; Waiver. At any time prior to the Effective Time either party hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement, including pursuant to Section 7.1(b), shall not constitute a waiver of such right.
ARTICLE VIII
GENERAL PROVISIONS
      8.1     Non-Survival of Representations and Warranties. The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement, or any instrument delivered pursuant to this Agreement, shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Article VIII shall survive the Effective Time.
      8.2     Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally and/or by messenger service, (ii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) of transmission by facsimile or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
      (a) if to Parent or Merger Sub, to:

Flextronics International Ltd.
One Marina Boulevard
#28-00 Singapore 018989
Attention: Chief Financial Officer
Facsimile No.: (65) 6890 7188

with copies to:

Flextronics International USA, Inc.
305 Interlocken Parkway
Broomfield, CO 80021
Attention: General Counsel
Facsimile No.: (303) 927-4513

with copies to:

Curtis, Mallet-Prevost, Colt & Mosle LLP
101 Park Avenue
New York, NY 10178
Attention: Jeffrey N. Ostrager
Telephone No.: (212) 696-6918
Facsimile No.: (212) 697-1559

if to the Company, to:

International DisplayWorks, Inc.
1613 Santa Clara Drive, Suite 100
Roseville, CA 95661
Attention: Chief Financial Officer
Telephone No.: (916) 797-6800
Facsimile No.: (916) 797-6898

with copies to:

Bullivant Houser Bailey PC
1415 L Street, Suite 1000
Sacramento, CA 95814
Attention: David C. Adams
Telephone No.: (916) 930-2511
Facsimile No.: (916) 930-2501
      8.3     Interpretation; Knowledge.
      (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a section of this Agreement unless otherwise indicated. For purposes of this Agreement, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of such entity and its Subsidiaries, taken as a whole.
      (b) For purposes of this Agreement, the term “Knowledge” means, with respect to a party hereto, and with respect to any matter in question, the actual knowledge of its Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technology Officer and its General Counsel, in each case, after due inquiry of each employee who reports directly to such officer.
      (c) For purposes of this Agreement, the term “Made Available” shall mean (i) that the Company or Parent, as the case may be, has made available copies of such materials to Parent or the Company, as the case may be, or its respective representatives or (ii) that such material is publicly available on EDGAR.
      (d) For purposes of this Agreement, the term “Material Adverse Effect,” when used in connection with an entity, means any change, event, development, violation, inaccuracy, circumstance or effect (any such item, an “Effect”), individually or when taken together with all other Effects that have occurred during the applicable measurement period, that is or is reasonably likely to (i) be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity taken as a whole with its Subsidiaries, other than any Effect primarily and proximately resulting from (A) changes in general economic or market conditions or Effects affecting the industry generally in which such entity and its Subsidiaries operates, which changes do not disproportionately affect such entity taken as a whole with its Subsidiaries as compared to other similarly situated participants in the industry in which such entity and its Subsidiaries operate; (B) changes in Legal Requirements, GAAP or international accounting standards; (C) acts of terrorism or war which do not disproportionately affect such entity taken as a whole with its Subsidiaries; (D) with respect to the Company, compliance with the express terms of this Agreement which require that the Company take actions in furtherance of the transactions contemplated by this Agreement; (E) a failure to meet securities analysts’ published revenue or earnings projections, which failure shall have occurred in the absence of a material deterioration in the business or financial condition of such entity that would otherwise constitute a Material Adverse Effect; (F) the announcement or pendency of this Agreement or the transactions contemplated hereby, or (G) any legal claims made or brought by any Company stockholders (on their own behalf or on behalf of the Company) or other legal proceedings, in each case under this subclause (G) primarily and proximately arising out of or related to this Agreement or any of the transactions contemplated hereby, or (ii) materially impede the ability of such entity to consummate the transactions contemplated by this Agreement in accordance with the terms hereof and applicable Legal Requirements. For purposes of this definition, a breach by the Company of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or any representation or warranty of the Company becoming untrue, shall be deemed to be an Effect (without limiting the definition of “Effect” set forth herein), and there shall be deemed to have occurred a Material Adverse Effect in relation to the Company if there shall have occurred any such breach or any such representation or warranty becoming untrue that, individually or when taken together with all other such breaches or such representations or warranties becoming untrue, is or is reasonably likely to result in an adverse financial impact of $2 million or more. Further, for purposes of this definition, notwithstanding that the Company has disclosed on the Company Disclosure Schedule (i) the absence of the requisite land use rights and approvals for the Company’s North Campus facility located in Shenzhen, PRC and (ii) the failure to obtain the requisite land use rights for the Company’s Beijing facility, any Effect arising or occurring after the date hereof relating to either of these matters may be a Material Adverse Effect (individually or when taken together with all other Effects) and such determination shall be made without regard to such disclosure.
      (e) For purposes of this Agreement, the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.
      8.4     Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
      8.5     Entire Agreement; Third-Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Schedule, the Parent Disclosure Schedule, and the Voting Agreements and other Exhibits hereto (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreements shall continue in full force and effect until the Closing and shall survive any termination of this Agreement and (ii) are not intended to confer upon any other Person any rights or remedies hereunder, except as specifically provided, following the Effective Time, in Section 5.10. Without limiting the foregoing, it is expressly understood and agreed that the provisions in Section 5.9 are statements of intent and no Employees/ Service Providers or other Person (including any party hereto) shall have any rights or remedies, including rights of enforcement, with respect thereto and no Employee/ Service Provider or other Person is or is intended to be a third-party beneficiary thereof.
      8.6     Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

      8.7     Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
      8.8     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.
      8.9     Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
      8.10     Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Any purported assignment in violation of this Section 8.10 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
      8.11     Waiver of Jury Trial. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
* * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

FLEXTRONICS INTERNATIONAL LTD.

By:	/s/ Manny Marimuthu

Name: Manny Marimuthu

Title:	Authorized Signatory

GRANITE ACQUISITION CORP.

By:	/s/ Donald H. Standley

Name: Donald H. Standley

Title:	President

INTERNATIONAL DISPLAYWORKS, INC.

By:	/s/ Thomas A. Lacey

Name: Thomas A. Lacey

Title:	Chairman and CEO
[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

Pursuant to Item 601(b)(2) of Regulation S-K, the following schedules and exhibits have been omitted from this Annex A/ Exhibit 2.01. Flextronics International Ltd. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon its request.
Company Disclosure Schedule

Schedule 2.1(c)	—	Subsidiaries
Schedule 2.2(b)(i)	—	Company Options
Schedule 2.2(b)(ii)	—	Accelerated Vesting or Exercisability of Company Options
Schedule 2.2(d)	—	Other Securities
Schedule 2.3(d)	—	Necessary Consents
Schedule 2.4(c)	—	Internal Controls
Schedule 2.5	—	Absence of Certain Changes or Events
Schedule 2.6(b)	—	Tax Returns and Audits
Schedule 2.7(a)	—	Leased Real Property
Schedule 2.7(c)	—	Title to Properties — Valid Title
Schedule 2.8(b)	—	Intellectual Property — No Infringement
Schedule 2.8(c)	—	Intellectual Property — Notice
Schedule 2.8(l)	—	Intellectual Property — Licenses-In
Schedule 2.8(n)	—	Trade Secrets
Schedule 2.8(p)	—	Intellectual Property — Ownership of Intellectual Property Rights
Schedule 2.10	—	Governmental Authorizations
Schedule 2.11	—	Litigation
Schedule 2.12	—	Compliance with Law
Schedule 2.13(b)	—	Environmental Compliance
Schedule 2.16(b)(i)	—	Employee Benefit Plans and Compensation — Company Employee Plans; Employee Agreements
Schedule 2.16(b)(ii)	—	Employee Benefit Plans and Compensation — Employees with Base Salary >$100,000
Schedule 2.16(b)(iii)	—	Employee Benefit Plans and Compensation — Consultants/ Advisors with Base Salary >$100,000
Schedule 2.16(j)	—	Section 162(m)
Schedule 2.17(b)	—	Company Material Contracts
Schedule 2.18	—	Insurance Policies with Premiums> $50,000/year
Schedule 2.19(a)	—	Company Significant Customers
Schedule 2.19(b)	—	Company Significant Suppliers
Schedule 4.1(b)	—	Required Consents
Schedule 5.10(a)	—	Indemnification Agreements
      Schedules referenced in the Merger Agreement that are not listed above contain no information and have accordingly been omitted from the above list.
Parent Disclosure Schedule

Schedule 3.2(c)	—	Necessary Consents

Exhibits

Exhibit A	—	Form of Voting Agreement (included as Annex B to this Registration Statement on Form S-4)
Exhibit B	—	Form of Rule 145 Letter

Annex B
FORM OF VOTING AGREEMENT
      THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of September 4, 2006, by and among Flextronics International Ltd., a Singapore company (“Parent”), and the undersigned stockholder (“Stockholder”) of International DisplayWorks, Inc., a Delaware corporation (the “Company”).
RECITALS
      A. Concurrently with the execution of this Agreement, Parent, Granite Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into the Company.
      B. Pursuant to the Merger, all of the issued and outstanding shares of capital stock of the Company will be canceled and converted into the right to receive the consideration set forth in the Merger Agreement upon the terms and subject to the conditions set forth in the Merger Agreement.
      C. As of the date hereof, Stockholder Beneficially Owns (as defined below) the number of Shares (as defined below) of capital stock of the Company as set forth on the signature page of this Agreement.
      D. In order to induce Parent and Merger Sub to execute the Merger Agreement, Stockholder desires to restrict the transfer or disposition of, and undertakes to vote, the Shares as provided in this Agreement, and the execution and delivery of this Agreement and the Proxy (as defined below) is a material condition to Parent’s willingness to enter into the Merger Agreement.
      E. As a stockholder of the Company, the Stockholder will benefit from the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby.
      NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

(a) A Person shall be deemed to “Beneficially Own” a security if such Person has “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(b) “Constructive Sale” means, with respect to any security, a short sale or entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership of such security.

(c) “Expiration Date” means the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VII thereof.

(d) “Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, arbitral body, administrative agency or commission or other governmental authority or instrumentality or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

(e) “Options” means: (i) all securities Beneficially Owned by Stockholder as of the date of this Agreement that are convertible into, or exercisable or exchangeable for, shares of capital stock of the Company, including, without limitation, options, warrants and other rights to acquire shares of Company Common Stock or other shares of capital stock of the Company; and (ii) all securities of which Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through and including the Expiration Date that are convertible into, or exercisable or exchangeable for, shares of capital stock of the Company, including, without limitation, options, warrants and other rights to acquire shares of Company Common Stock or other shares of capital stock of the Company.

(f) “Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

(g) “Shares” means: (i) all shares of capital stock of the Company Beneficially Owned by Stockholder as of the date of this Agreement; and (ii) all shares of capital stock of the Company of which Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through and including the Expiration Date, including, without limitation, in each case, shares issued upon the conversion, exercise or exchange of Options.

(h) “Transfer” means, with respect to any security, the direct or indirect (i) assignment, sale, transfer, tender, pledge, hypothecation, gift, placement in trust, Constructive Sale or other disposition of such security (excluding transfers by testamentary or intestate succession), of any right, title or interest in such security (including, without limitation, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise) or of the record or beneficial ownership of such security, or (ii) offer to make any such sale, transfer, tender, pledge, hypothecation, gift, placement in trust, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing, in each case, excluding any Transfer pursuant to a court order.

2. “Voting Period” shall mean the period commencing on the date hereof and ending on the earlier of: (i) the date on which the Merger Agreement is validly terminated; and (ii) the date on which a final vote is taken by the stockholders of Company to approve the Merger.

3. No Transfer of Shares or Options. Stockholder agrees that, at all times during the Voting Period, Stockholder shall not Transfer (or cause or permit any Transfer of) any Shares or Options, or make any agreement relating thereto, in each case, without the prior written consent of Parent, other than the issuance of Company Common Stock to Stockholder in connection with the exercise by Stockholder of Company Options pursuant to a cashless exercise. Notwithstanding the foregoing, the Stockholder may Transfer Shares to any member of Stockholder’s immediate family or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family. Stockholder agrees that any Transfer in violation of this Agreement shall be void and of no force or effect.

4. No Transfer of Voting Rights. Stockholder agrees that, during the Voting Period, Stockholder shall not deposit (or cause or permit the deposit of) any Shares or Options in a voting trust or grant (or cause or permit the grant of) any proxy or enter into (or cause or permit the entry into) any voting agreement or similar agreement with respect to any of the Shares or Options other than as contemplated by this Agreement.

5. Agreement to Vote Shares.

(a) Until the Expiration Date, at every meeting of stockholders of the Company, however called, at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, Stockholder shall vote, to the extent not voted by the Person(s) appointed under the Proxy (as defined below), all of the Shares or cause the Shares to be voted:

(i) in favor of (1) adoption of the Merger Agreement, including all actions and transactions contemplated by the Merger Agreement or the Proxy and (2) any other actions presented to holders of shares of capital stock of the Company that would reasonably be expected to facilitate the Merger Agreement, the Merger and the other actions and transactions contemplated by the Merger Agreement or the Proxy;

(ii) against approval of any proposal made in opposition to, or in competition with, the Merger Agreement or consummation of the Merger and the other transactions contemplated by the Merger Agreement or the Proxy; and

(iii) against any Acquisition Proposal or any other action that is intended, or would reasonably be expected, to, in any manner impede, prevent, interfere with, delay, postpone, discourage or otherwise adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

(b) Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions to vote, or make any public announcement that is in any manner inconsistent with this Section 5.

6. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent an irrevocable proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permitted by applicable law, covering all Shares. Stockholder shall deliver additional proxies in the form or Exhibit A covering any additional Shares which Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through and including the Expiration Date, including, without limitation, in each case, shares issued upon the conversion, exercise or exchange of Options.

7. Representations, Warranties and Covenants of Stockholder. Stockholder represents, warrants and covenants to Parent as follows:

(a) Stockholder is the Beneficial Owner of the Shares and the Options indicated on the signature page of this Agreement.

(b) Stockholder does not Beneficially Own any shares of capital stock of the Company or any securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company, other than the Shares and Options set forth on the signature page hereto.

(c) Stockholder has the full power to dispose, vote or direct the voting of the Shares.

(d) The Shares are, and at all times up to and including the Expiration Date the Shares will be, unless Transferred in compliance with Section 3, Beneficially Owned by Stockholder, free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges, proxies, voting trusts or agreements, understandings or arrangements, or any other encumbrances of any kind or nature.

(e) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and Stockholder’s performance of its obligations under this Agreement will not conflict with or violate any order, decree, judgment, statute, law, rule, regulation or agreement applicable to the Stockholder and such Shares or Options, except where such conflict or violation would not, individually or in the aggregate, materially impair the ability of the Stockholder to perform his or her obligations hereunder.

(f) Stockholder has all requisite power and authority to make, enter into and perform the terms of this Agreement and the Proxy without limitation, qualification or restriction on such power and authority.
      Except as expressly contemplated herein, the Stockholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, stockholders’ agreement, partnership agreement or voting trust.

8. Consents and Waivers. Stockholder (not in his or her capacity as a director or officer of the Company) hereby gives all consents and waivers that may be reasonably required from him or her for the execution and delivery of this Agreement and the Proxy under the terms of any agreement or instrument to which such Stockholder is a party, which consent or waiver is required solely because of the consummation of the Merger in accordance with the terms of the Merger Agreement.

9. Termination. This Agreement and the Proxy shall terminate and shall have no further force or effect as of the Expiration Date.

10. Stockholder Capacity. So long as Stockholder or a representative of Stockholder is an officer or director of the Company, nothing in this Agreement shall be construed as preventing or otherwise affecting any actions, judgment or decisions taken by Stockholder in his or her capacity as an officer or director of the Company or any of its Subsidiaries or from fulfilling the obligations and responsibilities of such office (including the performance of obligations required by the fiduciary obligations and responsibilities of Stockholder acting solely in his or her capacity as an officer or director), it being agreed and understood that this Agreement shall apply to the Stockholder solely in his or its capacity as a stockholder.

11. Miscellaneous.

(a) Waiver. No failure on the part of Parent, Company or Stockholder to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent, Company or Stockholder in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Parent, Company nor Stockholder shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent, Company or Stockholder, as appropriate; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally and/or by messenger service, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by facsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Parent, to:

Flextronics International Ltd.
One Marina Boulevard
#28-00 Singapore 018989
Attention: Chief Financial Officer
Facsimile No.: (65) 6890 7188

with copies to:

Flextronics International USA, Inc.
305 Interlocken Parkway
Broomfield, CO 80021
Attention: General Counsel
Facsimile No.: (303) 927-4513

with copies to:

Curtis, Mallet-Prevost, Colt & Mosle LLP
101 Park Avenue
New York, NY 10178
Attention: Jeffrey N. Ostrager
Telephone No.: (212) 696-6918
Facsimile No.: (212) 697-1559

if to the Company, to:

International DisplayWorks, Inc.
1613 Santa Clara Drive, Suite 100
Roseville, CA 95661
Attention: Chief Financial Officer
Telephone No.: (916) 797-6800
Facsimile No.: (916) 797-6898

with copies to:

Bullivant Houser Bailey PC
1415 L Street, Suite 1000
Sacramento, CA 95814
Attention: David C. Adams
Telephone No.: (916) 930-2511
Facsimile No.: (916) 930-2501

if to Stockholder:

To the address for notices set forth on the signature page hereof.

(c) Headings. All captions and section headings used in this Agreement are for convenience only and do not form a part of this Agreement.

(d) Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(e) Entire Agreement; Amendment. This Agreement and the Proxy constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing specifically referencing this Agreement and executed by each of the parties hereto.

(f) Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(h) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(i) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event of any such proceedings to enforce this agreement, the non-prevailing party will pay all costs and expenses incurred by the prevailing party, including all reasonable attorneys’ and experts’ fees.

(j) Binding Effect; No Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other parties. Any purported assignment in violation of this Section 11(j) shall be void.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

FLEXTRONICS INTERNATIONAL LTD.

By:

Name:

Title:

INTERNATIONAL DISPLAYWORKS, INC.

By:

Name:
Title:
Shares Owned:

Options Owned:

Name:

Address for Notice:

[SIGNATURE PAGE TO VOTING AGREEMENT]

EXHIBIT A
IRREVOCABLE PROXY
      The undersigned stockholder (“Stockholder”) of                     , a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes                     and                     , and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of the undersigned with full power of substitution and resubstitution, to vote and exercise all voting and related rights with respect to, and to grant a consent or approval in respect of (in each case, to the full extent that the undersigned is entitled to do so), all of the shares of capital stock of the Company that now are or hereafter may be Beneficially Owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereto (collectively, the “Shares”), in accordance with the terms of this Proxy. The Shares Beneficially Owned by the undersigned as of the date of this Proxy are set forth on the signature page hereof. Any and all prior proxies heretofore given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby covenants and agrees not to grant any subsequent proxies with respect to any Shares. Capitalized terms used and not defined herein have the meanings assigned to them in that certain Voting Agreement, dated of even date herewith, by and among Parent, Company and Stockholder (the “Voting Agreement”).
      This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to the Voting Agreement, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 4, 2006, by and among Parent, Merger Sub and the Company. The Merger Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the “Merger”) and the receipt by Stockholder of the consideration set forth in the Merger Agreement.
      The attorneys-in-fact and proxies named above are hereby authorized and empowered by the undersigned to act as the undersigned’s attorney-in-fact and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting:

(i) in favor of (1) adoption of the Merger Agreement, including all actions and transactions contemplated by the Merger Agreement or this Proxy and (2) any other actions presented to holders of shares of capital stock of the Company that would reasonably be expected to facilitate the Merger Agreement, the Merger and the other actions and transactions contemplated by the Merger Agreement or this Proxy;

(ii) against approval of any proposal made in opposition to, or in competition with, the Merger Agreement or consummation of the Merger and the other transactions contemplated by the Merger Agreement or this Proxy; and

(iii) against any Acquisition Proposal or any other action that is intended, or would reasonably be expected, to, in any manner impede, prevent, interfere with, delay, postpone, discourage or otherwise adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.
      The attorneys-in-fact and proxies named above may not exercise this Proxy with respect to any matter other than the matters described in clauses (i), (ii) or (iii) above, and Stockholder may vote the Shares on all other matters.
      Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.
      So long as Stockholder or Stockholder’s representative is an officer or director of the Company, nothing in this Proxy shall be construed as preventing or otherwise affecting any actions, judgments or decisions taken by Stockholder in his or her capacity as an officer or director of the Company or any of its Subsidiaries or from fulfilling the obligations and responsibilities of such office (including without limitation, the performance of obligations required by the fiduciary obligations and responsibilities of Stockholder acting solely in his or her capacity as an officer or director), it being agreed and understood that this Proxy shall apply to the Stockholder solely in his or its capacity as a stockholder.
      This Proxy shall terminate, and be of no further force or effect, on the Expiration Date.
[Remainder of Page Intentionally Left Blank]

Dated: , 2006

Signature:

Print Name:

Address:

Shares:
[SIGNATURE PAGE TO PROXY]

Annex C
September 4, 2006
The Board of Directors
International DisplayWorks, Inc.
1613 Santa Clara Drive, Suite 100
Roseville, California 95661
Gentlemen:
      Deutsche Bank Securities Inc. (“Deutsche Bank”) has acted as financial advisor to International DisplayWorks, Inc. (the “Company”) in connection with the proposed merger of the Company and Flextronics International Ltd. (“Parent”) pursuant to the Agreement of Merger, substantially in the form of the draft dated as of September 3, 2006 (the “Latest Draft”), among the Company, Parent and a wholly owned subsidiary of Parent (“Merger Sub”) (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of Parent. As set forth more fully in the Merger Agreement, as a result of the Transaction each share of the Common Stock, par value $0.001 per share, of the Company (“Company Common Stock”) not owned directly or indirectly by the Company or Parent will be converted into the right to receive a fraction of one share of the Common Stock, no par value, of Parent (“Parent Common Stock”) determined in accordance with the formula set forth in the Merger Agreement for determining the exchange ratio between a share of Company Common Stock and a share of Parent Common Stock (the “Exchange Ratio”). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement. Capitalized terms used and not defined in this opinion have the meanings given to them in the Merger Agreement.
      You have requested Deutsche Bank’s opinion, as investment bankers, as to the fairness of the Exchange Ratio, from a financial point of view, to the stockholders of the Company.
      In connection with Deutsche Bank’s role as financial advisor to the Company, and in arriving at its opinion, Deutsche Bank has reviewed certain publicly available financial and other information concerning the Company and Parent and certain internal analyses and other information furnished to it by the Company and Parent. Deutsche Bank has also held discussions with members of the senior managements of the Company and Parent regarding the businesses and prospects of the Company and Parent. In addition, Deutsche Bank has (i) reviewed the reported prices and trading activity for Company Common Stock and Parent Common Stock, (ii) compared certain financial and stock market information for the Company and Parent with similar information for certain companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which it deemed comparable to the Merger, (iv) reviewed the terms of the Merger Agreement, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

      Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Company or Parent, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of the Company. With respect to the financial forecasts and projections made available to Deutsche Bank by the Company and used in its analyses, Deutsche Bank has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby. In rendering its opinion, Deutsche Bank expresses no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Deutsche Bank’s opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.
      For purposes of rendering its opinion, Deutsche Bank has assumed that the executed version of the Merger Agreement will, in no respect material to its analysis, differ from the Latest Draft and that, in all respects material to its analysis, the representations and warranties of Parent, Merger Sub and the Company contained in the Merger Agreement are true and correct, Parent, Merger Sub and the Company will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligations of each of Parent, Merger Sub and the Company to consummate the Transaction will be satisfied without any waiver thereof. Deutsche Bank has also assumed that all material governmental, regulatory, judicial or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory, judicial or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Parent or the Company is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Parent or the Company or materially reduce the contemplated benefits of the Transaction to the Company. In addition, you have informed Deutsche Bank, and accordingly Deutsche Bank has assumed, that the Transaction will be tax-free to each of the Company and Parent and their respective stockholders.
      This opinion is addressed to, and for the use and benefit of, the Board of Directors of the Company and is not a recommendation to the stockholders of the Company to approve the Transaction. This opinion is limited to the fairness of the Exchange Ratio, from a financial point of view, to the stockholders of the Company and Deutsche Bank expresses no opinion as to the merits of the underlying decision by the Company to engage in the Transaction nor as to any of the other terms of the Transaction. This opinion does not in any manner address the prices at which shares of Parent Common Stock will trade after the announcement or consummation of the Transaction.
      Deutsche Bank will be paid a fee for its services as financial advisor to the Company in connection with the Transaction, a portion of which is contingent upon consummation of the Transaction. We are an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided investment banking services to the Company or its affiliates, including serving as managing underwriter/bookrunner for the Company’s follow-on public offering of Company Common Stock in January 2006, for which we received customary commissions.
      One or more members of the DB Group have, from time to time, provided investment banking, commercial banking (including extension of credit) and other financial services to Parent or its affiliates, for which we have received customary fees or commissions (as the case may be), including services as: financial advisor with respect to a merger of a subsidiary of Parent with a third party in 2005; co-documentation agent for a revolving credit facility in 2005; joint bookrunning manager in connection with an offering of debt securities in 2004. In addition, one or more members of the DB Group, for customary compensation, have from time to time performed, and continue to perform, a variety of services for Parent and its affiliates in connection with corporate treasury matters such as foreign exchange transactions, cash management and repurchases of debt securities.

      In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Parent and the Company for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.
      Based upon and subject to the foregoing, it is Deutsche Bank’s opinion as investment bankers that the Exchange Ratio is fair, from a financial point of view, to the stockholders of the Company.

Very truly yours,

/s/ Deutsche Bank Securities Inc.

DEUTSCHE BANK SECURITIES INC.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.
      Article 155 of the Registrant’s Articles of Association provides that, subject to the Singapore Companies Act and every other Act for the time being in force concerning companies and affecting the Registrant, every director or other officer shall be entitled to be indemnified by the Registrant against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto, including any liability in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Registrant and in which judgment is given in his favor; or where the proceedings are otherwise disposed of without a finding or admission of any material breach of duty on his part; or in which he is acquitted; or in connection with any application under any statute for relief from liability for any act or omission in which relief is granted to him by the court.
      In addition, no director, manager or other officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Registrant, through the insufficiency or deficiency of title to any property acquired by order of the directors for the Registrant or for the insufficiency or deficiency of any security upon which any of the moneys of the Registrant are invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or any other loss, damage or misfortune which happens in the execution of his duties, unless the same happens through his own negligence, willful default, breach of duty or breach of trust.
      Section 172 of the Singapore Companies Act prohibits a company from indemnifying its directors or officers against liability, which by law would otherwise attach to them for any negligence, default, breach of duty or breach of trust of which they may be guilty relating to the company. However, a company is not prohibited from (a) purchasing and maintaining for any such officer insurance against any such liability, or (b) indemnifying such officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted, or in connection with any application under Section 76A(13) or 391 or any other provision of the Singapore Companies Act in which relief is granted to him by the court.
      The Registrant has entered into indemnification agreements with its officers and directors. These indemnification agreements provide the Registrant’s officers and directors with indemnification to the maximum extent permitted by the Singapore Companies Act. The Registrant has also obtained a policy of directors’ and officers’ liability insurance that will insure directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances which are permitted under the Singapore Companies Act.

Item 21.	Exhibits and Financial Statement Schedules.

Incorporated by Reference

Exhibit				Filing	Exhibit	Filed
No.	Exhibit	Form	File No.	Date	No.	Herewith

2.01*	Agreement and Plan of Merger, dated as of September 4, 2006, among Flextronics International Ltd., Granite Acquisition Corp. and International DisplayWorks, Inc. (included as Annex A to the proxy statement/ prospectus forming a part of this registration statement on Form S-4)					X

Incorporated by Reference

Exhibit				Filing	Exhibit	Filed
No.	Exhibit	Form	File No.	Date	No.	Herewith

2.02	Form of Voting Agreement, dated as of September 4, 2006, among Flextronics International Ltd. and certain stockholders of International DisplayWorks, Inc. (included as Annex B to the proxy statement/ prospectus forming a part of this registration statement on Form S-4)					X

3.01	Memorandum of Association of the Registrant	10-Q	000-23354	02-09-01	3.01

3.02	Amended and Restated Articles of Association of the Registrant	8-K	000-23354	10-11-06	3.01

**5.01	Opinion of Allen & Gledhill
8.01	Opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP regarding tax matters					X

8.02	Opinion of Bullivant Houser Bailey, PC regarding tax matters					X

15.01	Letter in lieu of consent of Deloitte & Touche LLP, regarding unaudited interim financial information					X

23.01	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Flextronics International Ltd.					X

23.02	Consent of Grant Thornton LLP, independent registered public accounting firm of International DisplayWorks, Inc.					X

23.03	Consent of Grant Thornton LLP, independent registered public accounting firm of Three-Five Systems (Beijing) Co., Ltd.					X

**23.04	Consent of Allen & Gledhill (included in Exhibit 5.01)

23.05	Consent of Curtis, Mallet-Prevost, Colt & Mosle LLP (included in Exhibit 8.01)					X

23.06	Consent of Bullivant Houser Bailey, PC (included in Exhibit 8.02)					X

**24.01	Power of Attorney (included on the signature page to the registration statement on Form S-4)

Incorporated by Reference

Exhibit				Filing	Exhibit	Filed
No.	Exhibit	Form	File No.	Date	No.	Herewith

99.01	Opinion of Deutsche Bank Securities Inc. regarding the fairness of the merger consideration (included as Annex C to the proxy statement/ prospectus forming a part of this registration statement on Form S-4)					X
**99.02	Consent of Deutsche Bank Securities Inc.

99.03	Form of International DisplayWorks, Inc. Proxy Card					X

*	Exhibits and schedules have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon its request.

**	Previously filed.

Item 22.	Undertakings.
      (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
      (2) The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifica-

tion by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
      (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 25, 2006.

FLEXTRONICS INTERNATIONAL LTD.

By:	/s/ Thomas J. Smach

Name: Thomas J. Smach

Title:	Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael M. McNamara Michael M. McNamara	Chief Executive Officer and Director (Principal Executive Officer)	October 25, 2006

/s/ Thomas J. Smach Thomas J. Smach	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 25, 2006

* Michael E. Marks	Chairman of the Board	October 25, 2006

* H. Raymond Bingham	Director	October 25, 2006

* James A. Davidson	Director	October 25, 2006

* Ajay B. Shah	Director	October 25, 2006

* Lip-Bu Tan	Director	October 25, 2006

*	By: /s/ Thomas J. Smach

Name: Thomas J. Smach
As: Attorney-in-fact